     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1999
                                                      REGISTRATION NO. 333-31649
                                                                       333-46983
                                                                       333-70199
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

           L-3 COMMUNICATIONS                      HYGIENETICS ENVIRONMENTAL                     L-3 COMMUNICATIONS
               CORPORATION                              SERVICES, INC.                           ILEX SYSTEMS, INC.
       (Exact name of registrant                   (Exact name of registrant                  (Exact name of registrant
     as specified in its charter)                as specified in its charter)               as specified in its charter)
                 DELAWARE                                  DELAWARE                                   DELAWARE
        (State of incorporation)                  (State of Incorporation)                   (State of Incorporation)
            3812, 3663, 3679                           3812, 3663, 3679                           3812, 3663, 3679
     (Primary Standard Industrial                (Primary Standard Industrial               (Primary Standard Industrial
     Classification Code Number)                  Classification Code Number)                Classification Code Number)
                13-3937436                                13-3992505                                 13-3992952
            (I.R.S. Employer                           (I.R.S. Employer                           (I.R.S. Employer
        Identification Number)                      Identification Number)                     Identification Number)
            600 THIRD AVENUE                           600 THIRD AVENUE                           600 THIRD AVENUE
      NEW YORK, NEW YORK, 10016                    NEW YORK, NEW YORK, 10016                  NEW YORK, NEW YORK, 10016
             (212) 697-1111                             (212) 697-1111                             (212) 697-1111
    (Address, including zip code,                (Address, including zip code,              (Address, including zip code,
         and telephone number,                       and telephone number,                      and telephone number,
 including area code, of registrant's        including area code, of registrant's        including area code, of registrant's
      principal executive offices)                principal executive offices)                principal executive offices)

         SOUTHERN CALIFORNIA                         L-3 COMMUNICATIONS                          L-3 COMMUNICATIONS
             MICROWAVE, INC.                        SPD TECHNOLOGIES, INC.                           ESSCO, INC.
       (Exact name of registrant                   (Exact name of registrant                  (Exact name of registrant
     as specified in its charter)                as specified in its charter)               as specified in its charter)
                CALIFORNIA                                 DELAWARE                                   DELAWARE
        (State of incorporation)                  (State of Incorporation)                   (State of Incorporation)
            3812, 3663, 3679                           3812, 3663, 3679                           3812, 3663, 3679
     (Primary Standard Industrial                (Primary Standard Industrial               (Primary Standard Industrial
     Classification Code Number)                  Classification Code Number)                Classification Code Number)
                13-0478540                                23-2457758                                 04-2281486
            (I.R.S. Employer                           (I.R.S. Employer                           (I.R.S. Employer
        Identification Number)                      Identification Number)                     Identification Number)
            600 THIRD AVENUE                           600 THIRD AVENUE                           600 THIRD AVENUE
      NEW YORK, NEW YORK, 10016                    NEW YORK, NEW YORK, 10016                  NEW YORK, NEW YORK, 10016
             (212) 697-1111                             (212) 697-1111                             (212) 697-1111
    (Address, including zip code,                (Address, including zip code,              (Address, including zip code,
         and telephone number,                       and telephone number,                      and telephone number,
 including area code, of registrant's        including area code, of registrant's       including area code, of registrant's
      principal executive offices)                principal executive offices)               principal executive offices)

           L-3 COMMUNICATIONS                         L-3 COMMUNICATIONS
     STORM CONTROL SYSTEMS, INC.                      DBS MICROWAVE, INC.                   SPD ELECTRICAL SYSTEMS, INC.
       (Exact name of registrant                   (Exact name of registrant                  (Exact name of registrant
     as specified in its charter)                as specified in its charter)               as specified in its charter)
                CALIFORNIA                                CALIFORNIA                                  DELAWARE
        (State of Incorporation)                  (State of Incorporation)                   (State of Incorporation)
            3812, 3663, 3679                           3812, 3663, 3679                           3812, 3663, 3679
     (Primary Standard Industrial                (Primary Standard Industrial               (Primary Standard Industrial
     Classification Code Number)                  Classification Code Number)                Classification Code Number)
                77-0268547                                68-0281617                                 23-2457758
            (I.R.S. Employer                           (I.R.S. Employer                           (I.R.S. Employer
        Identification Number)                      Identification Number)                     Identification Number)
            600 THIRD AVENUE                           600 THIRD AVENUE                           600 THIRD AVENUE
      NEW YORK, NEW YORK, 10016                    NEW YORK, NEW YORK, 10016                  NEW YORK, NEW YORK, 10016
             (212) 697-1111                             (212) 697-1111                             (212) 697-1111
    (Address, including zip code,                (Address, including zip code,              (Address, including zip code,
         and telephone number,                       and telephone number,                      and telephone number,
 including area code, of registrant's        including area code, of registrant's       including area code, of registrant's
      principal executive offices)                principal executive offices)               principal executive offices)


         SPD SWITCHGEAR INC.                               PAC ORD INC.                                  HENSCHEL INC.
      (Exact name of registrant                      (Exact name of registrant                     (Exact name of registrant
    as specified in its charter)                   as specified in its charter)                  as specified in its charter)
                DELAWARE                                     DELAWARE                                      DELAWARE
       (State of Incorporation)                     (State of Incorporation)                      (State of Incorporation)
           3812, 3663, 3679                              3812, 3663, 3679                              3812, 3663, 3679
    (Primary Standard Industrial                   (Primary Standard Industrial                  (Primary Standard Industrial
    Classification Code Number)                     Classification Code Number)                   Classification Code Number)
               23-2510039                                   23-2523436                                    23-2554418
           (I.R.S. Employer                              (I.R.S. Employer                              (I.R.S. Employer
       Identification Number)                         Identification Number)                        Identification Number)
           600 THIRD AVENUE                              600 THIRD AVENUE                              600 THIRD AVENUE
     NEW YORK, NEW YORK, 10016                       NEW YORK, NEW YORK, 10016                     NEW YORK, NEW YORK, 10016
            (212) 697-1111                                (212) 697-1111                                (212) 697-1111
   (Address, including zip code,                   (Address, including zip code,                 (Address, including zip code,
        and telephone number,                          and telephone number,                         and telephone number,
 including area code, of registrant's          including area code, of registrant's          including area code, of registrant's
     principal executive offices)                  principal executive offices)                  principal executive offices)


                                 POWER PARAGON, INC.                            SPD HOLDINGS, INC.
                             (Exact name of registrant                       (Exact name of registrant
                            as specified in its charter)                   as specified in its charter)
                                    DELAWARE                                        DELAWARE
                              (State of Incorporation)                     (State of Incorporation)
                              3812, 3663, 3679                                   3812, 3663, 3679
                            (Primary Standard Industrial                   (Primary Standard Industrial
                            Classification Code Number)                     Classification Code Number)
                                33-0638510                                          23-2977238
                              (I.R.S. Employer                                   (I.R.S. Employer
                               Identification Number)                         Identification Number)
                              600 THIRD AVENUE                                   600 THIRD AVENUE
                             NEW YORK, NEW YORK, 10016                       NEW YORK, NEW YORK, 10016
                              (212) 697-1111                                      (212) 697-1111
                           (Address, including zip code,                   (Address, including zip code,
                                and telephone number,                          and telephone number,
                        including area code, of registrant's          including area code, of registrant's
                             principal executive offices)                  principal executive offices)

                            CHRISTOPHER C. CAMBRIA
                        L-3 COMMUNICATIONS CORPORATION
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                -----------------
                                   COPIES TO:

                   VINCENT PAGANO JR.             KIRK A. DAVENPORT
               SIMPSON THACHER & BARTLETT         LATHAM & WATKINS
                  425 LEXINGTON AVENUE            885 THIRD AVENUE
                NEW YORK, NEW YORK 10017      NEW YORK, NEW YORK 10022
                     (212) 455-2000                (212) 906-1200

                               -----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               -----------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                      [L-3 COMMUNICATIONS CORPORATION LOGO]

                        L-3 COMMUNICATIONS CORPORATION


               10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                 8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008


                               TERMS OF THE NOTES

     o The Notes are unsecured senior subordinated obligations of L-3 Communications Corporation.

               10 3/8% NOTES DUE MAY 1, 2007

               o    Interest is payable on May 1 and November 1 of each year.

               o The Notes Due May 2007 are or will be guaranteed by all of our current and will be guaranteed by all of our future domestic restricted subsidiaries on a senior subordinated basis.

               8 1/2% NOTES DUE MAY 15, 2008

               o    Interest is payable on May 15 and November 15 of each year.

               o The Notes Due May 2008 are or will be guaranteed by all of our current and will be guaranteed by all of our future domestic restricted subsidiaries on a senior subordinated basis.

               8% NOTES DUE AUGUST 1, 2008

               o    Interest is payable on February 1 and August 1 of each year.

               o The Notes Due August 2008 are or will be guaranteed by all of our current and will be guaranteed by all of our future domestic restricted subsidiaries on a senior subordinated basis.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" COMMENCING ON PAGE 14.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus has been prepared for and is to be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions of the Notes. L-3 will not receive any of the proceeds of such sales. Lehman Brothers Inc. may act as principal or agent in such transactions. The Notes may be offered in negotiated transactions or otherwise.


                  THE DATE OF THIS PROSPECTUS IS MAY   , 1999.

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Where You Can Find More Information .........    i
Prospectus Summary ..........................    1
Risk Factors ................................   14
Use of Proceeds .............................   21
Capitalization ..............................   22
Unaudited Pro Forma Condensed
   Consolidated Financial Information .......   23
Selected Financial Information ..............   30
Management's Discussion and Analysis of
   Results of Operations and Financial
   Condition ................................   32
Business ....................................   42
Certain Relationships and Related
   Transactions .............................   64


                                               PAGE
                                               ----
Management ..................................   66
Ownership of Capital Stock ..................   75
Description of the 1997 Notes ...............   77
Description of the May 1998 Notes ...........  108
Description of the December 1998 Notes ......  140
Certain Information About the Notes .........  173
Description of Certain Indebtedness .........  177
Certain United States Federal Tax
   Considerations ...........................  179
Plan of Distribution ........................  182
Legal Matters ...............................  182
Experts .....................................  182
Index to Financial Statements ...............  F-1

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids. For a discussion of these activities, see "Underwriting".


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Securities and Exchange Commission (the "SEC" or the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about us and the Notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.


     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a consequence we file reports and other information with the Commission. The Registration Statement and our other SEC filings can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such materials are also available on the Commission's home page on the Internet (http://www.sec.gov).

                              PROSPECTUS SUMMARY

     This summary highlights selected information from this document and does not contain all of the information you need to consider before investing in the Notes. You should carefully read this entire prospectus. In this prospectus, "Notes" refers to, collectively, the 103/8% Notes due May 1, 2007 (the "1997 Notes"), the 81/2% Notes due May 15, 2008 (the "May 1998 Notes") and the 8% Notes due August 1, 2008 (the "December 1998 Notes"), "Holdings" refers to L-3 Communications Holdings, Inc. and "the Company", "L-3", "L-3 Communications", "we", "us" and "our" refer to L-3 Communications Corporation and its subsidiaries. The Company is a wholly owned subsidiary of Holdings. Holdings has no other assets or liabilities and conducts no other operations other than through the Company. References to pro forma statement of operations data reflect: (1) our acquisition of Aydin Corporation ("Aydin") in April 1999; (2) our acquisitions of the Ocean Systems business of AlliedSignal Inc., the business of ILEX Systems, Inc., the Satellite Transmission Systems division of California Microwave, Inc. and SPD Technologies, Inc. (collectively, the "1998 Acquisitions"); (3) our December 1998 debt offering and May 1998 debt offering, the contribution by Holdings to the Company of the net proceeds from Holdings' initial public offering (the "IPO") of common stock and the amendment of our bank credit facilities to increase available borrowings, the contribution by Holdings to the Company of the net proceeds from Holdings' offering of common stock in February 1999 (the "February 1999 Common Stock Offering"), and the application of the net proceeds from these financing transactions (collectively, the "Financing Transactions"), as if they had occurred on January 1, 1998. The pro forma balance sheet data reflect the February 1999 Common Stock Offering and Aydin acquisition as if they had occurred on December 31, 1998. The pro forma data do not give effect to any of our other acquisitions, including the acquisition of Microdyne Corporation.


THE COMPANY

     L-3 Communications is a leading merchant supplier of sophisticated secure communication systems and specialized communication products. We produce secure, high data rate communication systems, microwave components, avionics and ocean systems and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground-and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. department of defense ("DoD"), certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers.

     Our business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets. We have two reportable segments, Secure Communication Systems and Specialized Communication Products. In addition, we are seeking to expand the products and technologies of our reportable segments in commercial markets as we discuss under "-- Emerging Commercial Products" below.

     SECURE COMMUNICATION SYSTEMS. We are the established leader in secure, high data rate communications for military and other U.S. government reconnaissance and surveillance applications. Our Secure Communication Systems operations are located in Salt Lake City, Utah, Camden,New Jersey and Shrewsbury, New Jersey. These operations are predominantly cost plus, sole source contractors supporting long-term programs for the U.S. armed forces and classified customers.

     Our major secure communication programs and systems include:

     o secure data links for airborne, satellite, ground- and sea-based remote platforms for information collection, command and control and dissemination to users in real time;

     o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and intelligence efforts;

     o    secure telephone, fax and network equipment and encryption management;

     o communication software support services to military and related government intelligence markets; and

     o communications systems for surface and undersea platforms and manned space flights.

     We believe that we have developed virtually every high bandwidth data link that is currently used by the military for surveillance and reconnaissance. We are also a leading supplier of communication software support services to military and related government intelligence markets. In addition to these core government programs, we are capitalizing on our technology base by expanding into related commercial communication equipment markets. For instance, we are applying our high data rate communications and archiving technology to the medical image archiving market and our wireless communication expertise to develop local wireless loop telecommunications equipment for the last mile interconnect.

     SPECIALIZED COMMUNICATION PRODUCTS. This reportable segment includes three product categories:

     Microwave Components. We are the preeminent worldwide supplier of commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment. Our microwave products are sold under the industry-recognized Narda brand name through a standard catalog to wireless, industrial and military communication markets. We also provide state-of-the-art, space-qualified communication components including channel amplifiers and frequency filters for the commercial communications satellite market serving major military and commercial frequencies, including Ka band. Approximately 76% of Microwave Components sales for 1998 were made to commercial customers, including Loral Space & Communications, Ltd., Motorola, Inc., Lucent Technologies Inc., AT&T Corp. and Lockheed Martin.

     Avionics and Ocean Products. Avionics and Ocean Products include our aviation recorders, display systems, antenna systems, acoustic undersea warfare systems and naval power distribution, conditioning, switching and protection equipment for naval ships and submarines. We are the world's leading manufacturer of commercial cockpit voice and flight data recorders (known as "black boxes"). These recorders are sold under the Fairchild brand name both to aircraft manufacturers and to the world's major airlines for their existing fleets of aircraft. Our aviation recorders are also installed on military transport aircraft throughout the world. We provide military and high-end commercial displays for use in military aircraft. We also manufacture high performance surveillance and precision millimeter wave antennas and related equipment for U.S. Air Force, U.S. Army and U.S. Navy aircraft and are the leading supplier of ground-based radomes. We are one of the world's leading product suppliers of acoustic undersea warfare systems and airborne dipping sonar systems to the U.S. and over 20 foreign navies. We are the only fully integrated, full-line provider of qualified turnkey electrical power delivery and management systems for U.S. Navy surface ships and submarines.

     Telemetry, Instrumentation and Space Products. Our Telemetry, Instrumentation and Space Products operations develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight data and other critical information and transmit it from air or space to the ground. Telemetry products are also used for range safety and training applications to simulate battlefield situations. We are a leading global satellite communications systems provider offering systems and services used in the satellite transmission of voice, video and data through earth stations for uplink and downlink terminals. We provide global satellite communications systems and services to customers that include foreign post, telephone and telegraph administrations, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies, government agencies and large corporations. We also provide commercial, off-the-shelf satellite control software, telemetry, tracking and control ("TT&C"), mission processors and software engineering services to the worldwide military, civilian and commercial satellite markets.

     EMERGING COMMERCIAL PRODUCTS. Building upon our core technical expertise and capabilities, we are seeking to expand into several closely aligned commercial business areas and applications. Emerging Commercial Products currently include the following four niche markets:

      o  medical archiving and simulation systems;

      o  local wireless loop telecommunications equipment;

      o  airport security equipment; and

      o  information network security.

     A majority of these commercial products were developed based on technology used in our military businesses with relatively small additional expense. We are applying our technical capabilities in high data rate communications and archiving technology developed in our Secure Communication Systems business area to the medical image archiving market together with the General Electric Company's medical systems business. Based on secure, high data rate communication technology also developed in our Secure Communication Systems business area, we have developed local wireless loop telecommunications equipment that is primarily designed for emerging market countries and rural areas where voice and data communication infrastructure is inadequate or does not exist. We have completed the development phase for the local wireless loop telecommunications equipment and have begun deliveries. In addition, the Federal Aviation Administration ("FAA") awarded us a development contract for next generation airport security equipment for explosive detection. On November 23, 1998, we received FAA certification for our eXaminer 3DX (Trade Mark) 6000 system which is the only second-generation system to receive certification and the only system to generate full, three-dimensional images of all objects in a piece of baggage. To capitalize on commercial opportunities for the information security technologies we developed in our Secure Communication Systems business area, we have also created a new subsidiary focusing on developing and marketing secure information and communication systems for commercial clients. This subsidiary acquired a network security software product through a majority-owned joint venture. Taken together, revenues generated from our Emerging Commercial Products have not yet been material to us.


BUSINESS STRATEGY

     We have successfully integrated the business units we acquired from Lockheed Martin and enhanced our operating efficiency by reducing overhead expenses and reorganizing our facilities. These efforts resulted in improvements in sales, profitability and obtaining competitive contracts. We have used and intend to continue to use our market position, diverse program base and favorable mix of cost plus to fixed price contracts to enhance our profitability and to establish L-3 as the premier merchant supplier of communication systems and products to the major prime contractors in the aerospace/defense industry as well as the U.S. government. Our strategy to continue to achieve our objectives includes:

      o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. Due to our strong relationships with prime contractors and our independent status, we intend to grow by expanding our share of current programs, by participating in new programs and by positioning L-3 Communications as the desired merchant supplier to more than one bidder on prime contract bids.

      o SUPPORT CUSTOMER REQUIREMENTS. We will continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements, and we will provide state-of-the-art products in order to maintain and expand current customer relationships as well as to create new ones.

      o ENHANCE OPERATING MARGINS. We intend to continue to enhance our operating margins by reducing overhead expenses and increasing productivity.

      o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. Our proprietary technical capabilities have placed us at or near the top market position in most of our key business areas. We intend to use these capabilities and make substantial investments in research and development, technical and manufacturing resources to strengthen our market positions as well as to pursue commercial opportunities in other areas.

      o MAINTAIN DIVERSIFIED BUSINESS MIX. We will maintain our favorable mix of predictable profitability (typical of cost plus contracts) and higher margin (typical of fixed price contracts) businesses together with our significant sole source follow-on business and attractive customer profile.

      o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. We intend to continue to selectively acquire businesses which (1) have significant market position in their business areas, (2) offer products that complement and/or extend our existing products, (3) demonstrate positive future growth prospects and (4) are accretive to our earnings in the first year of our ownership.


ACQUISITION STRATEGY

     Since our formation in April 1997, we have actively pursued our acquisition strategy. Since completing the acquisition of our ten initial business units (the "Predecessor Company") from Lockheed Martin Corporation ("Lockheed Martin") in April 1997 (the "L-3 Acquisition"), we have purchased additional businesses for an aggregate cash purchase price including assumed debt and expenses, net of cash acquired, of approximately $603.0 million, in certain cases subject to certain post-closing adjustments and additional consideration based on post-closing performance. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We have reached agreement on or are in discussions regarding a number of potential acquisition opportunities and expect to use our bank credit facilities to fund these transactions if we proceed with them. If all of these potential acquisitions were consummated, they would require us to use all or substantially all of our currently available borrowing capacity in 1999 and perhaps seek additional borrowing capacity. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".


RECENT DEVELOPMENTS

     Microdyne Corporation. On December 3, 1998, we signed an agreement to acquire all of the outstanding common stock of Microdyne Corporation ("Microdyne") for approximately $90.0 million in cash, including the repayment of Microdyne's debt. The Company completed the acquisition of Microdyne in February 1999. Microdyne is a leading global developer and manufacturer of aerospace telemetry receivers, secure communications and technical support services, including specialized telemetry high-frequency radios used in aerospace and satellite communications for data gathering and analysis. Microdyne also provides products for the government and commercial signal intelligence markets and support and repair services for electronic products companies. Microdyne's aerospace telemetry products will enable us to provide integrated solutions to our space customers' requirements for command, control, telemetry and tracking. The purchase of Microdyne was financed using our available cash and borrowings under our bank credit facilities. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".

     Aydin Corporation. On March 1, 1999, we signed an agreement to acquire all of the outstanding common stock of Aydin Corporation ("Aydin") for approximately $73.8 million in cash including expenses before taking into account Aydin's cash on hand, which amounted to approximately $15.1 million at the end of March 1999. Pursuant to the acquisition agreement, a tender offer was launched on March 5, 1999 for all the issued and outstanding common stock of Aydin by a wholly owned subsidiary of L-3 Communications. The Company completed the acquisition of Aydin on

April 16, 1999. Aydin is a leader in telemetry, communications and other electronic products and systems. Aydin's products and systems are used in military and space operations by its government and commercial customers. The acquisition was financed using available cash on hand.


     Interstate Electronics Corporation. On April 18, 1999, we signed an agreement to acquire all of the outstanding common stock of Interstate Electronics Corporation ("IEC") for approximately $60.0 million in cash, including certain real estate with an estimated fair value in excess of $10.0 million. The Company expects to complete the acquisition in the second quarter of 1999. IEC has been a long-term supplier of critical test instrumentation and missile tracking systems for the U.S. Navy's Fleet Ballistic Missile weapons systems, including the Trident submarine and is also a leader in global positioning systems currently in use on multiple aircraft, cruise missiles and precision guided bombs. In addition, IEC produces ruggedized displays for military and industrial applications, and provides secure communications equipment and services on a quick reaction basis for deployed forces in Eastern Europe. The purchase of IEC is expected to be financed using our available cash and borrowings under our bank credit facilities.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1999


     On April 27, 1999, we reported our results of operations for the three months ended March 31, 1999. For the three months ended March 31, 1999, Holdings reported sales, operating income and net income of $275.6 million, $26.2 million, and $7.2 million, respectively. Holdings also reported EBITDA of $38.9 million for the three months ended March 31, 1999. Funded backlog at March 31, 1999 was $875.3 million reflecting funded orders of $276.3 for the three months ended March 31, 1999. Such results and other data did not include those of Aydin, for which the effective date of the acquisition was April 1, 1999.


HISTORY


     Holdings was formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral Corporation ("Loral"), Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral, Lehman Brothers Capital Partners III, L.P. and its affiliates (the "Lehman Partnership") and Lockheed Martin to acquire (1) nine business units previously purchased by Lockheed Martin as part of its acquisition of Loral in April 1996 and (2) one business unit, Communication Systems -- East (formerly known as Communication Systems -- Camden), purchased by Lockheed Martin as part of its acquisition of the aerospace business of General Electric Company in April 1993. In May 1998, Holdings successfully completed its IPO, raising net proceeds of $139.5 million and contributed them to us. We raised net proceeds of $173.8 million in a concurrent debt offering. In December 1998, we raised net proceeds of $192.8 million in the December 1998 Notes offering. Holdings raised net proceeds of $201.5 million in the February 1999 Common Stock Offering and contributed them to us.


     The Company's executive offices are located at 600 Third Avenue, New York, New York, 10016, and the telephone number at that address is 212-697-1111.

                       SUMMARY OF TERMS OF THE 1997 NOTES


     Capitalized terms used under this heading "Summary of Terms of the 1997 Notes" have been defined under the heading "Description of the 1997 Notes -- Certain Definitions".



Securities Sold.............   $225,000,000 in principal amount of 103/8%
                               Senior Subordinated Notes due 2007.


Maturity....................   May 1, 2007.


Interest Payment Dates......   Annual rate--103/8%.

                               Payment frequency--every six months on May 1 and November 1.

                               First payment--November 1, 1997.


Subsidiary Guarantors.......   Each guarantor is our wholly owned subsidiary.
                               Substantially all of our wholly owned
                               subsidiaries are guarantors of the 1997 Notes. If we cannot make payment on the 1997 Notes, when they are due the guarantee subsidiaries must make payment on them instead.


Optional Redemption.........   On or after May 1, 2002, we may redeem some or
                               all of the 1997 Notes at any time at the redemption prices listed in the section
                               "Description of the 1997 Notes" under the heading
                               "Optional Redemption".

                               Before May 1, 2002, we may redeem up to 35% of the 1997 Notes with the proceeds of certain offerings of equity in our Company or Holdings at the price listed in the "Description of the 1997 Notes" section under the heading "Optional Redemption".


Mandatory Offer
 to Repurchase...............  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the 1997 Notes at the prices listed in the section "Description of the 1997 Notes".


Ranking.....................   The 1997 Notes are senior subordinated debts.

                               They rank behind all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to these notes and the subsidiary guarantees.

                               On December 31, 1998, the 1997 Notes:
                               o  were not subordinated to any senior debt
                                  (excluding outstanding letters of credit);
                                  and

                               o ranked equally with $380 million of other senior subordinated debt.

Basic Covenants of
 1997 Indenture..............  The 1997 Notes are issued under an indenture between us and The Bank of New York, as trustee. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                               o  borrow money;

                               o pay dividends on or purchase our stock or our restricted subsidiaries' stock;

                               o  make investments;

                               o  use assets as security in other
                                  transactions;

                               o sell certain assets or merge with or into other companies; and

                               o  enter into transactions with affiliates.

                               Certain of our subsidiaries are not subject to the covenants in the indenture. For more details, see the section "Description of the 1997 Notes" under the heading "Certain Covenants".


Taxation....................   For a discussion of the tax consequences of an
                               investment in the 1997 Notes, see "Certain United
                               States Federal Tax Considerations".


Use of Proceeds.............   There will be no proceeds to us from the sale
                               of the 1997 Notes by Lehman Brothers in
                               market-making transactions.


     You should read "Risk Factors" for a discussion of the risk factors that you should consider before investing in the Notes.

                     SUMMARY OF TERMS OF THE MAY 1998 NOTES


     Capitalized terms used under this heading "Summary of Terms of the May 1998 Notes" have been defined under the heading "Description of the May 1998 Notes -- Certain Definitions".


Securities Sold.............   $180,000,000 in principal amount of 81/2%
                               Senior Subordinated Notes due 2008.


Maturity....................   May 15, 2008.


Interest Payment Dates......   Annual rate--81/2%.

                               Payment frequency--every six months on May 15 and November 15.

                               First payment--November 15, 1998.


Subsidiary Guarantors.......   Each guarantor is our wholly owned subsidiary.
                               Substantially all of our wholly owned
                               subsidiaries are guarantors of the May 1998
                               Notes. If we cannot make payments on the May 1998
                               Notes when they are due, the guarantor
                               subsidiaries must make payment on them instead.


Optional Redemption.........   On or after May 15, 2003, we may redeem some or
                               all of the May 1998 Notes at any time at the redemption prices listed in the section
                               "Description of the May 1998 Notes" under the heading "Optional Redemption".

                               Before May 15, 2001, we may redeem up to 35% of the May 1998 Notes with the proceeds of certain offerings of equity in our Company or Holdings at the price listed in the "Description of the May 1998 Notes" section under the heading "Optional Redemption".


Mandatory Offer
 to Repurchase...............  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the May 1998 Notes at the prices listed in the section "Description of the May 1998 Notes".


Ranking.....................   The May 1998 Notes and the subsidiary
                               guarantees are senior subordinated debts.

                               They rank behind all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to these notes and the subsidiary guarantees.

                               On December 31, 1998, the May 1998 Notes and the subsidiary guarantees:

                               o  were not subordinated to any senior debt
                                  (excluding outstanding letters of credit);
                                  and

                               o ranked equally with $425 million of other senior subordinated debt.

Basic Covenants of May 1998
 Indenture..................   The May 1998 Notes are issued under an
                               indenture among us, the subsidiary guarantors and The Bank of New York, as trustee. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                               o  borrow money;

                               o pay dividends on or purchase our stock or our restricted subsidiaries' stock;

                               o  make investments;

                               o  use assets as security in other transactions;

                               o sell certain assets or merge with or into other companies; and

                               o  enter into transactions with affiliates.

                               Certain of our subsidiaries are not subject to the covenants in the indenture. For more details, see the section "Description of the May 1998 Notes" under the heading "Certain Covenants".


Taxation....................   For a discussion of the tax consequences of an
                               investment in the May 1998 Notes, see "Certain
                               United States Federal Tax Considerations".


Use of Proceeds.............   There will be no proceeds to us from the sale
                               of the May 1998 Notes by Lehman Brothers in market-making transactions.


     You should read "Risk Factors" for a discussion of the risk factors that you should consider before investing in the Notes.

                  SUMMARY OF TERMS OF THE DECEMBER 1998 NOTES


     Capitalized terms used under this heading "Summary of Terms of the December 1998 Notes" have been defined under the heading "Description of the December 1998 Notes -- Certain Definitions".


Securities Sold.............   $200,000,000 in principal amount of 8% Senior
                               Subordinated Notes due 2008.


Maturity....................   August 1, 2008.


Interest Payment Dates......   Annual rate--8%.

                               Payment frequency--every six months on February 1 and August 1.

                               First payment--February 1, 1999.


Subsidiary Guarantors.......   Each guarantor is our wholly owned subsidiary.
                               Substantially all of our wholly owned
                               subsidiaries are guarantors of the December 1998
                               Notes. If we cannot make payments on the December
                               1998 Notes when they are due, the guarantor subsidiaries must make payment on them instead.


Optional Redemption.........   On or after August 1, 2003, we may redeem some
                               or all of the December 1998 Notes at any time at the redemption prices listed in the section
                               "Description of the December 1998 Notes" under the heading "Optional Redemption".

                               Before August 1, 2001, we may redeem up to 35% of the December 1998 Notes with the proceeds of certain offerings of equity in our Company or Holdings at the price listed in the "Description of the December 1998 Notes" section under the heading "Optional Redemption".


Mandatory Offer
 to Repurchase...............  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the December 1998 Notes at the prices listed in the section "Description of the December 1998 Notes".


Ranking.....................   The December 1998 Notes and the subsidiary
                               guarantees are senior subordinated debts.

                               They rank behind all of our and our guarantor subsidiaries' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to these notes and the subsidiary guarantees.

                               On December 31, 1998, the December 1998 Notes and the subsidiary guarantees:

                               o  were not subordinated to any senior debt
                                  (excluding outstanding letters of credit); and

                               o ranked equally with $405 million of other senior subordinated debt.

Basic Covenants of December
  1998 Indenture............   The December 1998 Notes are issued under an
                               indenture among us, the subsidiary guarantors and The Bank of New York, as trustee. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                               o  borrow money;

                               o pay dividends on or purchase our stock or our restricted subsidiaries' stock;

                               o  make investments;

                               o  use assets as security in other transactions;

                               o sell certain assets or merge with or into other companies; and

                               o  enter into transactions with affiliates.

                               Certain of our subsidiaries are not subject to the covenants in the indenture. For more details, see the section "Description of the December 1998 Notes" under the heading "Certain Covenants".


Taxation....................   For a discussion of the tax consequences of an
                               investment in the December 1998 Notes, see
                               "Certain United States Federal Tax
                               Considerations".


Use of Proceeds.............   There will be no proceeds to us from the sale
                               of the December 1998 Notes by Lehman Brothers in market- making transactions.


     You should read "Risk Factors" for a discussion of the risk factors that you should consider before investing in the Notes.

    SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA AND HISTORICAL FINANCIAL DATA

     The summary unaudited pro forma data as of December 31, 1998 and for the year ended December 31, 1998 have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed statement of operations and other data reflect the 1998 Acquisitions, the Financing Transactions and the Aydin acquisition as if such transactions had occurred on January 1, 1998. The unaudited pro forma condensed balance sheet data reflect the February 1999 Common Stock Offering and the Aydin acquisition as if they had occurred on December 31, 1998.

     The summary historical consolidated (combined) financial data as of and for the year ended December 31, 1998, the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 have been derived from the audited financial statements for the respective periods. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions (as defined later in this prospectus) been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

     The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated (Combined) Financial Statements of the Company (Predecessor Company (as defined later in this prospectus)) and the unaudited pro forma condensed consolidated financial information included elsewhere herein.

                                                                  COMPANY
                                     -----------------------------------------------------------------
                                          ADJUSTED
                                          PRO FORMA        PRO FORMA                     NINE MONTHS
                                         YEAR ENDED       YEAR ENDED     YEAR ENDED         ENDED
                                        DECEMBER 31,     DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                            1998             1998          1998(1)         1997(2)
                                     ------------------ -------------- -------------- ----------------
                                                               (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ..............................    $  1,236.5       $   1,236.5    $    1,037.0     $   546.5
Operating income ...................          99.1 (5)          79.3           100.3          51.5 (6)
Interest expense, net(7) ...........          57.4              57.4            46.9          28.5
Provision (benefit) for income
 taxes(7) ..........................          16.4 (5)          18.1            20.9          10.7
Net income (loss) ..................          25.3 (5)           3.8            32.6          12.3 (6)
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital ....................                     $     336.6    $      157.8     $   143.2
Total assets .......................                         1,505.4         1,285.4         697.0
Long-term debt .....................                           605.0           605.0         392.0
Invested equity ....................
Shareholders' equity ...............                           501.5           300.0         113.7
OTHER DATA:
EBITDA(8) ..........................    $    147.6(5)    $     127.8    $      140.7     $    78.1
Net cash from (used in)
 operating activities ..............                                            85.1          73.9
Net cash (used in) investing
 activities ........................                                          (472.9)       (457.8)
Net cash from (used in)
 financing activities ..............                                           336.4         461.4
Depreciation expense ...............          26.4              26.4            22.5          13.3
Amortization expense ...............          22.1              22.1            17.9           8.9
Capital expenditures ...............                            28.0            23.4          11.9
Ratio of:
 Earnings to fixed charges(9).......           1.6x              1.3x            2.0x          1.7x
 EBITDA to cash interest
   expense(8)(11) ..................           2.6x              2.2x            3.0x
 Net debt to EBITDA(8)(12) .........           3.0x              3.5x            4.1x



                                                  PREDECESSOR COMPANY
                                     ----------------------------------------------
                                        THREE
                                       MONTHS
                                        ENDED         YEAR ENDED DECEMBER 31,
                                      MARCH 31, -----------------------------------
                                        1997      1996(3)     1995(4)     1994(4)
                                     ---------- ----------- ----------- -----------
                                                     (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ..............................  $  158.9   $   543.1   $  166.8    $  218.9
Operating income ...................       7.9        43.7        4.7         8.4
Interest expense, net(7) ...........       8.4        24.2        4.5         5.5
Provision (benefit) for income
 taxes(7) ..........................      (0.2)        7.8        1.2         2.3
Net income (loss) ..................      (0.3)       11.7       (1.0)        0.6
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital ....................             $    98.8   $   21.1    $   19.3
Total assets .......................                 590.6      228.5       233.3
Long-term debt .....................
Invested equity ....................                 473.6      194.7       199.5
Shareholders' equity ...............
OTHER DATA:
EBITDA(8) ..........................  $   15.7   $    71.8   $   16.3    $   19.9
Net cash from (used in)
 operating activities ..............     (16.3)       30.7        9.3        21.8
Net cash (used in) investing
 activities ........................      (4.3)     (298.0)      (5.5)       (3.7)
Net cash from (used in)
 financing activities ..............      20.6       267.3       (3.8)      (18.1)
Depreciation expense ...............       4.5        14.9        5.5         5.4
Amortization expense ...............       3.3        13.2        6.1         6.1
Capital expenditures ...............       4.3        13.5        5.5         3.7
Ratio of:
 Earnings to fixed charges(9).......        --(10)     1.7x       1.0x        1.4x
 EBITDA to cash interest
   expense(8)(9) ...................
 Net debt to EBITDA(8)(10) .........

                                               (Footnotes on the following page)

---------
 (1) Includes the results of operations of the 1998 Acquisitions from their respective effective dates.

 (2) Reflects the Company's acquisition of the Predecessor Company (the "L-3 Acquisition") effective April 1, 1997.

 (3) Reflects the Predecessor Company's ownership of nine business units acquired by Lockheed Martin from Loral effective April 1, 1996.

 (4) Reflects operations of Communication Systems -- East. Prior to April 1, 1996, the Predecessor Company was only comprised of Communication Systems -- East.

 (5) Represents the pro forma statement of operations and other data for the year ended December 31, 1998, adjusted to exclude the $19.8 million non-recurring charge to operating income included in Aydin's historical statement of operations for the year ended December 31, 1998 related to a contract arbitration settlement (See Note B to Aydin's financial statements included herein on page F-38). The benefit for income taxes of Aydin for the year ended December 31, 1998 was also adjusted to a statutory (federal, state and foreign) tax rate of 39.1% to reflect a tax provision related to recurring operations.

 (6) Includes a nonrecurring, noncash compensation charge of $4.4 million related to the initial capitalization of the Company, which was recorded effective April 1, 1997.

 (7) For periods prior to April 1, 1997, interest expense and income tax (benefit) provision were allocated to the Predecessor Company from Lockheed Martin.

 (8) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs) and for the nine months ended December 31, 1997 also excludes the nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.

 (9) For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

(10) Earnings were insufficient to cover fixed charges by $0.5 million for the three months ended March 31, 1997.

(11) For purposes of this computation, cash interest expense consists of pro forma interest expense less amortization of deferred debt issuance costs.

(12) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

                                 RISK FACTORS

     You should carefully consider the following risks as well as the other information contained in this prospectus before investing in shares of common stock.


WE HAVE A SIGNIFICANT AMOUNT OF DEBT

     We incurred substantial indebtedness in connection with our acquisitions. On December 31, 1998, we had $605.0 million of indebtedness outstanding, none of which would have been senior debt (excluding outstanding letters of credit), and our ratio of pro forma earnings to pro forma fixed charges for the year ended December 31, 1998 would have been 1.3 to 1.0. In the future we may borrow more money, subject to limitations imposed by our debt agreements.

     Based upon our current level of operations and anticipated improvements, we believe that our cash flow from operations, together with proceeds from this offering and amounts we are able to borrow under our bank credit facilities, will be adequate to meet our anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future, at least for the next three years. Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, financial, competitive, regulatory and other factors affecting the defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We cannot be sure that we would be able to do so or do so without additional expense. See "Management's Discussion and Analysis of Results of Operations and Financial Condition".

     Our level of indebtedness may have important consequences on your investment in the common stock. These consequences include:

    o requiring a substantial portion of our cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes including capital expenditures, research and development and other investments;

    o  limiting our ability to obtain additional financing in the future;

    o incurring higher interest expense in the event of increases in interest rates on our borrowings which have variable interest rates;

    o heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

    o limiting our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our financial position and results of operations due to financial and restrictive covenants.

     See "Description of Certain Indebtedness".


OUR ACQUISITION STRATEGY INVOLVES CERTAIN RISKS

     We intend to acquire companies which complement our business. We cannot assure you, however, that we will be able to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we also cannot be sure that any anticipated benefits will actually be realized. Likewise, we cannot be sure that we will be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements.

     The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions by L-3 could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect our financial condition and operating results. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We have reached agreement or are in discussions regarding a number of potential acquisition opportunities and expect to use borrowings under our bank credit facilities to fund these transactions if we proceed with them. If all of these potential acquisitions were consummated, they would require us to use all or substantially all of our currently available borrowing capacity in 1999 and perhaps seek additional borrowing capacity. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".

WE RELY ON A SMALL NUMBER OF SIGNIFICANT CUSTOMERS

     Our sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. government. Approximately 69% of our 1998 sales of $1,037.0 million were made to agencies of the U.S. government or to prime contractors or subcontractors of the U.S. government. For 1998 we had approximately 345 contracts with a value exceeding $1.0 million. Sales to the U.S. government for 1998, including sales through prime contractors, were $716.2 million. Our largest program is a long-term, sole source cost plus support contract for the U-2 program which contributed approximately 8% of 1998 sales. No other program represented more than 5% of 1998 sales. The loss of all or a substantial portion of sales to the U.S. government would have a material adverse effect on our income and cash flow. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business -- Contracts".

     Our sales to Lockheed Martin for 1998 were $70.4 million or approximately 7% of total sales. The loss of all or a substantial portion of such sales to Lockheed Martin would have a material adverse effect on our income and cash flow.

OUR GOVERNMENT CONTRACTS ENTAIL CERTAIN RISKS

     The reduction in the U.S. defense budget in the early 1990s has caused most defense-related government contractors to experience declining revenues, increased pressure on operating margins and, in certain cases, net losses. Our businesses taken as a whole have experienced a substantial decline in sales during this period. A significant decline in U.S. military expenditures in the future could materially adversely affect our sales and earnings. The loss or significant cutback of a large program in which we participate could also materially adversely affect our future sales and earnings and thus our ability to meet our financial obligations.

     Companies engaged primarily in supplying defense-related equipment and services to government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. government to:

    o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

    o  terminate existing contracts;


    o audit our contract-related costs and fees, including allocated indirect costs; and


    o  control and potentially prohibit the export of our products.

     All of our U.S. government contracts can be terminated by the U.S. government either for its convenience or if the contractor defaults. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. In addition to the right of the U.S. government to terminate, U.S. government contracts are conditioned upon the continuing approval by Congress of the necessary spending. Congress usually appropriates funds for a given program on a fiscal-year basis even though contract performance may take more than one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if, as and when appropriations are made by Congress for future fiscal years. Foreign defense contracts generally contain similar provisions relating to termination at the convenience of the government.

     The U.S. government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. government purchasing regulations, some of our costs, including certain financing costs, goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. government contracts. Further, as a government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

     We are also subject to risks associated with the following:

     o the frequent need to bid on programs in advance of the completion of their design (which may result in unforeseen technological difficulties and/or cost overruns);

     o the substantial time and effort required for relatively unproductive design and development;

     o  design complexity and rapid obsolescence; and

     o  the constant need for design improvement.

We obtain many of our U.S. government contracts through a competitive bidding process. We cannot assure you that we will continue to win competitively awarded contracts or that awarded contracts will generate sufficient sales to result in profitability for L-3. See "Business -- Customers" and "-- Contracts".

     In addition to these U.S. government contract risks, many of our products and systems require licenses from U.S. government agencies for export from the United States, and some of our products are not permitted to be exported. We cannot be sure of our ability to gain any licenses required to export our products, and failure to receive required licenses could materially reduce our ability to sell our products outside the United States.


OUR FIXED PRICE CONTRACTS ENTAIL CERTAIN RISKS

     We provide our products and services primarily through fixed price or cost plus contracts. Fixed price contracts constituted approximately 70% of our sales for 1998. We record sales and profits on our long-term fixed price contracts by using the percentage-of-completion methods of accounting. As a result, revisions made to our estimates of revenues and profits are reflected in the period in which the conditions that require such revisions become known and can be estimated. The risks of long-term fixed price contracts include the difficulty of forecasting costs and schedules, contract revenues that are related to performance in accordance with contract specifications and the possibility of obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce our profitability or cause a loss. Although we believe that adequate provisions for losses for our fixed price contracts are reflected in our financial statements, as required under U.S. generally accepted accounting principles, we cannot assure you that these estimates and provisions are adequate or that losses on fixed price contracts will not occur in the future.

OUR OPERATIONS INVOLVE RAPIDLY EVOLVING PRODUCTS AND TECHNOLOGICAL CHANGE

     The rapid change of technology is a key feature of the communication equipment industry for defense applications and in general. To succeed in the future, we will need to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer-sponsored research and development as well as from internally-funded research and development. We cannot guarantee that we will continue to maintain comparable levels of research and development. See "Business -- Research and Development". In the past we have allocated substantial funds to capital expenditures and programs and other investments. This practice will continue to be required in the future. See "Management's Discussion and Analysis of Results of Operations and Financial Condition". Even so, we cannot assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.


OUR ENTRY INTO COMMERCIAL BUSINESS IS RISKY

     Our revenues mainly have come from business with the U.S. DoD and other government agencies. In addition to continuing to pursue this major market area, we will continue applying our technical capabilities and expertise to related commercial markets. Some of our commercial products, such as local wireless loop telecommunications equipment, medical image archiving equipment, airport security equipment and commercial information security products, have only recently been introduced. As such, these new products are subject to certain risks and may require us to:

     o develop and maintain marketing, sales and customer support capabilities;

     o    secure sales and customer support capabilities;

     o    obtain certification;

     o    respond to rapid technological advances; and

     o    obtain customer acceptance of these products and product performance.

Our efforts to expand our presence in the commercial market may require significant resources including capital and management time. In addition, our efforts to sell certain commercial products, particularly our wireless telecommunications equipment products, may depend to a significant degree on the efforts of independent distributors or satellite communication service providers, in some of whom we have made an equity investment. We can give no assurance that these distributors or service providers will be able to market successfully our equipment or their services or that we will be able to realize a return of our investment in them. We cannot assure our success in addressing these risks or in developing these commercial business opportunities.


WE OPERATE IN A COMPETITIVE INDUSTRY

     The communications equipment industry for defense applications and as a whole is highly competitive. The defense industry has experienced substantial consolidation due to declining defense budgets and increasing pressures for cost reductions. We expect that the U.S. DoD's increased use of commercial off-the-shelf products and components in military equipment will encourage new competitors to enter the market. In addition, the consolidation of the industry has resulted in delays in contract funding and awards and significant pricing pressures. We also expect that competition for original equipment manufacturer business will increase due to the emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

     o the effectiveness and innovations of our research and development programs;

     o our ability to offer better performance than our competitors at a lower cost to the U.S. government; and

     o the readiness of our facilities, equipment and personnel to undertake the programs for which we compete.

In some instances, programs are sole source or work directed by the U.S. government to a single supplier. In such cases, other suppliers who may be able to compete for the programs involved can only enter or reenter the market if the U.S. government chooses to reopen the particular program to competition. Many of our competitors are larger than us and have substantially greater financial and other resources than we have. See "Business -- Competition".


WE DEPEND ON KEY PERSONNEL

     Our future success depends to a significant degree upon the continued contributions of our management, including Messrs. Lanza and LaPenta, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. Messrs. Lanza and LaPenta have invested approximately $18.0 million and immediately following the February 1999 Common Stock Offering they owned in the aggregate 10.5% of the common stock of Holdings. We have entered into employment agreements with Messrs. Lanza and LaPenta. See "Management -- Employment Agreements". We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects. See "Management -- Directors and Executive Officers".


OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL REGULATION

     Our operations are subject to various federal, state and local environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations. We continually assess our obligations and compliance with these requirements. We believe that our operations are in substantial compliance with all applicable environmental laws and permits. We do not expect any material unbudgeted expenditures to remain in compliance with applicable environmental laws and regulations.

     In connection with the purchase of the Company from Lockheed Martin, we assumed certain environmental liabilities related to events or activities occurring prior to the purchase. Lockheed Martin has agreed to retain all environmental liabilities for all facilities no longer used by us and to indemnify us fully for such liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997, to pay 50% of all costs incurred by us above those reserved for our balance sheet at April 1997 relating to certain environmental liabilities assumed by us. For the seven years thereafter, Lockheed Martin has agreed to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. Two of the facilities acquired from Lockheed Martin will require ongoing remediation due to environmental contamination. In November 1997, we sold one such facility located in Sarasota, Florida, while retaining a leasehold interest in a portion of that facility, to Dames & Moore/Brookhill LLC, which agreed to assume responsibility for further remediation of the Sarasota site. We believe that we have established adequate reserves for the potential costs associated with the assumed environmental liabilities. However, we cannot assure you that any costs incurred will be reimbursable from the U.S. government or covered by Lockheed Martin under the terms of the acquisition agreement or that our environmental reserves will be sufficient.


OUR BACKLOG OF ORDERS COULD BE TERMINATED

     We currently have a backlog of orders, mainly under contracts with the U.S. government. The U.S. government may unilaterally modify or terminate these contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. government. We cannot assure you that our backlog will result in revenues. Further, we cannot be sure that the margins on any contract included in backlog that does become revenue will be profitable.

WE HAVE PENSION PLAN LIABILITIES

     We have assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which we acquired. Prior to the L-3 Acquisition, Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC"), which requested information regarding the transfer of these pension plans and indicated that the PBGC believed certain of these pension plans were underfunded using the PBGC's actuarial assumptions. These assumptions resulted in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87 ("FASB 87"). The PBGC underfunding is related to the Communication Systems -- West and Aviation Recorders pension plans (the "Subject Plans").

     With respect to the Subject Plans, Lockheed Martin entered into an agreement (the "Lockheed Martin Commitment") with L-3 Communications and the PBGC dated as of April 30, 1997. The material terms and conditions of the Lockheed Martin Commitment include a commitment by Lockheed Martin to the PBGC to, under certain circumstances, assume sponsorship of the Subject Plans or to provide another form of financial support for the Subject Plans. L-3 Communications has funded and acted in accordance with the terms of our agreement with Lockheed Martin. As a result of a decrease in the PBGC-mandated discount rate in 1998 and the resulting increase in the underlying liability, a triggering event has occurred. L-3 Communications has notified Lockheed Martin of this fact. On February 4, 1999, Lockheed Martin informed us that it has no present intention to exercise its right to cause L-3 Communications to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of the Subject Plans, it would be primarily liable for the costs associated with funding these plans or any costs associated with the termination of the Subject Plans, but L-3 Communications would be required to reimburse Lockheed Martin for these costs. See "Business -- Pension Plans". To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to us.


OUR DEBT AGREEMENTS CONTAIN RESTRICTIONS

     Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

     o    sell assets;

     o    incur more indebtedness;

     o    repay certain indebtedness;

     o    pay dividends;

     o    make certain investments or acquisitions;

     o    repurchase or redeem capital stock;

     o    engage in mergers or consolidations; and

     o    engage in certain transactions with subsidiaries and affiliates.

     These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, certain of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and net debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

     o declare all debt outstanding, accrued interest and fees to be due and payable;

     o    require us to apply all of our available cash to repay the debt; and

     o    prevent us from making debt service payments on other debt.

     If we were unable to repay any such borrowings when due, the lenders under our bank credit facilities could proceed against their collateral, which includes a first priority lien on substantially all of our assets and a first priority security interest in all of our capital stock and the capital stock of our subsidiaries. If the indebtedness under the existing debt agreements were to be accelerated, we cannot assure you that our assets would be sufficient to repay such indebtedness in full. See "Description of Certain Indebtedness".


NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS FOR THE NOTES

     Most but not all of our subsidiaries have guaranteed the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 1998, the Notes were effectively junior to $23.1 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated less than one percent of each of our historical consolidated revenues, net income and cash from operating activities for the year ended December 31, 1998, and held 2.9% of our consolidated assets as of December 31, 1998.


THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS

     Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.


OUR YEAR 2000 COMPLIANCE EFFORTS WILL REQUIRE SUBSTANTIAL RESOURCES AND FAILURE BY US OR CERTAIN THIRD PARTIES TO BE YEAR 2000 COMPLIANT POSES CERTAIN RISKS

     The inability of business processes to continue to function correctly after the beginning of the Year 2000 could have serious adverse effects on companies and entities throughout the world. Because our business units operate autonomously, each business unit has undertaken an effort to identify and mitigate Year 2000 issues in their information systems, products, facilities, suppliers and customers. Our Year 2000 compliance efforts are a composite of our business units' individual Year 2000 compliance efforts coordinated through a company-wide program instituted to oversee, guide and track our business units' individual Year 2000 compliance efforts and to facilitate communications between business units regarding Year 2000 compliance methods. Our business operations are also dependent on the Year 2000 readiness of our customers and infrastructure suppliers in areas such as utilities, communications, transportation and other services.

     Each business unit has appointed a Year 2000 project manager who oversees a team responsible for performing its Year 2000 efforts in four phases:

     o first, to define, identify and list possible sources of Year 2000 issues, including internal systems and products and services sold to customers;

     o second, to analyze and determine the nature and extent of Year 2000 issues and to develop project plans to address those issues;

     o third, to implement and execute project plans to fix or replace non-compliant items, as appropriate, based upon the anticipated risk and its importance; and

     o fourth, to commence and complete testing, continue monitoring readiness and prepare necessary contingency plans.

     The progress of this program is monitored at each business unit with oversight by management. This oversight includes periodic reviews as well as visits to each business unit to monitor progress with the plans. We have completed the first three phases of the program for a substantial majority of mission-critical systems within the Company and plan to have nearly all significant information systems, products and facilities in the final phase of the program by mid-1999.

     The business units of the Company's recently completed acquisitions have been integrated into the Company's Year 2000 compliance efforts and these acquired business units are currently performing their respective Year 2000 efforts at various stages within the four phases enumerated above. We plan to have nearly all significant information systems, products and facilities of these acquired businesses in the final phase of the program by the end of third quarter of 1999.

     Our total costs associated with our internal Year 2000 compliance efforts are estimated to be approximately $20.1 million, including $7.6 million of costs which may be capitalized with the remaining costs expensed as incurred. We have incurred approximately $12.2 million of such costs to date. Substantially all of the remaining estimated costs are expected to be incurred during the remainder of 1999. We cannot assure you that our Year 2000 compliance efforts will be successful or that we will not incur substantial costs as a result of failure of our customers or suppliers to be Year 2000 compliant or as a result of failures of installed products produced by us or for any other reason.


                                USE OF PROCEEDS

     This prospectus is delivered in connection with the sale of the Notes by Lehman Brothers Inc. in market-making transactions. The Company will not receive any of the proceeds from such transactions.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1998, and as adjusted on a pro forma basis to give effect to the February 1999 Common Stock Offering and the Aydin acquisition, as if they had occurred on December 31, 1998 ("Pro Forma"). See "Unaudited Pro Forma Condensed Consolidated Financial Information".


                                                                 DECEMBER 31, 1998
                                                             -------------------------
                                                               ACTUAL       PRO FORMA
                                                             ----------   ------------
                                                                   (in millions)
Cash and cash equivalents ................................    $  26.1       $  163.3
                                                              =======       ========
Current portion of long-term debt ........................    $    --       $     --
Senior Credit Facilities(1) ..............................         --             --
103/8% Senior Subordinated Notes due May 1, 2007 .........      225.0          225.0
81/2% Senior Subordinated Notes due May 15, 2008 .........      180.0          180.0
8% Senior Subordinated Notes due August 1, 2008 ..........      200.0          200.0
                                                              -------       --------
  Total debt .............................................    $ 605.0       $  605.0
                                                              -------       --------
Shareholders' equity
 Common stock ............................................    $    --       $     --
 Additional paid-in-capital ..............................      264.8          466.3
 Retained earnings .......................................       44.9           44.9
 Accumulated other comprehensive loss ....................       (9.7)          (9.7)
                                                              -------       --------
  Total shareholders' equity .............................      300.0          501.5
                                                              -------       --------
  Total capitalization ...................................    $ 905.0       $1,106.5
                                                              =======       ========

----------
(1) There were no borrowings under the Senior Credit Facilities outstanding as of May 3, 1999. Availability under the Senior Credit Facilities at any given time is $400.0 million (subject to compliance with covenants), less the amount of outstanding borrowings and outstanding letters of credit (which amounted to $103.2 million at May 3, 1999).

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma statement of operations data gives effect to the following transactions (collectively, the "Transactions") as if they had occurred on January 1, 1998: (i) the Company's acquisition of all of the outstanding common stock of Aydin which was completed in April 1999; (ii) the Company's purchase of all of the outstanding stock of SPD Technologies, Inc. ("SPD") and the acquisitions by the Company of the assets of the Ocean Systems business ("Ocean Systems") of Allied Signal, Inc., the assets of ILEX Systems, Inc. ("ILEX") and the assets of the Satellite Transmission Systems division ("STS") of Southern California Microwave, Inc. (collectively, the "1998 Acquisitions"); (iii) the contribution by Holdings to the Company of the net proceeds from its common stock offering completed in February 1999 which amounted to $201.5 million (the "February 1999 Common Stock Offering"), the contribution by Holdings to the Company of the net proceeds from Holdings' common stock initial public offering (the "IPO") completed in May 1998 which amounted to $139.5 million, the sale by the Company of $200.0 million of 8% Senior Subordinated Notes due August 1, 2008 (the "December 1998 Notes"), the sale by the Company of $180.0 million of 81/2% Senior Subordinated Notes due May 15, 2008 (the "May 1998 Notes"), the amendments of the Company's Senior Credit Facilities to increase the available borrowings under the bank credit facilities to 400.0 million, and the application of the net proceeds of these financing transactions (collectively, the "Financing Transactions"). The pro forma balance sheet data gives effect to the February 1999 Common Stock Offering and the Aydin acquisition as if they had occurred on December 31, 1998. The pro forma financial information is based on (i) the audited consolidated financial statements of the Company as of December 31, 1998 and for the year then ended, (ii) the audited consolidated financial statements of Aydin as of December 31, 1998 and for the year then ended, and (iii) the statements of operations of the 1998 Acquisitions for the periods from January 1, 1998 to each of their respective dates of acquisition, using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The pro forma results do not give effect to any of the Company's other acquisitions, including the acquisition of Microdyne.

     The pro forma adjustments are based upon preliminary estimates of purchase prices and the related purchase price allocations for the acquisitions of Aydin and SPD. Actual adjustments will be based on final appraisals and other analyses of fair values which are in process. Management does not expect that differences between the preliminary and final allocations will have a material impact on the Company's pro forma financial position or results of operations. The pro forma statement of operations does not reflect any cost savings that management of the Company believes would have resulted had the Transactions occurred on January 1, 1998. The pro forma financial information should be read in conjunction with (i) the audited consolidated financial statements of the Company as of December 31, 1998 and for the year then ended (ii) the audited consolidated financial statements of Aydin as of December 31, 1998 and for the year then ended, and (iii) the unaudited condensed consolidated statements of operations of SPD for the six months ended June 30, 1998, all of which are included elsewhere herein in this prospectus. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1998

                                                                                               AYDIN
                                                              FEBRUARY 1999                 ACQUISITION
                                                               COMMON STOCK                  PRO FORMA
                                                 COMPANY       OFFERING(8)      AYDIN     ADJUSTMENTS(6)     PRO FORMA
                                               -----------   ---------------   -------   ----------------   ----------
                                                                     (in millions)
ASSETS
Currents assets:
 Cash and cash equivalents .................    $   26.1          $201.5        $ 9.5        $ (73.8)        $  163.3
 Contracts in process ......................       351.0              --         58.1           (1.5)           407.6
 Other current assets ......................        28.2              --          1.4             --             29.6
                                                --------          ------        -----        -------         --------
   Total current assets ....................       405.3           201.5         69.0          (75.3)           600.5
                                                --------          ------        -----        -------         --------
Property, plant and equipment, net .........       123.1              --         12.6             --            135.7
Intangibles, primarily cost in excess of
 net assets acquired, net of
 amortization ..............................       669.4              --           --            6.7            676.1
Other assets ...............................        87.6              --          0.5            5.0             93.1
                                                --------          ------        -----        -------         --------
  Total assets .............................    $1,285.4          $201.5        $82.1        $ (63.6)        $1,505.4
                                                ========          ======        =====        =======         ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt .........    $     --          $   --        $ 0.1        $  (0.1)        $     --
 Accounts payable and accrued
   expenses ................................       165.1              --         13.7             --            178.8
 Customer advances .........................        45.9              --          2.3             --             48.2
                                                                                             -------
 Other current liabilities .................        36.5              --          0.4             --             36.9
                                                --------          ------        -----        -------         --------
   Total current liabilities ...............       247.5              --         16.5           (0.1)           263.9
                                                --------          ------        -----        -------         --------
 Pension, postretirement benefits and
   other liabilities .......................       132.9              --          2.1             --            135.0
 Long-term debt ............................       605.0              --           --             --            605.0
 Shareholders' equity ......................       300.0           201.5         63.5          (63.5)           501.5
                                                --------          ------        -----        -------         --------
   Total liabilities and shareholders'
    equity .................................    $1,285.4          $201.5        $82.1        $ (63.6)        $1,505.4
                                                ========          ======        =====        =======         ========

  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1998

                                      COMPANY
                                       YEAR                                1998
                                       ENDED                           ACQUISITIONS
                                   DECEMBER 31,         1998            PRO FORMA
                                       1998       ACQUISITIONS(2)   ADJUSTMENTS(1)(3)
                                  -------------- ----------------- -------------------
                                                     (in millions)
STATEMENT OF OPERATIONS:
Sales ...........................    $1,037.0          $126.2           $     --
Costs and expenses ..............       936.7           117.6                2.5
                                     --------          ------           --------
  Operating income (loss)........       100.3             8.6               (2.5)
Interest and investment
 income (expense) ...............         2.7              --                 --
Interest expense ................        49.5             5.1                 --
                                     --------          ------           --------
  Income (loss) before
    income taxes ................        53.5             3.5               (2.5)
Income tax expense (benefit).....        20.9             1.6               (1.0)(9)
                                     --------          ------           --------
  Net income (loss) .............    $   32.6          $  1.9           $   (1.5)
                                     ========          ======           ========



                                                                           AYDIN
                                                                        ACQUISITION
                                      FINANCING                          PRO FORMA          PRO
                                   TRANSACTIONS(4)      AYDIN(5)     ADJUSTMENTS(6)(7)   FORMA(10)
                                  ----------------- --------------- ------------------- ----------
                                                            (in millions)
STATEMENT OF OPERATIONS:
Sales ...........................     $     --         $   77.9           $ (4.6)       $1,236.5
Costs and expenses ..............           --             99.0              1.4         1,157.2
                                      --------         --------           ------        --------
  Operating income (loss)........           --            (21.1)            (6.0)           79.3
Interest and investment
 income (expense) ...............           --              0.7               --             3.4
Interest expense ................          6.2               --               --            60.8
                                      --------         --------           ------        --------
  Income (loss) before
    income taxes ................         (6.2)           (20.4)            (6.0)           21.9
Income tax expense (benefit).....         (2.4)(9)         (0.8)(9)         (0.2)           18.1
                                      --------         --------           ------        --------
  Net income (loss) .............     $   (3.8)        $  (19.6)          $ (5.8)       $    3.8
                                      ========         ========           ======        ========

  See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following facts and assumptions were used in determining the pro forma effect of the Transactions.

1. On August 13, 1998, the Company acquired 100% of the stock of SPD for $241.4 million of cash, including expenses net of cash acquired. On February 5, 1998, March 4, 1998 and March 31, 1998, the Company purchased the assets of STS, ILEX and Ocean Systems for $27.0 million, $51.9 million and $68.8 million, respectively, of cash including expenses net of cash acquired.
    The aggregate purchase prices including expenses, net of cash acquired, for the 1998 Acquisitions of $388.6 million were financed with the net proceeds from the Financing Transactions (see Note 4 below). The 1998 Acquisitions are all included in the Company's historical balance sheet as of December 31, 1998.

2. The pro forma statement of operations for the year ended December 31, 1998 includes the following historical data for the 1998 Acquisitions.

                                                                                            OCEAN           1998
                                                     SPD(a)      STS(b)      ILEX(b)     SYSTEMS(c)     ACQUISITIONS
                                                    --------   ----------   ---------   ------------   -------------
                                                                             (in millions)
   Sales ........................................    $105.5      $  2.3        $4.5         $13.9          $126.2
   Costs and expenses ...........................      94.4         5.9         4.4          12.9           117.6
                                                     ------      ------        ----         -----          ------
    Operating income (loss) .....................      11.1        (3.6)        0.1           1.0             8.6
   Interest and investment income ...............        --          --          --            --              --
   Interest expense .............................       5.0          --          --           0.1             5.1
                                                     ------      ------        ----         -----          ------
    Income (loss) before income taxes . .........       6.1        (3.6)        0.1           0.9             3.5
   Income tax (benefit) provision . .............       2.2        (1.0)         --           0.4             1.6
                                                     ------      ------        ----         -----          ------
    Net income (loss) ...........................    $  3.9      $ (2.6)       $0.1         $ 0.5          $  1.9
                                                     ======      ======        ====         =====          ======

----------
   (a) Represents historical results of operations for the six-month period ended June 30, 1998. These results of operations exclude a pre-tax nonrecurring noncash compensation charge of approximately $22.1 million related to the acceleration of the vesting date for all outstanding stock options of SPD caused by the Company's acquistion of SPD.

   (b) Represents historical results of operations for the one-month period ended January 31, 1998.

   (c) Represents historical results of operations for the three-month period ended March 31, 1998.

3. The aggregate estimated excess of purchase price, including expenses, over the estimated fair value of net assets acquired related to the 1998 Acquisitions of $339.3 million is comprised of $215.3 million, $5.5 million, $44.3 million and $74.2 million, respectively, for SPD, STS, ILEX and Ocean Systems, and is being amortized over 40 years for SPD, ILEX and Ocean Systems and 15 years for STS resulting in amortization expense of $8.7 million per annum. The preliminary purchase price allocation for SPD also includes an adjustment of $5.0 million to intangible assets to reflect the estimated value of acquired identifiable intangibles which are being amortized over 15 years resulting in amortization expense of $0.3 million per annum.


    Adjustments to costs and expenses in the pro forma statements of operations relating to the 1998 Acquisitions were comprised of the following:

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                                                           1998
                                                                                      --------------
                                                                                      (in millions)
   (a) Amortization expense of estimated intangibles, primarily purchase cost in
       excess of net assets acquired .................................................     $  3.7
   (b) Elimination of goodwill amortization expense included in the historical
       financial statements for the 1998 Acquisitions ................................       (1.4)
   (c) Estimated rent expense on the Sylmar facility of Ocean Systems which was not
       acquired by L-3 Communications ................................................        0.3
   (d) Elimination of depreciation expense on buildings and improvements on the
       Sylmar facility of Ocean Systems which was not acquired by L-3
       Communications ................................................................       (0.1)
                                                                                           ------
   Total increase to costs and expenses ..............................................     $  2.5
                                                                                           ======

4. The Financing Transactions included (i) the contribution by Holdings to the Company of the net proceeds from the sale by Holdings of 5.0 million shares of its common stock in the February 1999 Common Stock Offering for $42 per share, whose net proceeds amounted to $201.5 million, after underwriting discounts and commissions and other expenses of $8.5 million,
    (ii) the sale by the Company of the December 1998 Notes, which net proceeds amounted to $192.8 million after the bond discount of $0.6 million and underwriting discounts and commissions and other expenses of $6.6 million (iii) the contribution by Holdings to the Company of the net proceeds from the sale by Holdings of 6.9 million shares of its common stock in the IPO for $22 per share, which net proceeds amounted to $139.5 million, after underwriting discounts and commissions and other expenses of $12.3 million, (iv) the sale by the Company of the May 1998 Notes, which net proceeds amounted to $173.8 million after underwriting discounts and commissions and other expenses of $6.2 million and (v) the amendments of the Company's Senior Credit Facilities to increase the borrowings available thereunder to $400.0 million from $200.0 million.

   The aggregate net proceeds from the Financing Transactions of $707.6 million have been assumed to be used to (i) prepay all $171.0 million of borrowings outstanding under the term loan facilities, under the Company's Senior Credit Facilities prior to the amendments thereto (ii) finance all of the aggregate purchase prices of the 1998 Acquisitions of $388.6 million (see Note 1) and Aydin acquisition of $64.3 million (see Note 7) and (iii) increase cash and cash equivalents by $83.7 million. The February 1999 Common Stock Offering was completed on February 10, 1999. The sale of the December 1998 Notes was completed on December 11, 1998, and in February 1999, the Company exchanged all of the December 1998 Notes for notes identical in all material respects to the December 1998 Notes, except that the notes are registered under the Securities Exchange Act of 1933. The IPO and the sale of the May 1998 Notes were completed on May 22, 1998 and the amendments to the Senior Credit Facilities were completed on August 19, 1998 and March 3, 1999. Except for the February 1999 Common Stock Offering, the effects of the Financing Transactions are included in the Company's historical balance sheet as of December 31, 1998.

   Assuming the Financing Transactions were completed on January 1, 1998, pro forma interest expense for the year ended December 31, 1998 would have increased by $11.3 million to $60.8 million. The details of interest expense after the Financing Transactions follow:

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                                          1998
                                                                     -------------
   Interest on the 1997 Notes (10.375% on
    $225.0 million)...............................................       $23.4
   Interest on the May 1998 Notes (8.50% on
    $180.0 million)...............................................        15.3
   Interest on the December 1998 Notes (8.0% on
    $200.0 million)...............................................        16.0
   Commitment fee of 0.4% on unused portion of the Senior Credit
    Facilities (0.4% on $298.4 million)...........................         1.2
   Letter of credit fees .........................................         1.0
   Amortization of deferred debt issuance costs ..................         3.9
                                                                         -----
   Total pro forma interest expense ..............................       $60.8
                                                                         =====

   The pro forma statements of operations do not reflect interest income on
   (i) the pro forma amount of net proceeds of $83.7 million that were assumed to be invested in cash and cash equivalents, remaining after applying the aggregate net proceeds from the Financing Transactions to finance the purchase of the 1998 Acquisitions and Aydin acquisition and prepay the term loan facilities or (ii) the $163.3 million cash balance on the pro forma balance sheet as of December 31, 1998 after the February 1999 Common Stock Offering and Aydin acquisition.

5. The pro forma statement of operations for the year ended December 31, 1998 includes the following historical data for the Aydin acquisition.

                                                       AYDIN
                                                  --------------
                                                   (in millions)
   Sales ......................................      $  77.9
   Costs and expenses .........................         99.0
                                                     -------
    Operating income (loss) ...................        (21.1)
   Interest and investment income .............          0.7
   Interest expense ...........................           --
                                                     -------
    Income (loss) before income taxes .........        (20.4)
   Income tax (benefit) provision .............         (0.8)
                                                     -------
    Net income (loss) .........................      $ (19.6)
                                                     =======

6. On April 16, 1999, the Company completed its acquisition of 100% of the common stock of Aydin. The purchase price of $64.3 million including estimated expenses net of cash acquired of $9.5 million (based on Aydin's historical balance sheet as of December 31, 1998) was financed with a portion of the net proceeds from the Financing Transactions (see Note 4). The estimated purchase price in excess of the net assets acquired for Aydin of $6.7 million is being amortized over 40 years resulting in a charge of $0.2 million per annum. In addition, the pro forma balance sheet as of December 31, 1998 includes the elimination of (i) $0.1 million of Aydin debt which was repaid in connection with the acquisition and (ii) $63.5 million of Aydin's historical shareholders' equity. The pro forma balance sheet also reflects these adjustments related to preliminary purchase price allocation:

    (a) an estimated $1.8 million reduction to contracts in process resulting from valuing acquired contracts in process at contract price, less the estimated cost to complete and an allowance for normal profit margin on the Company's effort to complete such contracts, and an estimated increase to contracts in process of $0.3 million related to valuing work-in-process and finished goods inventory at their fair values. The non-recurring charges to income resulting from these adjustments are not material to the pro forma statement of operations; and

    (b) an increase in deferred tax assets of $5.0 million to reflect the elimination of a valuation allowance of $5.0 million included in Aydin's historical financial statements to reflect the Company's ability to realize the acquired Aydin deferred tax assets on a consolidated basis.

7. The adjustments made to the pro forma statement of operations for the year ended December 31, 1998 relating to the Aydin acquisition include (i) the elimination of $4.6 million of sales and $4.4 million of costs and expenses for the Microwave division included in Aydin's historical results of operations which Aydin sold in October 1998 and is not part of the continuining operations of Aydin that the Company acquired, (ii) the elimination of the gain of $5.6 million (pre-tax and after tax) resulting from Aydin's sale of its Microwave division and (iii) an increase to costs and expenses of $0.2 million for the amortization expense for the Aydin acquisition purchase cost in excess of net assets acquired (see Note 7 below). A statutory (federal, state and foreign) tax rate of 39.1% was assumed on these pro forma adjustments, except for adjustment (b) because Aydin recognized no income tax expense on that gain as a result of its tax net operating losses.

8. The pro forma adjustments for the February 1999 Common Stock Offering to the balance sheet as of December 31, 1998, include (i) an increase to cash and cash equivalents of $201.5 million representing the net proceeds therefrom, and (ii) a corresponding increase to common stock and additional paid-in capital within shareholders' equity of $201.5 million for those net proceeds.

9. The pro forma adjustments were tax-effected, as appropriate, using a statutory (federal, state and foreign) tax rate of 39.1%.

10. Aydin's historical statement of operations for the year ended December 31, 1998 include a non-recurring charge of $19.8 million in costs and expenses related to a contract arbitration settlement. The pro forma statement of operations for the year ended December 31, 1998 adjusted to exclude this non-recurring charge and to adjust Aydin's benefit for income taxes to a statutory (federal, state and foreign) tax rate of 39.1% that reflects a tax provision related to recurring operations, would have been as follows:

                                                 ADJUSTED
                                                 PRO FORMA
                                                YEAR ENDED
                                             DECEMBER 31, 1998
                                             -----------------
                                               ($ MILLIONS)
   Sales ..................................      $1,236.5
   Costs and expenses .....................       1,137.4
                                                 --------
    Operating income ......................          99.1
   Interest and investment income .........           3.4
   Interest expense .......................          60.8
                                                 --------
    Income before income taxes ............          41.7
   Income tax provision ...................          16.4
                                                 --------
    Net income ............................      $   25.3
                                                 ========

                         SELECTED FINANCIAL INFORMATION

     The selected unaudited pro forma data as of December 31, 1998 and for the year ended December 31, 1998 have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed statement of operations and other data reflect the 1998 Acquisitions, the Financing Transactions and the Aydin acquisition as if such transactions had occurred on January 1, 1998. The unaudited pro forma condensed balance sheet data reflect the February 1999 Common Stock Offering and the Aydin acquisition as if they had occurred on December 31, 1998.

     The selected consolidated (combined) financial data as of December 31, 1997, 1996 and 1995 and for the year ended December 31, 1998, the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 have been derived from the audited financial statements for the respective periods. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

     The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated (Combined) Financial Statements of the Company (Predecessor Company) and the unaudited pro forma condensed consolidated financial information included elsewhere herein.

                                                               COMPANY
                                     -----------------------------------------------------------
                                        ADJUSTED
                                        PRO FORMA      PRO FORMA                    NINE MONTHS
                                       YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED
                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                          1998           1998          1998(1)        1997(2)
                                     -------------- -------------- -------------- --------------
                                                            (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ..............................   $1,236.5       $ 1,236.5      $ 1,037.0      $  546.5
Operating income ...................       99.1(5)         79.3          100.3          51.5(6)
Interest expense, net(7) ...........       57.4            57.4           46.9          28.5
Provision (benefit) for income
 taxes(7) ..........................       16.4(5)         18.1           20.9          10.7
Net income (loss) ..................       25.3(5)          3.8           32.6          12.3(6)
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital ....................                  $   336.6      $   157.8      $  143.2
Total assets .......................                    1,505.4        1,285.4         697.0
Long-term debt .....................                      605.0          605.0         392.0
Invested equity ....................
Shareholders' equity ...............                      501.5          300.0         113.7
OTHER DATA:
EBITDA(8) ..........................   $  147.6(5)    $   127.8      $   140.7      $   78.1
Net cash from (used in)
 operating activities ..............                                      85.1          73.9
Net cash (used in) investing
 activities ........................                                    (472.9)       (457.8)
Net cash from (used in) financing
 activities ........................                                     336.4         461.4
Depreciation expense ...............       26.4            26.4           22.5          13.3
Amortization expense ...............       22.1            22.1           17.9           8.9
Capital expenditures ...............                       28.0           23.4          11.9
Ratio of:
 Earnings to fixed charges(9) ......        1.6x            1.3x           2.0x          1.7x
 EBITDA to cash interest
  expense(8)(11) ...................        2.6x            2.2x           3.0x
 Net debt to EBITDA(8)(12) .........        3.0x            3.5x           4.1x

                                                 PREDECESSOR COMPANY
                                     -------------------------------------------
                                        THREE
                                       MONTHS
                                        ENDED       YEAR ENDED DECEMBER 31,
                                      MARCH 31, --------------------------------
                                        1997      1996(3)    1995(4)    1994(4)
                                     ---------- ----------- --------- ----------
                                                    (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ..............................  $ 158.9    $   543.1   $166.8    $ 218.9
Operating income ...................      7.9         43.7      4.7        8.4
Interest expense, net(7) ...........      8.4         24.2      4.5        5.5
Provision (benefit) for income
 taxes(7) ..........................     (0.2)         7.8      1.2        2.3
Net income (loss) ..................     (0.3)        11.7     (1.0)       0.6
BALANCE SHEET DATA
 (AT PERIOD END):
Working capital ....................             $    98.8   $ 21.1    $  19.3
Total assets .......................                 590.6    228.5      233.3
Long-term debt .....................
Invested equity ....................                 473.6    194.7      199.5
Shareholders' equity ...............
OTHER DATA:
EBITDA(8) ..........................  $  15.7    $    71.8   $ 16.3    $  19.9
Net cash from (used in)
 operating activities ..............    (16.3)        30.7      9.3       21.8
Net cash (used in) investing
 activities ........................     (4.3)      (298.0)    (5.5)      (3.7)
Net cash from (used in) financing
 activities ........................     20.6        267.3     (3.8)     (18.1)
Depreciation expense ...............      4.5         14.9      5.5        5.4
Amortization expense ...............      3.3         13.2      6.1        6.1
Capital expenditures ...............      4.3         13.5      5.5        3.7
Ratio of:
 Earnings to fixed charges(9) ......       --(10)      1.7x     1.0x       1.4x
 EBITDA to cash interest
  expense(8)(9) ....................
 Net debt to EBITDA(8)(10) .........

----------
(1) Includes the results of operations of the 1998 Acquisitions from their respective effective dates.

(2) Reflects the Company's acquisition of the Predecessor Company (the "L-3 Acquisition") effective April 1, 1997.

(3) Reflects the Predecessor Company's ownership of nine business units acquired by Lockheed Martin from Loral effective April 1, 1996.

(4) Reflects operations of Communication Systems -- East. Prior to April 1, 1996, the Predecessor Company was only comprised of Communication Systems -- East.

(5) Represents the pro forma statement of operations and other data for the year ended December 31, 1998, adjusted to exclude the $19.8 million non-recurring charge to operating income included in Aydin's historical statement of operations for the year ended December 31, 1998 related to a contract arbitration settlement (See Note B to Aydin's financial statements included herein on page F-38). The benefit for income taxes of Aydin for the year ended December 31, 1998 was also adjusted to a statutory (federal, state and foreign) tax rate of 39.1% to reflect a tax provision related to recurring operations.

(6) Includes a nonrecurring, noncash compensation charge of $4.4 million related to the initial capitalization of the Company, which was recorded effective April 1, 1997.

(7) For periods prior to April 1, 1997, interest expense and income tax (benefit) provision were allocated to the Predecessor Company from Lockheed Martin.

(8) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs) and for the nine months ended December 31, 1997, also excludes the nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.

 (9) For purpose of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

(10) Earnings were insufficient to cover fixed charges by $0.5 million for the three months ended March 31, 1997.

(11) For purposes of this computation, cash interest expense consists of pro forma interest expense less amortization of deferred debt issuance costs.

(12) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION


GENERAL

     The Company is a leading merchant supplier of sophisticated secure communication systems and specialized communication products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's customers include the DoD, certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers. The Company has two reportable segments, Secure Communication Systems and Specialized Communication Products.

     The Secure Communication Systems segment provides secure, high data rate communications systems for military and other U.S. government reconnaissance and surveillance applications. These operations are principally performed under cost plus, sole source contracts supporting long-term programs for the U.S. armed forces and classified customers. The Secure Communication Systems segment also supplies communication software support services to military and related government intelligence markets. The Specialized Communication Products segment includes three product categories: microwave components, avionics and ocean products, and telemetry, instrumentation and space products.

     All domestic government contracts and subcontracts of the Company are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. government. Multi-year U.S. government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

     The defense industry has undergone significant changes precipitated by ongoing U.S. federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD has focused its resources on enhancing its military readiness, joint operations and the value-added capability of digital command and control communications by incorporating advanced electronics to improve the performance, reduce operating costs and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow.


 ACQUISITION HISTORY

     In April 1997 pursuant to the L-3 Acquisition the Company acquired substantially all of the assets of ten business units, comprising the Predecessor Company, from Lockheed Martin. The Predecessor Company was comprised of (i) nine business units that Lockheed Martin acquired from Loral in April 1996 (the "Loral Acquired Businesses"), which included eight business units (that initially comprised the Specialized Communication Products segment) and Communication Systems -- West, and (ii) one business unit purchased by Lockheed Martin as part of its acquisition of the aerospace business of General Electric in April 1993 ("Communication Systems -- East"). Communication Systems -- West and Communication Systems -- East initially comprised the Secure Communication Systems segment.

     1998 Acquisitions. On August 13, 1998, the Company purchased all of the outstanding stock of SPD. On March 30, 1998, March 4, 1998 and February 5, 1998, respectively, the Company acquired the assets of the Ocean Systems, ILEX and STS. Collectively, the acquisitions of SPD, Ocean Systems, ILEX and STS comprise the 1998 Acquisitions. Additionally, during 1998, the Company purchased several other operations and product lines, which individually and in the aggregate were not material to the results of operations or financial position of the Company.

     Microdyne Corporation. On December 3, 1998, the Company signed an agreement to acquire all of the outstanding common stock of Microdyne for approximately $90.0 million in cash, including the repayment of Microdyne's debt. The Company completed the acquisition of Microdyne in February 1999.

     Aydin Corporation. On March 1, 1999, the Company signed an agreement to acquire all of the outstanding common stock of Aydin for approximately $73.8 million in cash including expenses before taking into account Aydin's cash on hand which amounted to approximately $15.1 million at the end of March 1999. The Company completed this acquisition in April 1999.

     Interstate Electronics Corporation. On April 18, 1999, the Company signed an agreement to acquire all of the outstanding common stock of IEC for approximately $60.0 million in cash, including certain real estate with an estimated fair value in excess of $10.0 million. The Company expects to complete the acquisition in the second quarter of 1999.


RESULTS OF OPERATIONS

     The following information should be read in conjunction with the Consolidated (Combined) Financial Statements, which reflect the Company's results of operations from the effective date of the L-3 Acquisition, April 1, 1997, and include the results of operations of the 1998 Acquisitions from the respective effective dates of each of those acquisitions. The financial statements also reflect the results of operations of the Predecessor Company for the three months ended March 31, 1997 and the year ended December 31, 1996 which include the results of operations of the Loral Acquired Businesses beginning on April 1, 1996, the effective date of that acquisition by the Predecessor Company. Accordingly, the results of operations for the years ended December 31, 1998, 1997 and 1996 are significantly affected by the timing of those acquisitions.

     The results of operations of the Predecessor Company include certain costs and expenses allocated to it by Lockheed Martin for corporate office and certain other expenses primarily using an allocation methodology prescribed by U.S. government regulations for government contractors. Pension and postretirement benefit costs were allocated based on employee headcount. Interest expense was allocated to the Predecessor Company based on Lockheed Martin's actual weighted average consolidated interest rate applied to the portion of the beginning of the year invested equity deemed to be financed by consolidated debt based on Lockheed Martin's debt to equity ratio on such date. The provision (benefit) for income taxes was prepared on a separate taxpayer basis, calculated by applying statutory rates to reported pre-tax income after considering items that do not enter into the determination of taxable income and tax credits related to the Predecessor Company. Accordingly, the results of operations the Predecessor Company may not be the same as would have occurred had the Predecessor Company been an independent entity.

     The following table provides selected income statement data for the Company for the year ended December 31, 1998 ("1998") and the nine-month period ended December 31, 1997 and for the Predecessor Company for the three-month period ended March 31, 1997 and the year ended December 31, 1996 ("1996"). For purposes of the discussion of the results of operations, results for the year ended December 31, 1997 ("1997") were prepared by combining, without adjustment, the results of operations of the Company for the nine-month period ended December 31, 1997 with those of the Predecessor Company for the three-month period ended March 31, 1997.

                                                                   YEAR ENDED DECEMBER 31, 1997
                                                             ----------------------------------------
                                                                              PREDECESSOR              PREDECESSOR
                                                  COMPANY        COMPANY        COMPANY                  COMPANY
                                              -------------- -------------- --------------            -------------
                                                               NINE MONTHS   THREE MONTHS
                                                YEAR ENDED        ENDED          ENDED                  YEAR ENDED
                                               DECEMBER 31,   DECEMBER 31,     MARCH 31,      1997     DECEMBER 31,
                                                   1998           1997           1997       COMBINED       1996
                                              -------------- -------------- -------------- ---------- -------------
                                                                             (in millions)
Sales(1):
 Secure Communication Systems ...............    $  483.9        $307.6         $ 84.9       $392.5       $322.4
 Specialized Communication Products .........       553.1         238.9           74.0        312.9        220.7
                                                 --------        ------         ------       ------       ------
   Total ....................................    $1,037.0        $546.5         $158.9       $705.4       $543.1
                                                 ========        ======         ======       ======       ======
Operating income before noncash
 compensation charge:
 Secure Communication Systems ...............    $   38.5        $ 25.8         $  0.1       $ 25.9       $ 18.9
 Specialized Communication Products .........        61.8          30.0            7.8         37.8         24.8
                                                 --------        ------         ------       ------       ------
   Total ....................................       100.3          55.8            7.9         63.7       $ 43.7
Noncash compensation charge(2) ..............          --          (4.4)            --         (4.4)          --
                                                 --------        ------         ------       ------       ------
Operating income ............................    $  100.3        $ 51.4         $  7.9       $ 59.3       $ 43.7
                                                 ========        ======         ======       ======       ======
Depreciation and amortization expenses
 included in operating income:
 Secure Communication Systems ...............    $   17.8        $ 12.9         $  5.2       $ 18.1       $ 21.1
 Specialized Communication Products .........        22.6           9.3            2.6         11.9          7.0
 Noncash compensation charge (2) ............          --           4.4             --          4.4           --
                                                 --------        ------         ------       ------       ------
   Total ....................................    $   40.4        $ 26.6         $  7.8       $ 34.4       $ 28.1
                                                 ========        ======         ======       ======       ======
EBITDA(3)
 Secure Communication Systems ...............    $   56.3        $ 38.7         $  5.3       $ 44.0       $ 40.0
 Specialized Communication Products .........        84.4          39.3           10.4         49.7         31.8
                                                 --------        ------         ------       ------       ------
   Total ....................................    $  140.7        $ 78.0         $ 15.7       $ 93.7       $ 71.8
                                                 ========        ======         ======       ======       ======

----------
(1) Sales are after intersegment eliminations. See Note 20 to the Consolidated (Combined) Financial Statements.

(2) The Company did not include the 1997 noncash compensation charge of $4.4 million in its internal measure of reportable segment profitability because that charge was not related to the operations of the segments.

(3) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of debt issuance costs) and the 1997 nonrecurring, noncash compensation charge of $4.4 million. EBITDA is not a substitute for operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because the Company believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.


      1998 COMPARED TO 1997. Sales increased $331.6 million to $1,037.0 million in 1998. Operating income increased $41.0 million to $100.3 million in 1998. The 1998 Acquisitions contributed $287.2 million and $23.2 million, respectively, to 1998 sales and operating income. On a pro forma basis to reflect the 1998 Acquisitions as if they had occurred on January 1, 1997, sales for 1998 would have been $1,163.2 million, an increase of 9.3% compared to pro forma sales of $1,063.9 million for 1997. See Note 2 to the Consolidated (Combined) Financial Statements. Operating income as a percentage of sales ("operating margin") improved to 9.7% from 8.4%. Operating income for 1997 includes a non-recurring noncash compensation charge of $4.4 million recorded effective April 1, 1997 related to the initial capitalization of the Company. Excluding this charge, operating margin for 1997 would have been 9.0%. Excluding the 1997 noncash compensation charge, 1998 depreciation and amortization expenses increased $10.4 million to $40.4 million in 1998, reflecting increased goodwill amortization associated with acquisitions and additional depreciation related to capital expenditures. EBITDA for 1998 increased $47.0 million to $140.7 million. EBITDA as a percentage of sales ("EBITDA margin") improved to 13.6% from 13.3%.

     Sales of the Secure Communication Systems segment increased $91.4 million or 23.3% to $483.9 million in 1998. Operating income increased $12.6 million to $38.5 million. Operating margin improved to 8.0% from 6.6%. The increase in sales was primarily attributable to acquisitions and increased production and shipments of the CHBDL and Raptor high data rate communications systems, UAV programs, and secure telephone equipment (STE), partially offset by a decline in sales on the International Space Station (ISS) program. The increase in operating income was principally attributable to acquisitions and improved margins on space communication systems, military communication systems and space control systems, the 1998 sales growth and the negative impact on 1997 operating income resulting from $3.3 million of costs related to certification efforts for the explosive detection system ("EDS"). EBITDA increased $12.3 million to $56.3 million in 1998 and EBITDA margin improved to 11.6% from 11.2%. The increases in EBITDA and EBITDA margin were attributable to the items affecting the trends in operating income.

     Sales of the Specialized Communication Products segment increased $240.2 million or 76.8% to $553.1 million in 1998. Operating income increased $24.0 million to $61.8 million in 1998, while operating margin decreased to 11.2% from 12.1%. The increase in sales was principally attributable to acquisitions and volume increases in aviation recorders, display products on the E2C and V-22 platforms and microwave components for RF safety and monitoring, partially offset by lower sales volume on commercial telecommunications products. Sales for 1997 also included $1.8 million from a business which was sold in 1997. The decrease in operating margin for 1998 is principally attributable to the lower margins from the STS acquired business, partially offset by improved margins on aviation recorders, display products and microwave monitoring components. EBITDA increased $34.7 million to $84.4 million in 1998, while EBITDA margin declined to 15.3% from 15.9%. The changes in EBITDA and EBITDA margin were primarily attributable to the items affecting the trends in operating income.

     Interest expense, net increased $10.0 million to $46.9 million in 1998 and was primarily attributable to higher average outstanding debt balances during 1998. See "Liquidity and Capital Resources." The effective income tax rate for 1998 was 39.1% compared with 46.4% for 1997, which reflected the Company's $4.4 million non-recurring, noncash compensation charge and the Predecessor Company's amortization expense for costs in excess of net assets acquired, both of which were not deductible for income tax purposes.

 1997 COMPARED TO 1996. Sales increased $162.3 million to $705.4 in 1997. Operating income increased $15.6 million to $59.3 million in 1997. Operating margin before the 1997 noncash charge of $4.4 million improved to 9.0% from 8.0%. The timing of the Loral Acquired Businesses acquisition by the Predecessor Company which occurred on April 1, 1996 accounted for $132.2 million and $7.8 million, respectively, of the increases in sales and operating income. The 1997 results of operations include the Loral Acquired Businesses for twelve months, whereas the 1996 results only includes them for nine months. The remaining increases in sales and operating income were driven by internal growth. EBITDA increased by $21.9 million to $93.7 million in 1997. EBITDA margin improved to 13.3% from 13.2%.

     Sales of the Secure Communication Systems segment increased $70.1 million to $392.5 million in 1997. Operating income increased $7.0 million to $25.9 million in 1997 and operating margin improved to 6.6% from 5.9%. The increase in sales was principally attributable to the timing of the Loral Acquired Business acquisition and increased production and shipments for the CHBDL and UAV programs, STE and other information security systems, and increased P3-C repair depot and power supplies sales. The improvement in operating margin was primarily attributable to volume increases and margin improvements on high data rate communications systems, partially offset by the $3.3 million of EDS certification costs. Operating income for 1997 also benefited from less goodwill amortization expense as a result of the purchase price allocation for the L-3 Acquisition. EBITDA increased $4.0 million to $44.0 million in 1997 primarily because of the items affecting the trends in operating income. EBITDA margin declined to 11.2% from 12.4% and was primarily attributable to the impact of EDS certification costs.

     Sales of the Specialized Communication Products segment increased $92.2 million to $312.9 million in 1997. Operating income increased $13.0 million to $37.8 million in 1997 and operating margin improved to 12.1% from 11.2%. The increase in sales was principally attributable to the timing of the Loral Acquired Business acquisition and growth in display products for the F-14 and E-2C platforms, antenna products for the TRAC-A platform and spares, and telemetry products, partially offset by declines from certain military-related product lines which were exited in 1996, and $5.6 million less sales from the Hycor business which was sold in 1997. The improvement in operating income and operating margin was attributable to higher sales of display products and antenna products, margin improvements on aviation recorders, and the benefit from discontinuing certain military-related product lines in 1996 which generated losses. EBITDA increased $17.9 million to $49.7 million in 1997, and EBITDA margin increased to 15.9% from 14.4%. The 1997 increases in EBITDA and EBITDA margin were attributable to the trends affecting operating income.

     Interest expense, net for 1997 was $36.9 million compared to $24.2 million for 1996, reflecting the Company's higher interest rates on its debt compared to the interest rate used to allocate interest expense to the Predecessor Company by Lockheed Martin. The effective income tax rate for 1997 increased to 46.4% compared with 40.0% for 1996, primarily as a result of the Company's 1997 noncash compensation charge and additional Predecessor Company amortization expense for costs in excess of net assets acquired both of which were not deductible for income tax purposes.


LIQUIDITY AND CAPITAL RESOURCES


BALANCE SHEET

     Contracts in process increased $186.3 million in 1998, of which $146.2 million was related to the acquired businesses, $23.4 million was from increases in unbilled receivables arising from an increase in programs entering the production phase wherein unbilled costs and profits generally exceed progress payments received from the customers until contract shipments are completed, and the remaining increase was primarily from increases in other billed receivables because of higher sales to affiliates and commercial customers. The increase in other assets was primarily attributable to debt issuance costs incurred in connection with the increase in debt during 1998. The increases in other current assets, net property, plant and equipment, intangibles, customer advances, other current liabilities and pension and postretirement benefits were principally related to the acquired businesses.

     Working capital, adjusted to exclude cash, deferred income taxes and the current portion of long-term debt, increased to $115.1 million at the end of 1998 from $57.5 million at the end of 1997 and was primarily attributable to the working capital of the acquired businesses, as well as the other factors discussed above.

STATEMENT OF CASH FLOWS

     The following table provides cash flow statement data for the Company and the Predecessor Company for 1998, 1997 and 1996:

                                                          YEAR ENDED DECEMBER 31, 1997
                                                   -------------------------------------------
                                                                     PREDECESSOR                  PREDECESSOR
                                      COMPANY          COMPANY         COMPANY                      COMPANY
                                  --------------   --------------   -------------                -------------
                                                     NINE MONTHS     THREE MONTHS
                                    YEAR ENDED          ENDED           ENDED                      YEAR ENDED
                                   DECEMBER 31,     DECEMBER 31,      MARCH 31,        1997       DECEMBER 31,
                                       1998             1997             1997        COMBINED         1996
                                  --------------   --------------   -------------   ----------   -------------
Net cash from (used in)
 operating activities .........      $   85.1         $   73.9         $ (16.3)      $   57.6      $   30.7
Net cash (used in) investing
 activities ...................        (472.9)          (457.8)           (4.3)        (462.1)       (298.0)
Net cash from financing
 activities ...................         336.4            461.4            20.6          482.0         267.3

OPERATING ACTIVITIES

     During 1998, L-3 generated $85.1 million in cash from operating activities, an increase of $27.5 million over 1997, principally as a result of improvements in earnings and increases in deferred income tax provisions, partially offset by a net increase in operating assets and liabilities of $11.1 million. Cash from operating activities in 1998 included interest payments on debt of $42.9 million. The annual cash interest payments on the Company's debt outstanding at the end of 1998 is about $54.6 million. See "Financing Activities". The 1998 cash generated from operating activities provided the resources to invest $23.4 million in new plant and equipment and to partially fund the purchase of the 1998 Acquisitions. Operating activities are a principal source of L-3's cash flows. Over the past three years, operating activities generated approximately $173.4 million in cash. This cash was used for new plant and equipment investments of $53.2 million and to partially fund the acquisitions made by the Company and Predecessor Company over the past three years.


INVESTING ACTIVITIES

     Since L-3's formation in April 1997, the Company has actively pursued its acquisition strategy. In 1998, the Company purchased additional businesses for an aggregate cash purchase price, including assumed debt and expenses, net of cash acquired, of $448.0 million, subject to certain post-closing adjustments, and in certain cases additional consideration based on post-closing performance. The cash invested for the 1998 Acquisitions was $389.7 million, comprised of $27.6 million, $51.9 million, $68.8 million and $241.4 million, respectively, for STS, ILEX, Ocean Systems and SPD. The remaining $58.3 million was invested to acquire other operations and product lines.

     The Company typically makes capital expenditures related primarily to improvement of manufacturing facilities and equipment. The Company expects that its capital expenditures for 1999 will be approximately $35.0 million.


FINANCING ACTIVITIES

     On May 19, 1998, Holdings sold 6.9 million shares of its common stock in the IPO for $22.00 per share representing 25.2% of Holdings' outstanding common stock immediately after the IPO. The net proceeds from the IPO amounted to $139.5 million and were contributed by Holdings to the Company. Concurrent with the Holdings IPO, the Company sold the May 1998 Notes whose net proceeds amounted to $173.8 million. In December 1998, the Company sold December 1998 Notes in a private placement offering, whose net proceeds amounted to $192.8 million. The Company completed its public exchange offer for the December 1998 Notes in February 1999.

     The combined net proceeds from the IPO, May 1998 Notes and December 1998 Notes aggregated $506.1 million, of which $335.1 million were used to directly finance the acquisitions made in 1998 and repay borrowings under the Revolving Credit Facilities. The remaining net proceeds were used to prepay $171.0 million of the borrowings outstanding under the Term Loan Facilities. The prepayment effectively refinanced $171.0 million of variable-rate debt, which was scheduled to mature in escalating annual installment through 2006, with 8 1/2% fixed-rate debt of the May 1998 Notes that matures in 2008.

     During 1998, the Senior Credit Facilities were amended to increase the Company's revolving credit facilities by $285.0 million to $385.0 million. At December 31, 1998, available borrowings under the revolving credit facilities were $297.6 million after reductions for outstanding letters of credit of $87.4 million. The Senior Credit Facilities and the Notes contain financial covenants which remain in effect so long as any amount is owed or any commitment to lend exists thereunder by L-3 Communications. As of December 31, 1998, L-3 Communications had been in compliance with these covenants at all times. The borrowings under the Senior Credit Facilities are guaranteed by Holdings and by substantially all of the Company's subsidiaries. The payments of principal and premium, if any, and interest on the Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by substantially all of the Company's subsidiaries, all of which are wholly owned subsidiaries. On March 3, 1999, the Senior Credit Facilities were further amended to increase the revolving credit facility by $15.0 million to $400.0 million. See Note 8 to Consolidated (Combined) Financial Statements for a description of the Company's debt and related financial covenants at December 31, 1998.

     On February 4, 1999, Holdings sold 5.0 million shares of common stock in an offering for $42.00 per share in the February 1999 Common Stock Offering, representing 15.4% of Holdings' common stock immediately after the February 1999 Common Stock Offering. In addition, 6.5 million shares were sold by the Lehman Partnership and Lockheed Martin in the February 1999 Common Stock Offering, after which the Lehman Partnership owned 24.7% and Lockheed Martin owned 7.1% of the outstanding shares of Holding's common stock. The net proceeds to Holdings from the February 1999 Common Stock Offering amounted to $201.5 million and were contributed to the Company. The net proceeds were partially used to repay borrowings made in January 1999 under the Senior Credit Facilities and to finance the Microdyne and Aydin acquisitions.

     Based upon the current level of operations, management believes that the Company's cash from operating activities, together with available borrowings under the Senior Credit Facilities, will be adequate to meet its anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, and interest payments for the foreseeable future including at least the next three years. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that currently anticipated improvements will be achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt or obtain additional financing. The Company's ability to make scheduled principal payments, to pay interest on or to refinance its indebtedness depends on its future performance and financial results, which, to a certain extent, are subject to general conditions in or affecting the defense industry and to general economic, political, financial, competitive, legislative and regulatory factors beyond its control. There can be no assurance that sufficient funds will be available to enable the Company to service its indebtedness, or make necessary capital expenditures and program and discretionary investments.

MARKET RISKS

     All of the Company's market risk sensitive instruments are entered into for purposes other than trading.

     Interest Rate Risk. The Company's financial instruments that are sensitive to changes in interest rates include debt obligations and interest rate cap and floor contracts, all of which are denominated in U.S. dollars. The interest rates on the Notes are fixed-rate and therefore, not affected by changes in interest rates. To mitigate risks associated with changing interest rates on borrowings under the Senior Credit Facilities which bear interest at variable rates, the Company entered into the interest rate cap and floor contracts (the "interest rate agreements"). The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to perform fully under the terms of such agreements. Cash payments between the Company and the counterparties are made (received) at the end of each quarter to the extent due under the terms of the interest rate agreements. Such payments (amounts received) are recorded as adjustments to interest expense. The interest rate agreements were not material to interest expense or cash flows for 1998 or for the nine-month period ended December 31, 1997. Additional data on the debt obligations and interest rate agreements are provided in Notes 8 and 10 to the Consolidated (Combined) Financial Statements.

     The weighted average interest rate on the Notes is 9.03%. The Notes mature in 2007 and 2008 and there are no scheduled principal payments before their maturity dates. There were no outstanding borrowings under the Senior Credit Facilities at end of 1998. For the interest rate agreements, the table below presents significant contract terms and fair values at December 31, 1998.

                                                   CAPS                               FLOORS
                                       -----------------------------       -----------------------------
                                                              ($ in millions)
Notional amount .................                             $100.0                               $50.0
Cap/floor interest rate .........                              7.50%                               5.50%
Reference rate ..................      London Interbank Offered Rate       London Interbank Offered Rate
Designated maturity .............                          Quarterly                           Quarterly
Expiration date .................                     March 28, 2002                      March 28, 2002
Fair value ......................                               $0.2                              $(1.1)

     Foreign Currency Exchange Risk. The Company conducts certain of its operations outside the U.S. in functional currencies other than the U.S. dollar, the Company's reporting currency. The Company's exposure to foreign currency exchange risk related to these foreign operations is not material to the Company's results of operations, cash flows or financial position.

     Equity Price Risk. The Company's investments in common equities are subject to equity price risks. The carrying values and estimated fair values of such instruments amounted to $11.4 million and $12.3 million, respectively, at the end of 1998.


BACKLOG

     The Company's funded backlog at December 31, 1998 was $855.9 million, compared with $516.9 million at December 31, 1997. The Predecessor Company's funded backlog at December 31, 1996 was $542.5 million. Funded orders for the Company for 1998 and 1997 were $1,057.0 million and $709.6 million, respectively. The Predecessor Company's funded orders for 1996 were $619.5 million. It is expected that approximately 81% of the backlog at December 31, 1998 will be recorded as sales over the next twelve-month period. However, there can be no assurance that the Company's backlog will become revenues in any particular period, if at all. Approximately 72% of the total backlog at December 31, 1998 was directly or indirectly for defense contracts for end use by the U.S. government. Approximately $735.2 million of total backlog at December 31, 1998 was directly or indirectly for U.S. and foreign government defense contracts, and approximately $22.6 million of total backlog was directly or indirectly for U.S. and foreign government non-defense contracts. Foreign customers accounted for approximately $165.9 million of the total backlog.


RESEARCH AND DEVELOPMENT

     Research and development costs including bid and proposal costs ("R&D costs") sponsored by the Company for 1998 were $59.9 million. R&D costs sponsored by the Company were $28.9 million for the nine-month period ended December 31, 1997. R&D costs sponsored by the Predecessor Company were $12.0 million and $36.5 million for the three-month period ended March 31, 1997 and the year ended December 31, 1996, respectively. The Loral Acquired Businesses sponsored R&D costs of $5.6 million for the three-month period ended March 31, 1996. Customer-funded research and development was $181.4 million in 1998, $117.1 million in 1997, and $153.5 million in 1996. The decrease in customer-funded research and development in 1997 was primarily attributable to the transition of research and development programs into production.


CONTINGENCIES

     See Note 16 to the Consolidated (Combined) Financial Statements.


RECENTLY ISSUED ACCOUNTING STANDARDS

     In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities ("SOP 98-5"), which provides guidance on the financial reporting of start-up and organization costs, including precontract costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company does not expect that SOP 98-5 will have a material impact on the Company's results of operations or financial position.

     In September 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently evaluating the impact, if any, of SFAS 133 which is effective for all quarters of fiscal years beginning after September 15, 1999.


INFLATION

     The effect of inflation on the Company's sales and earnings has not been significant. Although a majority of the Company's sales are made under long-term contracts, the selling prices of such contracts, established for deliveries in the future, generally reflect estimated costs to be incurred in these future periods. In addition, some contracts provide for price adjustments through escalation clauses.


YEAR 2000

     The inability of business processes to continue to function correctly after the beginning of the Year 2000 could have serious adverse effects on companies and entities throughout the world. Because the Company's business units operate autonomously, each business unit has undertaken an effort to identify and mitigate Year 2000 issues related to their information systems, products, facilities, suppliers and customers. Therefore, the Company's Year 2000 effort is a composite of its business units' Year 2000 efforts, coordinated through a Company-wide program instituted to oversee, guide and track business units' Year 2000 efforts and to facilitate Company-wide communications regarding Year 2000 methods.

     Each business unit has appointed a Year 2000 project manager who oversees a team responsible for performing its Year 2000 efforts in four phases: (i) define, identify and inventory possible sources of Year 2000 issues, including internal systems and products and services sold to customers; (ii) analyze and determine the nature and extent of Year 2000 issues and develop project plans to address those issues; (iii) implement and execute project plans to remediate or replace non-compliant items, as appropriate, based upon assessed risk and priority; and (iv) commence and complete testing, continue monitoring readiness and prepare necessary contingency plans. The progress of this program is monitored at each business unit with oversight by Corporate Management. This oversight includes periodic reviews as well as visits to each business unit to monitor progress with the plans.

     We have completed the first three phases of the program for a substantial majority of critical systems within the Company is targeted and plan to have substantially all significant information systems, products and facilities in the final phase of the program by mid-1999.

     The business units of the Company's recently completed acquisitions have been integrated into the Company's Year 2000 compliance efforts and these acquired business units are currently performing their respective Year 2000 efforts at various stages within the four phases enumerated above. We plan to have nearly all significant information systems, products and facilities of these acquired businesses in the final phase of the program by the end of third quarter of 1999.

     The total estimated costs associated with the Company's Year 2000 efforts have been updated to reflect recently acquired business units and estimated costs for calendar year 2000. The revised estimate is $20.1 million and includes $7.6 million of capitalizable costs with the remaining costs to be approximately expensed as incurred. The Company has incurred approximately $12.2 million of such costs to date. Substantially all of the remaining estimated costs are expected to be incurred during the remainder of 1999.

     The Company believes that there is low risk with respect to its operations that any internal critical system will not be Year 2000 compliant by the end of 1999. The Company's business operations are also dependent on the Year 2000 readiness of its customers and infrastructure suppliers in areas such as utilities, communications, transportation and other services. In those environments, there could be instances of failure that could cause disruptions in business transaction processes of the Company. The likelihood and effects of failures in infrastructure systems and in the customer and supply chains cannot be estimated, but such a failure could potentially result in a material adverse impact on results of operations, liquidity or financial position of the Company. The Company continues to attempt to assess the Year 2000 compliance and readiness of its material third-party suppliers and customers. Such attempts include written inquiries as to their Year 2000 certification of compliance. As indicated above, contingency plans for suppliers, customers and critical systems impacted by Year 2000 issues are being developed with an anticipated completion date of June 30, 1999. It is anticipated that the contingency plans will be tested throughout the remainder of 1999. These estimates and projections could change as work progresses.

                                   BUSINESS



COMPANY OVERVIEW

     L-3 Communications is a leading merchant supplier of sophisticated secure communication systems and specialized communication products. We produce secure, high data rate communication systems, microwave components, avionics and ocean systems and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground-and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. DoD, certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers.

     Our business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets. We have two reportable segments, Secure Communication Systems and Specialized Communication Products. In addition, we are seeking to expand the products and technologies of our reportable segments in commercial markets as we discuss under "-- Emerging Commercial Products" below.

     SECURE COMMUNICATION SYSTEMS. We are the established leader in secure, high data rate communications for military and other U.S. government reconnaissance and surveillance applications. Our Secure Communication Systems operations are located in Salt Lake City, Utah, Camden,New Jersey and Shrewsbury, New Jersey. These operations are predominantly cost plus, sole source contractors supporting long-term programs for the U.S. armed forces and classified customers.

     Our major secure communication programs and systems include:

     o secure data links for airborne, satellite, ground- and sea-based remote platforms for information collection, command and control and dissemination to users in real time;

     o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and intelligence efforts;

     o    secure telephone, fax and network equipment and encryption management;

     o communication software support services to military and related government intelligence markets; and

     o communications systems for surface and undersea platforms and manned space flights.

     We believe that we have developed virtually every high bandwidth data link that is currently used by the military for surveillance and reconnaissance. We are also a leading supplier of communication software support services to military and related government intelligence markets. In addition to these core government programs, we are capitalizing on our technology base by expanding into related commercial communication equipment markets. For instance, we are applying our high data rate communications and archiving technology to the medical image archiving market and our wireless communication expertise to develop local wireless loop telecommunications equipment for the last mile interconnect.

     SPECIALIZED COMMUNICATION PRODUCTS. This reportable segment includes three product categories:

     Microwave Components. We are the preeminent worldwide supplier of commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment. Our microwave products are sold under the industry-recognized Narda brand name through a standard catalog to wireless, industrial and military communication markets. We also provide state-of-the-art, space-qualified communication components including channel amplifiers and frequency filters for the commercial communications satellite market serving major military and commercial frequencies, including Ka band. Approximately 76% of Microwave Components sales for 1998 were made to commercial customers, including Loral Space & Communications, Ltd., Motorola, Inc., Lucent Technologies Inc., AT&T Corp. and Lockheed Martin.

     Avionics and Ocean Products. Avionics and Ocean Products include our aviation recorders, display systems, antenna systems, acoustic undersea warfare systems and naval power distribution, conditioning, switching and protection equipment for naval ships and submarines. We are the world's leading manufacturer of commercial cockpit voice and flight data recorders (known as "black boxes"). These recorders are sold under the Fairchild brand name both to aircraft manufacturers and to the world's major airlines for their existing fleets of aircraft. Our aviation recorders are also installed on military transport aircraft throughout the world. We provide military and high-end commercial displays for use in military aircraft. We also manufacture high performance surveillance and precision millimeter wave antennas and related equipment for U.S. Air Force, U.S. Army and U.S. Navy aircraft and are the leading supplier of ground-based radomes. We are one of the world's leading product suppliers of acoustic undersea warfare systems and airborne dipping sonar systems to the U.S. and over 20 foreign navies. We are the only fully integrated, full-line provider of qualified turnkey electrical power delivery and management systems for U.S. Navy surface ships and submarines.

     Telemetry, Instrumentation and Space Products. Our Telemetry, Instrumentation and Space Products operations develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight data and other critical information and transmit it from air or space to the ground. Telemetry products are also used for range safety and training applications to simulate battlefield situations. We are a leading global satellite communications systems provider offering systems and services used in the satellite transmission of voice, video and data through earth stations for uplink and downlink terminals. We provide global satellite communications systems and services to customers that include foreign post, telephone and telegraph administrations, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies, government agencies and large corporations. We also provide commercial, off-the-shelf satellite control software, TT&C, mission processors and software engineering services to the worldwide military, civilian and commercial satellite markets.

     EMERGING COMMERCIAL PRODUCTS. Building upon our core technical expertise and capabilities, we are seeking to expand into several closely aligned commercial business areas and applications. Emerging Commercial Products currently include the following four niche markets:

     o    medical archiving and simulation systems;

     o    local wireless loop telecommunications equipment;

     o    airport security equipment; and

     o    information network security.

     A majority of these commercial products were developed based on technology used in our military businesses with relatively small additional expense. We are applying our technical capabilities in high data rate communications and archiving technology developed in our Secure Communication Systems business area to the medical image archiving market together with the General Electric Company's medical systems business. Based on secure, high data rate communication technology also developed in our Secure Communication Systems business area, we have developed local wireless loop telecommunications equipment that is primarily designed for emerging market countries and rural areas where voice and data communication infrastructure is inadequate or does not exist. We have completed the development phase for the local wireless loop telecommunications equipment and have begun deliveries. In addition, the FAA awarded us a development contract for next generation airport security equipment for explosive detection. On November 23, 1998, we received FAA certification for our eXaminer 3DX (Trade Mark) 6000 system which is the only second-generation system to receive certification and the only system to generate full, three-dimensional images of all objects in a piece of baggage. To capitalize on commercial opportunities for the information security technologies we developed in our Secure Communication Systems business area, we have also created a new subsidiary focusing on developing and marketing secure information and communication systems for commercial clients. This subsidiary acquired a network security software product through a majority-owned joint venture. Taken together, revenues generated from our Emerging Commercial Products have not yet been material to us.


INDUSTRY OVERVIEW

     The defense industry has undergone significant changes precipitated by ongoing federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD had focused its resources on enhancing its military readiness, joint operations and digital command and control communications capabilities by incorporating advanced electronics to improve the performance, reduce operating cost and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow.

     The industry has also undergone dramatic consolidation resulting in the emergence of three dominant prime system contractors (The Boeing Company ("Boeing"), Lockheed Martin and Raytheon Company ("Raytheon")). One outgrowth of this consolidation among the remaining major prime contractors is their desire to limit purchases of products and sub-systems from one another. However, there are numerous essential products, components and systems that are not economical for the major prime contractors to design, develop or manufacture for their own internal use which creates opportunities for merchant suppliers such as L-3. As the prime contractors continue to evaluate their core competencies and competitive position, focusing their resources on larger programs and platforms, the Company expects the prime contractors to continue to exit non-strategic business areas and procure these needed elements on more favorable terms from independent, commercially oriented merchant suppliers. Recent examples of this trend include divestitures of certain non-core defense-related businesses by AlliedSignal Inc. ("AlliedSignal"), Lockheed Martin and Raytheon.

     The prime contractors' focus on cost control is also driving increased use of commercial off-the-shelf products for upgrades of existing systems and in new systems. The Company believes the prime contractors will continue to be under pressure to reduce their costs and will increasingly seek to focus their resources and capabilities on major systems, turning to commercially oriented merchant suppliers to produce sub-systems, components and products. Going forward, successful merchant suppliers will use their resources to complement and support, rather than compete with the prime contractors. L-3 anticipates the relationship between the major prime contractors and their primary suppliers will, as in the automotive and commercial aircraft industry, develop into critical partnerships encompassing increasingly greater outsourcing of non-core products and systems by the prime contractors to their key merchant suppliers and increasing supplier participation in the development of future programs. Early involvement in the upgrading of existing systems and the design and engineering of new systems incorporating these outsourced products will provide merchant suppliers, including the Company, with a competitive advantage in securing new business and provide the prime contractors with significant cost reduction opportunities through coordination of the design, development and manufacturing processes.


BUSINESS STRATEGY

     Management has successfully integrated the business units of Lockheed Martin it acquired in the L-3 Acquisition and enhanced the Company's operating efficiency through reduced overhead expenses and facility rationalization. These efforts resulted in improvements in sales, profitability and competitive contract award win rates. Going forward, L-3 intends to leverage its market position, diverse program base and favorable mix of cost plus to fixed price contracts to enhance its profitability and to establish itself as the premier merchant supplier of communication systems and products to the major prime contractors in the aerospace/defense industry as well as the Government. The Company's strategy to continue to achieve its objectives includes:

          o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. Management has developed strong relationships with virtually all of the prime contractors, the DoD and other major government agencies, enabling L-3 to identify business opportunities and anticipate customer needs. As an independent merchant supplier, the Company anticipates its growth will be driven by expanding its share of existing programs and by participating in new programs. Management identifies opportunities where it believes it will be able to use its strong relationships to increase its business presence and allow its customers to reduce their costs. The Company also expects to benefit from increased outsourcing by prime contractors who in the past may have limited their purchases to captive suppliers and who are now expected to view L-3's capabilities on a more favorable basis given its status as an independent company. L-3's independent status positions it to be the desired merchant supplier to multiple bidders on prime contract bids. As an example of the Company's merchant supplier strategy, L-3 equipment is included in all three prime contractor bids for the Airborne Standoff Radar ("ASTOR") program in the United Kingdom and both prime contractor bids for the DoD's Joint Air Surface Standoff Missile ("JASSM") program.

          o SUPPORT CUSTOMER REQUIREMENTS. A significant portion of L-3's sales are derived from high-priority, long-term programs and from programs for which L-3 has been the incumbent supplier, and in many cases acted as the sole provider for many years. Approximately 60% of L-3's 1998 sales of $1,037.0 million were generated from sole source contracts. L-3's customer satisfaction and excellent performance record are evidenced by its performance-based award fees exceeding 90% on average over the past two years. Management believes prime contractors will increasingly award long-term, sole source, outsourcing contracts to the merchant supplier they believe is most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. As a consequence of L-3's strong competitive position, the Company has experienced a contract award win rate for 1998 in excess of 63% on new competitively bid contracts and in excess of 90% on contracts for which L-3 was the incumbent. The Company intends to continue to align its research and development, manufacturing and new business efforts to complement its customers' requirements and provide state-of-the-art products.

          o ENHANCE OPERATING MARGINS. Since the L-3 Acquisition in April 1997, management has reduced corporate administrative expenses and facilities costs, increased sales and improved competitive contract award win rates. Enhancement of operating margins was primarily due to efficient management and elimination of significant corporate expense allocations which existed prior to the L-3 Acquisition. Operating margin for 1998 improved to 9.7% from 8.4% in 1997. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Results of Operations". Management intends to continue to enhance its operating performance by reducing overhead expenses, continuing consolidation and increasing productivity.

          o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. L-3 has developed strong, proprietary technical capabilities that have enabled it to capture a number one or two market position in most of its key business areas, including secure, high data rate communications systems, solid state aviation recorders, telemetry, instrumentation and space products, advanced antenna systems and high performance microwave components. For the three years ended December 31, 1998, the Company and the Predecessor Company, excluding pro forma additions for the 1998 Acquisitions and the Aydin acquisition, invested $142.9 million in Company-sponsored independent research and development, including bid and proposal costs, in addition to making substantial investments in its technical and manufacturing resources. Further, as of December 31, 1998 the Company has a highly skilled workforce including approximately 2,775 engineers. Management is applying the Company's technical expertise and capabilities into several closely aligned commercial business areas and applications, such as medical imaging archive management, wireless telephony and airport security equipment and will continue to explore other similar commercial opportunities.

          o MAINTAIN DIVERSIFIED BUSINESS MIX. The Company enjoys a diverse business mix with a limited program exposure, a favorable balance of cost plus and fixed price contracts, a significant sole source follow-on business and an attractive customer profile. The Company's largest program, representing approximately 8% of 1998 sales is a long-term, sole source, cost plus contract for the U-2 Program. No other program represented more than 5% of 1998 sales. Further, the Company's sales mix of contracts for 1998 was 30% cost plus and 70% fixed price, providing the Company with a favorable mix of predictable profitability (cost plus) and higher margin (fixed price) business. L-3 also enjoys an attractive customer mix of defense and commercial business, with DoD related sales accounting for 64% and commercial and federal (non-DoD) sales accounting for approximately 36% of 1998 sales of $1,037.0 million. The Company intends to leverage this favorable business profile to expand its merchant supplier business base.

          o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. Recent industry consolidation has essentially eliminated traditional middle-tier aerospace/defense companies. This level of consolidation is now beginning to draw the concern of the DoD and federal anti-trust regulators. In 1997 and 1998, a number of merchant supplier companies were sold: the Computing Devices International division of Ceridian to General Dynamics Corp. ("General Dynamics"), Kaman Sciences Corp. ("Kaman Sciences") to ITT Industries, Inc. ("ITT"), BDM International, Inc. ("BDM") to TRW Inc. ("TRW"), TASC Inc., a subsidiary of Primark Corporation, to Litton Industries, Inc. ("Litton") and Tracor, Inc. to GEC Marconi, a unit of The General Electric Company, p.l.c. As a result, the Company anticipates that the consolidation of the smaller participants in the defense industry will create attractive complementary acquisition candidates for L-3 in the future as these companies continue to evaluate their core competencies and competitive position. L-3 intends to enhance its existing product base through internal research and development efforts as well as selective acquisitions and add new products to its product base through acquisitions in areas synergistic with L-3's present technology. The Company seeks to acquire potential targets with the following criteria: (i) significant market position in their business areas, (ii) product offerings which complement and/or extend those of L-3 and (iii) positive future growth and earnings prospects.


ACQUISITION STRATEGY

     Since L-3's formation in April 1997, the Company has actively pursued its acquisition strategy. Since completing the L-3 Acquisition, the Company has purchased additional businesses for an aggregate cash purchase price including assumed debt and expenses, net of cash acquired, of approximately $603.0 million, in certain cases subject to certain post-closing adjustments and additional consideration based on post-closing performance. The Company considers and executes strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. The Company has reached agreement on or is in discussions regarding a number of potential acquisition opportunities and expects to use its bank credit facilities to fund these transactions if it proceeds with them. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".


RECENT DEVELOPMENTS

     Microdyne Corporation. On December 3, 1998, we signed an agreement to acquire all of the outstanding common stock of Microdyne for approximately $90.0 million in cash, including the repayment of Microdyne's debt. The Company completed the acquisition in February 1999. Microdyne is a leading global developer and manufacturer of aerospace telemetry receivers, secure communications and technical support services, including specialized telemetry high-frequency radios used in aerospace and satellite communications for data gathering and analysis. Microdyne also provides products for the government and commercial signal intelligence markets and support and repair services for electronic products companies. Microdyne's aerospace telemetry products will enable us to provide integrated solutions to our space customers' requirements for command, control, telemetry and tracking. The purchase of Microdyne was financed using our available cash and borrowings under our bank credit facilities. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources".

     Aydin Corporation. On March 1, 1999, we signed an agreement to acquire all of the outstanding common stock of Aydin for approximately $73.8 million in cash including expenses before taking into account Aydin's cash on hand, which amounted to approximately $15.1 million at the end of March 1999. Pursuant to the acquisition agreement, a tender offer was launched on March 5, 1999 for all the issued and outstanding common stock of Aydin by a wholly owned subsidiary of L-3 Communications. The Company completed the acquisition on April 16, 1999. Aydin is a leader in telemetry, communications and other electronic products and systems. Aydin's products and systems are used in military and space operations by its government and commercial customers. The acquisition was financed using available cash on hand.


     Interstate Electronics Corporation. On April 18, 1999, we signed an agreement to acquire all of the outstanding common stock of IEC for approximately $60.0 million in cash, including certain real estate with an estimated fair value in excess of $10.0 million. The Company expects to complete the acquisition in the second quarter of 1999. IEC has been a long-term supplier of critical test instrumentation and missile tracking systems for the U.S. Navy's Fleet Ballistic Missile weapons systems, including the Trident submarine and is also a leader in global positioning systems currently in use on multiple aircraft, cruise missiles and precision guided bombs. In addition, IEC produces ruggedized displays for miliary and industrial applications, and provides secure communications equipment and services on a quick reaction basis for deployed forces in Eastern Europe. The purchase of IEC is expected to be financed using our available cash and borrowings under our bank credit facilities.


HISTORY

     Holdings was formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral, Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, "Senior Management"), the Lehman Partnership and Lockheed Martin to carry-out the L-3 Acquisition. In May 1998, Holdings successfully completed the IPO, raising net proceeds of $139.5 million which it contributed to the Company. The Company raised net proceeds of $173.8 million in a concurrent debt offering. In December 1998, the Company raised net proceeds of $192.8 million in the December 1998 Note offering. In February 1999, Holdings raised net proceeds of $201.5 million in the February 1999 Common Stock Offering and contributed them to the Company.

PRODUCTS AND SERVICES


     The systems and products of the Company's two reportable segments are summarized in the following tables:

                                          SECURE COMMUNICATION SYSTEMS

----------------------------------------------------------------------------------------------------------------------
                SYSTEMS                         SELECTED APPLICATIONS                SELECTED PLATFORMS/END USES
-------------------------------------- --------------------------------------- ---------------------------------------
 HIGH DATA RATE COMMUNICATIONS

  o   Wideband data links and ground    o  High performance, wideband          o   Used on aircraft, naval ships,
      terminals                            secure communication links for          unmanned aerial vehicles and
                                           interoperable tactical battlefield      satellites for relaying of
                                           data communication and                  intelligence and reconnaissance
                                           reconnaissance                          information

 SATELLITE COMMUNICATION TERMINALS

  o   Ground-based satellite            o  Interoperable, transportable        o   Provide remote personnel with
      communication terminals and          ground terminals for remote data        communication links to distant
      payloads                             links to distant segments via           forces
                                           commercial or military satellites


 SPACE COMMUNICATION AND SATELLITE CONTROL

  o   Satellite communication and       o  On-board satellite external         o   International Space Station;
      tracking systems                     communications, video systems,          Earth Observing Satellite;
                                           solid state recorders and ground        Landsat-7; Space Shuttle; and
                                           support equipment                       National Oceanic and
                                                                                   Atmospheric Administration
                                                                                   weather satellites

  o   Satellite command and control     o  Software integration, test and      o   Air Force satellite control
      sustainment and support              maintenance support for Air             network and Titan IV launch
                                           Force satellite control network;        system
                                           engineering support for satellite
                                           launch systems

 MILITARY COMMUNICATIONS

  o   Shipboard communication           o  Internal and external               o   Shipboard voice communications
      systems                              communications (radio room) for         systems for Aegis cruisers and
                                           ships and submarines                    destroyers and fully automated
                                                                                   Integrated Radio Room (IRR)
                                                                                   for ship-to-ship communications
                                                                                   on Trident submarines

  o   Digital battlefield               o  Communications on the move for      o   Communication systems for U.S.
      communications                       tactical battlefield                    Army C2V

  o   Communication software support    o  Value-added, critical software      o   ASAS, JSTARS, and
      services                             support for C3I systems                 GUARDRAIL

 INFORMATION SECURITY SYSTEMS

  o   Secure Telephone Unit (STU        o  Secure and non-secure voice,        o   Office and battlefield secure and
      III)/Secure Terminal Equipment       data and video communication            non-secure communication for
      (STE)                                utilizing ISDN and ATM                  armed services, intelligence and
                                           commercial network technologies         security agencies

  o   Local management device/key       o  Provides electronic key material    o   User authorization and
      processor (LMD/KP)                   accounting, system management           recognition and message
                                           and audit support functions for         encryption for secure
                                           secure data communication               communication
                                           encryption

  o   Information processing systems    o  Custom designed strategic and       o   Classified military and national
                                           tactical signal intelligence            agency intelligence efforts
                                           systems that detect, collect,
                                           identify, analyze and disseminate
                                           information and related support
                                           contracts
----------------------------------------------------------------------------------------------------------------------

                                           SPECIALIZED COMMUNICATION PRODUCTS

--------------------------------------------------------------------------------------------------------------------------
                  PRODUCTS                           SELECTED APPLICATIONS               SELECTED PLATFORMS/END USES
------------------------------------------- -------------------------------------- ---------------------------------------
 MICROWAVE COMPONENTS (CATALOG)
  o   Passive components, switches and       o   Radio transmission, switching      o   Broad-band and narrow-band
      wireless assemblies                        and conditioning; antenna and          commercial applications (PCS,
                                                 base station testing and               cellular, SMR, and paging
                                                 monitoring                             infrastructure) sold under the
                                                                                        Narda brand name; and broad-
                                                                                        band military applications

  o   Safety products                        o   Radio frequency (RF)               o   Monitor cellular base station and
                                                 monitoring and measurement for         industrial RF emissions
                                                 safety                                 frequency monitoring

  o   Semiconductors (diodes,                o   Radio frequency switches,          o   Various industrial and military
      capacitors)                                limiters, voltage control,             end uses, including commercial
                                                 oscillators, harmonic generators       satellites, avionics and specialty
                                                                                        communication products

  o   Satellite and wireless components      o   Satellite transponder control,     o   China Sat, PanAmSat, Telstar,
      (channel amplifiers, transceivers,         channel and frequency separation       Sirius, Tempo, Tiros, Milstar,
      converters, filters and                                                           GPS and LandSat
      multiplexers)

  o   Amplifiers and amplifier based         o   Automatic Test Equipment           o   LEO satellites, ground stations,
      components (amplifiers, up/down            (ATE), military EW, ground and         LMDS, MMDS, military EW and
      converters and Ka assemblies)              space communications                   ATE

 AVIONICS AND OCEAN PRODUCTS

 Aviation Recorders

  o   Solid state crash resistant cockpit    o   Voice recorders continuously       o   Installed on business and
      voice and flight data recorders            record most recent 30-120              commercial aircraft and certain
                                                 minutes of voice and sounds            military transport aircraft; sold to
                                                 from cockpit and aircraft              both aircraft OEMs and airlines
                                                 inter-communications. Flight data      under the Fairchild brand name
                                                 recorders record the last 25
                                                 hours of flight parameters

  o   Solid state video recorders            o   Reconnaissance platforms           o   New product
      Antenna Products

  o   Ultra-wide frequency and               o   Surveillance; radar detection      o   F-15, F-16, F-18, E-2C, P-3,
      advanced radar antenna systems                                                    C-130, B-2, AWACS, Apache,
      and rotary joints                                                                 Cobra, Mirage (France),
                                                                                        Maritime Patrol (U.K.) and
                                                                                        Tornado (U.K.)

  o   Precision antenna systems              o   Antennas for high frequency,       o   Various military and commercial
      serving major military and                 millimeter satellite                   customers
      commercial frequencies,                    communications programs and
      including Ka band                          scientific astronomy

  o   Ground based radomes                   o   Protective shields for antennas    o   FAA, weather radar and military
                                                 against weather                        applications
--------------------------------------------------------------------------------------------------------------------------

                                           SPECIALIZED COMMUNICATION PRODUCTS
                                                       (CONTINUED)


-------------------------------------------------------------------------------------------------------------------------
                PRODUCTS                           SELECTED APPLICATIONS                 SELECTED PLATFORMS/END USES
---------------------------------------- ----------------------------------------- --------------------------------------
 Display Products

  o   Cockpit and mission display         o   High performance, ruggedized          o   E-2C, V-22, F-14, F-117, E-6B,
      systems and controls                    flat panel and cathode ray tube           C-130, AWACS, JSTARS S-3 and
                                              displays and processors                   AH-64

 Ocean Products

  o   Airborne dipping sonar systems      o   Submarine detection and               o   SH-60, SH-2/3, AB-212, EH-101
                                              localization                              and Lynx Helicopters

  o   Submarine and surface ship          o   Submarine and surface ship            o   SSN, SSBN, DDG-963, and
      towed arrays                           detection and localization                FFG-7

  o   Torpedo defense systems             o   Torpedo detection and jamming         o   SSN, SSBN and DDG-963

  o   Mine countermeasure systems         o   Coastal and route survey              o   MCDV (Canada)

  o   Naval and commercial power          o   Switching, distribution and           o   All naval combatants;
      delivery and switching products         protection, as well as frequency          submarines, surface ships and
                                              and voltage conversion                    aircraft carriers - Trident, 688,
                                                                                        NSSN, DDG51, CG49, DD963
                                                                                        and Nimitz - class CVN

  o   Commercial transfer switches,       o   Production and maintenance of         o   FAA, financial institutions and
      UPS systems and power products          systems and high-speed switches           rail transportation
                                              for power interruption
                                              prevention for computer systems

  o   Shipboard communications and        o   Design, develop and manufacture       o   CVN, NSSN
      controls                                of ship control and interior
                                              communications equipment

  o   Ship electrical repair and          o   Repair, installation, overhaul and    o   All naval combatants
      overhaul                                testing services for USN
                                              shipboard electrical, electronic
                                              and ordinance systems

 TELEMETRY, INSTRUMENTATION AND SPACE PRODUCTS

 Airborne, Ground and Space Telemetry

  o   Aircraft, missile and satellite     o   Real time data acquisition,           o   JSF, F-15, F-18, F-22, Comanche,
      telemetry and instrumentation           measurement, processing,                  Nimrod (U.K.), Tactical Hellfire,
      systems                                 simulation, distribution, display         Titan, EELV, A2100, ATHENA,
                                              and storage for flight testing            ARTEMIS and ICO

  o   Training range telemetry systems    o   Training ranges and test ranges       o   Combat simulation and tests
      Space Products

  o   Global satellite communications     o   Satellite transmission of voice,      o   Rural telephony or private
      systems supplier                        video and data                            networks, direct to home uplinks,
                                                                                        satellite news gathering and
                                                                                        wideband applications

  o   Safe and arms processor             o   Weapons                               o   Hellfire, Javeline
-------------------------------------------------------------------------------------------------------------------------

SECURE COMMUNICATION SYSTEMS

     L-3 is a leader in communication systems for high performance intelligence collection, imagery processing and ground, air, sea and satellite communications for the DoD and other government agencies. The Salt Lake City operation provides secure, high data rate, real-time communication systems for surveillance, reconnaissance and other intelligence collection systems. The Camden operation designs, develops, produces and integrates communication systems and support equipment for space, ground and naval applications. The Shrewsbury operation provides communication software support services to military and related government intelligence markets. Product lines of the Secure Communication Systems business include high data rate communications links, satellite communications ("SATCOM") terminals, Navy vessel communication systems, space communications and satellite control systems, signal intelligence information processing systems, information security systems, tactical battlefield sensor systems and commercial communication systems.


 o  HIGH DATA RATE COMMUNICATIONS

     The Company is a technology leader in high data rate, covert, jam-resistant microwave communications in support of military and other national agency reconnaissance and surveillance applications. L-3's product line covers a full range of tactical and strategic secure point-to-point and relay data transmission systems, products and support services that conform to military and intelligence specifications. The Company's systems and products are capable of providing battlefield commanders with real time, secure surveillance and targeting information and were used extensively by U.S. armed forces in the Persian Gulf war.

     During the 1980s, largely based on its prior experience with command and control guidance systems for remotely-piloted vehicles, L-3 developed its current family of strategic and tactical data links, including its Modular Interoperable Data Link ("MIDL") systems and Modular Interoperable Surface Terminals ("MIST"). MIDL and MIST technologies are considered virtual DoD standards in terms of data link hardware. The Company's primary focus is spread spectrum communication (based on CDMA technology), which involves transmitting a data signal with a high rate noise signal so as to make it difficult to detect by others, and then re-capturing the signal and removing the noise. The Company's data links are capable of providing information at over 200 Mb/s.

     L-3 provides these secure high band width products to the U.S. Air Force, Navy, Army and various government agencies, many through long-term sole source programs. The scope of these programs include air-to-ground, air-to-air, ground-to-air and satellite communications. Government programs include: U-2 Support Program, Common High-Band Width Data Link ("CHBDL"), Battle Group Passive Horizon Extension System ("BGPHES"), Light Airborne Multi-Purpose System ("LAMPS"), TriBand SATCOM Subsystem ("TSS"), major unmanned aerial vehicle ("UAV") programs and Direct Air-Satellite Relay ("DASR").


 o  SATELLITE COMMUNICATION TERMINALS

     L-3 provides ground-to-satellite, high availability, real-time global communications capability through a family of transportable field terminals to communicate with commercial, military and international satellites. These terminals provide remote personnel with anywhere, anytime effective communication capability and provide communications links to distant forces. The Company's TSS employs a 6.25 meter tactical dish with a single point feed that provides C, Ku and X band communication to support the U.S. Army. The Company also offers an 11.3 meter dish which is transportable on two C-130 aircraft. The SHF Portable Terminal System ("PTS") is a lightweight (28 lbs.), manportable terminal, which communicates through DSCS, NATO or SKYNET satellites and brings unprecedented connectivity to small military tactical units and mobile command posts. L-3 delivered 14 of these terminals for use by NATO forces in Bosnia.


 o  SPACE COMMUNICATIONS AND SATELLITE CONTROL

     Continuing L-3's tradition of providing communications for every manned U.S. space flight since Mercury, the Company is currently designing and testing three communication subsystems for the

International Space Station ("ISS"). These systems will control all ISS radio frequency ("RF") communications and external video activities. The Company also provides solid-state recorders and memory units for data capture, storage, transfer and retrieval for space applications. The standard NASA tape recorder, which was developed and produced by the Company, has completed over four million hours of service without a mission failure. Current programs include recorders for the National Oceanic & Atmospheric Administration ("NOAA") weather satellites, the Earth Observing Satellite ("EOS"), AM spacecraft and Landsat-7 Earth-monitoring spacecraft. The Company also provides space and satellite system simulation, satellite operations and computer system training, depot support, network engineering, resource scheduling, launch system engineering, support, software integration and test through cost-plus contracts with the U.S. Air Force.


 o  MILITARY COMMUNICATIONS

     The Company provides integrated, computer controlled switching systems for the interior and exterior voice and data needs of today's Navy military vessels. The Company's products include Integrated Voice Communication Systems ("IVCS") for Aegis cruisers and destroyers and the Integrated Radio Room ("IRR") for Trident class submarines, the first computer controlled communications center in a submarine. These products integrate the intercom, tactical and administrative communications network into one system accessing various types of communication terminals throughout the ship. The Company's MarCom 2000 secure digital switching system is in development for the Los Angeles class attack submarine and provides an integrated approach to the specialized voice and data communications needs of a shipboard environment for internal and external communications, command and control and air traffic control. The Company also offers on-board, high data rate communications systems which provide a data link for carrier battle groups which are interoperable with the U.S. Air Force's surveillance/ reconnaissance terminal platforms. The Company provides the US Army's Command and Control Vehicle ("C2V") Mission Module Systems ("MMS"). MMS provides the "communications on the move" capability needed for the digital battlefield by packaging advanced communications into a modified Bradley Fighting Vehicle. The Company is a proven supplier of superior technological expertise to the DoD, including its contractors and related government intelligence agencies.


 o  INFORMATION SECURITY SYSTEMS

     The Company has produced more than 100,000 secure telephone units ("STU III") which are in use today by the U.S. Armed Forces to provide secure telephone capabilities for classified confidential communication over public commercial telephone networks. The Company has begun producing the next-generation digital, ISDN-compatible STE. STE provides clearer voice and thirteen-times faster data/fax transmission capabilities than the STU III. STE also supports secure conference calls and secure video teleconferencing. STE uses a CryptoCard security system which consists of a small, portable, cryptographic module mounted on a PCMCIA card holding the algorithms, keys and personalized credentials to identify its user for secure communications access. The Company also provides LMD/KP which is the workstation component of the Government's Electronic Key Management System ("EKMS"), the next generation of information security systems. EKMS is the Government system to replace current "paper" secret keys used to secure government communications with "electronic" secret keys. LMD/KP is the component of the EKMS which produces and distributes the electronic keys. L-3 also develops specialized strategic and tactical SIGINT systems to detect, acquire, collect, and process information derived from electronic sources. These systems are used by classified customers for intelligence gathering and require high speed digital signal processing and high density custom hardware designs.


SPECIALIZED COMMUNICATION PRODUCTS


MICROWAVE COMPONENTS

     L-3 is the preeminent worldwide supplier of commercial off-the-shelf, high performance RF microwave components, assemblies and instruments supplying the wireless communications, industrial and military markets. The Company is also a leading provider of state-of-the-art space-qualified commercial satellite and strategic military RF products and millimeter amplifier based products. L-3 sells many of these components under the well-recognized Narda brand name and through a comprehensive catalog of standard, stocked hardware. L-3 also sells its products through a direct sales force and an extensive network of market representatives. Specific catalog offerings include wireless products, electro-mechanical switches, power dividers and hybrids, couplers/detectors, attenuators, terminations and phase shifters, isolators and circulators, adapters, control products, sources, mixers, waveguide components, RF safety products, power meters/monitors and custom passive products. The Company operates from three principal sites, one in Hauppauge, New York ("Narda East") and two in Sacramento, California, ("Narda West" and "DBS").

     Narda East represents approximately 60% of L-3's microwave sales volume, offering high performance microwave components, networks and instruments to the wireless, industrial and military communications markets. Narda East's products can be divided into three major categories: passive components, higher level wireless assemblies/monitoring systems and safety instruments.

     Passive components are generally purchased in narrow frequency configurations by wireless original equipment manufacturers and service providers. Similar components are purchased in wide frequency configurations by first-tier military equipment suppliers. Commercial applications for Narda components are primarily in cellular or PCS base stations. Narda also manufactures higher level assemblies for wireless base stations and the paging industry. These products include communication antenna test sets, devices that monitor reflected power to determine if a cellular base station antenna is working and whether the base station radios are operating at peak power levels. Military applications include general procurement for test equipment or electronic surveillance and countermeasure systems. Safety products are instruments which are used to measure the level of non-ionizing radiation in a given area, i.e., from an antenna, test set or other emitting source, and determine whether human exposure limits are within federal standards.

     Narda West designs and manufactures state-of-the-art space-qualified and wireless components. Space qualified components include channel amplifiers, linearizers and diplexers/multiplexers, which are used to separate various signals and direct them to the appropriate other sections of the payload. Narda West's primary areas of focus are communications satellite payload products. Channel amplifiers and linearizers constitute Narda West's main satellite products. Channel amplifiers amplify the weak signals received from earth stations by a factor of 1 million, and then drive the power amplifier tubes that broadcast the signal back to earth. These products are sold to satellite manufacturers and offer lower cost, lower weight and improved performance as compared to in-house alternatives. On a typical satellite, for which there are 20 to 50 channel amplifiers, Narda West's channel amplifiers offer cost savings of up to 60% (up to $1 million per satellite) and decrease launch weight by up to 25 kilograms. Linearizers, used either in conjunction with a channel amplifier or by themselves, pre-distort a signal to be transmitted back to earth before it enters a Traveling Wave Tube ("TWT") for amplification. This pre-distortion is exactly the opposite of the distortion created at peak power by the TWT and, consequently has a cancellation effect that keeps the signal linear over a much larger power band of the tube. This significantly increases the useful output power of the TWT and consequent terrestrial coverage from the satellite.

     Narda West products include wireless microwave components for cellular and PCS base station applications. These products include filters used to transmit and receive channel separation as well as ferrite components which isolate certain microwave functions, thereby preventing undesired signal interaction. Other products include a wide variety of high reliability power splitters, combiners and filters for spacecraft and launch vehicles, such as LLV, Tiros, THAAD, Mars Surveyor, Peacekeeper, Galileo, SKYNET, Cassini, Milstar, Space Shuttle, LandSat, FltSatCom, GPS, GPS Block IIR, IUS, ACE, SMEX and certain classified programs. The balance of the operation's business involves wideband filters used for electronic warfare applications.

     DBS designs and manufactures both broad and narrow band amplifiers and amplifier-based products in the microwave and millimeter wave frequencies. These amplifiers are used as low-noise, high-gain components in defense and communications applications. These devices can be narrow band for communication needs or broadband for electronic warfare. DBS has an extensive offering of amplifier designs allowing it to rapidly respond to unique requirements from its marketplace.

     DBS offers standard packaged amplifiers for use in various automated test equipment and system applications. It is also developing higher-level assemblies for specific military applications in which the amplifier serves as the cornerstone component. For future growth, DBS is at the forefront of technology in both the design and manufacturing of millimeter range (-20GHz) amplifier products for use in emerging communication applications such as back haul radios, LMDS and ground terminals for LEOS. Further, DBS is starting to penetrate the space qualified communications market with designs applicable to many LEO communication satellite needs.


AVIONICS AND OCEAN PRODUCTS


 o  AVIATION RECORDERS

     L-3 manufactures commercial solid-state crash-protected aviation recorders ("black boxes") under the Fairchild brand name, and has delivered over 40,000 flight recorders to airplane manufacturers and airlines around the world. Recorders are mandated and regulated by various worldwide agencies for commercial airlines and a large portion of business aviation aircraft. Management anticipates growth opportunities in Aviation Recorders as a result of the current high level of orders for new commercial aircraft. Expansion into the military market shows continued growth opportunities. L-3 Recorders were recently selected for installation on the fleet of the Royal Australian Air Force and Royal Australian Army transport aircraft and are currently being installed on the U.S. Navy C-9 aircraft. There are two types of recorders: (i) the Cockpit Voice Recorder ("CVR") which records the last 30 to 120 minutes of crew conversation and ambient sounds from the cockpit and (ii) the Flight Data Recorder ("FDR") which records the last 25 hours of aircraft flight parameters such as speed, altitude, acceleration, thrust from each engine and direction of the flight in its final moments. Recorders are highly ruggedized instruments, designed to absorb the shock equivalent to that of an object traveling at 268 knots stopping in 18 inches, fire resistant to 1,100 degrees centigrade and pressure resistant to 20,000 feet undersea for 30 days. Management believes that the Company has the leading worldwide market position for CVR's and FDR's.


 o  ANTENNA PRODUCTS

     Under the Randtron brand name, L-3 produces high performance antennas designed for surveillance, high-resolution, ultra-wide frequency bands, detection of low radar cross section ("LRCS") targets, LRCS installations, severe environmental applications and polarization diversity. L-3's main antenna product is a sophisticated 24-foot diameter antenna operational on all E-2C aircraft. This airborne antenna consists of a 24-foot rotating aerodynamic radome containing a UHF surveillance radar antenna, IFF antenna and forward and aft auxiliary antennas. Production of this antenna began in the early 1980s, and production is planned beyond 2000 for the E-2C, P-3 and C-130 AEW aircraft. The replacement for this antenna is a very adaptive radar currently under development for introduction early in the next decade. L-3 also produces broad-band antennas for a variety of tactical aircraft and rotary joints for the AWAC's and E-2C's antenna. Randtron has delivered over 2,000 aircraft sets of antennas and has a current backlog through 1999. L-3 is a leading supplier of ground-based radomes. Radomes are designed to enclose an antenna system as a protective shield against the environment as well as to accentuate the performance of an antenna system. Radomes are used to enclose antenna systems used for air traffic control, weather radar, defense and scientific purposes.


 o  DISPLAY PRODUCTS

     L-3 specializes in the design, development and manufacture of ruggedized display system solutions for military and high-end commercial applications. L-3's current product lines include cathode ray tubes ("CRTs"), the Actiview family of active matrix liquid crystal displays ("AMLCD"), and a family of high performance Display Processing systems. L-3 manufactures flat-panel displays that are used on platforms such as E-2C, F-117, and the LCAC (Landing Craft Air Cushion) vehicle. Recent new contracts for flat-panel displays include the SH-60J helicopter and the C-130 Senior Scout. L-3 also manufactures CRT displays for the E-2C Hawkeye, V-22 Osprey, and F-14 Tomcat and electronics used in aircraft anti-lock braking systems.


 o  OCEAN PRODUCTS

     The Company is one of the world's leading suppliers of acoustic undersea warfare systems, having designed, manufactured and supported a broad range of compact, lightweight, high performance acoustic systems for navies around the world for over forty years. This experience spans a wide range of platforms, including helicopters, submarines and surface ships, that employ the Company's sonar systems and countermeasures.

     SPD is the world's leading provider of state-of-the-art, mission-critical electronics and electrical power delivery products, systems and subsystems, as well as communications and control systems for the U.S. Navy and many domestic and international customers. In addition, SPD provides communications subsystems and electrical products for transportation and utilities businesses. SPD's four business units are: SPD Electrical Systems, which is the leading U.S. manufacturer of military power delivery systems and components focused on switching, distribution and protection providing engineering design and development, manufacturing and overhaul and repair services; Power Paragon, which is one of the world's leading providers of high technology electrical power distribution, control and conversion systems focused on frequency and voltage conversion for military and commercial applications; Henschel, which is the leading designer, developer, and manufacturer of ship control and interior communications equipment; and Pac Ord, which is the only combat systems overhaul and repair contractor, which services the U.S. Naval Fleet on a national basis with locations in San Diego, Norfolk and Jacksonville.


TELEMETRY, INSTRUMENTATION AND SPACE PRODUCTS

     The Company is a leader in component products and systems used in telemetry and instrumentation for airborne applications such as satellites, aircraft, UAVs, launch vehicles, guided missiles, projectiles and targets. Telemetry involves the collection of data from these platforms, its transmission to ground stations for analysis, and its further dissemination or transportation to another platform. A principal use of this telemetry data is to measure as many as 1,000 different parameters of the platform's operation (in much the same way as a flight data recorder on an airplane measures various flight parameters) and transmit this data to the ground.

     Additionally, for satellite platforms, the equipment also acquires the command uplink that controls the satellite and transmits the necessary data for ground processing. In these applications, high reliability of components is crucial because of the high cost of satellite repair and the length of uninterrupted service required. Telemetry also provides the data to terminate the flight of missiles and rockets under errant conditions and/or at the end of a mission. Telemetry and command/control products are currently provided on missile programs such as AMRAAM, ASRAAM, AIM-9X, JASSM, JDAM, FOTT, ATACMS and PAC-3, as well as satellite programs such as GPS BLK IIF, GLOBALSTAR, EARTHWATCH, SBIRS, LUNAR PROSPECTOR, MTSAT, ARTEMIS and Hughes ICO.


 o  AIRBORNE, GROUND AND SPACE TELEMETRY

     The Company provides airborne equipment and data link systems to gather critical information and to process, format and transmit it to the ground through communication data links from a communications satellite, spacecraft, aircraft and/or missile. These products are available in both COTS and custom configurations and include software and software engineering services. Major customers are the major defense contractors who manufacture aircraft, missiles, warheads, launch vehicles, munitions and bombs. Ground instrumentation activity occurs at the ground station where the serial stream of combined data is received and decoded in real-time, as it is received from the airborne platform. Data can be encrypted and decrypted during this process, an additional expertise that the Company offers. The Company recently introduced the NeTstar satellite ground station, which collapses racks of satellite RF receivers, demodulators and related units into a PC.


 o  SPACE PRODUCTS

     L-3 offers value-added solutions that require complex product integration, rich software content and comprehensive support to its customers. The Company focuses on the following niches within the satellite ground segment equipment market: telephony, video broadcasting and multimedia. The Company's customers include foreign PTT's, domestic and international prime communications infrastructure contractors, telecommunications or satellite service providers, broadcasters and media-related companies.


EMERGING COMMERCIAL PRODUCTS


 o  MEDICAL ARCHIVING AND SIMULATION SYSTEMS

     The Company markets jointly with GE Medical Systems GEMnet (Trade Mark) , a cardiac image management and archive system through an exclusive reseller arrangement with GE Medical Systems. GEMnet (Trade Mark) eliminates the use of cinefilm in a cardiac catheterization laboratory by providing a direct digital connection to the laboratory. The system provides for acquisition, display, analysis and short- and long-term archive of cardiac patient studies, providing significant cost savings and process improvements to the hospital. The Company is an exclusive reseller of EchoNet (Trade Mark) pursuant to a reseller arrangement with Heartlab, Inc. EchoNet (Trade Mark) is a digital archive management and review system designed specifically for the echocardiology profession. The system accepts digital echocardiology studies from a variety of currently available ultrasound systems, manages the studies, making them available on a network, and allows the physicians and technicians to become more productive. EchoNet (Trade Mark) is a trademark of Heartlab, Inc. GEMnet (Trade Mark) is a trademark of GE.

     The Company has approximately a one-third equity ownership interest in Medical Education Technologies, Inc. ("METI"). METI is a medical technology company engaged in the development, manufacture and sale of Human Patient Simulators ("HPS"). The HPS is a computerized system with a life-like mannequin that reacts to medical treatments and interventions similar to a human being. Originally oriented to the anesthesiology training and education domain, METI has expanded into cardiology, critical care, trauma care, allied health care, military medicine and continuing medical education. METI's target customers for its HPS include medical schools throughout the world, colleges with registered nursing programs, community colleges and state, local and volunteer emergency medical service organizations.


 o  WIRELESS LOOP TELECOMMUNICATIONS EQUIPMENT

     The Company is applying its wireless communication expertise to introduce local wireless loop telecommunications equipment using a synchronous Code Division Multiple Access technology ("CDMA") supporting terrestrial and space based, fixed and mobile communication services. The system's principal targeted customer base is emerging market countries and rural areas where existing telecommunications infrastructure is inadequate or non-existent. The Company's system will have the potential to interface with low earth orbit ("LEO") PCS systems such as Globalstar, Iridium and/or any local public telephone network. The Company expects to manufacture for sale certain of the infrastructure equipment. The Company intends to pursue joint ventures with third parties for service and distribution capabilities. The Company has entered into product distribution agreements with Granger Telecom Ltd. for distribution in parts of Africa, the Middle East and the United Kingdom, and with Unisys for distribution in parts of Mexico and South America. This same technology is also being introduced into the Ellipso "big LEO" program to provide the key communications capability in the ground and user segments. In this program, the Company will provide the CDMA processing equipment in the Ground Control Segment and the Ellipso user terminals, both fixed and mobile.

 o  AIRPORT SECURITY EQUIPMENT

     The FAA has awarded the Company a development contract for next generation airport security equipment for explosive detection. L-3 has teamed with Analogic Corporation and GE to design and produce an explosive detection system ("EDS") utilizing a dual energy computer tomography ("CT") X-ray system. L-3's EDS system, the eXaminer 3DX (Trade Mark) 6000, will analyze the contents of checked baggage at airports for a wide-range of explosive material as specified by the FAA. On November 23, 1998, L-3 received FAA certification for its eXaminer 3DX (Trade Mark) 6000 system which is the only second- generation system to receive certification and the only system to generate full, three-dimensional images of all objects in a piece of baggage. The eXaminer 3DX (Trade Mark) 6000 has been certified at 500 bags per hour but eventually will be capable of inspecting baggage at an average of 675 bags per hour, which will allow screening of passenger-checked baggage for a large body aircraft, such as a Boeing 747, in approximately 40 minutes. It can be installed as a stand-alone unit in a conveyor system or in a mobile van.


 o  INFORMATION NETWORK SECURITY

     The Company is applying its information security capabilites developed at Communication Systems--East to the commercial markets through the formation of a new subsidiary, L-3 Communications Secure Information Technology, Inc. ("L-3 Secure Information Technology"). Through a majority-owned joint venture ("L-3 Network Security"), L-3 Secure Information Technology acquired a network security software business from Trident Data Systems, which retained a minority interest in L-3 Network Security.

     In early November 1998, L-3 Network Security announced the release of its third-generation network security software, Expert (Trade Mark) 3.0, which automates the sophisticated network risk analysis process. This software was first developed for the U.S. Air Force and is now used by leading corporations, consulting firms and government agencies. Expert (Trade Mark) 3.0 allows network administrators and business managers to measure and manage information risk by first automatically mapping a user's network, compiling a database of all systems, applications and services -- including unauthorized modems. Expert (Trade Mark) 3.0's risk algorithms then quantify the amount of risk present in all parts of the network and analyze the likelihood of various insider and outsider threats, linking these threats to actual vulnerabilities present on the network. Expert (Trade Mark) 3.0's databases contain virtually all publicly known computer vulnerabilities, researched and verified by L-3's full-time security team. A comprehensive vulnerability report is provided by Expert (Trade Mark) 3.0, which permits users to quantify risk measures and to formulate a basis for information security policy.


CONTRACTS

     A significant portion of L-3's sales are derived from high-priority, long-term programs and from programs for which L-3 has been the incumbent supplier, and in many cases acted as the sole provider for many years. Approximately 60% of L-3's 1998 sales of $1,037.0 million were generated from sole source contracts. L-3's customer satisfaction and excellent performance record are evidenced by its performance-based award fees exceeding 90% on average over the past two years. Management believes prime contractors will increasingly award long-term, sole source, outsourcing contracts to the merchant supplier they believe is most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. As a consequence of L-3's strong competitive position, the Company has experienced a contract award win rate for 1998 in excess of 63% on new competitively bid contracts and in excess of 90% on contracts for which L-3 was the incumbent.

     The Company enjoys a diverse business mix with a limited program exposure, a favorable balance of cost plus and fixed price contracts, a significant sole source follow-on business and an attractive customer profile. See "Customers" below. L-3's sales mix of contracts for 1998 was 30% cost plus and 70% fixed price, providing the Company with a favorable mix of predictable profitability (cost plus) and higher margin (fixed price) business.

     Under firm fixed price contracts the Company agrees to perform for a predetermined contract price. Although the Company's fixed price contracts generally permit the Company to keep profits if costs are less than projected, the Company does bear the risk that increased or unexpected costs may reduce profit or cause the Company to sustain losses on the contracts. Generally, firm fixed price contracts offer higher margin than cost plus type contracts. All domestic defense contracts and subcontracts to which the Company is a party are subject to audit, various profit and cost controls and standard provisions for termination at the convenience of the U.S. government. Upon termination, other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions relating to termination at the convenience of the government. To date, no significant fixed price contract of the Company has been terminated.

     Companies supplying defense-related equipment to the U.S. government are subject to certain additional business risks peculiar to that industry. Among these risks are the ability of the U.S. government to unilaterally suspend the Company from new contracts pending resolution of alleged violations of procurement laws or regulations. Other risks include a dependence on appropriations by the U.S. government, changes in the U.S. government's procurement policies (such as greater emphasis on competitive procurements) and the need to bid on programs in advance of design completion. A reduction in expenditures by the U.S. government for products of the type manufactured by the Company, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to the Company or substantial cost overruns could have an adverse effect on the Company.


BACKLOG

     The Company's backlog as of December 31, 1998 amounted to $855.9 million, of which $323.6 million was for the Secure Communication Systems segment and $532.3 million for the Specialized Communication Products segment. This backlog provides management with a useful tool to project sales and plan its business on an on-going basis; however, no assurance can be given that the Company's backlog will become revenues in any particular period or at all. Funded backlog does not include the total contract value of multi-year, cost-plus reimbursable contracts, which are funded as costs are incurred by the Company. Funded backlog also does not include unexercised contract options which represent the amount of revenue which would be recognized from the performance of contract options that may be exercised by customers under existing contracts and from purchase orders to be issued under indefinite quantity contracts or basic ordering agreements. Overall, approximately 81% of the December 31, 1998 funded backlog is expected to be shipped over the next twelve-month period.


CUSTOMERS

     L-3 enjoys an attractive customer mix of defense and commercial business, with DoD related sales accounting for 64% and commercial, U.S. government (non-DOD) and foreign government sales accounting for approximately 36% of 1998 sales of $1,037.0 million. The Company intends to leverage this favorable business profile to expand its merchant supplier business base. The Company's sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. government. Approximately 69% of the Company's sales were made to agencies of the U.S. government or to prime contractors or subcontractors of the U.S. government. Various U.S. government agencies and contracting entities exercise independent purchasing decisions. Therefore, sales to the U.S. government generally are not regarded as constituting sales to one customer. Instead, each contracting entity is considered to be a separate customer. For 1998 the Company had approximately 345 contracts with a value exceeding $1.0 million. Sales to the U.S. government for 1998, including sales through prime contractors, were $716.2 million. The Company's largest program is a long-term, sole source cost plus support contract for the U-2 program which contributed approximately 8% of 1998 sales. No other program represented more than 5% of 1998 sales. Sales to Lockheed Martin for 1998 were $70.4 million or approximately 7% of total sales.

COMPETITION


     The Company's ability to compete for defense contracts depends to a large extent on the effectiveness and innovativeness of its research and development programs, its ability to offer better program performance than its competitors at a lower cost to the Government customer, and its readiness in facilities, equipment and personnel to undertake the programs for which it competes. In some instances, programs are sole source or work directed by the Government to a single supplier. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the Government should choose to reopen the particular program to competition. Approximately 40% of the Company's $1,037.0 million sales for 1998 were related to competitive contracts.


     The Company experiences competition from industrial firms and U.S. government agencies, some of which have substantially greater resources than the Company. These competitors include: AlliedSignal, Inc. ("AlliedSignal"), Cubic Corporation, Eaton Corporation, Globecomm Systems Inc., Harris Corporation, Hughes, Motorola, Scientific-Atlanta, Inc., Thomson Marconi Sonar Ltd., Titan Corporation and TRW Inc. A majority of the sales of the Company is derived from contracts with the Government and its prime contractors, and such contracts are awarded on the basis of negotiations or competitive bids. Management does not believe any one competitor or a small number of competitors is dominant in any of the business areas of the Company. Management believes the Company will continue to be able to compete successfully based upon the quality and cost competitiveness of its products and services.


RESEARCH AND DEVELOPMENT

     The Company employs scientific, engineering and other personnel to improve its existing product lines and to develop new products and technologies in the same or related fields. As of December 31, 1998, the Company employed approximately 2,775 engineers (of whom 17.5% hold advanced degrees). The amounts of research and development performed under customer-funded contracts and Company-sponsored research projects including bid and proposal costs for 1998 were $241.3 million.


PATENTS AND LICENSES

     Although the Company owns some patents and has filed applications for additional patents, it does not believe that its operations depend upon its patents. In addition, the Company's Government contracts generally license it to use patents owned by others. Similar provisions in the Government contracts awarded to other companies make it impossible for the Company to prevent the use by other companies of its patents in most domestic work.

PROPERTIES

     The table below sets forth certain information with respect to the material manufacturing facilities and properties of the Company.

                     LOCATION                         OWNED     LEASED
--------------------------------------------------   -------   -------
                                                       (thousands of
                                                           square
                                                           feet)
L-3 Headquarters, NY .............................       --      29.7
L-3 Washington Operations, Arlington, VA .........       --       4.6

SECURE COMMUNICATION SYSTEMS:
 Camden, NJ ......................................       --     580.6
 Salt Lake City, UT ..............................       --     487.7

SPECIALIZED COMMUNICATION PRODUCTS:
 Anaheim, CA .....................................       --     165.3
 Folsom, CA ......................................       --      57.5
 Menlo Park, CA ..................................       --      93.1
 San Diego, CA ...................................    196.0      68.9
 Sylmar, CA ......................................       --     273.0
 Sarasota, FL ....................................       --     143.7
 Alpharetta, GA ..................................     93.0        --
 Concord, MA .....................................       --      60.0
 Lowell, MA ......................................       --      47.0
 Newburyport, MA .................................       --      81.2
 Hauppauge, NY ...................................    240.1        --
 Philadelphia, PA ................................       --     230.0
 Warminster, PA ..................................     40.9        --
 Kiel, Germany ...................................       --     302.7
 Leer, Germany ...................................       --      60.9

     In total, the Company owns approximately 600,000 square feet and leases approximately 3.0 million square feet of manufacturing facilities and properties.


LEGAL PROCEEDINGS

     From time to time the Company is involved in legal proceedings arising in the ordinary course of its business. Management believes it is adequately reserved for these liabilities and that there is no litigation pending that could have a material adverse effect on the Company's results of operations and financial condition.


ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal, state and local environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in its operations. The Company continually assesses its obligations and compliance with respect to these requirements. Management believes that the Company's current operations are in substantial compliance with all existing applicable environmental laws and permits. The Company does not currently project the need for any material unbudgeted expenditures to remain in compliance with applicable environmental laws and regulations.

     Pursuant to the L-3 Acquisition agreement, the Company has agreed to assume certain on-site and off-site environmental liabilities related to events or activities occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to retain all environmental liabilities for all facilities no longer used by the Predecessor Company and to indemnify fully the Company for such prior site environmental liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. The Company is aware of environmental contamination at two of the facilities acquired from Lockheed Martin that will require ongoing remediation. In November 1997, the Company sold one such facility located in Sarasota, Florida, while retaining a leasehold interest in a portion of that facility, to DMB in a transaction in which DMB contractually agreed to assume responsibility for further remediation of the Sarasota site. In April 1999, the Company received permission to cease operation of its remediation system at the second facility, located in Salt
Lake City, Utah. Management believes that the Company has established adequate reserves for the potential costs associated with the assumed environmental liabilities. However, there can be no assurance that any costs incurred will be reimbursable from the Government or covered by Lockheed Martin under the terms of the L-3 Acquisition agreement or that the Company's environmental reserves will be sufficient.

     In connection with the acquisition of Ocean Systems, the Company has acquired the stock of ELAC. In November 1998, the Company exercised its option to purchase the ELAC property. The premises leased by ELAC at the time of the acquisition have environmental contamination consisting of chlorinated solvents in the groundwater beneath and adjoining the site. However, Honeywell Inc. ("Honeywell"), the previous owner of ELAC and the owner of the property at the time of the acquisition, has retained the liability for remediating the ELAC site and has contractually agreed to indemnify AlliedSignal and ELAC. Management believes that any necessary remediation will be covered by the Honeywell indemnification.

     In connection with the acquisition of STS, the Company acquired certain facilities located in Hauppauge, New York. As part of the acquisition, California Microwave agreed to retain liability for environmental contamination occurring prior to the closing date. Subsequent to the acquisition, the Company performed an environmental assessment of the ground water beneath the site and determined that the ground water contained chlorinated solvents used by STS only prior to the closing of the STS acquisition. The Company has tendered the defense of this matter to California Microwave, which is performing a further investigation of the ground water contamination. Management believes that any necessary remediation will be covered by an indemnification from California Microwave.

     In connection with the acquisition of Aydin in April 1999, the Company acquired a liability for the remediation of certain groundwater contamination in Palo Alto, California related to a discontinued operation of Aydin. Aydin has installed and is currently operating a State of California-approved remediation system. The costs of operating this system are approximately $120,000 per year. Management believes that the Company has established adequate reserves for the potential costs associated with this environmental remediation. However, there can be no assurance that the Company's environmental reserves will be sufficient.

PENSION PLANS

     In connection with the L-3 Acquisition, Holdings and L-3 Communications Corporation assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to Holdings and L-3 Communications. Prior to the consummation of the L-3 Acquisition, Lockheed Martin received a letter from the PBGC which requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions. These assumptions result in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87. The PBGC underfunding is related to the Subject Plans.

     With respect to the Subject Plans, Lockheed Martin entered into the Lockheed Martin Commitment. The material terms and conditions of the Lockheed Martin Commitment include a commitment by Lockheed Martin to the PBGC to, under certain circumstances, assume sponsorship of the Subject Plans or provide another form of financial support for the Subject Plans. The Lockheed Martin Commitment will continue with respect to any Subject Plan until such time as such Subject Plan is no longer underfunded on a PBGC basis for two consecutive years or, at any time after May 31, 2002, the Company achieves investment grade credit ratings. Pursuant to the Lockheed Martin Commitment, the PBGC agreed that it would take no further action in connection with the L-3 Acquisition.

     In return for the Lockheed Martin Commitment, L-3 Communications entered into an agreement with Lockheed Martin, dated as of April 30, 1997, pursuant to which L-3 Communications provided certain assurances to Lockheed Martin including, but not necessarily limited to, (i) continuing to fund the Subject Plans consistent with prior practices and to the extent deductible for tax purposes and, where appropriate, recoverable under U.S. government contracts, (ii) agreeing to not increase benefits under the Subject Plans without the consent of Lockheed Martin, (iii) restricting the Company from a sale of any businesses employing individuals covered by the Subject Plans if such sale would not result in reduction or elimination of the Lockheed Martin Commitment with regard to the specific plan and (iv) if the Subject Plans were returned to Lockheed Martin, granting Lockheed Martin the right to seek recovery from the Company of those amounts actually paid, if any, by Lockheed Martin with regard to the Subject Plans after their return. In addition, upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Lockheed Martin may exercise this right by giving 45 days prior written notice to the Company after the occurrence of such triggering events if it has concluded that the liabilities of the Subject Plans would increase unreasonably. As a result of a decrease in the PBGC-mandated discount rate in 1998 and the resulting increase in the underlying liability, one of such triggering events has occurred. The Company has notified Lockheed Martin of this fact. On February 4, 1999, Lockheed Martin informed the Company that it has no present intention to exercise its right to cause the Company to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans but L-3 Communications would be required to reimburse Lockheed Martin for these costs. To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.


EMPLOYEES

     As of December 31, 1998, the Company employed approximately 8,000 full-time and part-time employees. The Company believes that its relations with its employees are good.

     Approximately 540 of the Company's employees at its Communication Systems--East operation in Camden, New Jersey are represented by four unions, the Association of Scientists and Professional Engineering Personnel, the International Federation of Professional and Technical Engineers, the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers and an affiliate of the International Brotherhood of Teamsters. The collective bargaining agreements for these four unions were successfully renegotiated in mid-1998 without any disruptions to operations. Three of the collective bargaining agreements will expire in 2002, and the other agreement will expire in 2001.

     Approximately 200 employees of Ocean Systems are represented by the United Auto Workers. The collective bargaining agreement expires in mid-1999. Approximately 140 of the employees at Ocean Systems' ELAC subsidiary in Kiel, Germany are represented by the Metal Trade Industrial Workers of the Hamburg Region and ELAC is represented by the Association of Metal Industry Employers for Schleswig-Holstein. While the Company has not yet initiated discussions with representatives of the United Auto Workers, management believes it will be able to negotiate, without material disruption to its business, a satisfactory new labor contract with these employees. However, there can be no assurance that a satisfactory agreement will be reached with the covered employees or that a material disruption to operations of Ocean Systems will not occur.

     Approximately 350 of SPD's employees located in Philadelphia, Pennsylvania are represented by the United Automobile Aerospace and Agricultural Implement Workers of America, Local 1612 Amalgamated. The four collective bargaining agreements covering these employees were successfully renegotiated in April 1999 without disruption to operations and will expire in 2003. Approximately 20 of SPD's employees located in Anaheim and National City, California are represented by the International Brotherhood of Electrical Workers, Local 569, whose collective bargaining agreement expires in late May 2000 and approximately 20 employees are represented by the International Association of Machinists and Aerospace Workers, Local 389 whose collective bargaining agreement expires in early February 2000.

     Approximately 125 employees of Electrodynamics are represented by International Brotherhood of Electrical Workers, Local 134 whose collective bargaining agreement expires in November 2000.

     Approximately 140 employees of Aydin are represented by the International Union of Electricians, Local 123 whose collective bargaining agreement expires in October 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Immediately following the February 1999 Common Stock Offering, the Lehman Partnership owned 24.7% of the common stock of Holdings. Certain affiliates of the Lehman Partnership provide services to Holdings and the Company. In 1998, Lehman Brothers Holdings, Inc. ("Lehman Brothers") provided underwriting and investment banking services to Holdings and the Company, for which services it received fees of $15.5 million. In addition, Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers, is a lender to the Company under the Company's bank credit facilities, for which it received fees of $0.4 million in 1998.

     In connection with the acquisition by the Company of its initial ten business units (the "Businesses") from Lockheed Martin (the "L-3 Acquisition"), Lockheed Martin has agreed to indemnify Holdings and the Company, subject to certain limitations, for Lockheed Martin's breach of representations and warranties and Holdings and the Company have assumed certain obligations relating to environmental matters and benefits plans. These obligations include certain on-site and off-site environmental liabilities related to events or activities of the Businesses occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to indemnify the Company, subject to certain limitations, for its breach of (i) non-environmental representations and warranties up to $50 million (subject to a $5 million threshold) and (ii) through April 30, 2005, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years (subject to a $6 million threshold).

     Lockheed Martin provides to certain divisions of the Company certain management information systems services at Lockheed Martin's fully-burdened cost but without profit. Holdings and the Company and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

     In addition, Holdings and Lockheed Martin have entered into a Limited Noncompetition Agreement (the "Noncompetition Agreement") which, for up to three years from April 1997, in certain circumstances, precludes Lockheed Martin from engaging in the sale of any products that compete with the products of the Company that are set forth in the Noncompetition Agreement for specifically identified application of the products. Under the Noncompetition Agreement, Lockheed Martin is prohibited, with certain exceptions, from acquiring any business engaged in the sale of the specified products referred to in the preceding sentence, although Lockheed Martin may acquire such a business under circumstances where the exceptions do not apply provided that it offers to sell such business to the Company within 90 days of its acquisition. The Noncompetition Agreement does not, among other exceptions, (i) apply to businesses operated and managed by Lockheed Martin on behalf of the U.S. government, (ii) prohibit Lockheed Martin from engaging in any existing businesses and planned businesses as of the closing of the L-3 Acquisition or businesses that are reasonably related to existing or planned businesses or
(iii) apply to selling competing products where such products are part of a larger system sold by Lockheed Martin.

     The Company and its predecessor sell products to Lockheed Martin and its affiliates. Such net sales amounted to $70,401 for 1998 and $60,402 for the nine-month period ended December 31, 1997; $21,171 for the three-month period ended March 31, 1997 and $70,658 for 1996, respectively.

     Sales of products to Lockheed Martin, excluding those under intercompany work transfer agreements existing at the time of the L-3 Acquisition, are made on terms no less favorable than those which would be available from non-affiliated third party customers. A significant portion of the Company's sales to Lockheed Martin are either based on competitive bidding or catalog prices.

STOCKHOLDERS AGREEMENT

     In connection with the L-3 Acquisition, the Company, Lockheed Martin, the Lehman Partnership and Messrs. Lanza and LaPenta entered into the Stockholders Agreement which, except for the terms relating to (i) the registration rights,
(ii) provision of services by Lehman Brothers and (iii) the standstill agreement by Lockheed Martin, terminated upon the completion of the IPO.

     Pursuant to the Stockholders Agreement, Messrs. Lanza and LaPenta, Lockheed Martin and the Lehman Partnership have the right, from time to time and subject to certain conditions, to require Holdings to register under the Securities Act of 1933 shares of common stock held by them. Lockheed Martin, the Lehman Partnership and each of the Messrs. Lanza and LaPenta has three, four and one demand registration rights, respectively. In addition, the Stockholders Agreement also provides certain existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that Holdings will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by Messrs. Lanza and LaPenta and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. Lockheed Martin and the Lehman Partnership sold 4.5 million shares and 2 million shares, respectively, through the exercise of their piggyback registration rights in the February 1999 Common Stock Offering.

     The Stockholders Agreement also provides that Lehman Brothers has the exclusive right to provide investment banking services to Holdings through April 30, 2002 (except that the exclusivity period through April 30, 2000 as to cash acquisitions undertaken by Holdings or the Company) so long as the Lehman Partnership owns at least 10% of the outstanding common stock of Holdings. In the event that Lehman Brothers agrees to provide any investment banking services to Holdings or the Company, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

     Under the Stockholders Agreement, Lockheed Martin is subject to a standstill arrangement which generally prohibits any increase in its share ownership percentage over 34.9%.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information concerning the directors and executive officers of Holdings and L-3 Communications Corporation.

NAME                                 AGE                       POSITION
----                                 ---                       --------
Frank C. Lanza .................... 67    Chairman, Chief Executive Officer and Director
Robert V. LaPenta ................. 53    President, Chief Financial Officer and Director
Michael T. Strianese .............. 43    Vice President--Finance and Controller
Christopher C. Cambria ............ 40    Vice President--General Counsel and Secretary
Robert F. Mehmel .................. 36    Vice President--Planning and Assistant Secretary
Lawrence W. O'Brien ............... 49    Vice President--Treasurer
Joseph S. Paresi .................. 43    Vice President--Product Development
Lawrence H. Schwartz .............. 61    Vice President--Business Development
Jimmie V. Adams ................... 62    Vice President--Washington D.C. Operations
Robert RisCassi ................... 62    Vice President--Washington D.C. Operations
David J. Brand(1) ................. 37    Director
Thomas A. Corcoran ................ 54    Director
Alberto M. Finali ................. 44    Director
Eliot M. Fried(1) ................. 66    Director
Frank H. Menaker, Jr.(1) .......... 58    Director
Robert B. Millard(2) .............. 48    Director
John E. Montague(2) ............... 44    Director
John M. Shalikashvili ............. 62    Director
Alan H. Washkowitz(2) ............. 58    Director

----------
(1)   Member of the Audit Committee.

(2)   Member of the Compensation Committee.


     Frank C. Lanza, Chairman and Chief Executive Officer. Mr. Lanza joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of Lockheed Martin's Executive Council and Board of Directors and President and Chief Operating Officer of Lockheed Martin's command, control, communications and intelligence ("C3I") and Systems Integration Sector, which comprised many of the businesses acquired by Lockheed Martin from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and COO of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with Dalmo Victor and Philco Western Development Laboratory.

     Robert V. LaPenta, President and Chief Financial Officer. Mr. LaPenta joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral's Senior Vice President and Controller, a position he held since 1981. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979.

     Michael T. Strianese, Vice President-Finance and Controller. Mr. Strianese joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin's C3I and Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Prior to joining Loral, he spent 11 years with Ernst & Young. Mr. Strianese is a Certified Public Accountant.

     Christopher C. Cambria, Vice President-General Counsel and Secretary. Mr. Cambria joined the Company in June 1997. From 1994 until joining the Company, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

     Robert F. Mehmel, Vice President-Planning and Assistant Secretary. Mr. Mehmel joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Mehmel was the Director of Financial Planning and Capital Review for Lockheed Martin's C3I and Systems Integration Sector. From 1984 to 1996, Mr. Mehmel held several accounting and financial analysis positions at Loral Electronic Systems and Loral. At the time of Lockheed Martin's acquisition of Loral, he was Corporate Manager of Business Analysis.

     Lawrence W. O'Brien, Vice President--Treasurer. Mr. O'Brien joined the Company in June 1997. Prior to joining the Company, he was the Vice President and Treasurer of Pechiney Corporation, the North American arm of the Pechiney Group of France, where he held a number of financial positions since 1981.

     Joseph S. Paresi, Vice President--Product Development. Mr. Paresi joined the Company in April 1997. From April 1996 until April 1997, Mr. Paresi was Corporate Director of Technology for Lockheed Martin's C3I and System Integration Sector. Prior to the April 1996 acquisition of Loral, Mr. Paresi was Corporate Director of Technology for Loral, a position he held since 1993. From 1978 to 1993, Mr. Paresi was a Systems Engineer, Director of Marketing and Director of International Programs at Loral Electronic Systems.

     Lawrence H. Schwartz, Vice President--Business Development. Mr. Schwartz joined the Company in May 1997. From April 1996 until May 1997, Mr. Schwartz was Vice President of Technology for the C3I and System Integration Sector of Lockheed Martin. Prior to the April 1996 acquisition of Loral, he was Corporate Vice President of Technology for Loral, a position he held since 1987. Between 1976 and 1987, Mr. Schwartz was Vice President of Engineering, Senior Vice President of Business Development, Senior Vice President of the Rapport Program and Senior Vice President of Development Programs at Loral Electronic Systems.

     Jimmie V. Adams, Vice President-Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) joined the Company in April 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin's Washington Operations for the C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

     Robert RisCassi, Vice President-Washington, D.C. Operations. General Robert W. RisCassi (U.S. Army-ret.) joined the Company in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center.

     David J. Brand, Director. Mr. Brand has served as a director since April 1997 and is a Managing Director of Lehman Brothers and a principal in the Global Mergers & Acquisitions Group, leading Lehman Brothers' Technology Mergers and Acquisitions business. Mr. Brand joined Lehman Brothers in 1987 and has been responsible for merger and corporate finance advisory services for many of Lehman Brothers' technology and defense industry clients. Mr. Brand is currently a director of K&F Industries, Inc.

     Thomas A. Corcoran, Director. Mr. Corcoran has served as a director since July 1997 and has been the President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin since August 1998. From March 1995 to August 1998 he was the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation since March 1995. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace; he was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology, the Board of Governors of the Electronic Industries Association, a Director of the U.S. Navy Submarine League and a Director of REMEC Corporation.

     Alberto M. Finali, Director. Mr. Finali has served as a director since April 1997 and is a Managing Director of Lehman Brothers and principal of the Merchant Banking Group, based in New York. Prior to joining the Merchant Banking Group, Mr. Finali spent four years in Lehman Brothers' London office as a senior member of the M&A Group. Mr. Finali joined Lehman Brothers in 1987 as a member of the M&A Group in New York and became a Managing Director in 1997. Prior to joining Lehman Brothers, Mr. Finali worked in the Pipelines and Production Technology Group of Bechtel, Inc. in San Francisco.

     Eliot M. Fried, Director. Mr. Fried has served as a director since April 1997 and is a Managing Director of Lehman Brothers. Mr. Fried joined Shearson, Hayden Stone, a predecessor firm, in 1976 and became a Managing Director in 1982. Mr. Fried is currently a director of Bridgeport Machines, Inc. and Axsys Technologies, Inc.

     Frank H. Menaker, Jr., Director. Mr. Menaker has served as a director since April 1997 and has served as Senior Vice President and General Counsel of Lockheed Martin since July 1996. He served as Vice President and General Counsel of Lockheed Martin from March 1995 to July 1996, as Vice President of Martin Marietta Corporation from 1982 until 1995 and as General Counsel of Martin Marietta Corporation from 1981 until 1995. He is a director of Martin Marietta Materials, Inc.

     Robert B. Millard, Director. Mr. Millard has served as a director since April 1997 and is a Managing Director of Lehman Brothers, Head of Lehman Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a Managing Director of Lehman Brothers in 1983. Mr. Millard is currently a director of GulfMark Offshore, Inc. and Weatherford International, Inc.

     John E. Montague, Director. Mr. Montague has served as a director since April 1997 and has been Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications, Inc., a wholly owned subsidiary of Lockheed Martin, since August 1998. He served as Vice President, Financial Strategies at Lockheed Martin responsible for mergers, acquisitions and divestiture activities and shareholder value strategies from March 1995 until August 1998. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation from 1991 to 1995. From 1988 to 1991, he was Director of Corporate Development at Martin Marietta Corporation, which he joined in 1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation.

     John M. Shalikashvili, Director. General Shalikashvili (U.S. Army-ret.) has served as a director since August 1998. Prior to his appointment, he was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is currently a director of United Defense Industries Inc.

     Alan H. Washkowitz, Director. Mr. Washkowitz has served as a director since April 1997 and is a Managing Director of Lehman Brothers and head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is currently a director of Illinois Central Corporation, K&F Industries, Inc., McBride plc. and Peabody Coal Co.

     The Board of Directors intends to appoint one additional director who is not affiliated with the Company, Lehman Brothers Inc. or Lockheed Martin by May 18, 1999. The additional director has not yet been identified.

     The Company's certificate of incorporation provides for a classified Board of Directors divided into three classes. Class I will expire at the annual meeting of the stockholders to be held in 2002; Class II will expire at the annual meeting of the stockholders to be held in 2001; and Class III will expire at the annual meeting of the stockholders to be held in 2000. At each annual meeting of the stockholders, beginning with the 2000 annual meeting, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase or reduction in the number of directors, increase or decrease in directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Each executive officer and key employee serves at the discretion of the Board of Directors.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. Currently, the Audit Committee consists of Messrs. Brand, Fried and Menaker (Chairman). The Company intends to appoint to the Audit Committee only persons who qualify as an "independent" director for purposes of the rules and regulations of the NYSE. This committee, which met twice during 1998, is responsible generally for recommending to the Board of Directors the independent accountants to be nominated to audit the financial statements of the Company; approving the compensation of the independent accountants; meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's financial statements; reviewing the findings of the independent accountants with respect to the annual audit; and supervising the implementation of the Company's management integrity policies and reporting annually to the Board of Directors with respect thereto. Currently, the Compensation Committee consists of Messrs. Millard (Chairman), Montague and Washkowitz. This Committee, which acted by written consent three times during 1998, is responsible for administering the Company's 1997 Stock Option Plan for Key Employees of Holdings (the "1997 Stock Option Plan") and has limited authority to adopt amendments to that plan. This Committee is also responsible for recommending to the Board of Directors the salaries to be paid to the Chief Executive Officer and the President of the Company, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain other officers of the Company.


COMPENSATION OF DIRECTORS

     The directors who are employees of the Company or its affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the Board of Directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of common stock of Holdings. In addition, non-affiliated directors receive an annual stock option grant of 1,500 shares of Common Stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to an attendance at meetings of the Board of Directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.

     Non-affiliated directors may defer up to 100 percent of the cash portion of the fees (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred fees will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning the calendar year in which fees are earned. Earnings are accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of the common stock of Holdings.


LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company's certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                           -------------
                                                                             SECURITIES
                                                ANNUAL COMPENSATION          UNDERLYING
                                           -----------------------------       STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)(1)     BONUS ($)     OPTIONS (#)     COMPENSATION ($)(2)
-------------------------------   ------   ---------------   -----------   -------------   --------------------
Frank C. Lanza
 (Chairman and Chief Executive    1998         $750,000             --              --            $11,341
 Officer) .....................   1997          542,654             --       1,142,857                 --
Robert V. LaPenta
 (President and Chief Financial   1998          500,000             --              --             27,591
 Officer) .....................   1997          356,538             --       1,142,857                 --
Lawrence H. Schwartz
 (Vice President, Business        1998          229,000         85,000              --             22,090
 Development) .................   1997          145,327         80,000          17,000                 --
Christopher C. Cambria
 (Vice President, Secretary       1998          190,000        140,000              --              7,351
 and General Counsel) .........   1997           97,596         75,000          20,000                 --
Michael T. Strianese
 (Vice President, Finance and     1998          165,000        140,000              --             69,993
 Controller) ..................   1997          107,386         95,000          35,000              1,956

----------
(1) Fiscal 1997 only included the pay periods ending during the nine months ended December 31, 1997.

(2) Amounts for 1998 include (a) Company matching contributions of $3,200 under the Company's savings plan for Messrs. LaPenta, Cambria and Strianese; (b) the value of supplemental life insurance programs in the amounts of $11,341 for Mr. Lanza, $24,391 for Mr. LaPenta, $22,090 for Mr. Schwartz, $3,676 for Mr. Cambria and $6,397 for Mr. Strianese; and
      (c) a special bonus of $60,000 for Mr. Strianese related to the Company's formation, which amount is also payable to Mr. Strianese in each of 1999 and 2000.



OPTION GRANTS IN FISCAL YEAR 1998

     There were no options to purchase Common Stock granted in fiscal year 1998 to the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                             F-Y END OPTION VALUES

                                                                                                   VALUE OF
                                                                     NUMBER OF                   UNEXERCISED
                                                               SECURITIES UNDERLYING             IN-THE-MONEY
                                                                UNEXERCISED OPTIONS               OPTIONS AT
                                                  VALUE           AT F-Y END (#)                F-Y END ($)(2)
                                                 REALIZED  ----------------------------- ----------------------------
NAME AND PRINCIPAL POSITION      EXERCISES(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------- -------------- ----------- ------------- --------------- ------------- --------------
Frank C. Lanza
 (Chairman and Chief Executive
 Officer) .....................    228,571      $578,285          --         914,286              --    $36,656,011
Robert V. LaPenta
 (President and Chief Financial
 Officer) .....................    228,571       578,285          --         914,286              --     36,656,011
Lawrence H. Schwartz
 (Vice President, Business
 Development) .................         --            --       5,950          11,050        $238,550        443,022
Christopher C. Cambria
 (Vice President, Secretary and
 General Counsel) .............         --            --       7,000          13,000         280,648        521,203
Michael T. Strianese
 (Vice President, Finance and
 Controller) ..................         --            --       8,750          26,250         350,809        897,128

----------
(1) Based on the estimated fair value of the Common Stock at the exercise date.

(2) The value of unexercised in-the-money options at fiscal year end was calculated based on the December 31, 1998 closing stock price of the Common Stock of $46.5625 less the exercise prices of the options.


PENSION PLAN

     The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Employee Retirement Plan to a covered participant upon retirement at normal retirement age (65), based on the career average compensation (salary and bonus) and years of credited service with the Company.



 CAREER AVERAGE COMPENSATION                      YEARS OF CREDITED SERVICE
-----------------------------   --------------------------------------------------------------
                                    15           20           25           30           35
                                ----------   ----------   ----------   ----------   ----------
$125,000.....................    $ 18,981     $ 24,937     $ 29,833     $ 33,856     $ 37,164
 150,000.....................      23,172       30,408       36,355       41,243       45,260
 175,000.....................      27,364       35,879       42,877       48,629       53,357
 200,000.....................      31,556       41,349       49,399       56,015       61,454
 225,000.....................      35,747       46,820       55,921       63,402       69,550
 250,000.....................      39,939       52,291       62,444       70,788       77,647
 300,000.....................      48,322       63,233       75,488       85,561       93,840
 400,000.....................      65,089       85,116      101,577      115,106      126,226
 450,000.....................      73,472       96,057      114,621      129,879      142,420
 500,000.....................      81,855      106,999      127,665      144,651      158,613
 750,000.....................     123,772      161,707      192,887      218,515      239,579

     As of December 31, 1998, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $750,000 and 2 years; Mr. LaPenta, $500,000 and 27 years; Mr. Strianese, $305,000 and 9 years; Mr. Cambria, $330,000 and 2 years; and Mr. Schwartz, $314,000 and 2 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1998 fiscal year, Messrs. Millard, Montague and Washkowitz served as members of the Compensation Committee. None of these individuals has served at any time as an officer or employee of Holdings or any subsidiary of Holdings. Messrs. Millard and Washkowitz are affiliated with the Lehman Brothers Capital Partners III and its affiliates (collectively the "Lehman Partnership") which in aggregate hold 24.7% of the Common Stock outstanding as of the date of this Proxy Statement. Pursuant to the Stockholders Agreement, the Lehman Partnership has the right, from time to time subject to certain conditions, to require the Company to register under the Securities Act of 1933, as amended, shares of the Common Stock held by it. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. The Company has agreed in the Stockholders Agreement to pay expenses in connection with, among other things,
(i) up to three demand registrations requested by the Lehman Partnership and
(ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. In February 1999, the Lehman Partnership sold 2 million shares of Common Stock through the exercise of its piggyback registration right in a public offering of Common Stock by the Company. The Stockholders Agreement also provides that Lehman Brothers has the exclusive right to provide investment banking services to the Company for the five-year period through April 30, 2002 (except that the exclusivity period is through April 30, 2000 as to cash acquisitions undertaken by Holdings or L-3 Communications Corporation) so long as the Lehman Partnership owns at least 10% of the outstanding Common Stock. In the event that Lehman Brothers agrees to provide any investment banking services to Holdings or L-3 Communications Corporation, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry. See "Certain Relationships and Related Transactions".

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


1997 STOCK OPTION PLAN

     In April 1997, Holdings adopted the 1997 Option Plan for Key Employees of Holdings (the "1997 Stock Option Plan") which authorizes the Compensation Committee to grant options to key employees of Holdings and its subsidiaries. On March 10, 1998, the 1997 Stock Option Plan was amended to increase the shares available for option grants to 4,255,815 shares of common stock, of which 3,400,794 had been granted and were outstanding as of December 31, 1998. The Compensation Committee of the Board of Directors of Holdings, in its sole discretion, determines the terms of option agreements, including without limitation the treatment of option grants in the event of a change of control. The 1997 Stock Option Plan remains in effect for 10 years following the date of approval.

     On April 30, 1997, Holdings granted each of Messrs. Lanza and LaPenta options to purchase 1,142,857 shares of common stock. See "-- Employment Agreements" for a description of the terms of these grants. On July 1, 1997 and November 11, 1997, the Compensation Committee authorized grants of options to employees of Holdings and its subsidiaries, other than Messrs. Lanza and LaPenta, to acquire an aggregate of 689,500 shares of common stock at an exercise price of $6.47 per share (the "Employee Options"). Each Employee Option was granted pursuant to an individual agreement that provides (i) 20% of shares underlying the option will become exercisable on the first anniversary of the grant date, 50% will become exercisable on the second anniversary of the grant date and 30% will become exercisable on the third anniversary of the grant date; provided that, after the IPO 15% of the shares underlying the option (which would otherwise become exercisable on the second anniversary of the grant date) became exercisable; (ii) all shares underlying the option will become exercisable upon certain events constituting a change of control; and
(iii) the option will expire upon the earliest to occur of (A) the tenth anniversary of the grant date, (B) one year after termination of employment due to the optionee's death or permanent disability, (C) immediately upon termination of the optionee's employment for cause and (D) three months after termination of optionee's employment for any other reason. On March 2, 1998, each of Mr. Lanza and Mr. LaPenta exercised options to acquire 228,571 shares of common stock. On May 1, 1998, Holdings granted options to employees of Holdings and its subsidiaries, other than Messrs. Lanza and LaPenta, to purchase 285,370 shares of common stock at an exercise price of $22.00 per share and on terms substantially similar to the Employee Options. On August 13, 1998, Holdings granted options to purchase 142,200 shares of common stock at an exercise price of $32.75 per share primarily to employees of recently acquired companies, and on January 19, 1999, Holdings granted options to purchase 414,150 shares of common stock at an exercise price of $40.50 per share to employees who received the Employee Options during 1997 and to employees of recently acquired companies. The terms of such stock options were substantially similar to the Employee Options except that such options vest in equal installments over a period of three years.


EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, Chairman and Chief Executive Officer of the Company, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, President and Chief Financial Officer of the Company, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

     Upon a termination without cause or resignation for good reason, the Company will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that the Company pays the severance described above.

     The Company has granted each of Messrs. Lanza and LaPenta (together, the "Equity Executives") nonqualified options to purchase, at $6.47 per share, 1,142,857 shares of Common Stock. In each case, half of the options were structured as "Time Options" and half were structured initially as "Performance Options" (collectively, the "Options"). The Time Options became exercisable with respect to 20% of the shares subject to the Time Options on March 2, 1998 and will become exercisable with respect to an additional 20% of the shares subject to the Time Options on each of April 30, 1999, 2000, 2001 and 2002 if employment continues through and including such date. The Performance Options were initially structured to become exercisable nine years after the Closing, but became exercisable with respect to up to 20% of the shares subject to the Performance Options on March 2, 1998 and will become exercisable with respect to an additional 20% of the shares subject to the Performance Options on each of April 30, 1999, 2000, 2001 and 2002, to the extent certain targets for the Company's earnings before interest, income taxes, depreciation and amortization are achieved. On March 2, 1998, each of Mr. Lanza and Mr. LaPenta exercised options to acquire 228,571 shares of Common Stock. On April 5, 1999, the Company amended the Performance Options to eliminate the performance target acceleration provisions and to provide that the unvested portion of the Performance Options will vest and become exercisable as of April 30, 2000, if employment continues through and including such date. The Options will become fully exercisable under certain circumstances, including a change in control. The Option term is ten years through April 30, 2007; except that if (i) the Equity Executive is fired for cause or resigns without good reason, the Options will expire upon termination of employment or (ii) the Equity Executive is fired without cause, resigns for good reason, dies, becomes disabled or retires, the Options will expire one year after termination of employment. Unexercisable Options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, Holdings may terminate the Options, so long as the Equity Executives are cashed out or permitted to exercise their Options prior to such change of control.

     The Company also has entered into a split-dollar life insurance agreement with Mr. LaPenta. Under the split-dollar agreement, the Company owns and pays the premiums on the life insurance policy, and Mr. LaPenta has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to the Company as a recovery of its investment.

                          OWNERSHIP OF CAPITAL STOCK


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 26, 1999, there were 32,466,643 shares of Common Stock outstanding. The Company knows of no person who, as of March 26, 1999, beneficially owned more than five percent of the Common Stock, except as set forth below.

                                                 AMOUNT AND NATURE        PERCENT OF
NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP       CLASS
------------------------                      -----------------------       -----
Lehman Brothers Capital Partners III, L.P.
 and affiliates (1)
 c/o Lehman Brothers Holdings Inc.
 Three World Financial Center
 New York, New York 10285 ................           8,020,000               24.7%
Lockheed Martin Corporation
 6802 Rockledge Drive
 Bethesda, Maryland 20817-1877 ...........           2,300,000                7.1%
Frank C. Lanza (2)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ................           1,929,142(3)(4)          5.9%
Robert V. LaPenta (2)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ................           1,929,179(4)             5.9%

----------
(1) David J. Brand, Alberto M. Finali, Eliot M. Fried, Robert B. Millard and Alan H. Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers, all such individuals may be deemed to have shared beneficial ownership of shares of the Common Stock held by Lehman Brothers Capital Partners III, L.P. and such affiliated partnerships. Such individuals disclaim any such beneficial ownership.

(2) Excluding the number of shares exercisable within 60 days after March 26, 1999 under employee stock options, Mr. Lanza and Mr. LaPenta each hold options to purchase an additional 685,715 shares of the Common Stock.

(3) Includes 75,000 shares held by Mr. Lanza on behalf of his sons, Anthony Lanza, James Lanza and Louis Lanza, of which Mr. Lanza disclaims beneficial ownership.

(4) The shares of Common Stock beneficially owned include 228,571 shares exercisable within 60 days after March 26, 1999 under employee stock options for each of Mr. Lanza and Mr. LaPenta and 37 shares allocated to the account of Mr. LaPenta under the Company's savings plans.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by the executive officers of the Company named in the Summary Compensation Table below, the Company's directors, and by all current executive officers and directors of the Company as a group. Except as otherwise indicated, all information is as of March 26, 1999.

                                                SHARES OF COMMON         PERCENTAGE OF
                                               STOCK BENEFICIALLY       SHARES OF COMMON
                                                   OWNED(1)(2)        STOCK OUTSTANDING(3)
                                              --------------------   ---------------------
Frank C. Lanza ............................        1,929,142(2)              5.9%
Robert V. LaPenta .........................        1,929,179                 5.9%
Michael T. Strianese ......................           36,795                  --
Christopher C. Cambria ....................           26,052                  --
Lawrence H. Schwartz ......................           23,450                  --
David J. Brand ............................               --(4)               --
Thomas A. Corcoran ........................               --                  --
Alberto M. Finali .........................               --(4)               --
Eliot M. Fried ............................               --(4)               --
Frank H. Menaker, Jr. .....................               --                  --
Robert B. Millard .........................               --(4)               --
John E. Montague ..........................               --                  --
John M. Shalikashvili .....................               --                  --
Alan M. Washkowitz ........................               --(4)               --
Directors and Executive
 Officers as a Group (19 persons) .........        4,039,456(5)              12.5%

----------
(1) The shares of Common Stock beneficially owned include the number of shares (i) exercisable within 60 days after March 26, 1999 under employee stock options and (ii) allocated to the accounts of executive officers under the Company's savings plans. Of the number of shares shown above,
      (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 228,571 shares; Mr. LaPenta, 228,571 shares; Mr. Strianese, 10,750 shares; Mr. Cambria, 7,000 shares; and Mr. Schwartz, 5,950 shares, and (ii) the following represent shares allocated under the Company's saving plans to the accounts of: Mr. LaPenta, 37 shares; Mr. Strianese, 45 shares; and Mr. Cambria, 52 shares.

(2) The number of shares shown above include shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Mr. Lanza's holdings of the Common Stock includes 75,000 shares held by Mr. Lanza on behalf of his sons, Anthony Lanza, James Lanza and Louis Lanza, of which Mr. Lanza disclaims beneficial ownership.

(3) Share ownership does not exceed one percent of the class unless otherwise indicated.

(4) David J. Brand, Alberto M. Finali, Eliot M. Fried, Robert B. Millard and Alan H.Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers, all such individuals may be deemed to share beneficial ownership of 8,020,000 shares of common stock of the Company held by Lehman Brothers Capital Partners III, L.P. and such affiliated partnerships. Such individuals disclaim any such beneficial ownership.

(5) Includes 506,042 shares exercisable under employee stock options within 60 days after March 26, 1999, and 272 shares allocated to the accounts of executive officers under the Company's savings plans.

                         DESCRIPTION OF THE 1997 NOTES


GENERAL

     The 1997 Notes offered hereby are issued under an indenture dated as of April 30, 1997 (the "1997 Indenture") between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The terms of the 1997 Notes include those stated in the 1997 Indenture and those made part of the 1997 Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The 1997 Notes are subject to all such terms, and holders of the 1997 Notes are referred to the 1997 Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the 1997 Indenture describes the material terms of the 1997 Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the 1997 Indenture, including the definitions of certain terms contained therein and those terms made part of the 1997 Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions". The 1997 Indenture is an exhibit to the Registration Statement of which this prospectus is a part.

     For purposes of this summary, the term "Company" refers only to L-3 Communications Corporation and not to any of its Subsidiaries.

     The 1997 Notes are general unsecured obligations of the Company and are subordinated in right of payment to all current and future Senior Debt. At December 31, 1998 the Company did not have any Senior Debt outstanding (excluding letters of credit). The 1997 Indenture permits the incurrence of Senior Debt in the future.

     The 1997 Indenture provides that the Company's payment obligations under the 1997 Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's future Restricted Subsidiaries, other than Foreign Subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which includes the guarantees of amounts borrowed under the Senior Credit Facilities.

     As of December 31, 1998, not all of the Company's subsidiaries were "Restricted Subsidiaries." Cardiovascular Computer Systems, Ltd., L-3 Secure Information Technology and L-3 Network Security are currently Unrestricted Subsidiaries. In addition, under the circumstances described below under the subheading "-- Certain Covenants -- Restricted Payments", the Company is permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries". Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the 1997 Indenture. Unrestricted Subsidiaries do not guarantee these 1997 Notes.


PRINCIPAL, MATURITY AND INTEREST

     The 1997 Notes are limited in aggregate principal amount to $225.0 million and will mature on May 1, 2007. Interest on the 1997 Notes will accrue at the rate of 103/8% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 1997, to Holders of record on the immediately preceding April 15 and October 15. Interest on the 1997 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the 1997 Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the 1997 Notes at their respective addresses set forth in the register of Holders of 1997 Notes; provided that all payments of principal, premium and interest with respect to 1997 Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holders shall be registered Holders of at least $250,000 in principal amount of 1997 Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The 1997 Notes have been issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The 1997 Notes will not be redeemable at the Company's option prior to May 1, 2002. Thereafter, the 1997 Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

       YEAR                            PERCENTAGE
       ----                            ----------
       2002 .........................   105.188%
       2003 .........................   103.458%
       2004 .........................   101.729%
       2005 and thereafter ..........   100.000%

     Notwithstanding the foregoing, during the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to an aggregate of 35% of the 1997 Notes originally issued at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the 1997 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.


SUBORDINATION

     The payment of principal of, premium, if any, and interest on the 1997 Notes are subordinated in right of payment, as set forth in the 1997 Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of 1997 Notes will be entitled to receive any payment with respect to the 1997 Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of 1997 Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of 1997 Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the 1997 Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing, or

          (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

   Payments on the 1997 Notes may and shall be resumed:

               (A) in the case of a payment default, upon the date on which such default is cured or waived, and

               (B) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until:

          (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and

          (ii) all scheduled payments of principal, premium, if any, and interest on the 1997 Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The 1997 Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the 1997 Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of 1997 Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. At December 31, 1998 there was no Senior Debt outstanding (excluding letters of credit).


SELECTION AND NOTICE

     If less than all of the 1997 Notes are to be redeemed at any time, selection of 1997 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 1997 Notes are listed, or, if the 1997 Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no 1997 Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of 1997 Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any 1997 Note is to be redeemed in part only, the notice of redemption that relates to such 1997 Note shall state the portion of the principal amount thereof to be redeemed. A new 1997 Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original 1997 Note. 1997 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on 1997 Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     Except as set forth below under "--Repurchase at the Option of Holders", the Company is not required to make mandatory redemption or sinking fund payments with respect to the 1997 Notes.


REPURCHASE AT THE OPTION OF HOLDERS

 CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of 1997 Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's 1997 Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 1997 Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the 1997 Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 1997 Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (i) accept for payment all 1997 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 1997 Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee the 1997 Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of 1997 Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of 1997 Notes so tendered the Change of Control Payment for such 1997 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 1997 Note equal in principal amount to any unpurchased portion of the 1997 Notes surrendered, if any; provided that each such new 1997 Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The 1997 Indenture provides that, prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of 1997 Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the 1997 Indenture are applicable. Except as described above with respect to a Change of Control, the 1997 Indenture does not contain provisions that permit the Holders of the 1997 Notes to require that the Company repurchase or redeem the 1997 Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facilities prohibit the Company from purchasing any 1997 Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing 1997 Notes, the Company could seek the consent of its lenders to the purchase of 1997 Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing 1997 Notes. In such case, the Company's failure to purchase tendered 1997 Notes would constitute an Event of Default under the 1997 Indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the 1997 Indenture would likely restrict payments to the Holders of 1997 Notes. See "Risk Factors -- Change of Control". Finally, the Company's ability to pay cash to the holders of Notes upon a purchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities will prohibit, subject to certain exceptions, the Company's prepayment of 1997

Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay indebtedness outstanding under the Senior Credit Facilities and any other Senior Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of 1997 Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the 1997 Indenture. Furthermore, the Change of Control provisions may in certain circumstances make more difficult or discourage a takeover of the Company.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 1997 Indenture applicable to a Change of Control Offer made by the Company and purchases all 1997 Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (i) was a member of such Board of Directors on the Issue Date; or

          (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Principals" means any Lehman Investor, Lockheed Martin, Frank C. Lanza and Robert V. LaPenta.

     "Related Party" with respect to any Principal means:

          (i) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

          (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     With respect to the disposition of assets, the phrase "all or substantially all" as used in the 1997 Indenture varies according to the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company.

 ASSET SALES

     The 1997 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities;

     provided, however, that:

               (A) the amount of any Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction; and

               (B) any consideration received by the Company or such Restricted Subsidiary, as the case may be, that consists of (1) all or substantially all of the assets of one or more Similar Businesses, (2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

          (i) to repay Indebtedness under a Credit Facility; or

          (ii) to the acquisition of Permitted Securities, all or substantially all of the assets of one or more Similar Businesses, or the making of a capital expenditure or the acquisition of other long-term assets in a Similar Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the 1997 Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of 1997 Notes (an "Asset Sale Offer") to purchase the maximum principal amount of 1997 Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the 1997 Indenture. To the extent that the aggregate amount of 1997 Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of 1997 Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the 1997 Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Senior Credit Facilities substantially limit the Company's ability to purchase subordinated Indebtedness, including the 1997 Notes. Any future credit agreements relating to Senior Debt may contain similar restrictions. See "Description of Senior Credit Facilities".


CERTAIN COVENANTS

 RESTRICTED PAYMENTS

     The 1997 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the 1997 Notes except a payment of interest or principal at Stated Maturity; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

       unless, at the time of and after giving effect to such Restricted
Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (vii) of the next succeeding paragraph), is less than the sum of:

                    (i) 50% of the Consolidated Net Income of the Company for
               the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus;

                    (ii) 100% of the aggregate net cash proceeds received by the
               Company from a contribution to its common equity capital or the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus;

                    (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith); plus;

                    (iv) to the extent not already included in such Consolidated
               Net Income of the Company for such period and without duplication;

                         (A) 100% of the aggregate amount of cash received as a
                    dividend from an Unrestricted Subsidiary;

                         (B) 100% of the cash received upon the sale of
                    Marketable Securities received as a dividend from an Unrestricted Subsidiary; and

                         (C) 100% of the net assets of any Unrestricted
                    Subsidiary on the date that it becomes a Restricted Subsidiary.

As of December 31, 1998, the amount, adjusted to include the $201.5 million of net proceeds contributed to the Company by Holdings from the February 1999 Common Stock Offering, that would have been available to the Company for Restricted Payments pursuant to this paragraph (c) would have been $367.2 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the 1997 Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $1.5 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 1997 Indenture;

          (v) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

          (vi) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $500,000 per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings; and

          (vii) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $20.0 million.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.


 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The 1997 Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The forgoing limitation will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of term Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors); provided that the aggregate principal amount of all term Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $175.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under a Credit Facility (or any such Permitted Refinancing Indebtedness) that have been made since the Issue Date;

          (ii) the incurrence by the Company of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under Credit Facilities (and the guarantee thereof by the Guarantors); provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness (including any such Permitted Refinancing Indebtedness) pursuant to the covenant described above under the caption "-- Asset Sales";

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company and the Guarantors of the 1997 Notes and the Subsidiary Guarantees;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v), not to exceed $30.0 million at any time outstanding;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $10.0 million;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the 1997 Indenture to be incurred;

          (viii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

               (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)); and

               (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (x) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 1997 Notes and

               (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (xi) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of:

               (A) fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the 1997 Indenture to be outstanding; or

               (B) protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

          (xii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (xiii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiii), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (xiv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business; and

          (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xv), not to exceed $50.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


 LIENS

     The 1997 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


 ANTILAYERING PROVISION

     The 1997 Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the 1997 Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.


 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The 1997 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

     except for such encumbrances or restrictions existing under or by reason of:

               (A) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements;

               (B) the provisions of agreements governing Indebtedness incurred pursuant to clause (v) of the second paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;

               (C) the 1997 Indenture and the 1997 Notes;

               (D) applicable law;

               (E) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the 1997 Indenture to be incurred;

               (F) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

               (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

               (I) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

               (J) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "-- Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

               (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

               (L) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.


 MERGER, CONSOLIDATION OR SALE OF ASSETS

     The 1997 Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the 1997 Notes and the 1997 Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either:

               (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

               (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing clause (iv):

          (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.


 TRANSACTIONS WITH AFFILIATES

     The 1997 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit:

          (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (ii) any transaction with a Lehman Investor;

          (iii) any transaction between or among the Company and/or its Restricted Subsidiaries;

          (iv) transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and Lockheed Martin or any of its Subsidiaries, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that (A) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration in excess of $1.0 million but less than $25.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's Chief Executive Officer or Chief Financial Officer and (B) in the case of any such transaction or series of related transactions pursuant to this clause
     (iv) involving aggregate consideration equal to or in excess of $25.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors;

          (v) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the Issue Date; and

          (vi) any Restricted Payment that is permitted by the provisions of the 1997 Indenture described above under the caption "--Restricted Payments".


 PAYMENTS FOR CONSENT

     The 1997 Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any 1997 Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 1997 Indenture or the 1997 Notes unless such consideration is offered to be paid or is paid to all Holders of the 1997 Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


 REPORTS

     The 1997 Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any 1997 Notes are outstanding, the Company will furnish to the Holders of 1997 Notes:

          (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Results of Operations and Financial Condition, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.


 FUTURE SUBSIDIARY GUARANTEES

     The Company did not have any Subsidiaries as of the Issue Date. However, the Company's payment obligations under the 1997 Notes are jointly and severally guaranteed by all of the Company's future Restricted Subsidiaries, other than Foreign Subsidiaries. The 1997 Indenture provides that if the Company or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the Issue Date, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the 1997 Indenture. The Subsidiary Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities. The obligations of each Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law.

     The 1997 Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

          (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the 1997 Notes and the 1997 Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (iii) the Company (A) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing paragraph:

          (i) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     The 1997 Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the 1997 Indenture. See "--Redemption or Repurchase at Option of Holders--Asset Sales".


 EVENTS OF DEFAULT AND REMEDIES

     The 1997 Indenture provides that each of the following constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the 1997 Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (ii) default in payment when due of the principal of or premium, if any, on the 1997 Notes (whether or not prohibited by the subordination provisions of the 1997 Indenture);

          (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control", "-- Asset Sales" or "-- Merger, Consolidation or Sale of Assets";

          (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the 1997 Indenture or the 1997 Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee existed before, or is created after, the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and

          (viii) except as permitted by the 1997 Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 1997 Notes may declare all the 1997 Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of:

          (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration; or

          (ii) the date of acceleration of any Designated Senior Debt.

     Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding 1997 Notes will become due and payable without further action or notice. Holders of the 1997 Notes may not enforce the 1997 Indenture or the 1997 Notes except as provided in the 1997 Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 1997 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 1997 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the 1997 Notes pursuant to the optional redemption provisions of the 1997 Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the 1997 Notes. If an Event of Default occurs prior to May 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the 1997 Notes prior to May 1, 2002, then the premium specified in the 1997 Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the 1997 Notes.

     The Holders of a majority in aggregate principal amount of the 1997 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 1997 Notes waive any existing Default or Event of Default and its consequences under the 1997 Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 1997 Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the 1997 Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the 1997 Notes and the 1997 Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 1997 Notes by accepting a 1997 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 1997 Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 1997 Notes ("Legal Defeasance") except for:

          (i) the rights of Holders of outstanding 1997 Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such 1997 Notes when such payments are due from the trust referred to below;

          (ii) the Company's obligations with respect to the 1997 Notes concerning issuing temporary 1997 Notes, registration of 1997 Notes, mutilated, destroyed, lost or stolen 1997 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (iv) the Legal Defeasance provisions of the 1997 Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the 1997 Indenture

("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the 1997 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the 1997 Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 1997 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding 1997 Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the 1997 Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding 1997 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding 1997 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 1997 Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of 1997 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

 TRANSFER AND EXCHANGE

     A Holder may transfer or exchange 1997 Notes in accordance with the 1997 Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the 1997 Indenture. The Company is not required to transfer or exchange any 1997 Note selected for redemption. Also, the Company is not required to transfer or exchange any 1997 Note for a period of 15 days before a selection of 1997 Notes to be redeemed.

     The registered Holder of a 1997 Note will be treated as the owner of it for all purposes.


 AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the 1997 Indenture or the 1997 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 1997 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for 1997 Notes), and any existing default or compliance with any provision of the Indenture or the 1997 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 1997 Notes (including consents obtained in connection with a tender offer or exchange offer for 1997 Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any 1997 Notes held by a non-consenting Holder):

          (i) reduce the principal amount of 1997 Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the 1997 Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (iii) reduce the rate of or change the time for payment of interest on any 1997 Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the 1997 Notes (except a rescission of acceleration of the 1997 Notes by the Holders of at least a majority in aggregate principal amount of the 1997 Notes and a waiver of the payment default that resulted from such acceleration)

          (v) make any Note payable in money other than that stated in the 1997 Notes;

          (vi) make any change in the provisions of the 1997 Indenture relating to waivers of past Defaults or the rights of Holders of 1997 Notes to receive payments of principal of or premium, if any, or interest on the 1997 Notes;

          (vii) waive a redemption payment with respect to any 1997 Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

          (viii) make any change in the foregoing amendment and waiver provisions.


     In addition, any amendment to the provisions of Article 10 of the 1997 Indenture (which relates to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the 1997 Notes then outstanding if such amendment would adversely affect the rights of Holders of 1997 Notes.

     Notwithstanding the foregoing, without the consent of any Holder of 1997 Notes, the Company and the Trustee may amend or supplement the 1997 Indenture or the 1997 Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated 1997 Notes in addition to or in place of certificated 1997 Notes, to provide for the assumption of the Company's obligations to Holders of 1997 Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of 1997 Notes or that does not adversely affect the legal rights under the 1997 Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the 1997 Indenture under the Trust Indenture Act.


 CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the 1997 Indenture. Reference is made to the 1997 Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:

          (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Change of Control" and/or the provisions described above under the caption "Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

          (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for net proceeds in excess of $1.0 million.

     Notwithstanding the foregoing:

          (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (iii) a Restricted Payment that is permitted by the covenant described above under the caption " Restricted Payments" and (iv) a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (i) in the case of a corporation, corporate stock;

          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (i) United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper having the highest rating obtainable from Moody's or S&P's and in each case maturing within six months after the date of acquisition;

          (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above; and

          (vii) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus;

          (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

          (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Guarantor;

          (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded;

          (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; and

          (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

     "Consolidated Net Tangible Assets" means, as of any date of determination, shareholders' equity of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, less goodwill and other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

          (i) any Indebtedness outstanding under the Senior Credit Facilities;
     and

          (ii) any other Senior Debt permitted under the 1997 Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the 1997 Notes mature; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

     "Existing Indebtedness" means any Indebtedness of the Company (other than Indebtedness under the Senior Credit Facilities and the 1997 Notes) in existence on the Issue Date, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs);

          (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

          (iv) the product of:

               (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times

               (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the

Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

          (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

          (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the 1997 Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements; and

          (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     "Holdings" means L-3 Communications Holdings, Inc.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

          (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption "-- Restricted Payments".

     "Issue Date" means the closing date for the sale and original issuance of the 1997 Notes under the Indenture.

     "Lehman Investor" means Lehman Brothers Holdings Inc. and any of its Affiliates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

          (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

          (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of:

               (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over

               (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (i) any gain or loss, together with any related provision for taxes thereon, realized in connection with:

               (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

               (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

          (iii) the cumulative effect of a change in accounting principles.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (i) as to which neither the Company nor any of its Restricted
     Subsidiaries:

               (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

               (B) is directly or indirectly liable (as a guarantor or otherwise); or

               (C) constitutes the lender; and

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Investments" means:

          (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

       (ii) any Investment in cash or Cash Equivalents;

          (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (A) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

               (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

          (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or any disposition of assets not constituting an Asset sale;

          (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (vi) advances to employees not to exceed $2.5 million at any one time outstanding;

          (vii) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier;

          (viii) Hedging Obligations permitted to be incurred under the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

          (ix) any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments made pursuant to this clause (ix) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not exceed 5% of the Consolidated Net Tangible Assets of the Company; and

          (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $15.0 million.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the 1997 Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 10 of the 1997 Indenture.

     "Permitted Liens" means:

          (i) Liens securing Senior Debt of the Company or any Guarantor that was permitted by the terms of the 1997 Indenture to be incurred;

          (ii) Liens in favor of the Company or any Guarantor;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries;

          (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (vii) Liens existing on the Issue Date;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

          (x) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the 1997 Indenture to be incurred;

          (xi) Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

          (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

          (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; and

          (xv) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

          (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith);

          (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 1997 Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the 1997 Notes on terms at least as favorable to the Holders of 1997 Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Securities" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted Subsidiary and a Guarantor.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means the credit agreement, dated as of the Issue Date among the Company and a syndicate of banks and other financial institutions led by Lehman Commercial Paper Inc., as syndication agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Senior Debt" means:

          (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (ii) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the 1997 Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the 1997 Notes; and

          (iii) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

          (i) any liability for federal, state, local or other taxes owed or owing by the Company;

          (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (iii) any trade payables or

          (iv) any Indebtedness that is incurred in violation of the 1997 Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from:

          (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products;

          (ii) any services related thereto;

          (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; and

          (iv) any combination of any of the foregoing.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "S&P" means Standard and Poor's Corporation.

     "Transaction Documents" means the 1997 Indenture, the 1997 Notes, the Purchase Agreement and the Registration Rights Agreement.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (i) has no Indebtedness other than Non-Recourse Debt;

          (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

               (A) to subscribe for additional Equity Interests; or

               (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (ii) the then outstanding principal amount of such indebtedness.

     "Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

                       DESCRIPTION OF THE MAY 1998 NOTES


GENERAL

     The May 1998 Notes were issued under an indenture dated as of May 22, 1998 (the "May 1998 Indenture") between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The terms of the May 1998 Notes include those stated in the May 1998 Indenture and those made part of the May 1998 Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The May 1998 Notes are subject to all such terms, and holders of the May 1998 Notes are referred to the May 1998 Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the May 1998 Indenture describes the material terms of the May 1998 Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the May 1998 Indenture, including the definitions of certain terms contained therein and those terms made part of the May 1998 Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions".

     For purposes of this summary, the term "Company" refers only to L-3 Communications Corporation and not to any of its Subsidiaries.

     The May 1998 Notes are general unsecured obligations of the Company and rank pari passu in right of payment with the 1997 Notes and are subordinated in right of payment to all current and future Senior Debt. At December 31, 1998, the Company had no Senior Debt outstanding (excluding letters of credit). The May 1998 Indenture permits the incurrence of Senior Debt in the future. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock".

     The May 1998 Indenture provides that the Company's payment obligations under the May 1998 Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present and future Restricted Subsidiaries, other than Foreign Subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities.

     As of December 31, 1998, not all of the Company's subsidiaries were "Restricted Subsidiaries." Cardiovascular Computer Systems, Ltd., L-3 Secure Information Technology and L-3 Network Security are currently Unrestricted Subsidiaries. In addition, under the circumstances described below under the subheading "-- Certain Covenants -- Restricted Payments", the Company is permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries". Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the May 1998 Indenture. Unrestricted Subsidiaries do not guarantee these May 1998 Notes.


PRINCIPAL, MATURITY AND INTEREST

     The May 1998 Notes are limited in aggregate principal amount to $250.0 million, of which $180.0 million have been issued. The May 1998 Notes will mature on May 15, 2008. Interest on the May 1998 Notes will accrue at the rate of 81/2% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1998, to Holders of record on the immediately preceding May 1 and November 1. Interest on the May 1998 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the May 1998 Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the May 1998 Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to May 1998 Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holders shall be registered Holders of at least $250,000 in principal amount of May 1998 Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The May 1998 Notes have been issued in denominations of $1,000 and integral multiples thereof.


OPTIONAL REDEMPTION

     The May 1998 Notes will not be redeemable at the Company's option prior to May 15, 2003. Thereafter, the May 1998 Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

  YEAR                                   PERCENTAGE
  ----                                   ----------
  2003 ................................   104.250%
  2004 ................................   102.833%
  2005 ................................   101.417%
  2006 and thereafter .................   100.000%

     Notwithstanding the foregoing, during the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to an aggregate of 35% of the May 1998 Notes originally issued at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the May 1998 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.


SUBORDINATION

     The payment of principal of, premium, if any, and interest on the May 1998 Notes are subordinated in right of payment, as set forth in the May 1998 Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of May 1998 Notes will be entitled to receive any payment with respect to the May 1998 Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of May 1998 Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of May 1998 Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the May 1998 Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

          (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Payments on the May 1998 Notes may and shall be resumed:

          (A) in the case of a payment default, upon the date on which such default is cured or waived; and

          (B) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until:

          (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

          (ii) all scheduled payments of principal, premium, if any, and interest on the May 1998 Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The May 1998 Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the May 1998 Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of May 1998 Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. At December 31, 1998 we had no principal amount of Senior Debt outstanding (excluding letters of credit).


SELECTION AND NOTICE

     If less than all of the May 1998 Notes are to be redeemed at any time, selection of May 1998 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the May 1998 Notes are listed, or, if the May 1998 Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no May 1998 Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of May 1998 Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any May 1998 Note is to be redeemed in part only, the notice of redemption that relates to such May 1998 Note shall state the portion of the principal amount thereof to be redeemed. A new May 1998 Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original May 1998 Note. May 1998 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on May 1998 Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders", the Company is not required to make mandatory redemption or sinking fund payments with respect to the May 1998 Notes.


REPURCHASE AT THE OPTION OF HOLDERS

 CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of May 1998 Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's May 1998 Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase May 1998 Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the May 1998 Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the May 1998 Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (i) accept for payment all May 1998 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all May 1998 Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of May 1998 Notes so tendered the Change of Control Payment for such May 1998 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new May 1998 Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new May 1998 Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The May 1998 Indenture provides that, prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the May 1998 Indenture are applicable. Except as described above with respect to a Change of Control, the May 1998 Indenture does not contain provisions that permit the Holders of the May 1998 Notes to require that the Company repurchase or redeem the May 1998 Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facilities prohibit the Company from purchasing any May 1998 Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing May 1998 Notes, the Company could seek the consent of its lenders to the purchase of May 1998 Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing May 1998 Notes. In such case, the Company's failure to purchase tendered May 1998 Notes would constitute an Event of Default under the May 1998 Indenture and 1997 Indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the May 1998 Indenture would restrict payments to the Holders of May 1998 Notes. See "Risk Factors -- Change of Control". Finally, the Company's ability to pay cash to the holders of May 1998 Notes upon a purchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities prohibit, subject to certain exceptions, the Company's prepayment of May 1998 Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay indebtedness outstanding under the Senior Credit Facilities and any other Senior Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of May 1998 Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the May 1998 Indenture and 1997 Indenture. Furthermore, the Change of Control provisions of the May 1998 Indenture and 1997 Indenture may in certain circumstances make more difficult or discourage a takeover of the Company.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the May 1998 Indenture applicable to a Change of Control Offer made by the Company and purchases all May 1998 Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (i) was a member of such Board of Directors on the Issue Date; or

          (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Principals" means any Lehman Investor, Lockheed Martin Corporation, Frank
C. Lanza and Robert V. LaPenta.

     "Related Party" with respect to any Principal means:

          (i) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

          (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     With respect to the disposition of assets, the phrase "all or substantially all" as used in the May 1998 Indenture varies according to the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Company to purchase the May 1998 Notes. In the event that the Company were to determine that a Change of Control did not occur because not "all or substantially all" of the assets of the Company and its Restricted Subsidiaries had been sold and the holders of the May 1998 Notes disagreed with such determination, the holders and/or the Trustee would need to seek a judicial determination of the issue.


 ASSET SALES

     The May 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $5.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities;

     provided, however, that:

          (A) the amount of any Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction; and

          (B) any consideration received by the Company or such Restricted Subsidiary, as the case may be, that consists of (1) all or substantially all of the assets of one or more Similar Businesses, (2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

          (i) to repay Indebtedness under a Credit Facility; or

          (ii) to the acquisition of Permitted Securities, all or substantially all of the assets of one or more Similar Businesses, or the making of a capital expenditure or the acquisition of other long-term assets in a Similar Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the 1997 Indenture provides that the Company will be required to make an offer to all holders of 1997 Notes (an "Asset Sale Offer") to purchase the maximum principal amount of 1997 Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the 1997 Indenture. To the extent that the aggregate amount of 1997 Notes tendered pursuant to an Asset Sale Offer is less than the remaining Excess Proceeds ("Remaining Excess Proceeds") and the sum of:

          (A) such amount of Remaining Excess Proceeds; and

          (B) the Remaining Excess Proceeds from any subsequent Asset Sale Offers exceeds $3.0 million,

the Company will be required to make an offer to all Holders of May 1998 Notes and any other Indebtedness that ranks pari passu with the May 1998 Notes that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Remaining Excess Proceeds (a "Secondary Asset Sale Offer") to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of such Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the May 1998 Indenture. To the extent that the aggregate amount of May 1998 Notes or pari passu Indebtedness tendered pursuant to a Secondary Asset Sale Offer is less than the Remaining Excess Proceeds, the Company may use any Remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of May 1998 Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds in a Secondary Asset Sale Offer, the Company shall repurchase such Indebtedness on a pro rata basis and the Trustee shall select the May 1998 Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Senior Credit Facilities substantially limit the Company's ability to purchase subordinated Indebtedness, including the May 1998 Notes. Any future credit agreements relating to Senior Debt may contain similar restrictions. See "Description of Certain Indebtedness -- Senior Credit Facilities".


CERTAIN COVENANTS


 RESTRICTED PAYMENTS

     The May 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the May 1998 Notes except a payment of interest or principal at Stated Maturity; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (ii) through (vii) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of the May 1998 Indenture), is less than the sum of:

                    (i) 50% of the Consolidated Net Income of the Company for
               the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (ii) 100% of the aggregate net cash proceeds received by the
               Company since April 30, 1997 from a contribution to its common equity capital or the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                    (iii) to the extent that any Restricted Investment that was made after April 30, 1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith); plus

                    (iv) to the extent not already included in such Consolidated
               Net Income of the Company for such period and without duplication;

                         (A) 100% of the aggregate amount of cash received as a
                    dividend from an Unrestricted Subsidiary;

                         (B) 100% of the cash received upon the sale of
                    Marketable Securities received as a dividend from an Unrestricted Subsidiary; and

                         (C) 100% of the net assets of any Unrestricted
                    Subsidiary on the date that it becomes a Restricted Subsidiary.

As of December 31, 1998, the amount, adjusted to include the $201.5 million of net proceeds contributed to the Company by Holdings from the February 1999 Common Stock Offering, that would have been available to the Company for Restricted Payments pursuant to this paragraph (c) would have been $367.2 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the May 1998 Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

          (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $1.5 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the May 1998 Indenture;

          (v) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

          (vi) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $500,000 per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings; and

          (vii) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $20.0 million.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.


 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The May 1998 Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing limitation will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of additional Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause (i) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), not to exceed $375.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to the covenant described above under the caption "-- Asset Sales";

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Guarantors of $180.0 million in aggregate principal amount of the May 1998 Notes and the Subsidiary Guarantees thereof;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), not to exceed $30.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $10.0 million;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause (i) above);

          (vii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

               (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)); and

               (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the May 1998 Notes; and

               (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (x) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of:

               (A) fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; or

               (B) protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

          (xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (xii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xii), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business; and

          (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $50.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


 LIENS

     The May 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


 ANTILAYERING PROVISION

     The May 1998 Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the May 1998 Notes, and
(ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.


 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The May 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

               (A) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements;

               (B) the provisions of agreements governing Indebtedness incurred pursuant to clause (v) of the second paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

               (C) the May 1998 Indenture, the May 1998 Notes, and the 1997 Indenture and the 1997 Notes;

               (D) applicable law;

               (E) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

               (F) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

               (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

               (I) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

               (J) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "-- Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

               (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

               (L) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.


 MERGER, CONSOLIDATION OR SALE OF ASSETS

     The May 1998 Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the May 1998 Notes and the May 1998 Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either:

               (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

               (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing clause (iv):

          (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.


 TRANSACTIONS WITH AFFILIATES

     The May 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit:

          (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (ii) any transaction with a Lehman Investor;

          (iii) any transaction between or among the Company and/or its Restricted Subsidiaries;

          (iv) transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and Lockheed Martin or any of its Subsidiaries or a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that (A) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration in excess of $5.0 million but less than $25.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's Chief Executive Officer or Chief Financial Officer and (B) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration equal to or in excess of $25.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors;

          (v) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the Issue Date; and

          (vi) any Restricted Payment that is permitted by the provisions of the May 1998 Indenture described above under the caption "-- Restricted Payments".


 PAYMENTS FOR CONSENT

     The May 1998 Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any May 1998 Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the May 1998 Indenture or the May 1998 Notes unless such consideration is offered to be paid or is paid to all Holders of the May 1998 Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


 REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the May 1998 Indenture requires the Company to file with the Commission (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission):

          (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

          (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

          (d) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to
     Section 13 or 15(d) of the Exchange Act;

provided, however, the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.


 FUTURE SUBSIDIARY GUARANTEES

     The Company's payment obligations under the May 1998 Notes are jointly and severally guaranteed by all of the Company's existing and future Restricted Subsidiaries, other than Foreign Subsidiaries. The May 1998 Indenture provides that if the Company or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the Issue Date, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the May 1998 Indenture. The Subsidiary Guarantee of each Guarantor ranks pari passu with the guarantees of the 1997 Notes subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

     The May 1998 Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

          (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the May 1998 Notes and the May 1998 Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (iii) the Company:

               (A) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

               (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing paragraph:

          (i) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     The May 1998 Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at Option of Holders -- Asset Sales".


EVENTS OF DEFAULT AND REMEDIES

     The May 1998 Indenture provides that each of the following constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest on the May 1998 Notes (whether or not prohibited by the subordination provisions of the May 1998 Indenture);

          (ii) default in payment when due of the principal of or premium, if any, on the May 1998 Notes (whether or not prohibited by the subordination provisions of the May 1998 Indenture);

          (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control", "-- Asset Sales" or "-- Merger, Consolidation or Sale of Assets";

          (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the May 1998 Indenture or the May 1998 Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee existed before, or is created after, the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and

          (viii) except as permitted by the May 1998 Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding May 1998 Notes may declare all the May 1998 Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of:

          (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration; or

          (ii) the date of acceleration of any Designated Senior Debt.

     Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding May 1998 Notes will become due and payable without further action or notice. Holders of the May 1998 Notes may not enforce the May 1998 Indenture or the May 1998 Notes except as provided in the May 1998 Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the May 1998 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the May 1998 Notes pursuant to the optional redemption provisions of the May 1998 Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the May 1998 Notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the May 1998 Notes prior to May 15, 2003, then the premium specified in the May 1998 Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the May 1998 Notes.

     The Holders of a majority in aggregate principal amount of the May 1998 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the May 1998 Notes waive any existing Default or Event of Default and its consequences under the May 1998 Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the May 1998 Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the May 1998 Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the May 1998 Notes and the May 1998

Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of May 1998 Notes by accepting a May 1998 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the May 1998 Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding May 1998 Notes ("Legal Defeasance") except for:

          (i) the rights of Holders of outstanding May 1998 Notes to receive payments in respect of the principal of, premium, if any, and interest on such May 1998 Notes when such payments are due from the trust referred to below;

          (ii) the Company's obligations with respect to the May 1998 Notes concerning issuing temporary May 1998 Notes, registration of May 1998 Notes, mutilated, destroyed, lost or stolen May 1998 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (iv) the Legal Defeasance provisions of the May 1998 Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the May 1998 Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the May 1998 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the May 1998 Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the May 1998 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding May 1998 Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the May 1998 Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding May 1998 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding May 1998 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the May 1998 Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of May 1998 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange May 1998 Notes in accordance with the May 1998 Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the May 1998 Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any May 1998 Note for a period of 15 days before a selection of May 1998 Notes to be redeemed.

     The registered Holder of a May 1998 Note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the May 1998 Indenture or the May 1998 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the May 1998 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, May 1998 Notes), and any existing default or compliance with any provision of the May 1998 Indenture or the May 1998 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding May 1998 Notes (including consents obtained in connection with a tender offer or exchange offer for May 1998 Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any May 1998 Notes held by a non-consenting Holder):

          (i) reduce the principal amount of May 1998 Notes whose Holders must consent to an amendment, supplement or waiver

          (ii) reduce the principal of or change the fixed maturity of any May 1998 Note or alter the provisions with respect to the redemption of the May 1998 Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (iii) reduce the rate of or change the time for payment of interest on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the May 1998 Notes (except a rescission of acceleration of the May 1998 Notes by the Holders of at least a majority in aggregate principal amount of the May 1998 Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any May 1998 Note payable in money other than that stated in the May 1998 Notes;

          (vi) make any change in the provisions of the May 1998 Indenture relating to waivers of past Defaults or the rights of Holders of May 1998 Notes to receive payments of principal of or premium, if any, or interest on the May 1998 Notes;

          (vii) waive a redemption payment with respect to any May 1998 Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

          (viii) make any change in the foregoing amendment and waiver provisions.


     In addition, any amendment to the provisions of Article 10 of the May 1998 Indenture (which relates to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the May 1998 Notes then outstanding if such amendment would adversely affect the rights of Holders of May 1998 Notes.

     Notwithstanding the foregoing, without the consent of any Holder of May 1998 Notes, the Company and the Trustee may amend or supplement the May 1998 Indenture or the May 1998 Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated May 1998 Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of May 1998 Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of May 1998 Notes or that does not adversely affect the legal rights under the May 1998 Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the May 1998 Indenture under the Trust Indenture Act.


CONCERNING THE TRUSTEE

     The May 1998 Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding May 1998 Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The May 1998 Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the May 1998 Indenture at the request of any Holder of May 1998 Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the May 1998 Indenture. Reference is made to the May 1998 Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "1997 Indenture" means the indenture, dated as of April 30, 1997, among The Bank of New York, as trustee, and the Company, with respect to the 1997 Notes.

     "1997 Notes" means the $225,000,000 in aggregate principal amount of the Company's 103/8% Senior Subordinated Notes due 2007, issued pursuant to the 1997 Indenture on April 30, 1997.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:

          (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

          (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for net proceeds in excess of $1.0 million.

     Notwithstanding the foregoing:

          (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments"; and

          (iv) a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (i) in the case of a corporation, corporate stock;

          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (i) United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

          (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above; and

          (vii) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus;

          (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

          (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (v) non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Guarantor;

          (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded;

          (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; and

          (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facilities and (ii) any other Senior Debt permitted under the May 1998 Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the May 1998 Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means any Indebtedness of the Company (other than Indebtedness under the Senior Credit Facilities and the May 1998 Notes) in existence on the date of the May 1998 Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs);

          (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

          (iv) the product of:

               (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times

               (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its

Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

          (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated; without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

          (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect April 30, 1997.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the May 1998 Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     "Holdings" means L-3 Communications Holdings, Inc.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

          (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption
"-- Restricted Payments".

     "Issue Date" means the closing date for the sale and original issuance of the May 1998 Notes under the May 1998 Indenture.

     "Lehman Investor" means Lehman Brothers Holdings Inc. and any of its Affiliates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

          (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

          (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million;

     provided that the excess of:

               (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over

               (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (i) any gain or loss, together with any related provision for taxes thereon, realized in connection with;

               (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

               (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

          (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

          (iii) the cumulative effect of a change in accounting principles.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (i) as to which neither the Company nor any of its Restricted
     Subsidiaries:

               (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

               (B) is directly or indirectly liable (as a guarantor or otherwise); or

               (C) constitutes the lender; and

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Investments" means:

          (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

          (ii) any Investment in cash or Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (A) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

               (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

          (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or any disposition of assets not constituting an Asset sale;

          (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (vi) advances to employees not to exceed $2.5 million at any one time outstanding;

          (vii) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier;

          (viii) Hedging Obligations permitted to be incurred under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (ix) any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (ix) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the Consolidated Tangible Assets of the Company; and

          (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $15.0 million.

     "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the Board of Directors to the contrary); provided that:

          (i) at least 25% of the Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company; and

          (ii) such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the May 1998 Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 10 of the May 1998 Indenture.

     "Permitted Liens" means:

          (i) Liens securing Senior Debt of the Company or any Guarantor that was permitted by the terms of the May 1998 Indenture to be incurred;

          (ii) Liens in favor of the Company or any Guarantor;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries;

          (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (vii) Liens existing on the Issue Date;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

          (x) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred;

          (xi) Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

          (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

          (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; and

          (xv) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

          (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith);

          (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the May 1998 Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the May 1998 Notes on terms at least as favorable to the Holders of May 1998 Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Securities" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted Subsidiary and a Guarantor.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means the credit agreement, as in effect on the Issue Date among the Company and a syndicate of banks and other financial institutions led by Lehman Commercial Paper Inc., as syndication agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Senior Debt" means:

          (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (ii) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the May 1998 Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the May 1998 Notes; and

          (iii) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

          (i) any liability for federal, state, local or other taxes owed or owing by the Company,

          (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (iii) any trade payables or;

          (iv) any Indebtedness that is incurred in violation of the May 1998 Indenture. The 1997 Notes will be pari passu with the May 1998 Notes and will not constitute Senior Debt.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from:

          (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products;

          (ii) any services related thereto;

          (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; and

          (iv) any combination of any of the foregoing.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "S&P" means Standard and Poor's Corporation.

     "Transaction Documents" means the May 1998 Indenture, the May 1998 Notes and the Underwriting Agreement.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (i) has no Indebtedness other than Non-Recourse Debt;

          (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

               (A) to subscribe for additional Equity Interests; or

               (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the

May 1998 Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

                    DESCRIPTION OF THE DECEMBER 1998 NOTES


GENERAL

     The Notes offered hereby are issued under an indenture dated as of December 11, 1998 (the "December 1998 Indenture" and together with the 1997 Indendure and the May 1998 Indenture, the "Indentures") among the Company, as issuer, the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"). The terms of the December 1998 Notes include those stated in the December 1998 Indenture and those made part of the December 1998 Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The December 1998 Notes are subject to all such terms, and holders of the Decemer 1998 Notes are referred to the December 1998 Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the December 1998 Indenture describes the material terms of the December 1998 Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the December 1998 Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions". The December 1998 Indenture is an exhibit to the Registration Statement of which this prospectus is a part.

     For purposes of this summary, the term "Company" refers only to L-3 Communications Corporation and not to any of its Subsidiaries.

     The December 1998 Notes are general unsecured obligations of the Company and rank pari passu in right of payment with the 1997 Notes and the May 1998 Notes and are subordinated in right of payment to all current and future Senior Debt. At December 31, 1998, the Company had no Senior Debt outstanding (excluding letters of credit). The December 1998 Indenture permits the incurrence of Senior Debt in the future. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock".

     The December 1998 Indenture provides that the Company's payment obligations under the December 1998 Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present and future Restricted Subsidiaries, other than Foreign Subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities.

     As of December 31, 1998, not all of the Company's subsidiaries were "Restricted Subsidiaries." Cardiovascular Computer Systems, Ltd., L-3 Secure Information Technology and L-3 Network Security are currently Unrestricted Subsidiaries. In addition, under the circumstances described below under the subheading "-- Certain Covenants -- Restricted Payments", the Company is permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries". Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the December 1998 Indenture. Unrestricted Subsidiaries do not guarantee these December 1998 Notes.


PRINCIPAL, MATURITY AND INTEREST

     The December 1998 Notes are limited in aggregate principal amount to $200.0 million and will mature on August 1, 2008. Interest on the December 1998 Notes will accrue at the rate of 8% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 1999, to Holders of record on the immediately preceding January 15 and July 15. The Company may issue Additional Notes (the "Additional Notes") from time to time after the offering of the December 1998 Notes. Any offering of Additional Notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock". The December 1998 Notes and any Additional Notes subsequently issued under the December 1998 Indenture are treated as a single class for all purposes under the December 1998 Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest on the December 1998 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the December 1998 Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and liquidated damages, if any, may be made by check mailed to the Holders of the December 1998 Notes at their respective addresses set forth in the register of Holders of December 1998 Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to December 1998 Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holders shall be registered Holders of at least $250,000 in principal amount of December 1998 Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The December 1998 Notes have been issued in denominations of $1,000 and integral multiples thereof.


OPTIONAL REDEMPTION

     The December 1998 Notes will not be redeemable at the Company's option prior to August 1, 2003. Thereafter, the December 1998 Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

  YEAR                                   PERCENTAGE
  ----                                   ----------
  2003 ................................   104.000%
  2004 ................................   102.667%
  2005 ................................   101.333%
  2006 and thereafter .................   100.000%

     Notwithstanding the foregoing, during the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to an aggregate of 35% of the December 1998 Notes originally issued at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the December 1998 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.


SUBORDINATION

     The payment of principal of, premium and liquidated damages, if any, and interest on the December 1998 Notes will be subordinated in right of payment, as set forth in the December 1998 Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of December 1998 Notes will be entitled to receive any payment with respect to the December 1998 Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of December 1998 Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of December 1998 Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the December 1998 Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

          (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Payments on the December 1998 Notes may and shall be resumed:

               (A) in the case of a payment default, upon the date on which such default is cured or waived; and

               (B) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until:

          (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

          (ii) all scheduled payments of principal, premium and Liquidated Damages, if any, and interest on the December 1998 Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The December 1998 Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the December 1998 Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of December 1998 Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. At December 31, 1998, there was no Senior Debt outstanding at December 31, 1998.


SELECTION AND NOTICE

     If less than all of the December 1998 Notes are to be redeemed at any time, selection of December 1998 Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the December 1998 Notes are listed, or, if the December 1998 Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no December 1998 Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of December 1998 Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any December 1998 Note is to be redeemed in part only, the notice of redemption that relates to such December 1998 Note shall state the portion of the principal amount thereof to be redeemed. A new December 1998
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original December 1998 Note. December

1998 Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on December 1998 Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders", the Company is not required to make mandatory redemption or sinking fund payments with respect to the December 1998 Notes.


REPURCHASE AT THE OPTION OF HOLDERS

 CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of December 1998 Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's December 1998 Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase December 1998 Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the December 1998 Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the December 1998 Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (i) accept for payment all December 1998 Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all December 1998 Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee the December 1998 Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of December 1998 Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of December 1998 Notes so tendered the Change of Control Payment for such December 1998 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new December 1998 Note equal in principal amount to any unpurchased portion of the December 1998 Notes surrendered, if any; provided that each such new December 1998 Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The December 1998 Indenture provides that, prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of December 1998 Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the December 1998 Indenture are applicable. Except as described above with respect to a Change of Control, the December 1998 Indenture does not contain provisions that permit the Holders of the December 1998 Notes to require that the Company repurchase or redeem the December 1998 Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facilities prohibit the Company from purchasing any December 1998 Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing December 1998 Notes, the Company could seek the consent of its lenders to the purchase of December 1998 Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing December 1998 Notes. In such case, the Company's failure to purchase tendered December 1998 Notes would constitute an Event of Default under the December 1998 Indenture, the May 1998 Indenture and 1997 Indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the December 1998 Indenture would likely restrict payments to the Holders of December 1998 Notes. See "Risk Factors -- We are Required to Take Certain Actions Upon a Change of Control". Finally, the Company's ability to pay cash to the holders of December 1998 Notes upon a purchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities will prohibit, subject to certain exceptions, the Company's prepayment of December 1998 Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay indebtedness outstanding under the Senior Credit Facilities and any other Senior Debt containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of December 1998 Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the December 1998 Indenture, the May 1998 Indenture and 1997 Indenture. Furthermore, the Change of Control provisions of the December 1998 Indenture, the May 1998 Indenture and 1997 Indenture may in certain circumstances make more difficult or discourage a takeover of the Company.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the December 1998 Indenture applicable to a Change of Control Offer made by the Company and purchases all December 1998 Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (i) was a member of such Board of Directors on May 22, 1998; or

          (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Principals" means any Lehman Investor, Lockheed Martin, Frank C. Lanza and Robert V. LaPenta.

     "Related Party" with respect to any Principal means:

          (i) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

          (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     With respect to the disposition of assets, the phrase "all or substantially all" as used in the December 1998 Indenture varies according to the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Company to purchase the December 1998 Notes. In the event that the Company were to determine that a Change of Control did not occur because not "all or substantially all" of the assets of the Company and its Restricted Subsidiaries had been sold and the holders of the December 1998 Notes disagreed with such determination, the holders and/or the Trustee would need to seek a judicial determination of the issue.


 ASSET SALES

     The December 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $5.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities;

provided, however, that:

               (A) the amount of any Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction; and

               (B) any consideration received by the Company or such Restricted Subsidiary, as the case may be, that consists of (1) all or substantially all of the assets of one or more Similar Businesses, (2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

          (i) to repay Indebtedness under a Credit Facility; or

          (ii) to the acquisition of Permitted Securities, all or substantially all of the assets of one or more Similar Businesses, or the making of a capital expenditure or the acquisition of other long-term assets in a Similar Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the 1997 Indenture provides that the Company will be required to make an offer to all holders of 1997 Notes (an "Asset Sale Offer") to purchase the maximum principal amount of 1997 Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the 1997 Indenture. To the extent that the aggregate amount of 1997 Notes tendered pursuant to an Asset Sale Offer is less than the remaining Excess Proceeds ("Remaining Excess Proceeds") and the sum of:

               (A) such amount of Remaining Excess Proceeds; and

               (B) the Remaining Excess Proceeds from any subsequent Asset Sale Offers exceeds $3.0 million,

the Company will be required to make an offer to all Holders of December 1998 Notes and any other Indebtedness that ranks pari passu with the December 1998 Notes (including the May 1998 Notes) that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Remaining Excess Proceeds (a "Secondary Asset Sale Offer") to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of such Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the December 1998 Indenture. To the extent that the aggregate amount of December 1998 Notes or pari passu Indebtedness tendered pursuant to a Secondary Asset Sale Offer is less than the Remaining Excess Proceeds, the Company may use any Remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of December 1998 Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds in a Secondary Asset Sale Offer, the Company shall repurchase such Indebtedness on a pro rata basis and the Trustee shall select the Exchange Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Senior Credit Facilities will substantially limit the Company's ability to purchase subordinated Indebtedness, including the December 1998 Notes. Any future credit agreements relating to Senior Debt may contain similar restrictions. See "-- Description of Certain Indebtedness -- Senior Credit Facilities".


CERTAIN COVENANTS

 RESTRICTED PAYMENTS

     The December 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the December 1998 Notes except a payment of interest or principal at Stated Maturity; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

   unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (ii) through (vii) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of the Indenture), is less than the sum of:

                    (i) 50% of the Consolidated Net Income of the Company for
               the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (ii) 100% of the aggregate net cash proceeds received by the
               Company since April 30, 1997 from a contribution to its common equity capital or the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                    (iii) to the extent that any Restricted Investment that was made after April 30, 1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith); plus

                    (iv) to the extent not already included in such Consolidated
               Net Income of the Company for such period and without duplication;

               (A) 100% of the aggregate amount of cash received as a dividend from an Unrestricted Subsidiary;

               (B) 100% of the cash received upon the sale of Marketable Securities received as a dividend from an Unrestricted Subsidiary; and

               (C) 100% of the net assets of any Unrestricted Subsidiary on the date that it becomes a Restricted Subsidiary.

          As of December 31, 1998, the amount, adjusted to include the net proceeds of $201.5 million contributed to the Company by Holdings from the February 1999 Common Stock Offering, that would have been available to the Company for Restricted Payments pursuant to this paragraph (c) would have been $367.2 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the December 1998 Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

          (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $1.5 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (v) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

          (vi) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $500,000 per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings; and

          (vii) other Restricted Payments in an aggregate amount since May 22, 1998 not to exceed $20.0 million.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.


 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The December 1998 Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing limitation will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of additional Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause (i) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), not to exceed $375.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to the covenant described above under the caption "-- Asset Sales";

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Guarantors of $200.0 million in aggregate principal amount of the December 1998 Notes and the Subsidiary Guarantees thereof;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted

     Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), not to exceed $30.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $10.0 million;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the December 1998 Indenture to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause (i) above);

          (vii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

               (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)); and

               (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the December 1998 Notes; and

               (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (x) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of:

               (A) fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the December 1998 Indenture to be outstanding; or

               (B) protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

          (xi) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (xii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xii), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business; and

          (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $50.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


 LIENS

     The December 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


 ANTILAYERING PROVISION

     The December 1998 Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the December 1998 Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.


 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The December 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

               (A) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements;

               (B) the provisions of agreements governing Indebtedness incurred pursuant to clause (v) of the second paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

               (C) the December 1998 Indenture, the December 1998 Notes, the May 1998 Indenture, the May 1998 Notes, the 1997 Indenture and the 1997 Notes;

               (D) applicable law;

               (E) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the December 1998 Indenture to be incurred;

               (F) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

               (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

               (I) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

               (J) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "-- Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

               (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

               (L) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.


 MERGER, CONSOLIDATION OR SALE OF ASSETS

     The December 1998 Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the December 1998 Notes and the December 1998 Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either:

               (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

               (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing clause (iv):

          (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.


 TRANSACTIONS WITH AFFILIATES

     The December 1998 Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii) the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate
          Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit:

          (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (ii) any transaction with a Lehman Investor;

          (iii) any transaction between or among the Company and/or its Restricted Subsidiaries;

          (iv) transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and Lockheed Martin or any of its Subsidiaries or a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that (A) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration in excess of $5.0 million but less than $25.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's Chief Executive Officer or Chief Financial Officer and (B) in the case of any such transaction or series of related transactions pursuant to this clause (iv) involving aggregate consideration equal to or in excess of $25.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors;

          (v) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the Issue Date; and

          (vi) any Restricted Payment that is permitted by the provisions of the December 1998 Indenture described above under the caption "-- Restricted Payments".


 PAYMENTS FOR CONSENT

     The December 1998 Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any December 1998 Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the December 1998 Indenture or the December 1998 Notes unless such consideration is offered to be paid or is paid to all Holders of the December 1998 Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


 REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the December 1998 Indenture requires the Company to file with the Commission (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission):

          (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

          (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

          (d) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to
     Section 13 or 15(d) of the Exchange Act;

provided, however, the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of December 1998 Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.


 FUTURE SUBSIDIARY GUARANTEES

     The Company's payment obligations under the December 1998 Notes is jointly and severally guaranteed by all of the Company's existing and future Restricted Subsidiaries, other than Foreign Subsidiaries. The December 1998 Indenture provides that if the Company or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the Issue Date, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the December 1998 Indenture. The Subsidiary Guarantee of each Guarantor ranks pari passu with the guarantees of the May 1998 Notes and the 1997 Notes and is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

     The December 1998 Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

          (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the December 1998 Notes and the December 1998 Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (iii) the Company:

               (A) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

               (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing paragraph:

          (i) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

          (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     The December 1998 Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the December 1998 Indenture. See "-- Repurchase at Option of Holders -- Asset Sales".


EVENTS OF DEFAULT AND REMEDIES

     The December 1998 Indenture provides that each of the following constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest or Liquidated Damages on the December 1998 Notes (whether or not prohibited by the subordination provisions of the December 1998 Indenture);

          (ii) default in payment when due of the principal of or premium, if any, on the December 1998 Notes (whether or not prohibited by the subordination provisions of the December 1998 Indenture);

          (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control", "-- Asset Sales" or "-- Merger, Consolidation or Sale of Assets";

          (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the December 1998 Indenture or the December 1998 Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee existed before, or is created after, the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and

          (viii) except as permitted by the December 1998 Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding December 1998 Notes may declare all the December 1998 Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of:

          (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration; or

          (ii) the date of acceleration of any Designated Senior Debt.

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding December 1998 Notes will become due and payable without further action or notice. Holders of the December 1998 Notes may not enforce the December 1998 Indenture or the December 1998 Notes except as provided in the December 1998 Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding December 1998 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the December 1998 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the December 1998 Notes pursuant to the optional redemption provisions of the December 1998 Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the December 1998 Notes. If an Event of Default occurs prior to August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the December 1998 Notes prior to August 1, 2003, then the premium specified in the December 1998 Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the December 1998 Notes.

     The Holders of a majority in aggregate principal amount of the December 1998 Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the December 1998 Notes waive any existing Default or Event of Default and its consequences under the December 1998 Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the December 1998 Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the December 1998 Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the December 1998 Notes and the December 1998 Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of December 1998 Notes by accepting an December 1998 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the December 1998 Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding December 1998 Notes ("Legal Defeasance") except for:

          (i) the rights of Holders of outstanding December 1998 Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such December 1998 Notes when such payments are due from the trust referred to below;

          (ii) the Company's obligations with respect to the December 1998 Notes concerning issuing temporary December 1998 Notes, registration of December 1998 Notes, mutilated, destroyed, lost or stolen December 1998 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (iv) the Legal Defeasance provisions of the December 1998 Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the December 1998 Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the December 1998 Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the December 1998 Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the December 1998 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding December 1998 Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the December 1998 Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding December 1998 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding December 1998 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the December 1998 Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of December 1998 Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange December 1998 Notes in accordance with the December 1998 Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the December 1998 Indenture. The Company is not required to transfer or exchange any December 1998 Note selected for redemption. Also, the Company is not required to transfer or exchange any December 1998 Note for a period of 15 days before a selection of December 1998 Notes to be redeemed.

     The registered Holder of a December 1998 Note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the December 1998 Indenture or the December 1998 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the December 1998 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, December 1998 Notes), and any existing default or compliance with any provision of the December 1998 Indenture or the December 1998 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding December 1998 Notes (including consents obtained in connection with a tender offer or exchange offer for December 1998 Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any December 1998 Notes held by a non-consenting Holder):

          (i) reduce the principal amount of December 1998 Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the December 1998 Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (iii) reduce the rate of or change the time for payment of interest on any December 1998 Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium and Liquidated Damages, if any, or interest on the December 1998 Notes (except a rescission of acceleration of the December 1998 Notes by the Holders of at least a majority in aggregate principal amount of the December 1998 Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any December 1998 Note payable in money other than that stated in the December 1998 Notes;

          (vi) make any change in the provisions of the December 1998 Indenture relating to waivers of past Defaults or the rights of Holders of December 1998 Notes to receive payments of principal of or premium and Liquidated Damages, if any, or interest on the December 1998 Notes;

          (vii) waive a redemption payment with respect to any December 1998 Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

          (viii) make any change in the foregoing amendment and waiver provisions.


     In addition, any amendment to the provisions of Article 10 of the December 1998 Indenture (which relates to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the December 1998 Notes then outstanding if such amendment would adversely affect the rights of Holders of December 1998 Notes.

     Notwithstanding the foregoing, without the consent of any Holder of December 1998 Notes, the Company and the Trustee may amend or supplement the Indenture or the December 1998 Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated December 1998 Notes, to provide for the assumption of the Company's obligations to Holders of December 1998 Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of December 1998 Notes or that does not adversely affect the legal rights under the December 1998 Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the December 1998 Indenture under the Trust Indenture Act.



CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the December 1998 Indenture. Reference is made to the December 1998 Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "1997 Indenture" means the indenture, dated as of April 30, 1997, among The Bank of New York, as trustee, and the Company, with respect to the 1997 Notes.

     "1997 Notes" means the $225,000,000 in aggregate principal amount of the Company's 103/8% Senior Subordinated Notes due 2007, issued pursuant to the 1997 Indenture on April 30, 1997.

     "Acquired Debt" means, with respect to any specified Person:

          (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:

          (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

          (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $1.0 million or (B) for net proceeds in excess of $1.0 million.

     Notwithstanding the foregoing:

          (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments"; and

          (iv) a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (i) in the case of a corporation, corporate stock;

          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (i) United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

          (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

          (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above; and

          (vii) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

          (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

          (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (v) non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Guarantor;

          (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded;

          (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; and

          (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

          (i) any Indebtedness outstanding under the Senior Credit Facilities;
     and

          (ii) any other Senior Debt permitted under the December 1998 Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the December 1998 Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means any Indebtedness of the Company (other than Indebtedness under the Senior Credit Facilities and the December 1998 Notes) in existence on the date of the December 1998 Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs);

          (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

          (iv) the product of:

               (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times

               (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

          (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

          (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or has not guaranteed or otherwise provided credit support for any Indebtedness of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect April 30, 1997.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the December 1998 Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements; and

          (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     "Holdings" means L-3 Communications Holdings, Inc.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

          (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with

GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption
"-- Restricted Payments".

     "Issue Date" means December 11, 1998.

     "Lehman Investor" means Lehman Brothers Holdings Inc. and any of its Affiliates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

          (i) traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

          (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million;

provided that the excess of:

               (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary; over

               (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "May 1998 Indenture" means the indenture, dated as of May 22, 1998, between the Bank of New York, as trustee, and the Company, with respect to the May 1998 Notes.

     "May 1998 Notes" means the $180,000,000 in aggregate principal amount of the Company's 8 1/2% Senior Subordinated notes due 2008, issued pursuant to the May 1998 Indenture on May 22, 1998.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (i) any gain or loss, together with any related provision for taxes thereon, realized in connection with:

               (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

               (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

          (iii) the cumulative effect of a change in accounting principles.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (i) as to which neither the Company nor any of its Restricted
     Subsidiaries:

               (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

               (B) is directly or indirectly liable (as a guarantor or otherwise); or

               (C) constitutes the lender;

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Investments" means:

          (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

          (ii) any Investment in cash or Cash Equivalents;

          (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (A) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

               (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

          (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or any disposition of assets not constituting an Asset sale;

          (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (vi) advances to employees not to exceed $2.5 million at any one time outstanding;

          (vii) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier;

          (viii) Hedging Obligations permitted to be incurred under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (ix) any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (ix) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the Consolidated Tangible Assets of the Company; and

          (x) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed $15.0 million.

     "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the Board of Directors to the contrary); provided that:

          (i) at least 25% of the Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company; and

          (ii) such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the December 1998 Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 10 of the December 1998 Indenture.

     "Permitted Liens" means:

          (i) Liens securing Senior Debt of the Company or any Guarantor that was permitted by the terms of the December 1998 Indenture to be incurred;

          (ii) Liens in favor of the Company or any Guarantor;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries;

          (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (vii) Liens existing on the Issue Date;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

          (x) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred;

          (xi) Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

          (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

          (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; and

          (xv) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

          (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith);

          (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the December 1998 Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the December 1998 Notes on terms at least as favorable to the Holders of December 1998 Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Securities" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted Subsidiary and a Guarantor.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means the credit agreement, as in effect on the Issue Date among the Company and a syndicate of banks and other financial institutions led by Lehman Commercial Paper Inc., as syndication agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Senior Debt" means:

          (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (ii) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the December 1998 Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the December 1998 Notes; and

          (iii) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

          (i) any liability for federal, state, local or other taxes owed or owing by the Company;

          (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (iii) any trade payables; or

          (iv) any Indebtedness that is incurred in violation of the December 1998 Indenture. The 1997 Notes and the May 1998 Notes will be pari passu with the December 1998 Notes and will not constitute Senior Debt.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from:

          (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products;

          (ii) any services related thereto;

          (iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; and

          (iv) any combination of any of the foregoing.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "S&P" means Standard and Poor's Corporation.

     "Transaction Documents" means the December 1998 Indenture, the December 1998 Notes, the Purchase Agreement and the Registration Rights Agreement.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (i) has no Indebtedness other than Non-Recourse Debt;

          (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

               (A) to subscribe for additional Equity Interests; or

               (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the December 1998 Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant).

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

                      CERTAIN INFORMATION ABOUT THE NOTES


CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the December 1998 Indenture and Registration Rights Agreement without charge by writing to L-3 Communications Corporation, 600 Third Avenue, New York, New York 10016,
Attention: Vice President -- Finance.


BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the Notes will be issued in fully registered form and will be deposited with the Trustee as custodian for the Depository Trust Company, New York, New York (the "Depository") and registered in the name of a nominee of the Depository.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.


DEPOSITORY PROCEDURES

     The Depository has advised the Company that the Depository is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

     The Depository has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Notes, the Depository will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Global Note may hold their interests therein directly through the Depository, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) that are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Note through organizations other than Euroclear and CEDEL that are Participants in the Depository system. Euroclear and CEDEL will hold interests in the Regulation S Global Note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. as operator of CEDEL. The depositories, in turn, will hold such interests in the Regulation S Global Note in customers' securities accounts in the depositories' names on the books of the Depository. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of the Depository. Those interests held by Euroclear or CEDEL may be also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because the Depository can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes see, "-- Exchange of Book-Entry Notes for Certificated Notes".

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on a Global Note registered in the name of the Depository or its nominee will be payable by the Trustee to the Depository or its nominee in its capacity as the registered Holder under the Indentures. Under the terms of the Indentures, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of the Depository's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants.

     The Depository has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of the Depository. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of the Depository, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depository or its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depository or its nominee as the registered owner of the Notes for all purposes.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global Notes will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depository and its participants.

     Transfers between Participants in the Depository will be effected in accordance with the Depository's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, crossmarket transfers between Participants in the Depository, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through the Depository in accordance with the Depository's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in the Depository, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depository. Euroclear participants and CEDEL participants may not deliver instructions directly to the Depositaries for Euroclear or CEDEL.

     Because of time zone differences, the securities accounts of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a Participant in the Depository will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of the Depository. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a Participant in the Depository will be received with value on the settlement date of the Depository but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the Depository's settlement date.


     The Depository has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account the Depository interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, the Depository reserves the right to exchange Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     The information in this section concerning the Depository, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although the Depository, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in the Depository, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by the Depository, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


 EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Notes in registered certificated form if (i) the Depository (A) notifies the Company that it is unwilling or unable to continue as depository for the

Global Note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form. In addition, beneficial interests in a Global Note may be exchanged for certificated Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).


 CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of certificated Notes. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of certificated Notes under the Indentures, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.


 SAME DAY SETTLEMENT AND PAYMENT

     The Indentures require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the certificated Notes will also be settled in immediately available funds.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS


SENIOR CREDIT FACILITIES

     The Senior Credit Facilities have been provided by a syndicate of banks led by Bank of America National Trust & Savings Association, as administrative agent. The Senior Credit Facilities provide for (A) $200 million in revolving credit loans which must be repaid by March 31, 2003 (the "Revolving Credit Facility") and (B) $200 million in revolving credit loans which must be repaid by August 12, 1999 (the "Revolving 364 Day Facility" and together with the Revolving Credit Facility, the "Senior Credit Facilities"); provided that all or a portion of the Revolving 364 Day Facility may be extended for a period of 364 days following August 12, 1999 with the consent of lenders holding not less than 50% of the commitments to make 364-day loans (August 12, 1999 or the date 364 days thereafter, the "364 Day Termination Date"); and provided further that L-3 Communications Corporation may convert the outstanding principal amount of any or all of the loans outstanding under the Revolving 364 Day Facility to term loans on the 364 Day Termination Date. The Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice (the "Swingline Loans").

     All borrowings under the Senior Credit Facilities bear interest, at L-3 Communications Corporation's option, at either: (A) a "base rate" equal to, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust & Savings Association in San Francisco, California, at its "reference rate" plus a spread ranging from 0.875% to 0.0% per annum depending on L-3 Communications Corporation's ratio of debt to EBITDA (as defined in the Senior Credit Facilities ("Bank EBITDA")) at the time of determination or (B) a "LIBOR rate" equal to, for any Interest Period (as defined in the Senior Credit Facilities), the London interbank offered rate of interest per annum for such Interest Period as determined by the administrative agent, plus a spread ranging from 1.875% to 0.625% per annum, depending on L-3 Communications Corporation's ratio of debt to Bank EBITDA at the time of determination, provided that Swingline Loans can only bear interest at a "base rate" plus the applicable spread.

     L-3 Communications Corporation will pay commitment fees calculated at a rate (A) ranging from 0.50% to 0.25% per annum on the daily amount of the available unused commitment under the Revolving Credit Facility and (B) ranging from 0.30% to 0.125% per annum on the daily amount of the available unused commitment under the Revolving 364 Day Facility, in each case depending on the L-3 Communications Corporation's ratio of debt to Bank EBITDA in effect on each day. Such commitment fees will be payable quarterly in arrears and upon termination of the Senior Credit Facilities.

     L-3 Communications Corporation will pay a letter of credit fee calculated at a rate ranging from (A) 0.9375% to 0.3125% per annum in the case of performance letters of credit and (B) 1.875% to 0.625% in the case of all other letters of credit, in each case depending on L-3 Communications Corporation's ratio of debt to Bank EBITDA at the time of determination. L-3 Communications Corporation will also pay a fronting fee equal to 0.1250% per annum on the aggregate face amount of all outstanding letters of credit. Such fees will be payable quarterly in arrears and upon the termination of the Senior Credit Facilities. In addition, L-3 Communications Corporation will pay customary transaction charges in connection with any letters of credit. The Senior Credit Facilities provide for the issuance of letters of credit in currencies other than United States dollars.

     The foregoing debt to Bank EBITDA-dependent rates range from the highest rate specified if the ratio of debt to Bank EBITDA is greater than 4.75 to 1.0 and the lowest rate specified if such ratio is less than 2.75 to 1.0.

     In the event that the 364 Day loans are converted into term loans, such term loans shall be repaid by the Borrower in nine (9) consecutive quarterly installment commencing on March 31, 2001, by funding on each amortization payment date set forth below an amount necessary to cause the aggregate principal amount of term loans outstanding on such date to not exceed an amount equal to the product of (x) the "Applicable Percentage" set forth opposite such amortization payment date multiplied by (y) the aggregate amount of commitments of lenders to make loans under the Revolving 364 Day Facility on the 364 Day Termination Date (the "Applicable Converted Commitment"):

                                APPLICABLE PERCENTAGE OF THE
 AMORTIZATION PAYMENT DATE     APPLICABLE CONVERTED COMMITMENT
 -------------------------     -------------------------------
           3/31/01                          90.0%
           6/30/01                          80.0%
           9/30/01                          70.0%
          12/31/01                          60.0%
           3/31/02                          50.0%
           6/30/02                          40.0%
           9/30/02                          30.0%
          12/31/02                          20.0%
           3/31/03                           0.0%

     Borrowings under the Senior Credit Facilities are subject to mandatory prepayment (i) with the net proceeds of any incurrence of indebtedness and (ii) with the proceeds of asset sales, in both cases subject to certain exceptions.

     L-3 Communications Corporation's obligations under the Senior Credit Facilities are secured by (i) a pledge by Holdings of the stock of L-3 Communications Corporation and (ii) a pledge by L-3 Communications Corporation and its material direct and indirect subsidiaries of all of the stock of their respective material domestic subsidiaries and 65% of the stock of L-3 Communications Corporation's material first-tier foreign subsidiaries. In addition, indebtedness under the Senior Credit Facilities is guaranteed by Holdings and by all of L-3 Communications Corporation's direct and indirect material domestic subsidiaries.

     The Senior Credit Facilities contain customary covenants and restrictions on L-3 Communications Corporation's ability to engage in certain activities. In addition, the Senior Credit Facilities provide that L-3 Communications Corporation must meet or exceed an interest coverage ratio and must not exceed a leverage ratio. The Senior Credit Facilities also include customary events of default.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     Based on the advice of Simpson Thacher & Bartlett, the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets by initial purchasers that purchase the Notes at their issue price and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding notes as a part of a hedging constructive sale or conversion transaction or a straddle or holders of Notes whose "functional currency" is not the U.S. dollar.

     The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     A U.S. Holder is any beneficial owner of a Note that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source and (iv) a trust (x) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. As used herein the term "Non-U.S. Holder" means any person or entity that is not a United States Holder ("U.S. Holder").


U.S. HOLDERS

     Payments of Interest. Interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder's method of accounting for tax purposes.

     Market Discount. If a U.S. Holder purchases a Note for an amount that is less than its face amount, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS").

     Amortizable Bond Premium. A U.S. Holder that purchases a Note for an amount in excess of its face amount will be considered to have purchased the Note at a "premium." A U.S. Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under the U.S. Holder's regular accounting method. Bond premium on a Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Sale, Exchange and Retirement of Notes. A U.S. Holder's tax basis in a Note will, in general, be the U.S. Holder's cost therefor. Upon the sale, exchange, retirement or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less any accrued qualified stated interest, which will be taxable as such) and the tax basis of the Note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.


NON-U.S. HOLDERS

     Under present United States federal income and estate tax law, and subject to the discusssion below concerning backup withholding:

          (a) no withholding of the United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest on a Note owned by a Non-U. S. Holder (the "Portfolio Interest Exception"), provided that (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
     (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, retirement or other disposition of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. Holder. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. Holder (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under final Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (a) above, payments on a Note made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-U.S. Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, or
(ii) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal and interest paid on the Notes and to the proceeds of sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U.S. Holders if a statement described in (a)(iv) above has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. Holder.

     In addition, backup withholding and information reporting will not apply if payments on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 2000, a foreign partnership in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, such payments will be subject to information reporting (but not backup withholding), unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. Holder and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Payments on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a U.S. Holder or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION


     This prospectus is to be used by Lehman Brothers Inc. in connection with offers and sales of the Notes in market-making transactions effected from time to time. Lehman Brothers Inc. may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     Affiliates of Lehman Brothers Inc. currently own 24.7% of the Holdings' common stock. See "Ownership of Capital Stock". Lehman Brothers Inc. has informed the Company that it does not intend to confirm sales of the Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     The Company has been advised by Lehman Brothers Inc. that, subject to applicable laws and regulations, Lehman Brothers Inc. currently intends to make a market in the Notes. However, Lehman Brothers Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will be sustained.

     Lehman Brothers Inc. and the Company have entered into registration rights agreements with respect to the use by Lehman Brothers Inc. of this prospectus. Pursuant to such agreements, the Company agreed to bear all registration expenses incurred under such agreements, and the Company agreed to indemnify Lehman Brothers Inc. against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     The validity of the Notes offered by this prospectus was passed upon for the Company by Simpson Thacher & Bartlett, New York, New York and for the underwriters by Latham & Watkins, New York, New York.


                                    EXPERTS

     The (i) consolidated balance sheets of the Company as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1998 and the nine months ended December 31, 1997, (ii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the three months ended March 31, 1997 and (iii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the year ended December 31, 1996 have been included in this prospectus and the Registration Statement in reliance of the report of PricewaterhouseCoopers LLP, independent auditors, given in the authority of such firm as experts in accounting and auditing. The report on the combined financial statements of the Predecessor Company for the year ended December 31, 1996 indicates that PricewaterhouseCoopers LLP's opinion, insofar as it relates to the financial statements of the Lockheed Martin Communications Systems Division included in such combined financial statements, is based solely on the report of other auditors.

     The consolidated financial statements of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, 1996 and 1995 and for the years then ended and the consolidated financial statements of Aydin Corporation as of December 31, 1998 and the year then ended have been included in this prospectus and the Registration Statement in reliance of the reports of Grant Thornton LLP, independent certified public accountants upon the authority of such firm as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited our combined financial statements of operations, changes in invested equity and shareholders' equity, and cash flows of Lockheed Martin Communications Systems Division for the year ended December 31, 1996 (not separately presented herein), as set forth in their report. We've included our combined financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


L-3 COMMUNICATIONS HOLDINGS, INC.
 AND L-3 COMMUNICATIONS CORPORATION
 (AND THE PREDECESSOR COMPANY)

Reports of Independent Auditors ..........................................................   F-3
Consolidated Balance Sheets at December 31, 1998 and 1997 ................................   F-5
Consolidated (Combined) Statements of Operations for the year ended December 31, 1998, nine months ended December 31, 1997, three months ended March 31, 1997 and year
 ended December 31, 1996 .................................................................   F-6
Consolidated (Combined) Statements of Changes in Invested Equity and Shareholders'
 Equity for the year ended December 31, 1998, nine months ended December 31, 1997,
 three months ended March 31, 1997 and year ended December 31, 1996 ......................   F-7
Consolidated (Combined) Statements of Cash Flows for the year ended December 31,
 1998, nine months ended December 31, 1997, three months ended March 31, 1997 and
 year ended December 31, 1996 ............................................................   F-8
Notes to Consolidated Financial Statements ...............................................   F-10
AYDIN CORPORATION
Consolidated Financial Statements as of December 31, 1998 and for the year ended
 December 31, 1998 .......................................................................   F-32
   Report of Grant Thornton LLP ..........................................................   F-33
   Consolidated Statement of Operations for the year ended December 31, 1998 .............   F-34
   Consolidated Balance Sheet as of December 31, 1998 ....................................   F-35
   Consolidated Statement of Cash Flows for the year ended December 31, 1998 .............   F-36
   Notes to the Consolidated Financial Statements ........................................   F-37
SPD TECHNOLOGIES INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Financial Statements as of June 30, 1998 and for
 the six months ended June 30, 1998 and 1997 .............................................   F-47
   Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1998 ..................   F-48
   Condensed Consolidated Statements of Earnings (Unaudited) for the six months ended
    June 30, 1998 and 1997 ...............................................................   F-49
   Condensed Consolidated Statements of Cash Flows (Unaudited) for the six months
    ended June 30, 1998 and 1997 .........................................................   F-50
   Notes to Condensed Consolidated Financial Statements ..................................   F-51
Consolidated Financial Statements as of December 31, 1997 and for the year ended
 December 31, 1997 .......................................................................   F-52
   Report of Grant Thornton LLP ..........................................................   F-53
   Consolidated Balance Sheet as of December 31, 1997 ....................................   F-54
   Consolidated Statement of Earnings for the year ended December 31, 1997 ...............   F-55
   Consolidated Statement of Cash Flows for the year ended December 31, 1997 .............   F-56
   Notes to Consolidated Financial Statements ............................................   F-57
Consolidated Financial Statements as of December 31, 1996 and 1995 and for the years
 ended December 31, 1996 and 1995 ........................................................   F-66
   Report of Grant Thornton LLP ..........................................................   F-67
   Consolidated Balance Sheets as of December 31, 1996 and 1995 ..........................   F-68
   Consolidated Statements of Earnings and Accumulated Deficit for the years ended
    December 31, 1996 and 1995 ...........................................................   F-69
   Consolidated Statements of Cash Flows for the years ended December 31, 1996
    and 1995 .............................................................................   F-70
   Notes to Consolidated Financial Statements ............................................   F-71

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION
                         (AND THE PREDECESSOR COMPANY)


 Condensed Consolidated (Combined) Financial Statements as of December 31, 1998
    and 1997 and for the year ended December 31, 1998, the nine months ended December 31, 1997, the three months ended March 31, 1997 and the year ended
                               December 31, 1996

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
 L-3 Communications Holdings, Inc.


     We have audited the accompanying (i) consolidated balance sheets of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1998 and the nine months ended December 31, 1997, (ii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company, as defined in Note 1 to the Company's financial statements, for the three months ended March 31, 1997 and (iii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996 financial statements of the Lockheed Martin Communications Systems Division, which statements reflect total assets and sales constituting 35 percent and 30 percent, respectively, of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Lockheed Martin Communications Systems Division for 1996, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (i) present fairly, in all material respects, the consolidated financial position of the Company and subsidiaries as of December 31, 1998 and 1997 and their consolidated results of operations and cash flows for the year ended December 31, 1998 and the nine months ended December 31, 1997, and (ii) based on our audits and the report of other auditors for 1996, present fairly in all material respects, the combined results of operations and cash flows of the Predecessor Company for the three months ended March 31, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        /s/ PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
February 19, 1999

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
  Lockheed Martin Corporation:

     We have audited the combined statements of operations, changes in invested equity and shareholders' equity, and cash flows of Lockheed Martin Communications Systems Division for the year ended December 31, 1996, as defined in Note 1 to the combined financial statements. These financial statements are the responsibility of the Division's and Lockheed Martin Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows of Lockheed Martin Communications Systems Division for the year ended December 31, 1996 (not presented separately herein), in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


Washington, D.C.
March 7, 1997

                      L-3 COMMUNICATIONS HOLDINGS , INC.
                      AND L-3 COMMUNICATIONS CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                        DECEMBER 31, 1998     DECEMBER 31, 1997
                                                                        -----------------     -----------------
                              ASSETS
Current assets:
 Cash and cash equivalents .........................................       $   26,130             $ 77,474
 Contracts in process ..............................................          351,049              164,780
 Net assets held for sale ..........................................               --                6,653
 Deferred income taxes .............................................           16,591               13,298
 Other current assets ..............................................           11,597                2,750
                                                                           ----------             --------
    Total current assets ...........................................          405,367              264,955
                                                                           ----------             --------
Property, plant and equipment ......................................          155,712               95,034
 Less, accumulated depreciation and amortization ...................           32,557               12,025
                                                                           ----------             --------
                                                                              123,155               83,009
                                                                           ----------             --------
Intangibles, primarily cost in excess of net assets acquired, net of
 amortization ......................................................          669,362              297,503
Deferred income taxes ..............................................           39,139               24,217
Other assets .......................................................           48,373               27,298
                                                                           ----------             --------
    Total assets ...................................................       $1,285,396             $696,982
                                                                           ==========             ========
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt .................................       $       --             $  5,000
 Accounts payable, trade ...........................................           81,826               33,052
 Accrued employment costs ..........................................           58,380               31,585
 Accrued expenses ..................................................           18,241                9,923
 Customer advances .................................................           45,874               15,989
 Accrued interest ..................................................            6,698                4,419
 Other current liabilities .........................................           36,515               21,748
                                                                           ----------             --------
    Total current liabilities ......................................          247,534              121,716
                                                                           ----------             --------
Pension and postretirement benefits ................................          114,293               38,113
Other liabilities ..................................................           18,595               12,438
Long-term debt .....................................................          605,000              392,000
Commitments and contingencies
Common stock subject to repurchase agreement ($.01 par value, authorized 3,000,000 shares, issued and outstanding 2,944,000)
 shares ............................................................               --               19,048
Shareholders' equity:
 Common stock, including additional paid-in-capital ($.01 par value; authorized 100,000,000 shares, issued and outstanding
   27,402,429 and 17,056,000 shares) ...............................          264,769              101,362
 Retained earnings .................................................           44,856               12,305
 Accumulated other comprehensive loss ..............................           (9,651)                  --
                                                                           ----------             --------
Total shareholders' equity .........................................          299,974              113,667
                                                                           ----------             --------
    Total liabilities and shareholders' equity .....................       $1,285,396             $696,982
                                                                           ==========             ========

           See notes to consolidated (combined) financial statements.

                      L-3 COMMUNICATIONS HOLDINGS , INC.
                      AND L-3 COMMUNICATIONS CORPORATION
               CONSOLIDATED (COMBINED) STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                COMPANY CONSOLIDATED              PREDECESSOR COMPANY COMBINED
                                       --------------------------------------- -----------------------------------
                                                               NINE MONTHS       THREE MONTHS
                                            YEAR ENDED            ENDED              ENDED          YEAR ENDED
                                        DECEMBER 31, 1998   DECEMBER 31, 1997   MARCH 31, 1997   DECEMBER 31, 1996
                                       ------------------- ------------------- ---------------- ------------------
Sales ................................      $1,037,045           $546,525          $158,873          $543,081
Costs and expenses ...................         936,696            495,079           150,937           499,390
                                            ----------           --------          --------          --------
Operating income .....................         100,349             51,446             7,936            43,691
Interest income ......................           2,659              1,430                --                --
Interest expense .....................          49,558             29,884             8,441            24,197
                                            ----------           --------          --------          --------
Income (loss) before income taxes               53,450             22,992              (505)           19,494
Income taxes (benefit) ...............          20,899             10,687              (247)            7,798
                                            ----------           --------          --------          --------
Net income (loss) ....................      $   32,551           $ 12,305          $   (258)         $ 11,696
                                            ==========           ========          ========          ========
Earnings per common share:
 Basic ...............................      $     1.32           $   0.62
                                            ==========           ========
 Diluted .............................      $     1.26           $   0.61
                                            ==========           ========
Weighted average common shares
 outstanding:
 Basic ...............................          24,679             20,000
                                            ==========           ========
 Diluted .............................          25,900             20,012
                                            ==========           ========

           See notes to consolidated (combined) financial statements.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

        CONSOLIDATED (COMBINED) STATEMENT OF CHANGES IN INVESTED EQUITY
                           AND SHAREHOLDERS' EQUITY

                                (IN THOUSANDS)

                                   PREDECESSOR
                                     COMPANY
                                    COMBINED                                  COMPANY CONSOLIDATED
                                  ------------   ------------------------------------------------------------------------------
                                                    COMMON STOCK                                    ACCUMULATED
                                                 ------------------    ADDITIONAL                      OTHER
                                    INVESTED      SHARES      PAR        PAID-IN      RETAINED     COMPREHENSIVE
                                     EQUITY       ISSUED     VALUE       CAPITAL      EARNINGS     INCOME (LOSS)       TOTAL
                                  ------------   --------   -------   ------------   ----------   --------------   ------------
Balance at December 31,
 1995 .........................     $194,663
 Comprehensive income:
  Net income ..................       11,696
  Other comprehensive
   income .....................           --
                                    --------
   Total ......................       11,696
 Advances from Lockheed
  Martin ......................      267,250
                                    --------
Balance at December 31,
 1996 .........................      473,609
 Comprehensive loss:
  Net loss ....................         (258)
  Other comprehensive
   income .....................           --
                                    --------
   Total ......................         (258)
 Advances from Lockheed
  Martin ......................       20,579
                                    --------
Balance at March 31, 1997 .....     $493,930
                                    ========
 Comprehensive income:
  Net income ..................                                                       $12,305                        $ 12,305
  Other comprehensive
   income .....................                                                                      $     --              --
                                                                                                                     --------
   Total ......................                                                                                        12,305
 Shares issued ................                   17,056     $171       $110,191                                      110,362
 Deemed distribution ..........                                           (9,000)                                      (9,000)
                                                                        --------                                     --------
Balance at December 31,
 1997 .........................                   17,056     $171       $101,191      $12,305        $     --        $113,667
 Comprehensive income:
  Net income ..................                                                        32,551                          32,551
  Other comprehensive
   losses: ....................
   Minimum pension
    liability adjustment ......                                                                        (9,514)         (9,514)
   Foreign currency
    translation
    adjustments ...............                                                                          (137)           (137)
                                                                                                                     --------
    Total .....................                                                                                        22,900
 Shares issued:
  Sale of common stock ........                    6,900       69        139,431                                      139,500
  Exercise of stock options                          480        5          3,887                                        3,892
  Employee benefit plans ......                       22       --            967                                          967
  Conversion of common
   stock subject to
   repurchase agreement .......                    2,944       29         19,019                                       19,048
                                                  ------     ----       --------                                     --------
Balance at December 31,
 1998 .........................                   27,402     $274       $264,495      $44,856        $ (9,651)       $299,974
                                                  ======     ====       ========      =======        ========        ========

           See notes to consolidated (combined) financial statements.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION
               CONSOLIDATED (COMBINED) STATEMENTS OF CASH FLOWS

                                (IN THOUSANDS)

                                                        COMPANY CONSOLIDATED            PREDECESSOR COMPANY COMBINED
                                                  ---------------------------------   ---------------------------------
                                                                      NINE MONTHS       THREE MONTHS
                                                     YEAR ENDED          ENDED              ENDED          YEAR ENDED
                                                   DEC. 31, 1998     DEC. 31, 1997     MARCH 31, 1997     DEC. 31, 1996
                                                  ---------------   ---------------   ----------------   --------------
OPERATING ACTIVITIES:
Net income (loss) .............................     $   32,551        $   12,305         $    (258)        $   11,696
Depreciation and amortization .................         40,355            22,190             7,790             28,139
Noncash compensation charge ...................             --             4,410                --                 --
Amortization of deferred debt issue costs .....          2,564             1,517                --                 --
Deferred income taxes .........................         19,786             9,991                --                 --
Other noncash expenses ........................            967                --                --                 --
Changes in operating assets and liabilities,
 net of amounts acquired
 Contracts in process .........................        (23,807)           20,266           (17,857)            26,242
 Other current assets .........................             48              (275)             (481)             3,049
 Other assets .................................           (376)            2,141              (765)            (8,346)
 Accounts payable .............................         23,480            (6,146)             (207)             4,104
 Accrued employment costs .....................          8,653             6,786              (625)             2,282
 Accrued expenses .............................            241             3,225               523              3,012
 Customer advances ............................        (12,132)             (611)            1,146             (5,541)
 Accrued interest .............................          2,279             4,419                --                 --
 Other current liabilities ....................        (12,281)          (11,894)           (5,045)            (8,576)
 Pension and postretirement benefits ..........             18             4,284                --                 --
 Other liabilities ............................          2,873             1,252              (500)           (25,327)
 All other operating activities ...............           (137)               --                --                 --
                                                    ----------        ----------         ---------         ----------
Net cash from (used in) operating
 activities ...................................         85,082            73,860           (16,279)            30,734
                                                    ----------        ----------         ---------         ----------
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash
 acquired .....................................       (447,988)         (466,317)               --           (287,803)
Net cash from assets held for sale ............             --             3,179                --                 --
Proceeds from sale of property ................          6,653             9,458                --                 --
Proceeds from assumption of contract
 obligation ...................................             --            12,176                --                 --
Purchases of investments ......................         (9,069)           (5,113)               --                 --
Capital expenditures ..........................        (23,429)          (11,934)           (4,300)           (13,528)
Disposition of property, plant and
 equipment ....................................            970               771                --              3,347
                                                    ----------        ----------         ---------         ----------
Net cash (used in) investing activities .......       (472,863)         (457,780)           (4,300)          (297,984)
                                                    ----------        ----------         ---------         ----------

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION
         CONSOLIDATED (COMBINED) STATEMENTS OF CASH FLOWS--(CONTINUED)

                                (IN THOUSANDS)


                                                         COMPANY CONSOLIDATED            PREDECESSOR COMPANY COMBINED
                                                   ---------------------------------   ---------------------------------
                                                                       NINE MONTHS       THREE MONTHS
                                                      YEAR ENDED          ENDED              ENDED          YEAR ENDED
                                                    DEC. 31, 1998     DEC. 31, 1997     MARCH 31, 1997     DEC. 31, 1996
                                                   ---------------   ---------------   ----------------   --------------
FINANCING ACTIVITIES:
Borrowings under term loan facilities ..........             --           175,000                --                --
Repayment of borrowings under term loan
 facilities ....................................       (172,000)           (3,000)               --                --
Borrowings under revolving credit facility .....        367,000                --                --                --
Repayment of borrowings under revolving
 credit facility ...............................       (367,000)               --                --                --
Proceeds from sale of 81/2% senior
 subordinated notes ............................        180,000                --                --                --
Proceeds from sale of 8% senior
 subordinated notes ............................        200,000                --                --                --
Proceeds from sale of 103/8% senior
 subordinated notes ............................             --           225,000                --                --
Proceeds from sale of common stock, net ........        139,500            80,000                --                --
Debt issuance costs ............................        (14,173)          (15,606)               --                --
Proceeds from exercise of stock options ........          3,110                --                --                --
Advances from Lockheed Martin ..................             --                --            20,579           267,250
                                                       --------           -------            ------           -------
Net cash from financing activities .............        336,437           461,394            20,579           267,250
                                                       --------           -------            ------           -------
Net (decrease) increase in cash ................        (51,344)           77,474                --                --
Cash and cash equivalents, beginning of
 the period ....................................         77,474                --                --                --
                                                       --------           -------            ------           -------
Cash and cash equivalents, end of the
 period ........................................     $   26,130         $  77,474           $    --          $     --
                                                     ==========         =========           =======          ========

           See notes to consolidated (combined) financial statements.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The Company (herein after defined) is a leading merchant supplier of sophisticated secure communication systems and specialized communication products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's customers include the U.S. department of defense (the "DoD"), certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers. The Company has two reportable segments, Secure Communication Systems and Specialized Communication Products.

     Secure Communication Systems. This segment provides secure, high data rate communications systems for military and other U.S. government reconnaissance and surveillance applications. These operations are principally performed under cost plus, sole source contracts supporting long-term programs for the U.S. armed forces and classified customers. Major secure communications programs and systems include: secure data links for airborne, satellite, ground- and sea-based remote platforms for information collection, command and control and dissemination to users in real-time; strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and intelligence efforts; secure telephone, fax and network equipment and encryption management; communication software support services to military and related government intelligence markets; and communications systems for surface and undersea platforms and manned space flights.

     Specialized Communication Products. This segment includes three product categories: microwave components, avionics and ocean products, and telemetry, instrumentation and space products. Microwave Components includes commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment. Avionics and Ocean Products include aviation recorders, display products, antenna products, acoustic undersea warfare systems and naval power distribution, conditioning, switching and protection equipment for naval ships and submarines. Telemetry, Instrumentation and Space Products include commercial off-the-shelf real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. The Specialized Communication Products segment provides products, systems and services used in the satellite transmission of voice, video and data through earth stations for uplink and downlink terminals. This segment also provides commercial off-the-shelf satellite control software, telemetry, tracking and control, mission processors and software engineering services to the worldwide military, civilian and commercial satellite markets.

     All domestic government contracts and subcontracts of the Company are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. government. Multi-year government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

     The U.S. defense industry has undergone significant changes precipitated by ongoing U.S. federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD has focused its resources on enhancing its military readiness, joint operations and the value-added capability of digital command and control communications by incorporating advanced electronics to improve the performance, reduce operating costs and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The accompanying consolidated financial statements represent L-3 Communications Holdings, Inc. ("Holdings", and together with its subsidiaries, "L-3" or "the Company"), for the year ended December 31, 1998 and for the nine-month period ended December 31, 1997. Prior to April 1, 1997, the statements comprised substantially all of the assets and liabilities and results of operations of (i) nine business units previously purchased by Lockheed Martin Corporation ("Lockheed Martin") as part of its acquisition of Loral Corporation ("Loral") in April 1996 (the "Loral Acquired Businesses"), and (ii) one business unit, Communications Systems -- East purchased by Lockheed Martin as part of its acquisition of the aerospace business of GE in April 1993 (collectively, the "Predecessor Company"). Holdings is the successor company of the Predecessor Company following the change in ownership which was effective April 1, 1997. See Note 2. Holdings has no other assets or liabilities and conducts no other operations other than through its wholly-owned subsidiary, L-3 Communications Corporation ("L-3 Communications"). See Note 12. The combined financial statements of the Predecessor Company reflect assets, liabilities and results of operations included in Lockheed Martin's historical financial statements. Intercompany accounts between Lockheed Martin and the Predecessor Company have been included in invested equity. Significant intercompany and inter-business transactions and balances have been eliminated.


2. CHANGE IN OWNERSHIP TRANSACTION

     L-3 was formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral, Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, the "Equity Executives"), Lehman Brothers Capital Partners III, L.P. and its affiliates ("the Lehman Partnership") and Lockheed Martin to acquire the Predecessdor Company. On December 31, 1998, the Equity Executives, the Lehman Partnership and Lockheed Martin each owned approximately 12.4%, 36.6% and 24.8% of Holdings.

     On March 28, 1997, Lanza, LaPenta, the Lehman Partnership, L-3 and Lockheed Martin entered into a Transaction Agreement (the "L-3 Acquisition Agreement") pursuant to which Holdings acquired the Predecessor Company from Lockheed Martin (the "L-3 Acquisition"). Also included in the L-3 Acquisition was a semiconductor product line of another business and certain leasehold improvements in New York City which were not material. The consideration paid for the L-3 Acquisition to Lockheed Martin was $503,779, comprised of $458,779 in cash reflecting a $21,221 reduction related to a purchase price adjustment and $45,000 of common equity, representing a 34.9% interest in Holdings initially retained by Lockheed Martin, plus acquisition costs of $8,000.

     The Company entered into service agreements with Lockheed Martin pursuant to which Lockheed Martin provides L-3 and L-3 provides Lockheed Martin certain services of the type previously provided at costs consistent with past practices. The parties also entered into supply agreements which reflect previously existing intercompany work transfer agreements using prices and other terms consistent with those arrangements. The Company and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

     The L-3 Acquisition has been accounted for as a purchase business combination effective as of April 1, 1997. The assets and liabilities recorded in connection with the purchase price allocation were $664,800 and $164,400, respectively. The Company valued acquired contracts in process at contract price, less the estimated costs to complete and an allowance for normal profit on the Company's effort to complete such contracts. The excess of the purchase cost over the fair value of net assets acquired of $303,200 was recorded as goodwill, and is being amortized on a straight-line basis over a period of 40 years. As a result of the 34.9% ownership interest initially retained by Lockheed Martin, a deemed distribution of $9,000 was recognized in the purchase price allocation.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS: Cash equivalents consist of highly liquid investments with a maturity of three months or less at time of purchase.

     REVENUE RECOGNITION: Sales on production-type contracts are recorded as units are shipped and profits applicable to such shipments are recorded pro rata based upon estimated total profit at completion of the contract. Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under other long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. Losses on contracts are recognized when determined. The impact of revisions in profit estimates are recognized on a cumulative catch-up basis in the period in which the revisions are made.

     CONTRACTS IN PROCESS: Costs accumulated on contracts in process include direct costs and manufacturing overhead costs, and for U.S. government contracts, general and administrative costs, independent research and development costs and bid and proposal costs. In accordance with industry practice, contracts in process contain amounts relating to contracts and programs with long performance cycles a portion of which may not be realized within one year.

     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful live ranges are substantially 10 to 40 years for buildings and improvements and 3 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

     DEBT ISSUANCE COSTS: The costs incurred to issue the debt are deferred and amortized as interest expense over the terms of the related debt using a method that approximates the effective interest method.

     INTANGIBLES: Intangibles, consisting primarily of the excess of the purchase cost of acquired businesses over the fair value of net assets acquired (goodwill) are amortized on a straight-line basis over periods ranging from 10 to 40 years. Amortization expense was $17,892 for 1998 and $8,870 for the nine-month period ended December 31, 1997. Accumulated goodwill amortization was $19,707 and $5,741, respectively, at December 31, 1998 and 1997. The carrying amount of cost in excess of net assets acquired is evaluated on a recurring basis. Current and future profitability and undiscounted cash flows excluding financing costs of the acquired businesses are the primary indicators used to assess recoverability. For 1998 and the nine-month period ended December 31, 1997, there were no reductions to the carrying amount of the cost in excess of net assets acquired resulting from these evaluations. Predecessor Company intangibles also consisted primarily of cost in excess of net assets acquired and were amortized on a straight-line basis over a 40-year period. Other intangibles were amortized over their estimated useful lives which ranged from 11 to 15 years. Amortization expense of the Predecessor Company was $2,655 for the three-month period ended March 31, 1997 and $10,115 for 1996.

     INCOME TAXES: The Company provides for income taxes using the liability method prescribed by the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under the liability method, deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     RESEARCH AND DEVELOPMENT: Research and development costs sponsored by the Company and the Predecessor Company include bid and proposal costs related to government products and services. These costs generally are allocated among all contracts and programs in progress under U.S. government contractual arrangements. Customer-sponsored research and development costs incurred pursuant to contracts are accounted for as direct contract costs.

     STOCK OPTIONS: In accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of Holdings' fair value of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The exercise price for stock options granted to employees equals or exceeds the fair value of the Holdings common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company. The Company has adopted the disclosure only provisions of SFAS 123, Accounting for Stock-Based Compensation.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, estimates of pension and postretirement benefit obligations, allocations of costs and expenses from Lockheed Martin to the Predecessor Company, recoverability of recorded amounts of fixed assets and cost in excess of net assets acquired, income taxes, litigation and environmental obligations. Actual results could differ from these estimates.

     RECENTLY ISSUED ACCOUNTING STANDARDS: In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities ("SOP 98-5"), which provides guidance on the financial reporting of start-up and organization costs, including precontract costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company does not expect SOP 98-5 to have a material impact on its results of operations or financial position.

     In September 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value and is effective for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect SFAS 133 to have a material impact on its financial position.

     RECLASSIFICATIONS: Certain reclassifications have been made to conform prior-year amounts to the current-year presentation.


4. PREDECESSOR COMPANY ACQUISITION

     Effective April 1, 1996, Lockheed Martin acquired the Loral Acquired Businesses. The acquisition was accounted for as a purchase business combination by Lockheed Martin Communications Systems -- Camden Division and has been reflected in the financial statements based on the purchase price allocated to the Loral Acquired Businesses by Lockheed Martin. The assets and liabilities recorded in connection with the purchase price allocation were $401,000 and $113,200, respectively.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

5. ACQUISITIONS

     1998 Acquisitions. On August 13, 1998, the Company purchased all of the outstanding stock of SPD Technologies, Inc. ("SPD") for $230,000 of cash subject to adjustment based on final closing adjusted net assets, as defined. On March 30, 1998 the Company purchased the assets of the Ocean Systems business ("Ocean Systems") of AlliedSignal, Inc. for $67,500 of cash. On March 4, 1998, the Company purchased substantially all of the assets of ILEX Systems ("ILEX") for $51,923 of cash subject to adjustment based on closing net assets plus additional consideration contingent upon post-acquisition performance of ILEX. On February 5, 1998, the Company purchased the assets of the Satellite Transmission Systems division ("STS") of California Microwave, Inc. for $27,000 of cash subject to adjustment based upon closing net assets, as defined. SPD, Ocean Systems, ILEX, and STS collectively comprise the "1998 Acquisitions". During 1998, the Company also purchased several other operations and product lines for an aggregate purchase price of $57,700 of cash before expenses and certain adjustments based on closing date net assets, as defined, and certain additional consideration based on post-acquisition performance. These other acquisitions, both individually and in the aggregate were not material to the results of operations or financial position of the Company. All of the acquisitions have been accounted for as purchase business combinations and are included in the Company's results of operations from their effective dates.

     The assets and liabilities recorded in connection with the acquisitions of SPD and Ocean Systems are based upon preliminary estimates of fair values. Actual adjustments will be based on the final purchase prices and the final appraisals and other analyses of fair values which are in process. Management does not expect that differences between the preliminary and final purchase price allocations will have a material impact on the Company's financial position or results of operations. The assets and liabilities recorded in connection with the acquisitions of SPD, Ocean Systems, ILEX and STS were $326,664 and $85,111, $143,612 and $74,792, $59,061 and $4,790, and $35,559 and
$7,909, respectively. The Company has valued acquired certain contracts in process at contract price, less the estimated costs to complete and an allowance for normal profit on the Company's effort to complete such contracts. The excess of purchase cost over the fair value of net assets acquired is being amortized on a straight-line basis over periods of 40 years for SPD, Ocean Systems and ILEX and 15 years for STS.

     Had the L-3 Acquisition, the 1998 Acquisitions and the related financing transactions occurred on January 1, 1997, the unaudited pro forma sales, net income and diluted earnings per share would have been $1,163,200, $28,500 and $1.10, respectively, for 1998 and $1,063,900, $11,300 and $0.41, respectively, for 1997. The pro forma results are based on various assumptions and are not necessarily indicative of the result of operations that would have occurred had the acquisitions and the related financing transactions occurred on January 1, 1997.

     Microdyne Corporation. On December 3, 1998, the Company signed an agreement to acquire all of the outstanding common stock of Microdyne Corporation ("Microdyne") for approximately $90.0 million in cash, including the repayment of Microdyne's debt. In January 1999, pursuant to the acquisition agreement, a subsidiary of the Company purchased 91.9% of the common stock of Microdyne in a cash tender offer. The Company completed the acquisition and merger of Microdyne in February 1999. The purchase of shares of Microdyne common stock was financed using available cash and borrowings under the Senior Credit Facilities. See Note 8.

     Aydin Corporation. On March 1, 1999, the Company signed an agreement to acquire all of the outstanding common stock of Aydin Corporation ("Aydin") for approximately $72.3 million in cash before reductions for Aydin's cash on hand which amounted to approximately $11.3 million at the end

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

of February 1999. The acquisition is subject to the receipt of a majority of Aydin's common shares outstanding in the tender offer, regulatory approvals and other customary closing conditions. The Company expects to complete this acquisition during the first half of 1999.


6. CONTRACTS IN PROCESS

     The components of contracts in process are presented on the table below. Unbilled contract receivables are comprised of accumulated costs and profits on contracts. The amount of billed contract receivables, unbilled contract receivables, inventoried costs and progress payments are principally related to contracts with the U.S. government.

                                                                                   DECEMBER 31,
                                                                            --------------------------
                                                                                1998          1997
                                                                            -----------   ------------
Billed contract receivables .............................................    $ 100,234     $  39,185
Unbilled contract receivables ...........................................       69,361        32,653
Other billed receivables, principally commercial and affiliates .........       81,372        31,580
Inventoried costs .......................................................      130,350        80,532
                                                                             ---------     ---------
                                                                               381,317       183,950
Less, unliquidated progress payments ....................................      (30,268)      (19,170)
                                                                             ---------     ---------
   Total contracts in process ...........................................    $ 351,049     $ 164,780
                                                                             =========     =========

     The U.S. government has title to or a secured interest in, inventory to which progress payments on its contracts are applied. Unbilled contract receivables represent accumulated costs and earned profits which are not yet billed to customers. The Company believes that substantially all of the unbilled contract receivables will be billed and collected within one year.

     The following data have been used in the determination of the costs and expenses presented on the statements of operations:

                                                               COMPANY               PREDECESSOR COMPANY
                                                    ----------------------------- -------------------------
                                                                        NINE         THREE
                                                         YEAR          MONTHS        MONTHS        YEAR
                                                         ENDED          ENDED        ENDED        ENDED
                                                     DECEMBER 31,   DECEMBER 31,   MARCH 31,   DECEMBER 31,
                                                         1998           1997          1997         1996
                                                    -------------- -------------- ----------- -------------
Selling, general and administrative ("SG&A") costs
 included in inventoried costs ....................    $ 16,550        $15,379      $14,536      $14,700
SG&A incurred costs ...............................     189,507         88,527       28,449       82,226
Independent research and development, including bid
 and proposal costs included in SG&A incurred
 costs ............................................      59,897         28,893       12,024       36,500

7. PROPERTY, PLANT AND EQUIPMENT

                                                              DECEMBER 31,
                                                         -----------------------
                                                             1998         1997
                                                         -----------   ---------
Land .................................................    $  9,145      $ 6,670
Buildings and improvements ...........................      28,168       19,487
Machinery, equipment, furniture and fixtures .........     105,569       58,978
Leasehold improvements ...............................      12,830        9,899
                                                          --------      -------
 Total property, plant and equipment .................    $155,712      $95,034
                                                          ========      =======

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Depreciation and amortization expense for property, plant and equipment was $22,463 for 1998 and $13,320 for the nine-month period ended December 31, 1997, $4,529 for the three-month period ended March 31, 1997 and $14,924 for 1996.

8. DEBT

     The Company's long-term debt consists of:

                                                               DECEMBER 31,
                                                         ------------------------
                                                            1998          1997
                                                         ----------   -----------
   Senior Credit Facilities:
    Term Loan Facilities .............................    $     --     $172,000
   103/8% Senior Subordinated Notes due 2007 .........     225,000      225,000
   81/2% Senior Subordinated Notes due 2008 ..........     180,000           --
   8% Senior Subordinated Notes due 2008 .............     200,000           --
                                                          --------     --------
    Total debt .......................................     605,000      397,000
   Less current portion ..............................          --        5,000
                                                          --------     --------
    Total long-term debt .............................    $605,000     $392,000
                                                          ========     ========

     In connection with the L-3 Acquisition, the Company entered into credit facilities (the "Senior Credit Facilities") with a syndicate of banks and financial institutions led by Bank of America National Trust & Savings Association ("B of A"), as administrative agent, originally consisting of $175,000 of term loans (the "Term Loan Facilities") and a $100,000 revolving credit facility (the "Revolving Credit Facility"). In 1998, the Company prepaid all of the outstanding borrowings under the Term Loan Facilities and the Senior Credit Facilities were amended to increase the Revolving Credit Facility to $200,000 and to add a revolving 364 day credit facility for $185,000 (the "Revolving 364 Day Credit Facility"). The Revolving 364 Day Credit Facility expires on August 12, 1999 at which time the Company may (i) request that the creditors extend it for one additional 364 day period or (ii) exercise an option to convert any or all of the borrowings outstanding thereunder into term loans which amortize over a two year period beginning March 31, 2001, and must be paid in full no later than March 31, 2003. Available borrowings under the Revolving Credit Facility and the Revolving 364 Day Credit Facility at December 31, 1998 were $112,644 and $185,000, respectively, after reductions for outstanding letters of credit of $87,356. On March 3, 1999, the Senior Credit Facilities were further amended to increase the Revolving 364 Day Credit Facility by $15,000 to $200,000.

     Borrowings under the Senior Credit Facilities bear interest, at L-3 Communications' option, at either: (i) a "base rate" equal to the higher of 0.50% per annum above the latest federal funds rate and the B of A "reference rate" (as defined) plus a spread ranging from 0.875% to 0.0% per annum depending on L-3 Communications' ratio of debt to EBITDA, as defined (the "Debt to EBITDA Ratio") at the time of determination or (ii) a "LIBOR rate" (as defined) plus a spread ranging from 1.875% to 0.625% per annum depending on L-3 Communications' Debt to EBITDA Ratio at the time of determination.

     L-3 Communications pays commitment fees calculated on the daily amounts of the available unused commitments under the Revolving Credit Facility at a rate ranging from 0.50% to 0.25% per annum and under the Revolving 364 Day Facility at a rate ranging from 0.30% to 0.125% per annum, in each case depending on L-3 Communications' Debt to EBITDA Ratio in effect. L-3 Communications pays letter of credit fees calculated at a rate ranging from 0.9375% to 0.3125% per annum for performance letters of credit and 1.875% to 0.625% for all other letters of credit, in each case depending on L-3 Communications' Debt to EBITDA Ratio at the time of determination.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     In April 1997, L-3 Communications sold $225,000 of 103/8% senior subordinated notes (the "1997 Notes") due May 1, 2007 with interest payable semi-annually on May 1 and November 1 of each year commencing November 1, 1997. On November 5, 1997, the Company completed its exchange offer relating to the 1997 Notes and the holders of the 1997 Notes received registered securities. In May 1998, L-3 Communications sold $180,000 of 81/2 % senior subordinated notes (the "May 1998 Notes") due May 15, 2008 with interest payable semi-annually on May 15 and November 15 of each year commencing November 15, 1998. In December 1998, L-3 Communications sold $200,000 of 8% senior subordinated notes (the "December 1998 Notes") due August 1, 2008 with interest payable semi-annually on February 1 and August 1 of each year commencing February 1, 1999. Collectively, the 1997 Notes, May 1998 Notes and December 1998 Notes comprise the "Senior Subordinated Notes". The Senior Subordinated Notes mature $225.0 million in 2007 and $380.0 million in 2008.

     The 1997 Notes, May 1998 Notes and December 1998 Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002, August 1, 2003, and August 1, 2003, respectively, at various redemption prices plus accrued and unpaid interest to the applicable redemption date. In addition, prior to May 1, 2000, May 15, 2001, and December 11, 2001, the Company may redeem up to 35% of the aggregate principal amount of the 1997 Notes, May 1998 Notes and December 1998 Notes, respectively, at redemption prices of 109.375%, 108.500%, and 108.00% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date with the net cash proceeds of one or more equity offerings by Holdings that are contributed to L-3 Communications as common equity capital.

     In February 1999, the Company exchanged all of the December 1998 Notes for notes identical in all material respects to the December 1998 Notes, except that the notes are registered under the Securities Exchange Act of 1933.

     The Senior Credit Facilities and Senior Subordinated Notes agreements contain financial and other restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets, or pay cash dividends. The Senior Credit Facilities contain financial covenants which require that (i) the Company's Debt to EBITDA Ratio be less than or equal to 5.00 for the quarter ended December 31, 1998, and that the maximum allowable debt ratio, as defined, thereafter decline over time to less than or equal to 3.25 for the quarters ending September 30, 2002 and thereafter, and (ii) the Company's interest coverage ratio, as defined, be greater than or equal to 2.00 for the quarter ended December 31, 1998, and that the minimum allowable interest coverage ratio, as defined, thereafter increase over time to greater than or equal to at least 3.00 for the quarters ending September 30, 2002 and thereafter. Through December 31, 1998 the Company was in compliance with these covenants at all times.

     In connection with the Senior Credit Facilities, the Company has granted the lenders a first priority lien on the stock of L-3 Communications and substantially all of its domestic subsidiaries. The borrowings under the Senior Credit Facilities are guaranteed by Holdings and by substantially all of the Company's subsidiaries. The payment of principal and premium, if any, and interest on the Senior Subordinated Notes is unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by substantially all of the Company's subsidiaries, all of which are wholly owned.


9. PREDECESSOR COMPANY'S INTEREST EXPENSE

     Interest expense was allocated to the Predecessor Company by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the beginning of period invested equity account deemed to be financed by consolidated debt, which was determined based on Lockheed

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Martin's debt to equity ratio on such date, except that the acquisition of the Loral Acquired Businesses was assumed to be fully financed by debt. Interest expense of the Predecessor Company was calculated using these balances and interest rates:

                              THREE MONTHS       YEAR ENDED
                                  ENDED         DECEMBER 31,
                             MARCH 31, 1997         1996
                            ----------------   -------------
Invested equity .........      $ 473,609         $ 482,466
Interest rate ...........           7.10%             7.20%

10. FINANCIAL INSTRUMENTS

     Fair Value of Financial Instruments. The Company's financial instruments consist primarily of cash and cash equivalents, billed contract receivables, other billed receivables (principally commercial and affiliates), investments, trade accounts payable, customer advances, Senior Subordinated Notes (see Note
8), and interest rate cap and interest rate floor contracts. The carrying amounts of cash and cash equivalents, billed contract receivables, other billed receivables, trade accounts payable and customer advances are representative of their respective fair values because of the short-term maturities or expected settlement dates of these instruments. The fair value of the Company's investments are based on quoted market prices, as available, and historical costs which approximate fair value. The May 1998 Notes and 1997 Notes are registered, unlisted public debt which are traded in the over-the-counter market. The December 1998 Notes were unlisted privately placed debt at December 31, 1998 which trade in the over-the counter market. In February 1999, the December 1998 Notes were exchanged for unlisted public debt. The fair value of the Senior Subordinated Notes are based on quoted trading activity. The fair values of the interest rate agreements were estimated by discounting expected cash flows using quoted market interest rates. The carrying amounts and estimated fair value of the Company's financial instruments are as follows:

                                                          DECEMBER 31,
                                      ----------------------------------------------------
                                                1998                        1997
                                      -------------------------   ------------------------
                                       CARRYING      ESTIMATED     CARRYING     ESTIMATED
                                        AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                      ----------   ------------   ----------   -----------
Investments .......................    $ 11,446      $ 12,274      $  5,113     $  5,113
Senior Subordinated Notes .........     605,000       633,830       225,000      243,000
Interest rate caps ................       1,170           236         1,569          561
Interest rate floors ..............        (200)       (1,094)         (268)        (531)

     Interest Rate Risk Management. To mitigate risks associated with changing interest rates on borrowings under the Senior Credit Facilities, the Company entered into interest rate caps and interest rate floors (collectively, the "interest rate agreements"). The interest rate agreements are denominated in U.S. dollars and have designated maturities which occur every three months until the interest rate agreements expire in March 2002. Cash payments are received from (paid to) the counterparties on the interest rate caps (floors) contracts by the amount that the reference interest rates are greater than (less than) the cap (floor) contract rates on the designated maturity dates, multiplied by the notional amounts underlying the respective interest rate agreements. Cash payments between the Company and counterparties are recorded as a component of interest expense. The initial cost (receipt) of these arrangements are deferred and amortized as interest expense. The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to fully perform under the terms of such agreements.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of the interest rate agreements was not material to interest expense or cash flows for 1998 and for the nine-month period ended December 31, 1997. Information with respect to the interest rate agreements is as follows:

                                                    DECEMBER 31,
                               ------------------------------------------------------
                                          1998                        1997
                               --------------------------- --------------------------
                                NOTIONAL     UNREALIZED     NOTIONAL     UNREALIZED
                                 AMOUNT    GAINS (LOSSES)    AMOUNT    GAINS (LOSSES)
                               ---------- ---------------- ---------- ---------------
Interest rate caps ...........  $100,000       $ (934)      $100,000     $ (1,008)
Interest rate floors .........  $ 50,000       $ (894)      $ 50,000     $   (263)

11. COMMON STOCK

     On May 19, 1998, Holdings sold 6.9 million shares of its Common Stock in an Initial Public Offering ("IPO") representing 25.2% of Holdings' outstanding common stock immediately after the IPO. The net proceeds of the IPO amounted to $139,500 and were contributed by Holdings to L-3 Communications. After the completion of the IPO, the Lehman Partnership and Lockheed Martin owned 36.6% and 24.8%, respectively, of the outstanding shares of Holdings' Common Stock.

     Immediately prior to the IPO, each authorized share of Holdings Class A common stock, Class B common stock and Class C common stock was converted into one class of common stock and the authorized Holdings common stock was increased to 100 million shares. The Class B common stock which was owned by the Equity Executives was subject to a repurchase agreement wherein prior to an initial public offering by Holdings, the Equity Executives under certain circumstances could have required the Company to repurchase that common stock. Accordingly, the Class B common stock was not classified as stockholders' equity at December 31, 1997.

     In connection with the initial capitalization of L-3 in April 1997, the Class A common stock and Class B common stock were issued at per share prices of $6.47 and $5.00, respectively. The aggregate difference in issuance prices of $4,410 was recorded as a noncash compensation charge effective April 1, 1997.

     On February 4, 1999, Holdings sold 5.0 million shares of common stock in a offering for $42.00 per share (the "February 1999 Common Stock Offering") representing 15.4% of Holdings outstanding common stock immediately after the February 1999 Common Stock Offering. The net proceeds to Holdings from the February 1999 Common Stock Offering amounted to $201.5 million and were contributed to the L-3 Communications. In addition, 6.5 million shares were also sold in the February 1999 Common Stock Offering by the Lehman Partnership and Lockheed Martin. After the February 1999 Common Stock Offering, the Lehman Partnership owned 24.7% and Lockheed Martin owned 7.1% of the outstanding shares of Holding's common stock.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

12. L-3 COMMUNICATIONS SHAREHOLDERS' EQUITY

     Holdings has no other assets or liabilities and conducts all of its operations through its wholly-owned subsidiary, L-3 Communications. The table below presents the shareholders' equity of L-3 Communications:


                                                                   DECEMBER 31,
                                                             -------------------------
                                                                 1998          1997
                                                             ------------   ----------
   Common stock, $0.1 par value; 100 shares authorized and
     outstanding .........................................     $     --      $     --
   Additional paid-in capital ............................      264,769       120,410
   Retained earnings .....................................       44,856        12,305
   Accumulated other comprehensive income (loss) .........       (9,651)           --
                                                               --------      --------
    Total shareholders' equity ...........................     $299,974      $132,715
                                                               ========      ========

     The additional paid-in capital at December 31, 1998 reflects the contributions to L-3 Communications from Holdings of (i) the net proceeds from the IPO and the February 1999 Common Stock Offering (see Note 11), (ii) proceeds and income tax benefits from the exercise of Holdings stock options (see Note 15), and (iii) its common stock issued to the Company's savings plans for employer matching contributions (see Note 17).

13. EARNINGS PER SHARE

     Basic earnings per share ("EPS") is based on the weighted average common shares outstanding for the period, excluding any dilutive common share equivalents. Diluted EPS reflects the potential dilution that could occur if stock options were exercised. A reconciliation of basic and diluted EPS follows (in thousands, except per share amounts):

                                                                                        AVERAGE       EARNINGS
                                                                            NET          SHARES         PER
                                                                          INCOME      OUTSTANDING      SHARE
                                                                        ----------   -------------   ---------
1998:
Basic ...............................................................    $32,551         24,679        $1.32
Effect of potential dilution from exercise of stock options .........                     1,221
                                                                         -------         ------        -----
Diluted .............................................................    $32,551         25,900        $1.26
                                                                         =======         ======        =====
NINE MONTHS ENDED DECEMBER 31, 1997:
Basic ...............................................................    $12,305         20,000        $0.62
Effect of potential dilution from exercise of stock options .........                        12
                                                                         -------         ------        -----
Diluted .............................................................    $12,305         20,012        $0.61
                                                                         =======         ======        =====

     For purposes of computing EPS for the nine-month period ended December 31, 1997, the Class B common stock subject to repurchase agreement was included in the average shares outstanding. EPS data is not presented for the Predecessor Company because it was wholly-owned by Lockheed Martin prior to the L-3 Acquisition.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

14. INCOME TAXES

COMPANY

     Pretax income of the Company was $53,450 for 1998 and $22,992 for the nine-month period ended December 31, 1997, substantially all of which was derived from domestic operations. The components of the Company's provision for income taxes were:

                                                                              NINE MONTHS
                                                              YEAR ENDED         ENDED
                                                             DECEMBER 31,     DECEMBER 31,
                                                                 1998             1997
                                                            --------------   -------------
Current income tax provision, primarily federal .........       $ 1,113         $   696
Deferred income tax provision:
 Federal ................................................        18,203           8,635
 State and local ........................................         1,583           1,356
                                                                -------         -------
  Subtotal ..............................................        19,786           9,991
                                                                -------         -------
Total provision for income taxes ........................       $20,899         $10,687
                                                                =======         =======

     A reconciliation of the statutory federal income tax rate to the effective income tax rate of the Company follows:

                                                                                              NINE MONTHS
                                                                              YEAR ENDED         ENDED
                                                                             DECEMBER 31,     DECEMBER 31,
                                                                                 1998             1997
                                                                            --------------   -------------
Statutory federal income tax rate .......................................        35.0%            35.0%
State and local income taxes, net of federal income tax benefit .........         2.4              3.8
Noncash compensation charge .............................................          --              6.8
Nondeductible goodwill amortization and other expenses ..................         4.6              3.1
Research and experimentation and other tax credits ......................        (4.5)            (3.5)
Other, net ..............................................................         1.6              1.3
                                                                                 ----             ----
Effective income tax rate ...............................................        39.1%            46.5%
                                                                                 ====             ====

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The significant components of the Company's net deferred tax assets and liabilities are:

                                                                DECEMBER 31,
                                                          -------------------------
                                                              1998          1997
                                                          -----------   -----------
Deferred tax assets:
 Inventoried costs ....................................    $  8,243      $  8,711
 Compensation and benefits ............................          --           528
 Pension and postretirement benefits ..................      25,597        12,826
 Property, plant and equipment ........................       7,748         8,098
 Income recognition on long-term contracts ............         436         3,691
 Accrued warranty costs ...............................       5,268         1,834
 Net operating loss carryforwards .....................       8,112         1,688
 Tax credit carryforwards .............................       4,320         1,281
 Other, net ...........................................         475            27
                                                           --------      --------
   Total deferred tax assets ..........................      60,199        38,684
Deferred tax liabilities:
 Cost in excess of net assets acquired ................      (3,348)       (1,099)
 Compensation and benefits ............................        (378)           --
 Other, net ...........................................        (743)          (70)
                                                           --------      --------
   Total deferred tax liabilities .....................      (4,469)       (1,169)
                                                           --------      --------
 Net deferred tax assets ..............................    $ 55,730      $ 37,515
                                                           ========      ========
 The net deferred tax assets are classified as follows:
 Current deferred tax assets ..........................    $ 16,591      $ 13,298
 Long-term deferred tax assets ........................      39,139        24,217
                                                           --------      --------
   Total net deferred tax assets ......................    $ 55,730      $ 37,515
                                                           ========      ========

     At December 31, 1998 and 1997, the Company had $12,432 and $2,969, respectively, of tax carryforwards primarily related to U.S. federal net operating losses and research and experimentation tax credits which will expire if unused beginning in 2012. The Company believes that these carryforwards will be available to reduce future income tax liabilities and has recorded these carryforwards as non-current deferred tax assets.


PREDECESSOR COMPANY

     The (benefit) provision for income taxes for the Predecessor Company was calculated by applying statutory tax rates to the reported income (loss) before income taxes after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Lockheed Martin, which are related to the Predecessor Company. Substantially all the income of the Predecessor Company was from domestic operations. The estimated benefit for deferred income taxes was $1,315 for the three-month period ended March 31, 1997 and $2,143 for 1996.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The principal components of the deferred taxes are contract accounting methods, property, plant and equipment, goodwill amortization and timing of accruals. The effective income tax rate of the Predecessor Company differs from the statutory Federal income tax rate for the following reasons:

                                                                      THREE MONTHS
                                                                         ENDED         YEAR ENDED
                                                                       MARCH 31,      DECEMBER 31,
                                                                          1997            1996
                                                                     -------------   -------------
   Statutory federal income tax rate .............................       (35.0)%          35.0%
   Amortization of cost in excess of net assets acquired .........        (8.1)            2.0
   Research and experimentation and other tax credits ............       (11.3)           (2.0)
   State and local income taxes, net of federal income tax benefit
     and state and local income tax credits ......................         4.8             6.0
   Foreign sales corporation tax benefits ........................        (8.4)           (1.0)
   Other, net ....................................................         9.1              --
                                                                         -----            ----
   Effective income tax rate .....................................       (48.9)%          40.0%
                                                                         =====            ====

15. STOCK OPTIONS

COMPANY

     On March 10, 1998 the 1997 option plan for key employees was amended to increase the shares available for option grants to 4,255,815 shares of Holdings common stock, of which 897,146 were available for future option grants as of December 31, 1998. On January 19, 1999, Holdings granted options to purchase 414,150 shares of Holdings common stock at an exercise price of $40.50 to certain employees of the Company.

     On April 30, 1997, Holdings granted the Equity Executives nonqualified options to purchase, at $6.47 per share, 2,285,714 shares of Class A common stock of Holdings. In each case, half of the options are "Time Options" and half are "Performance Options" (collectively, the "Options"). The Time Options become exercisable with respect to 20% of the shares subject to the Time Options on each of the first five anniversaries if employment continues through and including such date. The Performance Options become exercisable nine years after the grant date, but may become exercisable earlier with respect to up to 20% of the shares subject to the Performance Options on each of the first five anniversaries, to the extent certain defined targets are achieved. The Options, which have a ten year term, become fully exercisable under certain circumstances, including a change in control. The following table presents stock option activity for the nine-month period ended December 31, 1997 and 1998.

                                                            WEIGHTED
                                                            AVERAGE
                                              NUMBER OF     EXERCISE
                                               OPTIONS       PRICE
                                            ------------   ---------
                                                 (IN THOUSANDS)
   Balance at April 1, 1997 .............        --             --
     Options granted ....................      2,975        $ 6.47
     Options exercised ..................        --             --
     Options canceled ...................          (4)      $ 6.47
                                               -------
   Balance at December 31, 1997 .........      2,971        $ 6.47
     Options granted ....................       425         $25.60
     Options exercised ..................      (481)        $ 6.47
     Options canceled ...................       (37)        $ 8.19
                                               ------
   Balance at December 31, 1998 .........      2,878        $ 9.27
                                               ======

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table summarizes information about stock options outstanding at December 31, 1998.

                                  OUTSTANDING                                  EXERCISABLE
                   ------------------------------------------   -----------------------------------------
                                     WEIGHTED                                     WEIGHTED
                                      AVERAGE       WEIGHTED                       AVERAGE       WEIGHTED
                                     REMAINING       AVERAGE                      REMAINING      AVERAGE
    EXERCISE          NUMBER        CONTRACTUAL     EXERCISE       NUMBER        CONTRACTUAL     EXERCISE
     PRICES         OF OPTIONS     LIFE (YEARS)       PRICE      OF OPTIONS     LIFE (YEARS)      PRICE
----------------   ------------   --------------   ----------   ------------   --------------   ---------
$ 6.47 .........    2,455,474          7.7           $ 6.47        204,158           8.5          $6.47
$22.00 .........      282,880          9.3           $22.00             --            --             --
$32.75 .........      139,700          9.7           $32.75             --            --             --
                    ---------                                      -------
 Total .........    2,878,054          7.9           $ 9.27        204,158           8.5          $6.47
                    =========                                      =======

     The weighted average fair values of stock options at their grant date during 1998 and 1997, where the exercise price equaled the market price (estimated fair value) on the grant date were $8.86 and $6.47, respectively. In accordance with APB 25, no compensation expense was recognized. The following table reflects pro forma net income and EPS had the Company elected to adopt the fair value approach of SFAS 123:

                                               NINE MONTHS
                               YEAR ENDED         ENDED
                              DECEMBER 31,     DECEMBER 31,
                                  1998             1997
                             --------------   -------------
   Net income:
     As reported .........       $32,551         $12,305
     Pro forma ...........        31,246          11,751
   Basic EPS:
     As reported .........       $  1.32         $  0.62
     Pro forma ...........          1.27            0.59
   Diluted EPS:
     As reported .........       $  1.26         $  0.61
     Pro forma ...........          1.21            0.59

     The estimated fair values of each option granted in 1998 were calculated using the Black-Scholes option-pricing model. The estimated fair value of each option granted in 1997 was calculated using the minimum value method under SFAS 123 because Holdings common stock was not publicly traded prior to its IPO. See
Note 11. The weighted average assumptions used in the valuation models were as follows:

                                                 1998        1997
                                                 ----        ----
   Expected option term (years) ..........        4.1         5.5
   Expected volatility ...................       31.0%        n.a.
   Expected dividend yield ...............         --          --
   Risk-free interest rate ...............        5.6%        6.3%

PREDECESSOR COMPANY

     During the three-month period ended March 31, 1997 and the year ended December 31, 1996, certain employees of the Predecessor Company participated in Lockheed Martin's stock option plans. All stock options granted had 10 year terms and vested over two years. Exercise prices of options awarded in both years were equal to the market price of the stock on the date of grant. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

the following weighted-average assumptions for the three-month period ended March 31, 1997, and the years ended December 31, 1996 and 1995, respectively: risk-free interest rates of 5.58%, and 5.58%; dividend yield of 1.70%; volatility factors related to the expected market price of the Lockheed Martin's common stock of 18.6%, and 18.6%; weighted-average expected option life of five years. The weighted-average fair values of options granted during the three-month period ended March 31, 1997 and the year ended December 31, 1996 were $17.24 and $17.24, respectively.

     For the purposes of pro forma disclosures, the options' estimated fair values are amortized to expense over the options' vesting periods. The Predecessor Company's pro forma net income (loss) was ($386) for the three-month period ended March 31, 1997 and $11,531 for 1996.


16. COMMITMENTS AND CONTINGENCIES

     The Company leases certain facilities and equipment under agreements expiring at various dates through 2018. At December 31, 1998, future minimum payments under noncancellable operating leases with initial or remaining terms in excess of one year were:

                                   OPERATING LEASES
                       ----------------------------------------
                        REAL ESTATE     EQUIPMENT       TOTAL
                       -------------   -----------   ----------
1999 ...............      $ 17,165        $1,458      $ 18,623
2000 ...............        17,467         1,080        18,547
2001 ...............        15,943           503        16,446
2002 ...............        16,126           184        16,310
2003 ...............        10,876            84        10,960
Thereafter .........       128,267            12       128,279
                          --------        ------      --------
   Total ...........      $205,844        $3,321      $209,165
                          ========        ======      ========

     Real estate lease commitments have been reduced by minimum sublease rental income of $7,173 due in the future under noncancellable subleases. Leases covering major items of real estate and equipment contain renewal and or purchase options. Rent expense, net of sublease income was $15,290 for 1998, $7,330 for the nine-month period ended December 31, 1997, $2,553 for the three-month period ended March 31, 1997, $8,495 for 1996.

     On March 30, 1998, the Company entered into a real estate lease agreement as lessee, accounted for as an operating lease, which expires on March 30, 2001. On or before the lease expiration date, the Company can exercise options to either renew the lease, purchase the property for $12,500, or sell the property on behalf of the lessor (the "sale option"). If the Company exercises the sale option, the Company must pay the lessor a residual guarantee amount of $10,894 on or before the lease expiration date, and at the time the property is sold, the Company must pay the lessor a supplemental rent in the amount of $1,606. Accordingly, the $12,500 has been included in the noncancellable real estate operating lease payments relating to the expiration of such lease.

     The Company is engaged in providing products and services under contracts with the U.S. government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The decline in the U.S. defense budget since the mid-1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Company's programs; however, in the event that U.S. government expenditures for products of the type manufactured by the Company are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

     Pursuant to the L-3 Acquisition Agreement, Holdings and L-3 Communications assumed certain on-site and off-site environmental liabilities related to events or activities occurring prior to the consummation of the L-3 Acquisition. Lockheed Martin retained all environmental liabilities for all facilities not used by the Predecessor Company as of April 1997 and fully indemnified Holdings for such pre-existing site environmental obligations. Lockheed Martin has also agreed, for the first eight years following April 1997 to pay 50% of all costs incurred by Holdings above those reserved for on the Company's balance sheet at March 31, 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years.

     Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

     The Company and the Predecessor Company have been periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position or results of operations of the Company.


17. PENSIONS AND OTHER EMPLOYEE BENEFITS

     The Company maintains a number of pension plans, both contributory and noncontributory, covering employees of certain locations. Eligibility for participation in these plans varies and benefits are generally based on the participant's compensation and/or years of service. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. Plan assets are invested primarily in U.S. government and agency obligations and listed stocks and bonds.

     The Company also provides postretirement medical and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table summarizes the balance sheet impact, as well as the benefit obligations, assets, funded status and rate assumptions associated with the pension and postretirement benefit plans.

                                                                                                POSTRETIREMENT
                                                                  PENSION PLANS                  BENEFIT PLANS
                                                           ---------------------------   -----------------------------
                                                               1998           1997            1998            1997
                                                           ------------   ------------   -------------   -------------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year ................    $ 198,431      $      --       $  18,880       $      --
Service cost ...........................................       10,717          5,109           1,288             466
Interest cost ..........................................       17,996          8,883           2,933             840
Actuarial loss .........................................       18,590          6,883           1,547             624
Acquisitions ...........................................      105,072        181,084          52,435          17,177
Benefits paid ..........................................      (10,323)        (3,528)         (1,821)           (227)
                                                            ---------      ---------       ---------       ---------
Benefit obligation at end of year ......................    $ 340,483      $ 198,431       $  75,262       $  18,880
                                                            ---------      ---------       ---------       ---------
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year .........    $ 173,450      $      --       $      --       $      --
Actual return on plan assets ...........................       22,059         11,539
Acquisitions ...........................................       93,822        165,339              --              --
Employer contributions .................................        9,494            100           1,821             227
Benefits paid ..........................................      (10,323)        (3,528)         (1,821)           (227)
                                                            ---------      ---------       ---------       ---------
Fair value of plan assets at end of year ...............    $ 288,502      $ 173,450       $      --       $      --
                                                            ---------      ---------       ---------       ---------
Funded status of the plans .............................    $ (51,981)     $ (24,981)      $ (75,262)      $ (18,880)
Unrecognized actuarial loss ............................       20,299          5,124           2,165             624
                                                            ---------      ---------       ---------       ---------
Net amount recognized ..................................    $ (31,682)     $ (19,857)      $ (73,097)      $ (18,256)
                                                            =========      =========       =========       =========
AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF:
Accrued benefit liability ..............................    $ (41,196)     $ (19,857)      $ (73,097)      $ (18,256)
Accumulated other comprehensive income .................        9,514             --              --              --
                                                            ---------      ---------       ---------       ---------
Net amount recognized ..................................    $ (31,682)     $ (19,857)      $ (73,097)      $ (18,256)
                                                            =========      =========       =========       =========
RATE ASSUMPTIONS:
Discount rate ..........................................         6.75%          7.25%           6.75%           7.25%
Rate of return on plan assets ..........................         9.00%          9.00%           n.a.            n.a.
Salary increases .......................................         4.50%          5.00%           4.50%           5.00%
Annual increase in cost of benefits ....................         n.a.           n.a.            6.50%           6.50%

     The annual increase in cost of benefits ("health care cost trend rate") is assumed to decrease gradually to a rate of 4.5% by the year 2001. Assumed health care cost trend rates have a significant effect on amounts reported for postretirement medical benefit plans. A one percentage point decrease in the assumed health care cost trend rates would have the effect of increasing the aggregate service and interest cost components and the postretirement medical obligations by $473 and $4,560, respectively. A one percentage point increase in the assumed health care cost trend rate would have the effect of decreasing the aggregate service and interest cost components and the postretirement medical obligations by $384 and $3,723, respectively.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table summarizes the components of net periodic pension and postretirement medical costs.

                                                                      POSTRETIREMENT
                                                PENSION PLANS          BENEFIT PLANS
                                           ------------------------ -------------------
                                               1998         1997       1998      1997
                                           ------------ ----------- --------- ---------
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost .............................  $  10,717    $  5,109    $1,288    $  466
Interest cost ............................     17,996       8,883     2,933       840
Expected return on plan assets ...........    (19,938)     (9,704)       --        --
Recognized actuarial (gain) loss .........        (25)         --         7        --
Recognition due to settlement ............       (376)         --        --        --
                                            ---------    --------    ------    ------
Net periodic benefit cost ................  $   8,374    $  4,288    $4,228    $1,306
                                            =========    ========    ======    ======

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $271,411, $251,228, and $228,856, respectively, as of December 31, 1998, and $118,751, $113,052, and $104,182, respectively, as of
December 31, 1997.

     In connection with the Company's assumption of certain plan obligations pursuant to the L-3 Acquisition, Lockheed Martin has provided the Pension Benefit Guaranty Corporation ("PBGC") with commitments to assume sponsorship or other forms of financial support under certain circumstances of the Company's pension plans for Communication Systems -- West and Aviation Recorders (the "Subject Plans"). In this connection, the Company has provided certain assurances to Lockheed Martin including, but not limited to, (i) continuing to fund the Subject Plans consistent with prior practices and to the extent deductible for tax purposes and, where appropriate, recoverable under U.S. government contracts, (ii) agreeing not to increase benefits under the Subject Plans without the consent of Lockheed Martin, (iii) restricting the Company from a sale of any business employing individuals covered by the Subject Plans if such sale would not result in reduction or elimination of the Lockheed Martin Commitment with regard to the specific plan and (iv) if the Subject Plans were returned to Lockheed Martin, granting Lockheed Martin the right to seek recovery from the Company of those amounts actually paid, if any, by Lockheed Martin with regard to the Subject Plans after their return. In addition, upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Lockheed Martin may exercise this right by giving 45 days prior written notice to the Company after the occurrence of such triggering events if it has concluded that the liabilities of the Subject Plans would increase unreasonably. As a result of a decrease in the PBGC-mandated discount rate in 1998 and the resulting increase in the underlying liability, one of such triggering events has occurred. The Company notified Lockheed Martin of this fact. In February 1999, Lockheed Martin informed the Company that it has no present intention to exercise its right to cause the Company to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans but L-3 Communications would be required to reimburse Lockheed Martin for these costs. To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Employee Savings Plans. Under its various employee savings plans, the Company matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contributions vary among the plans. Under these plans, the Company's matching contributions, in Holdings common stock or cash, for 1998 and nine-month period ended December 31, 1997 were $6,366 and $3,742, respectively.

18. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                        COMPANY
                                                           ---------------------------------
                                                             YEAR ENDED       NINE MONTHS
                                                            DECEMBER 31,         ENDED
                                                                1998       DECEMBER 31, 1997
                                                           -------------- ------------------
   Interest paid .........................................     $42,908          $21,245
   Income taxes paid .....................................         496              109
   Noncash transactions:
    Issuance of common stock .............................          --           45,000
    Savings plan employer matching contributions in common
      stock ..............................................         967               --

     Prior to the L-3 Acquisition, the Predecessor Company participated in the Lockheed Martin cash management system, under which all cash was received and all payments were made by Lockheed Martin. For purposes of the statement of cash flows, all transactions with Lockheed Martin were deemed to have been settled in cash at the time they were recorded by the Predecessor Company.


19. OTHER TRANSACTIONS WITH LOCKHEED MARTIN

     The Company and the Predecessor Company sell products to Lockheed Martin and its affiliates. Such net sales amounted to $70,401 for 1998 and $60,402 for the nine- month period ended December 31, 1997; $21,171 for the three-month period ended March 31, 1997 and $70,658 for 1996, respectively. Included in Contracts in Process are receivables from Lockheed Martin and its affiliates of $11,990 and $8,846 at December 31, 1998 and 1997, respectively.

     Lockheed Martin provides the Company information systems and other services and previously provided similar services to the Predecessor Company for which the Company and the Predecessor Company were charged $12,095, $13,690, $4,210, and $20,901 for 1998, the nine-month period ended December 31, 1997, the three-month period ended March 31, 1997 and the year ended December 31, 1996 respectively.

     The Predecessor Company relied on Lockheed Martin for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, contract administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the Predecessor Company, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same had the Predecessor Company been an independent entity.

     The amount of allocated corporate expenses to the Predecessor Company and reflected in these combined financial statements was estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Allocated costs were $5,208 for the three-month period ended March 31, 1997, and $10,057 for the year ended December 31, 1996.


20. SEGMENT INFORMATION

     The Company has two reportable segments, Secure Communication Systems and Specialized Communication Products. Secure Communication Systems consists of secure, high data rate

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

communications in support of military and other U.S. government reconnaissance and surveillance applications. Specialized Communication Products consists of the microwave components, avionics and ocean products, and telemetry, instrumentation and space products operations of the Company. See Note 1.

     The Company evaluates the performance of its operating divisions and reportable segments based on sales and operating income. All corporate expenses are allocated to the Company's divisions using an allocation methodology prescribed by U.S. government regulations for government contractors. Accordingly, all costs and expenses are included in the segment measure of profitability.

                                             SECURE       SPECIALIZED                ELIMINATION OF   CONSOLIDATED
                                         COMMUNICATION   COMMUNICATION                INTERSEGMENT     (COMBINED)
                                            SYSTEMS         PRODUCTS     CORPORATE        SALES          TOTAL
                                        --------------- --------------- ----------- ---------------- -------------
COMPANY

1998
----
Sales .................................     $493,188        $561,393                   $ (17,536)     $1,037,045
Operating income ......................       38,530          61,819                                     100,349
Total assets ..........................      368,891         797,469     $119,036                      1,285,396
Capital expenditures ..................        5,755          17,674                                      23,429
Depreciation and amortization .........       12,246          14,143                                      26,389
Goodwill amortization .................        5,441           8,525                                      13,966

Nine Months Ended December 31, 1997
-----------------------------------
Sales .................................     $309,143        $244,497                   $  (7,115)     $  546,525
Operating income ......................       25,800          30,056     $ (4,410)                        51,446
Total assets ..........................      265,959         290,244      140,779                        696,982
Capital expenditures ..................        5,534           6,400                                      11,934
Depreciation and amortization .........        9,646           6,803                                      16,449
Goodwill amortization .................        3,232           2,509                                       5,741

PREDECESSOR COMPANY

Three Months Ended March 31, 1997
---------------------------------
Sales .................................     $ 84,862        $ 74,399                   $    (388)     $  158,873
Operating income ......................          127           7,809                                       7,936
Total assets ..........................      402,867         203,345                                     606,212
Capital expenditures ..................        1,263           3,037                                       4,300
Depreciation and amortization .........        2,671           2,590                                       5,261
Goodwill amortization .................        2,424             105                                       2,529

1996
----
Sales .................................     $322,423        $221,336                   $    (678)     $  543,081
Operating income ......................       18,867          24,824                                      43,691
Total assets ..........................      390,492         200,107                                     590,599
Capital expenditures ..................        7,089           6,439                                      13,528
Depreciation and amortization .........       11,642           6,711                                      18,353
Goodwill amortization .................        9,486             300                                       9,786

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                      AND L-3 COMMUNICATIONS CORPORATION

      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Corporate assets not allocated to the reportable segments primarily include cash and cash equivalents, corporate office fixed assets, deferred income tax assets and deferred debt issuance costs. Corporate operating income for the nine-month period ended December 31, 1997 represents the non-recurring noncash charge recorded in April, 1997 related to the initial capitalization of the Company. See Note 11.

     Substantially all of the Company's operations are domestic. The Company's foreign operations are not material to the Company's results of operations, cash flows or financial position.

     Sales to principal customers are as follows:

                                                        COMPANY                    PREDECESSOR COMPANY
                                            -------------------------------   ------------------------------
                                                               NINE MONTHS     THREE MONTHS         YEAR
                                              YEAR ENDED          ENDED            ENDED           ENDED
                                             DECEMBER 31,     DECEMBER 31,       MARCH 31,      DECEMBER 31,
                                                 1998             1997             1997             1996
                                            --------------   --------------   --------------   -------------
U.S. government agencies ................     $  716,234        $434,020         $128,505         $425,033
Foreign governments .....................        100,911          12,090            2,017           19,239
Commercial export .......................         85,331          32,743           11,595           14,236
Other (principally U.S. commercial) .....        134,569          67,672           16,756           84,573
                                              ----------        --------         --------         --------
                                              $1,037,045        $546,525         $158,873         $543,081
                                              ==========        ========         ========         ========

21. UNAUDITED QUARTERLY FINANCIAL DATA
     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Unaudited summarized financial data by quarter for the years ended December 31, 1998 and 1997 is presented below.

                                                     COMPANY
                             --------------------------------------------------------
                              MARCH 31      JUNE 30      SEPTEMBER 30     DECEMBER 31
                             ----------   -----------   --------------   ------------
1998

Sales ....................    $186,564     $230,424        $291,312        $328,745
Operating income .........      14,093       19,458          30,068          36,730
Net income ...............       2,613        5,610          10,467          13,861
Basic EPS ................    $   0.13     $   0.24        $   0.38        $   0.51
Diluted EPS ..............    $   0.13     $   0.23        $   0.37        $   0.48

                                PREDECESSOR                      COMPANY
                                  COMPANY      --------------------------------------------
                                 MARCH 31,      JUNE 30(A)     SEPTEMBER 30     DECEMBER 31
                              --------------   ------------   --------------   ------------
1997

Sales .....................      $158,873        $168,030        $174,822        $203,673
Operating income ..........         7,936          10,711          17,854          22,881
Net income (loss) .........          (258)         (1,319)          5,276           8,348
Basic EPS .................        n.a.          $  (0.07)       $   0.26        $   0.42
Diluted EPS ...............        n.a.          $  (0.07)       $   0.26        $   0.42

----------
(a)  Includes a $4,410 ($0.22 per share) noncash compensation charge.

                               AYDIN CORPORATION


         Consolidated Financial Statements as of and for the year ended
                               December 31, 1998

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Aydin Corporation


We have audited the consolidated balance sheet of Aydin Corporation and subsidiaries as of December 31, 1998 and the related consolidated statements of operations and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aydin Corporation and subsidiaries as of December 31, 1998 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
February 19, 1999
Except for Note O as to
which the date is March 1, 1999

                               AYDIN CORPORATION

                     CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1998
                                                               -----------------
Net sales ...................................................   $  77,888,000
Costs and expenses
 Cost of sales
   Contract arbitration and related .........................      19,814,000
   Other ....................................................      59,724,000
 Selling, general and administrative ........................      21,496,000
 Research and development ...................................       1,502,000
 Interest income, net .......................................        (701,000)
 Restructuring costs ........................................       1,548,000
 Environmental remediation costs ............................         511,000
 Gain on sale of divisions ..................................      (5,608,000)
                                                                -------------
 Total costs and expenses ...................................      98,286,000
Loss from continuing operations before income taxes .........     (20,398,000)
Income tax recovery .........................................        (750,000)
                                                                -------------
Loss from continuing operations .............................     (19,648,000)
Discontinued operations
 Loss from operations of discontinued division ..............      (4,069,000)
 Loss on disposal of discontinued division ..................      (2,590,000)
                                                                -------------
 Total loss from discontinued operation .....................      (6,659,000)
                                                                -------------
Net loss ....................................................   $ (26,307,000)
                                                                =============
Loss per common and common equivalent share --
 Continuing operations --
   Basic ....................................................          $(3.77)
                                                                       ======
   Fully diluted ............................................          $(3.77)
                                                                       ======
 Discontinued operation --
   Basic ....................................................          $(1.28)
                                                                       ======
   Fully diluted ............................................          $(1.28)
                                                                       ======
 Net loss
   Basic ....................................................          $(5.05)
                                                                       ======
   Fully diluted ............................................          $(5.05)
                                                                       ======

                               AYDIN CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                                                               DECEMBER 31,
                                                                                   1998
                                                                              -------------
                                     ASSETS
Current assets
 Cash and cash equivalents ................................................   $ 5,861,000
 Restricted cash and investment securities ................................     3,589,000
 Accounts receivable, net of allowances for doubtful accounts of $681,000 .    21,738,000
 Unbilled revenue .........................................................    26,128,000
 Inventories, net of obsolesence allowances of $176,000 ...................    10,361,000
 Prepaid expenses and other ...............................................     1,378,000
                                                                              -----------
   Total Current Assets ...................................................    69,055,000
Property, Plant and Equipment, at cost, net of accumulated depreciation and
 amortization of $20,903,000 ..............................................    12,587,000
Other assets ..............................................................       483,000
                                                                              -----------
   Total Assets ...........................................................   $82,125,000
                                                                              ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term bank debt .....................................................   $   133,000
 Accounts payable .........................................................     4,859,000
 Accrued liabilities:
   Compensation ...........................................................     3,370,000
   Other ..................................................................     5,448,000
Contract billings in excess of recognized revenues ........................     2,279,000
Accrued and deferred income taxes .........................................       382,000
                                                                              -----------
  Total Current Liabilities ...............................................    16,471,000
Deferred Income Taxes .....................................................       905,000
Other Liabilities .........................................................     1,181,000
Stockholders' Equity:
 Common stock, par value $1 -- authorized, 7,500,000 shares; issued and
   outstanding, 1998 -- 5,220,900 shares ..................................     5,221,000
 Additional paid-in capital ...............................................     3,243,000
 Retained earnings ........................................................    55,104,000
                                                                              -----------
  Total Stockholders' Equity ..............................................    63,568,000
                                                                              -----------
Total Liabilities and Stockholders' Equity ................................   $82,125,000
                                                                              ===========

                               AYDIN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED
                                                                             DECEMBER 31, 1998
                                                                            ------------------
OPERATING ACTIVITIES
 Net loss .................................................................   $  (26,307,000)
 Adjustments to reconcile net loss to net cash provided (used) by operating activities:
   Loss from discontinued operation .......................................        4,069,000
   Loss from disposal of discontinued operation ...........................        2,590,000
   Gain on sale of divisions ..............................................       (5,608,000)
   Depreciation and amortization ..........................................        1,985,000
   Deferred income taxes ..................................................          573,000
 Changes in other operating assets and liabilities, net:
   Accounts receivable ....................................................       (1,506,000)
   Unbilled revenue .......................................................       12,490,000
   Contract billings in excess of recognized revenues .....................         (183,000)
   Inventories ............................................................        1,503,000
   Prepaid expenses and other .............................................        3,983,000
   Accounts payable .......................................................       (2,412,000)
   Accrued liabilities ....................................................        3,730,000
   Other long-term liabilities ............................................          233,000
   Accrued income taxes ...................................................       (3,616,000)
   Other ..................................................................         (547,000)
                                                                              --------------
   Net cash used by continuing operations .................................       (9,023,000)
   Net cash provided by discontinued operations ...........................          685,000
                                                                              --------------
 Cash used by operating activities ........................................       (8,338,000)
INVESTING ACTIVITIES
   Proceeds from sale of divisions ........................................        9,202,000
   Purchase of property, plant, and equipment .............................       (1,410,000)
   Equipment purchases of discontinued operation ..........................          (36,000)
                                                                              --------------
   Cash provided by investing activities ..................................        7,756,000
FINANCING ACTIVITIES
   Proceeds from exercise of stock options ................................          114,000
   Net short-term borrowings ..............................................          (67,000)
                                                                              --------------
   Cash provided by financing activities ..................................           47,000
                                                                              --------------
DECREASE IN CASH AND CASH EQUIVALENTS .....................................         (535,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ............................        9,985,000
                                                                              --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..................................   $    9,450,000
                                                                              ==============

                               AYDIN CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.


CONTRACT ACCOUNTING

     Revenue on long-term type contracts which are greater than $100,000 is generally recorded on the percentage-of-completion method. For such contracts, a portion of the total contract price is included in sales in the proportion that costs incurred to date bear to total estimated costs at completion. The impact of periodic revisions in costs and estimated profit is reflected in the accounting period in which the facts become known.

     For all other contracts, revenue is recognized upon completion of the contract or upon shipment of identifiable units. The entire amount of ultimate losses estimated to be incurred upon completion of contracts is charged to income when such losses become known.

     Contract progress billings are based upon contract provisions for customer advance payments, contract costs incurred, and completion of specified contract objectives. Progress billing balances at December 31, 1998 amounted to $2,092,000. Progress billings are netted against unbilled revenue on the consolidated balance sheet. Contracts may provide for customer retainage of a portion of amounts billed until contract completion. All contract retainage of $370,000 at December 31, 1998 matures in 1999. Contract retainage is included on the consolidated balance sheet as part of accounts receivable. Substantially all of the accounts receivable and unbilled revenue balances at December 31, 1998 are expected to be collected during 1999, although collection of the unbilled revenue is dependent upon the Company meeting performance milestones.


USE OF ESTIMATES

     In preparing its financial statements in accordance with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expense during the reported periods. Actual results could differ from those estimates. One such area where the use of estimates could have a significant impact on future results is estimated costs at completion and, in some cases, contract value on the Company's larger long-term type contracts. During 1998, changes to these estimates on the Company's larger long-term type contracts had no negative significant aggregate impact, except for a contract with the Government of Turkey to develop a Turkish mobile radar complex ("TMRC"). For TMRC contract, there was a negative impact in 1998 of approximately $21.5 million pre-tax resulting from increases of estimates of costs to complete the contract. Of this amount, approximately $19.8 million resulted from the arbitration award to Lockheed Martin Tactical Systems, Inc. and other contract costs (described in Note B) booked in the first quarter and $1.7 million related to subsequent increases to estimated costs at completion. Other areas where use of estimates could have a significant impact on future results are inventory obsolescence, accounts receivable bad debts, warranties, claims and litigation.


CASH AND CASH EQUIVALENTS

     The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalent balances at December 31, 1998 amounted to $5,861,000. All of this cash and cash equivalents is in high quality banks.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Restricted cash and investment securities at December 31, 1998 represents interest bearing cash collateral required to be maintained against letters of credit. Approximately $2.8 million of the Company's total cash (restricted and non-restricted) balances at December 31, 1998 were in foreign banks in Turkey. Almost all of this cash in Turkey is in dollar denominated instruments. As a result, there is no material effect of exchange rate changes on cash balances.


INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) and average cost method which approximates FIFO.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash equivalents and receivables. The carrying amounts of these instruments approximate their market value.


DEPRECIATION AND AMORTIZATION

     Depreciation is provided by the straight-line method over the estimated useful lives of the depreciable assets. Amortization of leasehold improvements under operating leases is provided over the terms of the related leases or the asset lives, if shorter. Buildings are depreciated over lives ranging up to 35 years. Machinery and equipment is depreciated over useful lives ranging from 3 to 5 years. Accelerated methods are used for tax purposes.


ADVERTISING, RESEARCH AND DEVELOPMENT COSTS AND INTEREST EXPENSE

     The Company expenses advertising costs and research and development costs as incurred. Advertising costs were $333,000 for 1998. Interest expense for the year 1998 amounted to $380,000. Interest paid for the year 1998 amounted to $1,079,000.


INCOME TAXES

     The Company accounts for income taxes on the liability method in accordance with Statement of Financial Accounting Standards (SAS) No. 109, "Accounting for Income Taxes."


FOREIGN CURRENCY TRANSLATION

     Balance sheet accounts of the Company's United Kingdom subsidiary (most of which business was sold during 1998 as part of the discontinued Displays Division described in Note C) were translated from the local currency into U.S. dollars at year-end rates while income and expenses were translated at the weighted average exchange rate for the year. The resulting unrealized net translation losses were shown as a separate component of stockholders' equity in years prior to 1998. These translation losses became realized in 1998 and were written off as part of the loss on the sale of the discontinued operation. The translation effects of the Turkish subsidiary are reflected in the statements of operations because of the high inflation in the Turkish economy. Pretax income includes foreign currency translation losses relating to the Turkish subsidiary of $148,000 for 1998.


EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average common shares

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Weighted average shares outstanding for 1998 were 5,215,331.

     The number of shares to be purchased from outstanding stock options were not included in the computation of 1998 diluted loss per share. The number of shares and the corresponding weighted average exercise prices for each period are shown in Note I. Also, warrants for 200,000 shares at a weighted exercise price of $12.65 were not included in the computation of loss per share for these periods.


WARRANTY COSTS

     The usual warranty period on the Company's contracts and products is one year, which is provided for in warranty accruals.


LONG-LIVED ASSETS

     The Company continually reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows. Impairments would be recognized in operating results if a permanent dimunition in value had occurred.


NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" which the Company adopted in 1998 with no resulting material impact on the financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which was adopted in 1998. See note N for this disclosure.


NOTE B--CONTRACT ARBITRATION

     As previously reported in 1998, the Company previously submitted to arbitration its dispute with a subcontractor (Lockheed Martin Tactical Systems, Inc.) on the TMRC contract with the Government of Turkey. On April 10, 1998, the arbitration panel awarded Lockheed $17,162,000 plus interest. As of December 31, 1998, the award and interest was paid in full. The consolidated statement of operations caption "Cost of sales-contract arbitration and related" includes this charge as well as other related costs on the TMRC contract aggregating $19,814,000.


NOTE C--SALE OF DIVISIONS

     In November 1998, the Company sold its Displays Division business segment pursuant to a plan adopted in the third quarter 1998. The current and prior period results of the Displays Division are reported in the accompanying financial statements in the discontinued operations categories. The Displays Division was sold for a cash payment of approximately $6.4 million. The sale resulted in a loss of $1,390,000, and an operating loss of $1,200,000 (pre-tax and after tax) was incurred during the fourth quarter phase out period. These losses included accruals of $570,000 at December 31, 1998 for estimated costs in connection with the sale, including severance, employee incentives and legal fees. The net assets sold consisted primarily of inventories and accounts receivable. Summarized results of the Displays Division for the year ended December 31, 1998 were as follows:

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Net sales .............................................     $ 13,326,000
   Costs and expenses ....................................       17,395,000
                                                               ------------
   Loss before income taxes ..............................       (4,069,000)
   Provision (benefit) for income taxes ..................               --
                                                               ------------
   Net loss from discontinued operations .................       (4,069,000)
   Loss from sale of discontinued operations .............       (2,590,000)
                                                               ------------
   Total loss related to discontinued operations .........     $ (6,659,000)
                                                               ============

     In October 1998, the Company sold the West Coast Microwave Division component of its Communications segment for a cash payment of approximately $8.8 million. The sale resulted in a gain of $5.6 million (pre-tax and after tax) which is reported in the accompanying statement of operations.


NOTE D--INVENTORIES

     Inventories consist of:

   Raw materials ............   $ 4,810,000
   Work in process ..........     4,593,000
   Finished product .........       958,000
                                -----------
                                $10,361,000
                                ===========

NOTE E--PROPERTY, PLANT, AND EQUIPMENT

     The Company's investment in property, plant, and equipment is shown below.

   Land ...................................................   $ 1,456,000
   Buildings ..............................................     9,511,000
   Machinery and equipment ................................    22,523,000
                                                              -----------
                                                               33,490,000
   Less accumulated depreciation and amortization .........    20,903,000
                                                              -----------
                                                              $12,587,000
                                                              ===========

NOTE F--CREDIT ARRANGEMENT

     At December 31, 1998, $7.2 million of letters of credit were outstanding for various foreign contracts under a credit line which is renewable annually. The letters of credit have been issued to foreign entities principally to guarantee performance under contracts or the return of advance payments. The Company's real estate has been pledged as security against these letters of credit which carry a commission rate of 1.5% annually. At December 31, 1998 the Company is in default of certain financial covenants against this agreement. The bank has placed a prospective $5 million limit on this credit line. As a result, new letters of credit cannot be issued until existing ones are liquidated to bring the current balance under $5 million.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Also at December 31, 1998 there was a $7 million of letter of credit balance open with a foreign bank for the completion of the Company's TMRC contract with the Government of Turkey. Cash collateral of $2.5 million was on deposit with this bank at December 31, 1998 as security for this letter of credit which carries a commission rate of .8%. This letter of credit was originally $49 million in 1990. The letter of credit has been liquidated in the past based on collections against the contract. The customer is currently requesting that further liquidation of the balance ($7 million) be based on progress by the Company in satisfying certain remaining contractual obligations rather than collections against the contract. The Company is currently seeking an appropriate source to establish a replacement letter of credit along the lines requested by the customer.

     In addition, there was an outstanding letter of credit against a foreign contract at December 31, 1998 for approximately $1 million which was 100% secured with cash collateral.

     The weighted average interest rates on short-term borrowings outstanding at December 31, 1998 were 10%. Subsequent to year end, all short-term borrowings were paid off.


NOTE G--ENVIRONMENTAL REMEDIATION

     The Company, along with others, was responsible for the costs of cleanup under an order of the State of California at a site leased by the Company prior to 1984. Cleanup of the site was completed during 1996 and site monitoring over a thirty (30) year period commenced in 1997. The estimated site monitoring costs to be expended over the remaining 28 year period are $2.9 million, or approximately $105,000 per year. The amount to be paid has been included in the accompanying consolidated balance sheet as an other (non current) liability discounted at 7% to the expected payment dates.


NOTE H--STOCKHOLDERS' EQUITY

     The changes in common stock, additional paid-in capital, and retained earnings during the year 1998 were as follows:

                                                                     COMMON      ADDITIONAL
                                                                     STOCK        PAID-IN        RETAINED
                                                                     PAR $1       CAPITAL        EARNINGS
                                                                 ------------- ------------- ----------------
  Balance, December 31, 1997
    (5,208,800 common shares) ..................................  $5,209,000    $3,141,000    $  81,411,000
  Issuance of 1,136 shares pursuant to a stock grant ...........       1,000        18,000               --
  Issuance of 11,000 shares in payment of employee
    bonuses ....................................................      11,000        84,000               --
  Net loss .....................................................          --            --      (26,307,000)
                                                                  ----------    ----------    -------------
  Balance, December 31, 1998 (5,220,936 common shares) .........  $5,221,000    $3,243,000    $  55,104,000
                                                                  ==========    ==========    =============

NOTE I--STOCK OPTIONS AND WARRANTS

     Pursuant to stock option plans, the Company has granted certain officers, directors, and key employees options to purchase shares of its common stock. Options granted under the plans must have an option price determined by the Board of Directors, but in any event, not less than the fair market value of the stock on the date of grant. Generally, options become exercisable one-fourth annually beginning one year after grant, on a cumulative basis, and expire ten years after grant.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     There is no charge to income with respect to stock options under the plans. A summary of the changes in options during 1998 follows:

                                                                                 SHARES
                                            SHARES UNDER   WEIGHTED AVERAGE   AVAILABLE FOR
                                               OPTION       EXERCISE PRICE       OPTION
                                           -------------- ------------------ --------------
 At December 31, 1997 ....................     496,113          $10.89           245,797
 Options granted:
  Option plan ............................     325,400          $ 9.25          (325,400)
 Options cancelled .......................    (396,963)         $10.85           396,963
 Cancellations of authorizations .........          --              --            (9,322)
                                              --------          ------          --------
 At December 31, 1998 ....................     424,550          $ 9.67           308,038
                                              ========          ======          ========

     The following table summarizes information concerning currently outstanding and exercisable stock options:

                                 TOTAL SHARES UNDER OPTION                 SHARES EXERCISABLE
                        --------------------------------------------   --------------------------
                                           WEIGHTED-
                                            AVERAGE       WEIGHTED-                     WEIGHTED-
                                           REMAINING       AVERAGE                       AVERAGE
       RANGE OF             NUMBER        CONTRACTUAL      EXERCISE        NUMBER       EXERCISE
    EXERCISE PRICE       OUTSTANDING     LIFE (YEARS)       PRICE       EXERCISABLE       PRICE
---------------------   -------------   --------------   -----------   -------------   ----------
   $ 8.00 -- $12.00        411,300      9.2                 $ 9.54         30,431        $10.30
   $12.01 -- $16.75         13,250      8.7                 $13.59          8,770        $13.20
                           -------                                         ------
                           424,550                                         39,201
                           =======                                         ======

     The Company has adopted only the disclosure provisions of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (FAS
123). It applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than restricted stock. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by FAS 123, the Company's net income and earnings per share would be reduced to the pro forma amounts indicated below :

   NET LOSS ...............   As reported       $ (26,307,000)
                              Pro-forma         $ (27,366,000)
   LOSS PER SHARE .........   As reported       $       (5.05)
                              Pro-forma         $       (5.25)

     These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before 1995. The fair value of each option grant is estimated on the date of grant using the Black-Sholes options-pricing model with the following weighted-average assumptions used for grants in 1998: dividend yield of 0 percent for all years; expected volatility of 27.9 percent; risk-free interest rates of 5.36 percent; and expected lives of 5 to 10 years.

     In May 1997, the Company issued warrants with three year expiration dates for 200,000 shares of its common stock at exercise prices of $12.10 and $13.20 per share. These warrants remain outstanding and have had no impact on the Company's earnings per share calculations.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE J--TAXES ON INCOME

     The recovery of income taxes is shown below. The recovery represents tax loss carrybacks to earlier years, utilization of foreign tax credits, and other items.

                              FEDERAL        STATE      FOREIGN          TOTAL
                         ----------------   -------   -----------   --------------
   Current ...........     $   (693,000)    0          $516,000       $ (177,000)
   Deferred ..........         (573,000)    0                 0         (573,000)
                           ------------     -------    --------       ----------
                           $ (1,266,000)    0          $516,000       $ (750,000)
                           ============     =======    ========       ==========

     The components of deferred income tax balances follow.

   Federal net operating loss carryforward ..............    $  4,984,000
   Valuation reserve against net operating loss .........      (4,984,000)
   Contract accounting ..................................         835,000
   Excess of tax over book depreciation .................       1,306,000
   Inventory valuation ..................................        (163,000)
   Environmental clean-up ...............................        (402,000)
   Other, net ...........................................      (1,099,000)
                                                             ------------
   Total Deferred Liability .............................    $    477,000
                                                             ============

     A reconciliation between the federal statutory rate and the effective income tax rate (computed by dividing income taxes by income before income taxes) is as follows:

   Federal statutory rate .................................................     (34.0)%
   Effects of higher foreign income taxes, including dividends of a foreign
     subsidiary and foreign tax credits ...................................      13.6
   Valuation allowance due to net operating loss ..........................      18.4
   Other, net .............................................................       (.8)
                                                                                -----
   Effective income tax rate ..............................................      (2.8)%
                                                                                =====

     Income tax refunds, net of payments, amounted to $1,802,000 in 1998.

     At December 31, 1998 the Company had available approximately $14.7 million of unused net operating losses which expire in 20 years and approximately $2.1 million of unused foreign tax credits which expire in 2002. Pre-tax income from foreign operations is shown under Note K below.

NOTE K--NATURE OF OPERATIONS, EXPORT SALES, MAJOR CUSTOMERS, AND
FOREIGN OPERATIONS

     The Company designs, engineers, manufactures, markets, distributes, and installs technologically advanced communications products and systems which are sold worldwide. Aydin generates approximately 30% of its sales from standard products and systems and the balance of its sales from custom-designed systems and equipment based on customers' specific requirements. Aydin offers a broad range of products due to its ability to combine analog microwave engineering methods with digital techniques and software.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Export sales by geographic area are as follows:

   Asia .......................   $ 3,075,000
   Africa .....................     3,235,000
   Europe .....................    15,425,000
   North America ..............     1,982,000
   South America ..............     1,116,000
   Other ......................        39,000
                                  -----------
   Total export sales .........   $24,872,000
                                  ===========

     The U.S. Government and the Government of Turkey were the only customers to whom sales exceeded 10% of consolidated sales during any of the past three years. Sales to U.S. Government agencies, principally the Department of Defense, amounted to $26,567,000 in 1998. Sales to the Government of Turkey amounted to $9,575,000 in 1998. Foreign assets included in the consolidated balance sheet amounted to $10.9 million at December 31, 1998. Of $2.8 million at December 31, 1998 are cash and short-term investments of the Company's Turkish subsidiary consisting primarily of U.S. dollar denominated interest-bearing time deposits. Foreign sales and pretax loss for 1998 were $5.7 million and $7.4 million, respectively. Most of the loss was from increases in estimated costs at completion on the TMRC contract with the Government of Turkey at the Turkish subsidiary.


NOTE L--RESTRUCTURING COSTS

     During the first quarter of 1998 the Company recorded a restructuring charge of $1.5 million as a result of a decision to close its Raytor Division ($961,000) and downsize the corporate staff ($587,000) in line with expected declines in backlog and sales levels. The restructuring was completed during the third quarter. Of the total charge of $1.5 million, approximately $.6 million was for cash outlays and $.9 million was for non-cash asset write-offs. The major charges consisted of: severance benefits for 60 employees ($.6 million); facility exit costs ($.2 million); and write-offs of inventory, equipment, and receivables ($.7 million).


NOTE M--COMMITMENTS AND CONTINGENCIES

     The Company's contracts with the U.S. Government are subject to audit by the government and price adjustment under certain circumstances. The Company also has receivables due from the U.S. Government on certain contracts whose collectability is dependent on the Company prevailing in its positions. Management believes it has sufficient reserves to cover such matters. However, unfavorable outcomes could have a material impact on future results of operations.

     Future annual minimum rental payments required under operating leases that have lease terms in excess of one year at December 31, 1998 are $45,000 for each of the years 1999 through 2003.


NOTE N--SEGMENT REPORTING

     Aydin adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, during the fourth quarter of 1998. SFAS No. 131 established standards for reporting information about the operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company's current chief operating decision maker is the President and Chief Operating Officer, formerly it was the Chief Executive Officer. The operating segments are managed separately by operating unit heads reporting to the chief operating decision maker.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Company's reportable operating segments include the Telemetry Division, the Communications Division and the Turkish Operations. The Telemetry segment designs, manufactures and markets components and systems worldwide for flight and ground testing for military and commercial applications. The Communications segment designs, manufactures and markets data and voice communication systems and products worldwide for commercial and military markets. The Turkish segment consists of the 100% owned Turkish subsidiary (Aydin Yazilim) and includes a US support program office. This segment designs, manufactures and markets a range of communications products. This segments main area of business is the design and manufacture of a command, control and communications system (the TMRC program) for the Turkish military. The other segment manufactures and markets printed circuit boards used in commercial products.

     The accounting policies used for the operating segments are the same as those described in the summary of significant accounting policies in Note A.

                                                   COMMUNI-         TURKISH
                                    TELEMETRY       CATIONS       OPERATIONS        OTHER           TOTAL
                                 -------------- -------------- ---------------- ------------- ----------------
   1998
   Net sales from external
     customers .................  $43,818,000    $16,434,000    $   9,575,000    $3,013,000    $  72,840,000
   Net sales-intersegment ......           --         69,000               --     1,014,000
   Depreciation ................      572,000        468,000          383,000       124,000        1,547,000
   Interest income .............           --             --          577,000            --          577,000
   Interest expense ............           --             --               --            --                0
   Pre-tax income (loss) .......    1,460,000       (134,000)     (22,122,000)      436,000      (20,360,000)
   Segment assets ..............   33,531,000     20,003,000       19,252,000     2,018,000       74,804,000
   Capital expenditures ........      335,000        368,000          392,000       306,000        1,401,000

     A reconciliation of the totals reported for the operating segments to the applicable lines in the consolidated financial statements is as follows:

                                                         DISPOSED DIVISIONS
                                                   -------------------------------
                                                                    ACCOUNTED FOR
                                                                   AS DISCONTINUED
                                      REPORTABLE                      OPERATION      ELIMINATIONS     CONSOLIDATED
                                    SEGMENT TOTAL       TOTAL            (A)          & CORPORATE         TOTAL
                                   --------------- -------------- ---------------- ---------------- ----------------
   1998
   Net sales from external
     customers ...................  $  72,840,000   $ 20,345,000   $ (13,326,000)    $ (1,971,000)   $  77,888,000
   Depreciation ..................      1,547,000        407,000        (174,000)          31,000        1,811,000
   Interest income ...............        577,000                                         504,000        1,081,000
   Interest expense ..............              0                                         380,000          380,000
   Pre-tax income (loss) .........    (20,360,000)    (6,718,000)      6,659,000           21,000      (20,398,000)
   Segment assets ................     74,804,000        846,000                        6,475,000       82,125,000
   Capital expenditures ..........      1,401,000        135,000         (36,000)         (90,000)       1,410,000

(A) Represents amount pertaining to the Displays Division sold in November 1998. These amounts have been included in the discontinued operations classifications in the financial statements.

                               AYDIN CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE O--SUBSEQUENT EVENT

     On March 1, 1999, Aydin entered into an Agreement and Plan of Merger among Aydin, L-3 and Angel Acquisition Corporation, a wholly owned subsidiary of L-3 ("Angel"), pursuant to which Angel launched a tender offer on March 5, 1999 to acquire all the issued and outstanding common stock of Aydin for $13.50 per share of common stock. L-3 and Angel expect to complete the tender offer and acquisition in April 1999.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES


                              Unaudited Condensed
                       Consolidated Financial Statements
                        As of June 30, 1998 and for the
                    Six Months Ended June 30, 1998 and 1997

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1998

                                     ASSETS
Current Assets
 Cash .............................................................                     $    197,000
 Accounts receivable, less allowance for doubtful accounts of
   $582,000........................................................                       25,931,000
 Inventories ......................................................                       28,174,000
 Unbilled costs ...................................................                        5,259,000
 Deferred income tax benefit ......................................                        6,100,000
 Prepaid expenses and other .......................................                        2,596,000
                                                                                        ------------
 Total current assets .............................................                       68,257,000
Property, plant and equipment--at cost                                 $ 15,663,000
 Less accumulated depreciation and amortization ...................      (2,782,000)      12,881,000
                                                                       ------------
Deferred Income Tax Benefit .......................................                          927,000
Intangible Assets--net ............................................                       78,035,000
Other Assets ......................................................                          366,000
                                                                                        ------------
                                                                                        $160,466,000
                                                                                        ============
                       LIABILITIES AND STOCKHOLDERS'EQUITY
Current Liabilities
 Current maturities of long-term debt .............................                     $  6,250,000
 Accounts payable .................................................                       12,428,000
 Accrued expenses and other liabilities ...........................                       21,808,000
                                                                                        ------------
 Total current liabilities ........................................                       40,486,000
Long-term debt, less current maturities ...........................                       69,745,000
Postretirement benefits liability .................................                       25,500,000
Pension benefits liability ........................................                        4,731,000
Other liabilities .................................................                          435,000
Commitments and contingencies
Stockholders' equity
 Preferred stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 38,010 shares, at stated value .........    $  3,801,000
 Common stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 99,000 shares ..........................             990
 Additional paid-in capital .......................................       2,422,010
 Carryover basis adjustment .......................................      (2,151,000)
 Net earnings .....................................................      15,785,000
 Cumulative translation adjustment ................................        (289,000)      19,569,000
                                                                       ------------     ------------
                                                                                        $160,466,000
                                                                                        ============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

                                                                        SIX MONTHS ENDED JUNE 30,
                                                                     --------------------------------
                                                                           1998             1997
                                                                     ---------------   --------------
Net revenues .....................................................    $105,505,000      $ 50,782,000
Cost of goods sold ...............................................      76,429,000        33,929,000
                                                                      ------------      ------------
Gross profit .....................................................      29,076,000        16,853,000
                                                                      ------------      ------------
Operating expenses
 Selling, general and administrative .............................      14,132,000         5,525,000
 Engineering, research and development ...........................       3,853,000         3,942,000
                                                                      ------------      ------------
 Actuarial and other changes to postretirement and defined benefit
   pension plans .................................................              --        (2,663,000)
                                                                      ------------      ------------
                                                                        17,985,000         6,804,000
                                                                      ------------      ------------
 Earnings from operations ........................................      11,091,000        10,049,000
                                                                      ------------      ------------
 Other income (expenses)
 Interest expense, net ...........................................      (4,951,000)         (554,000)
   Earnings before income taxes ..................................       6,140,000         9,495,000
Income tax expense ...............................................       2,272,000         2,460,000
                                                                      ------------      ------------
   Net earnings ..................................................    $  3,868,000      $  7,035,000
                                                                      ============      ============

The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                             SIX MONTHS ENDED JUNE 30,
                                                                        -----------------------------------
                                                                              1998               1997
                                                                        ---------------   -----------------
Cash flows from operating activities
 Net earnings .......................................................    $  3,868,000       $   7,035,000
 Adjustments to reconcile net earnings to net cash provided by operating activities
 Depreciation and amortization ......................................       2,559,000             529,000
 Changes in operating assets and liabilities, net of effect of acquisition of SPD Technologies Inc.
   Accounts receivable ..............................................      (6,544,000)         (2,868,000)
   Inventories ......................................................       7,036,000            (386,000)
   Unbilled costs ...................................................        (644,000)            827,000
 Prepaid expenses and other .........................................        (793,000)           (511,000)
 Accounts payable ...................................................       1,332,000            (618,000)
 Pension and postretirement benefits liability ......................      (1,033,000)         (2,956,000)
 Accrual expenses and other liabilities .............................       1,776,000             880,000
Income taxes payable ................................................       1,284,000             703,000
                                                                         ------------       -------------
Net cash provided by operating activities ...........................       8,841,000           2,635,000
                                                                         ------------       -------------
Cash flows from investing activities
 Acquisition of SPD Technologies Inc., net of cash acquired .........        (791,000)                 --
 Capital expenditures ...............................................      (2,950,000)           (914,000)
                                                                         ------------       -------------
   Net cash (used in) investing activities ..........................      (3,741,000)           (914,000)
                                                                         ------------       -------------
Cash flows from financing activities
Proceeds from the issuance of common and preferred stock ............           1,000                  --
Principal payments on short-term debt ...............................      (2,955,000)         (1,978,000)
Principal payments on long-term debt ................................      (2,500,000)           (750,000)
                                                                         ------------       -------------
   Net cash (used in) financing activities ..........................      (5,454,000)         (2,728,000)
                                                                         ------------       -------------
   Net (decrease) in cash ...........................................    $   (354,000)      $  (1,007,000)
                                                                         ============       =============

The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     SPD Technologies Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and market electrical power delivery systems and components and vehicular control systems, focused on switching and distribution and frequency and voltage conversion for military, commercial marine, rail transportation, utility and commercial specialty markets in the United States and overseas. SPD's products encompass the entire electrical distribution (power delivery) system utilized on self-contained power systems such as ships and rail cars.

     In January 1997, SPD Holdings Inc., a company formed by an investor group and certain minority stockholders of SPD Technologies Inc., the predecessor company, acquired all of the outstanding stock of the Company. The acquisition was accounted for as a purchase and was financed by the issuance of common and preferred stock and bank borrowings. As a result of certain minority shareholders of the predecessor company acquiring ownership in SPD Holdings Inc., the Company recorded a carryover basis adjustment to stockholders' equity of $(2,151,000). During 1997, SPD Holdings Inc. changed its name to SPD Technologies Inc.

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the years ended December 31, 1997 and 1998. For further information, refer to the financial statements and footnotes thereto included in the Company's financial statements for the year ended December 31, 1997.


NOTE B--INVENTORIES

     Inventories and inventoried costs relating to long-term contracts consist of the following:

                                                                            JUNE 30, 1998
                                                                            -------------
     Materials and purchased parts ......................................    $10,730,000
     Work-in-process, primarily on U.S. Government contracts ............     24,064,000
     Finished goods .....................................................      1,703,000
                                                                             -----------
                                                                              36,497,000
     Less progress billings related to long-term contracts and programs .      8,323,000
                                                                             -----------
                                                                             $28,174,000
                                                                             ===========

     Under the contractual arrangements by which progress payments are received, the United States government asserts that it has a security interest in the contracts in process identified with the related contracts.


NOTE C--SUBSEQUENT EVENT

     Pursuant to a definitive agreement entered into on July 2, 1998, L-3 Communications Corporation acquired the stock of the Company on August 13, 1998 for $230,000,000, subject to adjustment based on closing net assets, as defined. In connection with the sale of the Company, as provided for in the Company's stock option plan, on August 13, 1998 the vesting date for all outstanding stock options of the Company was accelerated and the Company recorded a related $22,078,000 pre-tax compensation charge.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES


                     Consolidated Financial Statements and
                        Report of Independent Certified
                              Public Accountants


                               December 31, 1997

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
SPD Technologies Inc.:

     We have audited the accompanying consolidated balance sheet of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPD Technologies Inc. and Subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        /s/ Grant Thornton LLP

New York, New York
February 25, 1998

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997


                                    ASSETS

Current assets
 Cash .............................................................                      $    551,230
 Accounts receivable, less allowance for doubtful accounts of
   $772,000........................................................                        19,791,544
 Inventories ......................................................                        35,209,738
 Unbilled costs ...................................................                         4,616,034
 Deferred income tax benefit ......................................                         6,100,000
 Prepaid expenses and other .......................................                         1,219,101
                                                                                         ------------
   Total current assets ...........................................                        67,487,647
Property, plant and equipment--at cost
 Land .............................................................    $    150,651
 Building and improvements ........................................         826,754
 Machinery and equipment ..........................................       8,701,809
 Furniture and fixtures ...........................................         783,851
 Leasehold improvements ...........................................       2,469,130
                                                                       ------------
                                                                         12,932,195
 Less accumulated depreciation and amortization ...................      (1,626,808)       11,305,387
                                                                       ------------      ------------
Deferred income tax benefit .......................................                           927,466
Intangible assets--net ............................................                        78,434,265
Other assets ......................................................                           726,932
                                                                                         ------------
                                                                                         $158,881,697
                                                                                         ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Current maturities of long-term debt .............................                      $  6,305,700
 Accounts payable .................................................                        11,096,002
 Postretirement benefits liability ................................                         3,500,000
 Pension benefits liability .......................................                         3,049,508
 Accrued expenses and other liabilities ...........................                        18,808,646
 Income taxes payable .............................................                           229,479
                                                                                         ------------
   Total current liabilities ......................................                        42,989,335
Long-term debt, less current maturities ...........................                        75,403,527
Postretirement benefits liability .................................                        22,681,000
Pension benefits liability ........................................                         2,033,797
                                                                                         ------------
                                                                                          143,107,659
                                                                                         ------------
Commitments and contingencies
Stockholders' equity
 Preferred stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 38,010 shares, at stated value .........    $  3,801,000
 Common stock--authorized, 1,000,000 shares of $.01 par value;
   issued and outstanding, 99,000 shares ..........................             990
 Additional paid-in capital .......................................       2,422,170
 Carryover basis adjustment .......................................      (2,151,000)
 Net earnings .....................................................      11,916,021
 Cumulative translation adjustment ................................        (215,143)       15,774,038
                                                                       ------------      ------------
                                                                                         $158,881,697
                                                                                         ============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF EARNINGS

                         YEAR ENDED DECEMBER 31, 1997


Net revenues ....................................................................    $130,039,536
Cost of goods sold ..............................................................      86,533,682
                                                                                     ------------
 Gross profit ...................................................................      43,505,854
                                                                                     ------------
Operating expenses
 Selling, general and administrative ............................................      15,749,504
 Engineering, research and development ..........................................       8,500,920
 Amortization of intangible assets ..............................................       1,458,755
 Actuarial and other changes to postretirement and defined benefit pension plans       (5,332,680)
                                                                                     ------------
                                                                                       20,376,499
                                                                                     ------------
   Earnings from operations .....................................................      23,129,355
Other income (expenses)
 Interest expense, net ..........................................................      (4,842,334)
                                                                                     ------------
   Earnings before income taxes .................................................      18,287,021
Income taxes
 Current ........................................................................       3,100,000
 Deferred .......................................................................       3,271,000
                                                                                     ------------
                                                                                        6,371,000
                                                                                     ------------
   Net earnings .................................................................    $ 11,916,021
                                                                                     ============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1997


Cash flows from operating activities
 Net earnings ..........................................................................  $  11,916,021
 Adjustments to reconcile net earnings to net cash provided by operating activities
   Depreciation and amortization of property, plant and equipment ......................      1,626,808
   Amortization of intangible assets ...................................................      1,458,755
   Deferred income taxes ...............................................................      3,271,000
   Actuarial and other changes to postretirement and defined benefit pension plans .....     (5,332,680)
   Provision for losses on accounts receivable .........................................        643,000
   Changes in operating assets and liabilities, net of effect of acquisitions of SPD
    Technologies Inc. and Power Paragon Inc.
    Accounts receivable ................................................................        664,814
    Inventories ........................................................................     (6,995,194)
    Unbilled costs .....................................................................      2,484,834
    Prepaid expenses and other .........................................................        923,808
    Accounts payable ...................................................................      1,897,353
    Pension and postretirement benefits liability ......................................     (2,893,879)
    Other liabilities ..................................................................      2,055,969
                                                                                          -------------
      Net cash provided by operating activities ........................................     11,720,609
                                                                                          -------------
Cash flows from investing activities
 Acquisition of SPD Technologies Inc. and Power Paragon Inc., net of cash acquired .....    (84,920,664)
 Capital expenditures ..................................................................     (1,886,136)
                                                                                          -------------
    Net cash used in investing activities ..............................................    (86,806,800)
                                                                                          -------------
Cash flows from financing activities
 Proceeds from the issuance of common and preferred stock ..............................      3,122,000
 Net proceeds from long-term debt ......................................................     96,954,761
 Principal payments on long-term debt ..................................................    (22,718,315)
 Payment of deferred financing costs ...................................................     (1,721,025)
                                                                                          -------------
    Net cash provided by financing activities ..........................................     75,637,421
                                                                                          -------------
    Net increase in cash ...............................................................  $     551,230
                                                                                          =============

The accompanying notes are an integral part of this statement.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE A--BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     SPD Technologies Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and market electrical power delivery systems and components and vehicular control systems, focused on switching and distribution and frequency and voltage conversion for military, commercial marine, rail transportation, utility and commercial specialty markets in the United States and overseas. SPD's products encompass the entire electrical distribution (power delivery) system utilized on self-contained power systems such as ships and rail cars.

     In January 1997, SPD Holdings Inc., a company formed by an investor group and certain minority stockholders of SPD Technologies Inc., the predecessor company, acquired all of the outstanding stock of the Company. The acquisition was accounted for as a purchase and was financed by the issuance of common and preferred stock and bank borrowings. As a result of certain minority shareholders of the predecessor company acquiring ownership in SPD Holdings Inc., the Company recorded a carryover basis adjustment to stockholders' equity of $(2,151,000). During 1997, SPD Holdings Inc. changed its name to SPD Technologies Inc.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:


1. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SPD and its wholly-owned subsidiaries, SPD Electrical Systems, Inc., SPD Switchgear Inc., PacOrd Inc., Henschel, Inc., Power Paragon Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.


2. REVENUE RECOGNITION

     Revenues for production-type contracts are recognized as units are shipped or are substantially ready to be shipped subject to customer inspection. Revenues on long-term, production-type contracts, service contracts and engineering and development contracts are recognized on the percentage-of-completion method, whereunder the estimated sales value is determined on the basis of contract milestones achieved and costs are recognized on the basis of contract percentage completions (as measured by applying the most recent estimated profit margin for the entire contract at completion to the revenues recognized based on contractual milestones achieved).

     The Company believes its approach is conservative and generally results in lower revenues and gross profits in the early stages of a contract when estimates are more susceptible to change.

     Sales under cost reimbursement contracts are recorded as costs are incurred and include estimated earned fees proportionate to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions, which measure actual performance against established targets or other criteria. Such incentive fee awards or penalties are included in sales at the time the amounts can be reasonably determined.

     Generally, sales and earnings on long-term government contracts are determined on a contract-by-contract basis, based on estimates that are reviewed and revised periodically and adjustments to recognized sales and earnings resulting from such revisions are recorded on a cumulative basis in the period in which they are identified. Provisions for anticipated losses are made in the period in which they first become determinable.

3. CASH AND CASH EQUIVALENTS

     The Company classifies all highly liquid investments with original maturities of less than three months as cash equivalents.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE A--BUSINESS AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

4. INVENTORIES

     Inventories are stated at the lower of cost or market with appropriate provision to reduce excess and obsolete inventory to net realizable values. Generally, the Company values inventory at cost, which approximates actual on a first-in, first-out basis and the weighted moving average method. One subsidiary values inventory related to government contracts to include all costs identified with the contract and an allocation of all other indirect costs, including marketing, general and administrative, and other expenses.


5. PROPERTY, PLANT AND EQUIPMENT

     Depreciation and amortization of property, plant and equipment are computed by the straight-line method over the estimated useful lives of the assets for financial reporting purposes and straight-line and accelerated methods for tax reporting purposes.


6. INTANGIBLE ASSETS

     Goodwill is being amortized on a straight-line basis over forty years. Deferred financing costs are being amortized over the five-year term of the loan agreement. The Company evaluates goodwill on an annual basis for possible impairment based on the expected future cash flows of the businesses acquired.


7. INCOME TAXES

     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to postretirement benefits other than pensions, pension costs, depreciation, inventory and various accrued expenses.


8. FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of the Company's German subsidiaries are translated into U.S. dollars at current exchange rates in effect at the reporting date. Income statement items are generally translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statement of earnings as incurred.


9. ACCOUNTING ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B--ACQUISITION OF POWER PARAGON INC.

     At the close of business on June 30, 1997, SPD acquired all of the outstanding stock of Power Paragon Inc. ("PPI") and subsidiaries (formerly known as PTS Holdings, Inc. and subsidiaries). PPI develops and manufactures electrical power systems and components for military and commercial specialty applications in the United States and overseas. The acquisition was financed principally by bank borrowings. The acquisition has been accounted for as a purchase and, accordingly, the results of

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE B--ACQUISITION OF POWER PARAGON INC. (CONTINUED)

operations of PPI are included in the consolidated financial statements from the date of acquisition. In lieu of cash, certain minority stockholders of PPI exchanged options for the purchase of stock in PPI for options to purchase shares of the Company's common stock. The fair value of the PPI options exchanged, totalling approximately $2,324,000, was recorded as additional paid-in capital at the date of the acquisition.


NOTE C--INVENTORIES

     Inventories and inventoried costs relating to long-term contracts consist of the following:

   Materials and purchased parts .....................................   $ 8,939,257
   Work-in-process, primarily on U.S. Government contracts ...........    33,786,558
   Finished goods ....................................................     1,874,897
                                                                         -----------
                                                                          44,600,712
   Less progress billings related to long-term contracts and programs      9,390,974
                                                                         -----------
                                                                         $35,209,738
                                                                         ===========

     Under the contractual arrangements by which progress payments are received, the United States government asserts that it has a security interest in the contracts in process identified with the related contracts.


NOTE D--INTANGIBLE ASSETS

     Intangible assets consist of the following:

         Goodwill ..............................    $ 78,171,995
         Deferred financing costs ..............       1,721,025
                                                    ------------
                                                      79,893,020
         Less accumulated amortization .........      (1,458,755)
                                                    ------------
                                                    $ 78,434,265
                                                    ============

NOTE E--LONG-TERM DEBT

     Long-term debt is summarized as follows:

   Term loan A payable in quarterly installments of principal plus interest at a
     variable rate (9.5% at December 31, 1997) maturing June 30, 2002 ...........    $37,550,000
   Term loan B payable in quarterly installments of principal plus interest at a
     variable rate (9.75% at December 31, 1997) maturing June 30, 2004 ..........     24,950,000
   Revolving loan payable bearing interest at a variable rate (9.5% at
     December 31, 1997) maturing June 30, 2002 ..................................     18,949,707
   Capital lease obligation payable in monthly installments of $6,261 through
     January 2002 less amount representing interest of $47,285...................        259,520
                                                                                     -----------
                                                                                      81,709,227
   Less current maturities ......................................................      6,305,700
                                                                                     -----------
                                                                                     $75,403,527
                                                                                     ===========

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE E--LONG-TERM DEBT (CONTINUED)

     Substantially all of the assets and capital stock of the Company's subsidiaries are pledged as collateral for borrowings under the term and revolving loans. The loan agreement limits the payment of dividends and provides for mandatory prepayments based upon excess cash flow, as defined. The agreement also contains various restrictive financial covenants including interest coverage and leverage ratios and limitations on annual capital expenditures. Commencing January 1, 1998, the Company has the option to elect a fixed rate of interest based on LIBOR. At December 31, 1997, approximately $16,000,000 is available on the revolving loan payable.

     The following is a summary of the annual maturities of long-term debt:

 YEAR ENDING DECEMBER 31,
-------------------------
           1998             $ 6,305,700
           1999               7,561,100
           2000               8,816,100
           2001              10,320,300
           2002              29,081,000
        Thereafter           19,625,027
                            -----------
                            $81,709,227
                            ===========

NOTE F--COMMITMENTS AND CONTINGENCIES

     The Company conducts a substantial portion of its business utilizing leased facilities and equipment with terms lasting through June 2009. The terms of one principal facility lease include an option to purchase the leased premises based on 50% of the fair market value of the land and 100% of the fair market value of the building. The Company can renew the lease for two additional five-year terms.

     At December 31, 1997, future minimum payments under noncancellable operating leases with remaining terms of more than one year were as follows:

 YEAR ENDING DECEMBER 31,
-------------------------
           1998             $ 4,086,000
           1999               3,870,000
           2000               2,892,000
           2001               2,488,000
           2002               2,464,000
        Thereafter            7,942,000
                            -----------
                            $23,742,000
                            ===========

     Rent expense for operating leases was approximately $3,344,000 for the year ended December 31, 1997.

     As a defense contractor for the U.S. Government, the books, records and other supporting documentation of the Company used to establish certain contract prices are subject to audit to determine the allowability and reasonableness of costs. The Company routinely undergoes audits by the Government on both a pre-award and post-award basis.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE F--COMMITMENTS AND CONTINGENCIES (CONTINUED)

     The Company contributed approximately $1,000 in 1997 to multiemployer pension plans for employees covered by collective bargaining agreements. Under the Multiemployer Pension Plan Amendments Act of 1980, if the plan terminates or the Company withdraws, the Company could be subject to a "withdrawal liability."


NOTE G--PREFERRED STOCK AND COMMON STOCK WARRANT AND OPTIONS

     The preferred stock has a stated value of $100 per share and provides for cumulative dividends at 8%. All shares of preferred stock are subject to mandatory redemption at the stated value in the event of a sale of securities of the Company or a sale of substantially all of the assets or a significant subsidiary of the Company.

     In connection with the acquisition discussed in Note A, the Company issued a warrant for the purchase of 1,000 shares of common stock at an exercise price of $1.00 to the principal stockholder of the Company. The warrant expires on December 31, 2006.

     In connection with the acquisition discussed in Note B, the Company issued options for the purchase of 4,397 shares of the Company's common stock at an exercise price of $68.37 per share. The options are exercisable in four years or if the Company is acquired. The Company issued additional options to acquire an aggregate of 14,740 Class B Nonvoting common shares to employees and directors. The options are exercisable at $1.00 per share and expire on July 1, 2007. These options become exercisable only upon the closing of an initial public offering or a sale of the Company for an amount in excess of a "minimum threshold amount." One-half of the options vest in 12 1/2% increments over the initial four-year period. The remaining one-half of the options vest in four equal installments beginning on December 31, 1998, based upon the attainment of certain performance goals.

     The Company has determined that a compensation charge will be recorded once it is determined that it is likely that the options will become exercisable, as defined above. The amount of the compensation charge will be based upon the difference between the fair value of the shares of the Company's common stock at the date of exercise and the exercise price. No compensation charge has been recorded as of December 31, 1997.


NOTE H--POSTRETIREMENT BENEFITS

1. PENSION PLAN

     Substantially all the employees of the Company are covered under two defined benefit pension plans in the United States and one defined benefit plan in Germany. The following table sets forth the plans' funded status and amounts recognized in the Company's balance sheet at December 31, 1997:

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)

                                                                                UNITED STATES      GERMANY
                                                                               ---------------   -----------
Actuarial present value of benefit obligations
Accumulated benefit obligations including vested benefits in
 the United States of $61,292,666 and in Germany of $325,971 ...............     $61,698,595      $494,879
                                                                                 ===========      ========
Projected benefit obligation for services rendered to date .................     $65,881,023      $682,412
Plan assets at fair value, primarily fixed income investments and
 common stocks .............................................................      62,312,893            --
                                                                                 -----------      --------
Projected benefit obligation in excess of plan assets -- pension liability .     $ 3,568,130      $682,412
                                                                                 ===========      ========

                                                                UNITED STATES      GERMANY
                                                               ---------------   ----------
Net periodic pension cost includes the following components:
Service cost -- benefit earned during the year .............    $  1,562,196      $21,731
Interest cost on projected benefit obligation ..............       4,956,982       23,171
Actual (return) on plan assets .............................      (7,532,589)          --
Net amortization and deferral ..............................       2,477,131           --
                                                                ------------      -------
Net periodic pension cost ..................................    $  1,463,720      $44,902
                                                                ============      =======

     The weighted average discount rates used in determining the present value of the projected benefit obligations was 8.15%. The projected rate of increase in future compensation levels was 5% - 5.5%. The expected long-term rate of return on assets was 8% - 9.5%. The Company's policy is to fund pension cost under its pension plan to the extent necessary under the Employee Retirement Income Security Act of 1974. For the year ended December 31, 1997, the Company recorded actuarial and other gains on its pension plans totalling approximately $3,239,000 principally resulting from better than projected performance of plan assets.


2. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Certain subsidiaries of the Company have a defined benefit postretirement plan that provides medical benefits for retirees. The Company does not fund retiree benefits in advance. In 1993, the predecessor company established plan cost maximums to account for and control future medical costs more effectively. The Company requires that the projected future cost of providing postretirement benefits, principally health care, be accrued over the period earned rather than expensed as claims are incurred.

     Net periodic postretirement benefit cost for the year ended December 31, 1997, included the following components:

   Service cost benefits attributed to service during the period ..........    $    117,000
   Interest cost on the accumulated postretirement benefit obligation .....       2,088,000
   Net amortization and deferral ..........................................      (2,114,000)
                                                                               ------------
   Net periodic postretirement benefit cost ...............................    $     91,000
                                                                               ============

     Cost was determined by application of the terms of the medical plan, including the effects of established maximums on covered costs, together with relevant actuarial assumptions and health care

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997


NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)

cost trend rates projected at annual rates progressively declining from 12% in 1995. Future benefits for union-represented employees will be capped at the limits in effect for December 31, 1996. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $919,000 in 1997; the annual costs would not be materially affected. For the year ended December 31, 1997, the Company recognized prior service costs of approximately $4,362,000 relating to additional costs of salaried employees whose employer contributions do not have a cap and approximately $6,476,000 of net gains resulting from various underwriting changes including lower expected medical cost premiums as a result of more salaried employees choosing HMO's.

     The following table provides information on the status of the plan at December 31, 1997:

   Accumulated postretirement benefit obligation
     Retirees ............................................    $18,420,000
     Fully eligible active plan participants .............      5,984,000
     Other active plan participants ......................      1,777,000
                                                              -----------
   Accumulated postretirement benefit obligation .........    $26,181,000
                                                              ===========

     Measurement of the accumulated postretirement benefit obligation was based on an assumed discount rate of 8.15% in 1997. The health care cost trend rate for salaried employees was 9% in 1997.


3. EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

     The Company maintains various employee 401(k) savings plans. The Company contributes a guaranteed minimum of eligible employee contributions. Additional company contributions are voluntary and at the discretion of the Board of Directors. Profit-sharing expense was approximately $754,000 for the year ended December 31, 1997.


4. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has two supplemental executive retirement plans which are nonqualified plans maintained primarily for the purpose of providing additional deferred compensation for a select group of management or highly compensated employees, as defined by the Employee Retirement Income Security Act of 1974. Participation in, benefits under, and the duration of the plans are subject to the Company's discretion.

     Participants in the plans accrue benefits each fiscal year based on the Company's discretionary contribution for each participant. The Company has accrued $132,000 of estimated yearly contributions to be paid for the year ended December 31, 1997.

     In conjunction with the establishment of the plans, the Company established rabbi trusts to aid in the payment of plan benefits. The trusts are revocable and the assets contributed to the trusts can only be used to pay participant benefits, with certain exceptions. Although the rabbi trusts established are revocable by the Company, the trust agreements provide that, after a change in control, the rabbi trusts shall not be revocable until all protected benefits have been paid in full. The assets held in the trusts at December 31, 1997 (included in other assets) amounted to approximately $576,000. Earnings on trust assets are allocated to participants' accounts and are included in the trust assets amount.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE I--INCOME TAXES

     Income tax expense is comprised of the following:

         Currently payable Federal .........    $2,377,000
         State .............................       708,000
         Germany ...........................        15,000
                                                ----------
                                                 3,100,000
                                                ----------

  Deferred
  Federal ................      2,842,000
  State ..................        711,000
  Germany ................       (282,000)
                                ---------
                                3,271,000
                                ---------
                               $6,371,000
                               ==========

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

         Expected provision for Federal income taxes .....................      34.0%
         State and local taxes, net of Federal income tax benefit ........       5.1
         Research and development credits ................................      (4.9)
         Amortization of goodwill ........................................       2.8
         Other ...........................................................      (2.2)
                                                                                ----
                                                                                34.8%
                                                                                ====

     Deferred income taxes at December 31, 1997 relate to the following:

                                                        DEFERRED         DEFERRED
                                                           TAX              TAX
                                                         ASSETS         LIABILITIES
                                                    ----------------   ------------
Pension and postretirement benefits .............    $  12,773,000
Net operating loss of German subsidiary .........        1,245,466
Inventory costs .................................        2,097,000
Contract costs ..................................                      $2,663,000
Vacation pay accrual ............................        1,180,000
Warranty costs ..................................          519,000
Other temporary differences .....................        2,822,000        318,000
Valuation allowance .............................      (10,628,000)
                                                     -------------
                                                     $  10,008,466     $2,981,000
                                                     =============     ==========

     The Federal income tax returns of PPI for the year ended June 30, 1995 are under examination by the Internal Revenue Service. As of December 31, 1997, no adjustments have been proposed.

     PPI's subsidiaries in Germany have a net operating loss carryforward of approximately $2,600,000 which has no expiration date.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

NOTE J--CASH FLOW INFORMATION

     The following is supplemental cash flow information:

         Cash paid for Interest .........    $2,850,000
         Income taxes ...................     4,431,000

     In connection with the acquisitions of SPD Technologies Inc. and Power Paragon Inc., liabilities were assumed as follows:

         Fair value of assets acquired .........  $161,974,000
         Cash paid .............................    84,921,000
                                                  ------------
         Liabilities assumed ...................  $ 77,053,000
                                                  ============

NOTE K--ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities are summarized as follows:

         Accrued employment costs ...................   $ 7,365,243
         Accrued interest ...........................     2,112,342
         Allowance for contract adjustments .........     2,258,777
         Accrued warranties .........................     1,287,972
         Customer advances ..........................     1,315,714
         Other current liabilities ..................     4,468,598
                                                        -----------
                                                        $18,808,646
                                                        ===========

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     Consolidated Financial Statements and
              Report of Independent Certified Public Accountants
                          December 31, 1996 and 1995

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
SPD TECHNOLOGIES INC.:

     We have audited the accompanying consolidated balance sheets of SPD Technologies Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPD Technologies Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ Grant Thornton LLP

New York, New York
February 28, 1997

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995

                                                                           1996               1995
                                                                     ----------------   ----------------
                                     ASSETS
Current assets:
 Cash ............................................................    $     738,344      $     689,013
 Accounts receivable, less allowance for doubtful accounts of
   $825,000 and $1,147,000 in 1996 and 1995, respectively.........       12,536,032         10,570,568
 Inventories .....................................................       15,622,720         13,261,009
 Unbilled costs ..................................................        6,896,859          6,146,263
 Deferred income tax benefit .....................................        3,185,000          3,279,000
 Prepaid expenses and other ......................................          185,954            446,548
                                                                      -------------      -------------
   Total current assets ..........................................       39,164,909         34,392,401
 Equipment and leasehold improvements--at cost
 Machinery and equipment .........................................       15,312,374         13,874,680
 Furniture and fixtures ..........................................        2,627,740          1,958,226
 Leasehold improvements ..........................................          895,940            815,572
                                                                      -------------      -------------
                                                                         18,836,054         16,648,478
 Less accumulated depreciation and amortization ..................       13,834,973         13,041,802
                                                                      -------------      -------------
                                                                          5,001,081          3,606,676
                                                                      -------------      -------------
Deferred income tax benefit ......................................        2,900,000          2,900,000
Intangible assets--net ...........................................        2,476,449          3,473,475
Other assets .....................................................          211,961            224,016
                                                                      -------------      -------------
                                                                      $  49,754,400      $  44,596,568
                                                                      =============      =============
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
 Note payable ....................................................    $   2,187,087      $   3,604,724
 Current maturities of long-term debt ............................        2,500,000          2,500,000
 Accounts payable ................................................        6,000,531          2,760,861
 Accrued employment costs ........................................        3,902,930          3,182,689
 Pension and postretirement benefits liability ...................        6,091,716          8,651,354
 Other liabilities and accrued expenses ..........................        7,258,908          5,170,895
 Income taxes payable ............................................           55,100            521,000
                                                                      -------------      -------------
   Total current liabilities .....................................       27,996,272         26,391,523
Long-term debt, less current maturities ..........................        2,500,000          5,000,000
Postretirement benefits liability ................................       26,138,784         26,432,090
Pension liability ................................................        2,870,173          3,750,000
Deferred income taxes ............................................          285,000            379,000
Minority interest in subsidiary ..................................                             116,955
Commitments and contingencies
Stockholders' deficiency
 Common stock--authorized, 1,000,000 shares of $.01 par
   value; issued and outstanding, 102,750 shares, in 1996 and
   1995, respectively ............................................            1,027              1,027
 Additional paid-in capital ......................................        2,394,281          2,394,281
 Accumulated deficit .............................................      (12,294,547)       (19,868,308)
                                                                      -------------      -------------
                                                                         (9,899,239)       (17,473,000)
 Less: 2,355 shares of common stock in treasury--at cost at
   December 31, 1996 .............................................          136,590
                                                                      -------------
                                                                        (10,035,829)       (17,473,000)
                                                                      -------------      -------------
                                                                      $  49,754,400      $  44,596,568
                                                                      =============      =============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF EARNINGS AND ACCUMULATED DEFICIT

                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                       1996                 1995
                                                                ------------------   ------------------
Net revenues ................................................     $   93,340,918       $   87,181,721
Cost of goods sold ..........................................         61,902,538           57,193,503
                                                                  --------------       --------------
 Gross profit ...............................................         31,438,380           29,988,218
                                                                  --------------       --------------
Operating expenses:
 Selling, general and administrative ........................         10,328,101           11,432,406
 Engineering, research and development ......................          7,213,821            5,487,788
 Actuarial gain from postretirement plan ....................                                  (3,000)
                                                                                       --------------
                                                                      17,541,922           16,917,194
                                                                  --------------       --------------
   Earnings from operations .................................         13,896,458           13,071,024
Other income (expenses)
 Interest expense, net ......................................         (1,179,697)          (1,728,787)
                                                                  --------------       --------------
   Earnings before provision for income tax expense (benefit)
    and minority interest ...................................         12,716,761           11,342,237
Income taxes--currently payable .............................          5,143,000            3,042,000
                                                                  --------------       --------------
   Earnings before minority interest ........................          7,573,761            8,300,237
Minority interest ...........................................                                 125,414
                                                                                       --------------
   Net earnings .............................................          7,573,761            8,425,651
Accumulated deficit at beginning of year ....................        (19,868,308)         (28,293,959)
                                                                  --------------       --------------
Accumulated deficit at end of year ..........................     $  (12,294,547)      $  (19,868,308)
                                                                  ==============       ==============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    1996              1995
                                                              ---------------   ---------------
Cash flows from operating activities:
 Net earnings .............................................    $  7,573,761      $   8,425,651
 Adjustments to reconcile net earnings to net cash provided
   by operating activities
   Depreciation and amortization ..........................       1,179,610            988,886
   Actuarial gain from postretirement plan ................                             (3,000)
   Provision for losses on accounts receivable ............         (74,200)             9,495
   Loss on sale of equipment ..............................                             25,198
   Minority interest ......................................                           (142,214)
   Changes in operating assets and liabilities
    Accounts receivable ...................................      (1,891,264)           823,833
    Inventories ...........................................      (2,361,711)         1,437,531
    Unbilled costs ........................................        (750,596)          (613,467)
    Prepaid expenses and other ............................         272,649           (134,658)
    Accounts payable ......................................       3,239,670         (1,383,543)
    Pension and postretirement benefits liability .........      (2,971,220)        (4,915,779)
    Other liabilities .....................................       2,247,311            501,886
                                                               ------------      -------------
   Net cash provided by operating activities ..............       6,464,010          5,019,819
                                                               ------------      -------------
Cash flows from investing activities:
   Capital expenditures ...................................      (2,338,539)        (1,202,917)
   Proceeds from sale of equipment ........................                             24,069
                                                                                 -------------
    Net cash used in investing activities .................      (2,338,539)        (1,178,848)
                                                               ------------      -------------
Cash flows from financing activities:
   Net (decrease) increase in borrowings ..................      (1,417,638)         3,345,454
   Term loan borrowing ....................................                          7,500,000
   Principal payments on long-term debt ...................      (2,500,000)       (14,500,000)
   (Purchase) sale of company stock .......................        (136,590)             2,351
   Purchase of minority interest ..........................         (21,912)
                                                               ------------
    Net cash used in financing activities .................      (4,076,140)        (3,652,195)
                                                               ------------      -------------
    Net increase in cash ..................................          49,331            188,776
Cash at beginning of year .................................         689,013            500,237
                                                               ------------      -------------
Cash at end of year .......................................    $    738,344      $     689,013
                                                               ============      =============

        The accompanying notes are an integral part of these statements.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995


NOTE A--BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     SPD Technologies, Inc. ("SPD") and Subsidiaries (the "Company") develop, manufacture and service circuit protection systems, ship control systems and combat systems, and perform overhaul and repairs for naval vessels primarily under fixed-price contracts. At December 31, 1996, Merrill Lynch Capital Corp. ("MLCC") owned 77.9% of the Company. Reference is made to Note L.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:


1. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SPD and its wholly-owned subsidiaries, SPD Switchgear Inc., PacOrd Inc. and Henschel, Inc. All material intercompany accounts and transactions have been eliminated. In 1996, the Company purchased the minority interest of Henschel, Inc. for $21,912.


2. REVENUE RECOGNITION

     Substantially all of the Company's revenues and accounts receivable arise from contracts with the U.S. Navy or its suppliers.

     Production-type contracts, not classified as long-term, provide a substantial portion of the Company's revenues. Revenues are recognized as units are shipped or are substantially ready to be shipped subject to customer inspection. Revenues on long-term, production-type contracts, service contracts and engineering and development contracts are recognized on the percentage-of-completion method. Under the Company's methodology, revenues and gross profit are recognized based on billings rather than on a level-of-effort basis. The Company believes its approach is more conservative and generally results in lower revenues and gross profits in the early stages of a contract when estimates are more susceptible to change. Provisions for anticipated losses are made in the period in which they first become determinable.


3. INVENTORIES

     Inventories are stated at the lower of cost or market, with appropriate provision to reduce excess and obsolete inventory to net realizable values. In general, cost is currently adjusted standard cost, which approximates actual cost on a first-in, first-out basis, and the weighted moving average method.


4. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Depreciation and amortization are computed by the straight-line method over their estimated useful lives for financial reporting purposes and straight-line and accelerated methods for tax reporting purposes.


5. INCOME TAXES

     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to postretirement benefits other than pensions, pension costs, depreciation, inventory and various accrued expenses.


6. ACCOUNTING ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE B--INVENTORIES

     Inventories primarily relate to production-type contracts and include expenditures for materials, purchased parts and work-in-process beyond what is required for recorded orders. These expenditures are incurred primarily to help maintain stable production schedules.

     Inventories consist of the following:

                                                                         1996            1995
                                                                     -----------     -----------
Materials and purchased parts ....................................   $ 2,906,353     $ 2,960,879
Work-in-process, primarily on U.S. Government contracts ..........    10,624,008       9,248,883
Finished goods ...................................................     2,092,359       1,051,247
                                                                     -----------     -----------
                                                                     $15,622,720     $13,261,009
                                                                     ===========     ===========

NOTE C--INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                               1996            1995
                                            ----------      ----------
Engineering drawings ...................    $  699,013      $  699,013
Less accumulated amortization ..........      (699,013)       (463,538)
                                            ----------      ----------
                                                    --         235,475
Intangible asset - pension .............     2,476,449       3,238,000
                                            ----------      ----------
                                            $2,476,449      $3,473,475
                                            ==========      ==========

NOTE D--REVOLVING CREDIT FACILITY

     During 1995, the Company entered into a $15,000,000 revolving credit facility with a financial institution which expires on November 29, 1998. Borrowings are based upon eligible accounts receivable and inventory of the Company, as defined. Borrowings bear interest at the lender's prime rate plus
 .50% (9% at December 31, 1996).

     The agreement contains certain restrictive covenants, including, among other matters, the requirement to maintain certain financial ratios, and restricts the payment of dividends. Borrowings under this facility are collateralized by the Company's inventories and accounts receivable. Available borrowings under this credit arrangement are subject to a 0.37 percent commitment fee.


NOTE E--LONG-TERM DEBT

     Long-term debt consists of the following:

                                                           1996            1995
                                                        ----------      ----------
   Term Loan due to Heller Financial Inc. ..........    $5,000,000      $7,500,000
   Less current maturities .........................     2,500,000       2,500,000
                                                        ----------      ----------
                                                        $2,500,000      $5,000,000
                                                        ==========      ==========

     The term loan due to Heller Financial Inc. is payable in quarterly installments of $625,000, and bears interest at prime plus .75% per annum, payable monthly (9.25% as of December 31, 1996).

     The term loan is collateralized by substantially all of the Company's equipment and leasehold improvements. The loan agreement restricts payment of dividends and contains certain restrictive covenants regarding the maintenance of financial ratios.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE F--COMMITMENTS AND CONTINGENCIES

     The Company conducts a substantial portion of its business utilizing leased facilities and equipment with terms lasting through January 31, 2005. The terms of the facility lease include an option to purchase the leased premises based on 50% of the fair market value of the land and 100% of the fair market value of the building. The Company can renew the lease for two additional five-year terms.

     A subsidiary of the Company also conducts its business in a leased facility. The lease has a non-cancellable initial term of ten years expiring in December 1999 with two five-year renewal options.

     At December 31, 1996, future minimum payments under noncancellable operating leases with remaining terms of more than one year were as follows:

   Year ending December 31, 1997 .........    $1,450,000
     1998 ................................     1,337,000
     1999 ................................     1,324,000
     2000 ................................       720,000
     2001 ................................       651,000
     Thereafter ..........................       778,000
                                              ----------
                                              $6,260,000
                                              ==========

     Total rental expense for operating leases was approximately $1,875,000 and $1,787,000 for the years ended December 31, 1996 and 1995, respectively.

     As a defense contractor for the U.S. Government, the books, records and other supporting documentation of the Company used to establish certain contract prices are subject to audit to determine the allowability and reasonableness of costs. The Company routinely undergoes audits by the Government on both a pre-award and post-award basis.


NOTE G--COMMON STOCK AND INCENTIVE STOCK OPTIONS

     In 1995, the Company sold 2,355 shares of common stock previously held in treasury to two employees and a director.

     The Company has options outstanding to key executives for the purchase of 954 shares of common stock at an exercise price of $1.00 per share. The options expire on December 31, 2002.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H--POSTRETIREMENT BENEFITS

1. PENSION PLAN

     Substantially all the employees of the Company are covered under a defined benefit pension plan. The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at December 31, 1996 and 1995:

                                                                            1996             1995
                                                                       --------------   --------------
Actuarial present value of benefit obligations
 Accumulated benefit obligations including vested benefits of
   $59,278,594 in 1996 and $52,700,092 in 1995......................    $ 60,303,661     $ 58,252,380
                                                                        ============     ============
Projected benefit obligation for services rendered to date .........    $ 63,413,303     $ 61,142,368
Plan assets at fair value, primarily fixed income investments and
 common stocks .....................................................      54,588,989       49,449,375
                                                                        ------------     ------------
Projected benefit obligation in excess of plan assets ..............       8,824,314       11,692,993
Unrecognized net loss ..............................................      (3,054,968)      (3,056,450)
Unrecognized prior service costs ...................................      (2,596,625)      (3,238,223)
Unrecognized net transition asset ..................................          65,502           77,783
Minimum liability adjustment .......................................       2,476,449        3,326,902
                                                                        ------------     ------------
Pension liability ..................................................    $  5,714,672     $  8,803,005
                                                                        ============     ============
Net periodic pension cost includes the following components:
                                                                            1996             1995
                                                                        -------------    -------------
Service cost -- benefit earned during the year .....................    $  1,327,831     $  1,300,886
Interest cost on projected benefit obligation ......................       4,872,752        4,743,858
Actual (return) on plan assets .....................................      (4,854,957)      (6,663,443)
Net amortization and deferral ......................................         879,262        3,511,186
                                                                       -------------    -------------
 Net periodic pension cost .........................................    $  2,224,888     $  2,892,487
                                                                       =============    =============

     The weighted average discount rates used in determining the present value of the projected benefit obligations was 8.15% in 1996 and 1995. The projected rate of increase in future compensation levels was 5.0% for both years. The expected long-term rate of return on assets was 9.5% for both years. Prior service costs are amortized using a straight-line method over the average remaining service period of employees expected to receive benefits under the plan. The Company's policy is to fund pension cost under its pension plan to the extent necessary under the Employee Retirement Income Security Act of 1974.


2. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company has a defined benefit postretirement plan that provides medical benefits for retirees. The Company does not fund retiree benefits in advance. In 1992, the Company established plan cost maximums to account for and control future medical costs more effectively. The Company requires that the projected future cost of providing postretirement benefits, principally health care, be accrued over the period earned rather than expensed as claims are incurred.

     Net periodic postretirement benefit cost for the years ended December 31, 1996 and 1995, included the following components:

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)

                                                                                1996            1995
                                                                             ----------     ----------
Service cost benefits attributed to service during the period ..........     $    9,000     $   13,000
Interest cost on the accumulated postretirement benefit
 obligation ............................................................      2,216,000      2,305,000
Net amortization and deferral ..........................................       (104,000)
                                                                             ----------     ----------
Net periodic postretirement benefit cost ...............................     $2,121,000     $2,318,000
                                                                             ==========     ==========

     Cost was determined by application of the terms of the medical plan, including the effects of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at annual rates progressively declining from 12% in 1995. Future benefits will be capped at the limits in effect for December 31, 1996. The effect of a 1% annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $-0- in 1996 and $32,000 in 1995; the annual costs would not be materially affected. In addition to net periodic postretirement cost, the Company recognized an actuarial gain of $3,000 in 1995.

     The following tables provide information on the status of the plan at December 31, 1996 and 1995.

                                                               1996             1995
                                                           -----------      -----------
Accumulated postretirement benefit obligation
 Retirees .............................................    $23,193,000      $23,144,000
 Fully eligible active plan participants ..............      4,197,000        4,552,000
 Other active plan participants .......................        142,000          183,000
                                                           -----------      -----------
Accumulated postretirement benefit obligation .........     27,532,000       27,879,000
Unrecognized net gain (loss) ..........................      1,854,000        2,135,000
                                                           -----------      -----------
Accrued postretirement benefit cost recognized in the
 consolidated balance sheet ...........................    $29,386,000      $30,014,000
                                                           ===========      ===========

     Measurement of the accumulated postretirement benefit obligation was based on an assumed discount rate of 8.15% in 1996 and 1995. The health care cost trend rate was 0% in 1996 and 12% in 1995.


3. EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

     The Company maintains an hourly and salaried employees' savings plan. The Company contributes a guaranteed minimum of eligible employee contributions. Additional company contributions of up to 25% of eligible employee contributions are voluntary and at the discretion of the Board of Directors. Profit-sharing expense was approximately $642,000 and $506,000 for the years ended December 31, 1996 and 1995, respectively.


4. MULTIEMPLOYER PLAN

     The Company contributed $1,000 in 1996 and 1995 to multiemployer pension plans for employees covered by collective bargaining agreements. These plans are not administered by the Company and contributions are determined in accordance with provisions of the negotiated labor contract. Information with respect to the Company's proportionate share of the excess, if any, of the actuarially computed value of vested benefits over the total of the pension plans' net assets is not available from the plans' administrators.

                    SPD TECHNOLOGIES INC. AND SUBSIDIARIES

NOTE H--POSTRETIREMENT BENEFITS (CONTINUED)

     The Multiemployer Pension Plan Amendments Act of 1980 (the "Act") significantly increased the pension responsibilities of participating employers. Under the provisions of the Act, if the plan terminates or the Company withdraws, the Company could be subject to a "withdrawal liability."

NOTE I--INCOME TAXES

     Income tax expense is comprised of the following:

                         1996            1995
                      ----------      ----------
Currently payable
 Federal .........    $4,133,000      $2,269,000
 State ...........     1,010,000         773,000
                      ----------      ----------
                      $5,143,000      $3,042,000
                      ==========      ==========

     The effective tax rate varies from the statutory rate primarily due to state and local income taxes and for the year ended December 31, 1995 due to adjustment of prior year's tax provision.

     Deferred income taxes at December 31 relate to the following:

                                                              1996                              1995
                                                --------------------------------   -------------------------------
                                                    DEFERRED          DEFERRED         DEFERRED         DEFERRED
                                                       TAX              TAX               TAX              TAX
                                                     ASSETS         LIABILITIES         ASSETS         LIABILITIES
                                                ----------------   -------------   ----------------   ------------
Pension and postretirement benefits .........    $  13,821,000        $     --      $  15,462,000       $     --
Other temporary differences .................        1,683,000         285,000          2,252,000        379,000
Inventory costs .............................        1,640,000              --          1,713,000             --
Vacation pay accrual ........................          644,000              --            625,000             --
Warranty costs ..............................          484,000              --            652,000             --
Valuation allowance .........................      (12,187,000)             --        (14,525,000)            --
                                                 -------------        --------      -------------       --------
                                                 $   6,085,000        $285,000      $   6,179,000       $379,000
                                                 =============        ========      =============       ========

NOTE J--CASH FLOW INFORMATION

     The following is supplemental cash flow information:

                               1996            1995
                          -------------   -------------
Cash paid for
 Interest .............    $1,179,000      $1,665,000
 Income taxes .........     5,621,000       3,916,000

NOTE K--OTHER LIABILITIES AND ACCRUED EXPENSES

     Other liabilities and accrued expenses are summarized as follows:

                                                    1996            1995
                                                 ----------      ----------
Allowance for contract adjustments ..........    $2,499,449      $  783,513
Accrued warranties ..........................     1,160,613       1,490,294
Customer advances ...........................       797,931         851,364
Other current liabilities ...................     2,800,915       2,045,724
                                                 ----------      ----------
                                                 $7,258,908      $5,170,895
                                                 ==========      ==========

NOTE L--SUBSEQUENT EVENTS

     In January 1997, a newly formed company, by an investor group and certain minority stockholders of the Company, acquired all the outstanding stock of the Company. The acquisition was financed through the issuance of preferred and common stock and bank borrowings.

================================================================================
YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE
IS NOT PERMITTED.

                 --------------------------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----

Where You Can Find More Information .........        i
Prospectus Summary ..........................        1
Risk Factors ................................       14
Use of Proceeds .............................       21
Capitalization ..............................       22
Unaudited Pro Forma Condensed
   Consolidated Financial Information .......       23
Selected Financial Information ..............       30
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ...............................       32
Business ....................................       42
Certain Relationships and Related
   Transactions .............................       64
Management ..................................       66
Ownership of Capital Stock ..................       75
Description of the 1997 Notes ...............       77
Description of the May 1998 Notes ...........      108
Description of the December 1998 Notes ......      140
Certain Information About the Notes .........      173
Description of Certain Indebtedness .........      177
Certain United States Federal Tax
   Considerations ...........................      179
Plan of Distribution ........................      182
Legal Matters ...............................      182
Experts .....................................      182
Index to Financial Statements ...............      F-1

================================================================================

================================================================================

                      [L-3 COMMUNICATIONS CORPORATION LOGO]



                        L-3 COMMUNICATIONS CORPORATION


                        --------------------------------
                                   PROSPECTUS
                                  MAY   , 1999
                        --------------------------------

                       103/8% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2007

                            81/2% SENIOR SUBORDINATED
                                 NOTES DUE 2008

                                   8% SERIES B
                            SENIOR SUBORDINATED NOTES
                                    DUE 2008








                                 LEHMAN BROTHERS

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

DESCRIPTION                                             AMOUNT
-----------                                             ------
Legal fees and expenses ...........................    $25,000
Accounting fees and expenses ......................     25,000
Printing and engraving fees and expenses ..........     25,000
Miscellaneous expenses ............................      5,000
                                                       -------
  Total ...........................................    $80,000
                                                       =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

          a. permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          b. permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          c. mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

          d. that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's certificate of incorporation (the "Certificate of Incorporation") authorizes indemnification of the Registrant's officers and directors, subject to a case-by-case determination that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In the event that a Change in Control (as defined in the Certificate of Incorporation) shall have occurred, the proposed indemnitee director or officer may require that the determination of whether he met the standard of conduct be made by special legal counsel selected by him. In addition, whereas the DGCL would require court-ordered indemnification, if any, in cases in which a person has been adjudged to be liable to the Registrant, the Certificate of Incorporation also permits indemnification in such cases if and to the extent that the reviewing party determines that such indemnity is fair and reasonable under the circumstances.

     The Certificate of Incorporation requires the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Certificate of Incorporation provides that indemnification shall include not only reasonable expenses, but also penalties, fines and amounts paid in settlement. Unless ordered by a court, such indemnification shall not include judgments. Under the Certificate of Incorporation, no officer or director is entitled to indemnification or advancement of expenses with respect to a proceeding brought by him against the Registrant other than a proceeding seeking or defending such officer's or director's right to indemnification or advancement of expenses. Finally, the Certificate of Incorporation provides that the Company may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The Certificate of Incorporation purports to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. In addition, as permitted by the DGCL, the Registrant has entered into indemnity agreements with its directors and selected officers that provide contract rights substantially identical to the rights to indemnification and advancement of expenses set forth in the Certificate of Incorporation, as described above.

     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions), or (iv) for any transaction for which the director derived an improper personal benefit.

     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On April 30, 1997, L-3 Communications issued 100 shares of its common stock to Holdings for aggregate consideration of $125 million. The securities were sold directly by L-3 Communications and did not involve any underwriter. L-3 Communications considers these securities to have been offered and sold in a transaction not involving any public offering and, therefore, to be exempted from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Exhibit Index.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                        L-3 COMMUNICATIONS CORPORATION

                                        By: /s/ Michael T. Strianese
                                           -----------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
        Frank C. Lanza

               *                    President, Chief Financial Officer (Principal
-------------------------------
       Robert V. LaPenta            Financial Officer) and Director

 /s/ Michael T. Strianese           Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
     Michael T. Strianese

               *                    Director
-------------------------------
        David J. Brand

               *                    Director
-------------------------------
      Thomas A. Corcoran

               *                    Director
-------------------------------
       Alberto M. Finali

               *                    Director
-------------------------------
        Eliot M. Fried

               *                    Director
-------------------------------
    Frank H. Menaker, Jr.

               *                    Director
-------------------------------
       Robert B. Millard

               *                    Director
-------------------------------
       John E. Montague

               *                    Director
-------------------------------
    John M. Shalikashvili

               *                    Director
-------------------------------
        Alan H. Washkowitz

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                             HYGIENETICS ENVIRONMENTAL SERVICES, INC.

                             By: /s/ Michael T. Strianese
                                ---------------------------------------------
                                Name:  Michael T. Strianese
                                Title: Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                        L-3 COMMUNICATIONS ILEX SYSTEMS, INC.

                                        By: /s/ Michael T. Strianese
                                           -----------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:



            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.

                                     SOUTHERN CALIFORNIA MICROWAVE, INC.

                                     By: /s/ Michael T. Strianese
                                        ---------------------------------------
                                        Name:  Michael T. Strianese
                                        Title: Vice President--Finance and
                                               Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
          William H. Kirk

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.

                               L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.

                               By: /s/ Michael T. Strianese
                                  --------------------------------------------
                                  Name:  Michael T. Strianese
                                  Title: Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                       L-3 COMMUNICATIONS ESSCO, INC.

                                       By: /s/ Michael T. Strianese
                                           ----------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *
-------------------------------
      Christopher C. Cambria        Director

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                           L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC.


                           By: /s/ Michael T. Strianese
                              ---------------------------------------------
                              Name:  Michael T. Strianese
                              Title: Vice President--Finance and Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.

                                   L-3 COMMUNICATIONS DBS MICROWAVE, INC.

                                   By: /s/ Michael T. Strianese
                                       ----------------------------------------
                                       Name:  Michael T. Strianese
                                       Title: Vice President--Finance and
                                              Controller

     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
        Larry A. Colangelo

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                       SPD ELECTRICAL SYSTEMS, INC.

                                       By: /s/ Michael T. Strianese
                                          ---------------------------------
                                          Name:  Michael T. Strianese
                                          Title: Vice President--Finance and
                                                 Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:



            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
         Larry A. Colangelo

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                        SPD SWITCHGEAR INC.

                                        By: /s/ Michael T. Strianese
                                           -----------------------------------
                                            Name:  Michael T. Strianese
                                            Title: Vice President--Finance and
                                                   Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
        Larry A. Colangelo

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                        PAC ORD INC.

                                        By: /s/ Michael T. Strianese
                                           --------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *
-------------------------------
      Christopher C. Cambria        Director

                 *
-------------------------------
        Larry A. Colangelo          Director

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                        HENSCHEL INC.


                                        By: /s/ Michael T. Strianese
                                           ---------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
        Larry A. Colangelo

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.


                                        POWER PARAGON, INC.


                                        By: /s/ Michael T. Strianese
                                           ---------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
        Larry A. Colangelo

* By Michael T. Strianese as attorney-in-fact.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 1999.

                                        SPD HOLDINGS, INC.

                                        By: /s/ Michael T. Strianese
                                           ---------------------------------
                                           Name:  Michael T. Strianese
                                           Title: Vice President--Finance and
                                                  Controller

     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 12th day of May, 1999 by the following persons in the capacities indicated:

            SIGNATURE                                    TITLE
            ---------                                    -----
                 *                  Chairman, Chief Executive Officer, (Principal
-------------------------------     Executive Officer) and Director
          Frank C. Lanza

                 *                  President, Chief Financial Officer (Principal
-------------------------------     Financial Officer) and Director
         Robert V. LaPenta

   /s/ Michael T. Strianese         Vice President--Finance and Controller
-------------------------------     (Principal Accounting Officer)
       Michael T. Strianese

                 *                  Director
-------------------------------
      Christopher C. Cambria

                 *                  Director
-------------------------------
        Larry A. Colangelo

* By Michael T. Strianese as attorney-in-fact.

                                 EXHIBIT INDEX

     Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings.


 EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
 -----------                                    ----------------------
  3.1         Certificate of Incorporation of L-3 Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4
              No. 333-31649).

  3.2         By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 No. 333-31649).

  3.3         Certificate of Incorporation of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1
              No. 333-46983).

  3.4         By-laws of Hygienetics Environmental Services, Inc. (incorporated by reference to
              Exhibit 3.4 to the Company's Registration Statement on Form S-1 No. 333-46983).

  3.5         Certificate of Incorporation of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1
              No. 333-46983).

  3.6         By-laws of L-3 Communications ILEX Systems, Inc. (incorporated by reference to
              Exhibit 3.6 to the Company's Registration Statement on Form S-1 No. 333-46983).

  3.7         Certificate of Incorporation of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-1
              No. 333-46983).

  3.8         By-laws of Southern California Microwave, Inc. (incorporated by reference to Exhibit
              3.8 to the Company's Registration Statement on Form S-1 No. 333-46983).

  3.9         Certificate of Incorporation of L-3 Communications SPD Technologies, Inc.
              (incorporated by reference to Exhibit 3.9 to the Company's Registration Statement on
              Form S-4 No. 333-70199).

  3.10        By-laws of L-3 Communications SPD Technologies, Inc. (incorporated by reference to
              Exhibit 3.10 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.11        Certificate of Incorporation of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.11 to the Company's Registration Statement on Form S-4
              No. 333-70199).

  3.12        By-laws of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.12 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.13        Certificate of Incorporation of L-3 Communications Storm Control Systems, Inc.
              (incorporated by reference to Exhibit 3.13 to the Company's Registration Statement on
              Form S-4 No. 333-70199).

  3.14        By-laws of L-3 Communications Storm Control Systems, Inc. (incorporated by reference to Exhibit 3.14 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.15        Certificate of Incorporation of L-3 Communications DBS Microwave, Inc. (incorporated by reference to Exhibit 3.15 to the Company's Registration Statement on Form S-4 No.
              333-70199).

 EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
 -----------                                     ----------------------
  3.16        By-laws of L-3 Communications DBS Microwave, Inc. (incorporated by reference to
              Exhibit 3.16 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.17        Certificate of Incorporation of SPD Electrical Systems, Inc. (incorporated by reference to Exhibit 3.17 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.18        By-laws of SPD Electrical Systems, Inc. (incorporated by reference to Exhibit 3.18 to the
              Company's Registration Statement on Form S-4 No. 333-70199).

  3.19        Certificate of Incorporation of SPD Switchgear Inc. (incorporated by reference to
              Exhibit 3.19 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.20        By-laws of SPD Switchgear Inc. (incorporated by reference to Exhibit 3.20 to the
              Company's Registration Statement on Form S-4 No. 333-70199).

  3.21        Certificate of Incorporation of Pac Ord Inc. (incorporated by reference to Exhibit 3.21 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.22        By-laws of Pac Ord Inc. (incorporated by reference to Exhibit 3.22 to the Company's
              Registration Statement on Form S-4 No. 333-70199).

  3.23        Certificate of Incorporation of Henschel Inc. (incorporated by reference to Exhibit 3.23 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.24        By-laws of Henschel Inc. (incorporated by reference to Exhibit 3.24 to the Company's
              Registration Statement on Form S-4 No. 333-70199).

  3.25        Certificate of Incorporation of Power Paragon, Inc. (incorporated by reference to
              Exhibit 3.25 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.26        By-laws of Power Paragon, Inc. (incorporated by reference to Exhibit 3.26 to the
              Company's Registration Statement on Form S-4 No. 333-70199).

  3.27        Certificate of Incorporation of SPD Holdings, Inc. (incorporated by reference to Exhibit
              3.27 to the Company's Registration Statement on Form S-4 No. 333-70199).

  3.28        By-laws of SPD Holdings, Inc. (incorporated by reference to Exhibit 3.28 to the
              Company's Registration Statement on Form S-4 No. 333-70199).

  4.1         Indenture dated as of April 30, 1997 between L-3 Communications Corporation and The
              Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-4 No. 333-31649).

  4.2         Indenture dated as of May 22, 1998 between L-3 Communications and The Bank of New
              York, as Trustee (incorporated by reference to Exhibit 10.6 to the Company's
              Registration Statement on Form S-4 No. 333-70199).

  4.3         Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the
              Guarantors and The Bank of New York, as Trustee (incorporated by reference to
              Exhibit 10.32 to L-3 Communications Holdings' Registration Statement on Form S-1
              No. 333-70125).

  4.4         Form of 103/8% Series B Senior Subordinated Note due 2007 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 No. 333-31649).

  4.5         Form of 81/2% Senior Subordinated Note due 2008 (incorporated by reference to
              Exhibit 10.6 to the Company's Registration Statement on Form S-4 No. 333-70199).

  4.6         Form of 8% Series B Senior Subordinated Note due 2008 (included in Exhibit 4.3).

 EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
 -----------                                    ----------------------
  5.1         Opinion of Simpson Thacher & Bartlett (incorporated by reference to Exhibit 5 to the
              Company's Registration Statement on Form S-4 No. 333-31649).

  5.2         Opinion of Simpson Thacher & Bartlett (incorporated by reference to Exhibit 5 to the
              Company's Registration Statement on Form S-1 No. 333-46983).

  5.3         Opinion of Simpson Thacher & Bartlett (incorporated by reference to Exhibit 5 to the
              Company's Registration Statement on Form S-4 No. 333-70199).

 10.1         Amended and Restated Credit Agreement, dated as of August 13, 1998, among L-3
              Communications Corporation and lenders named therein (incorporated by reference to
              Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

 10.2         364 Day Credit Agreement, dated August 13, 1998, among L-3 Communications and lenders named therein (incorporated by reference to Exhibit 99.2 to the Company's
              Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

 10.3         Registration Rights Agreement, dated as of December 11, 1998, among L-3
              Communications Corporation, the Guarantors, Lehman Brothers Inc. and NationsBanc
              Montgomery Securities LLC (incorporated by reference to Exhibit 10.33 to L-3
              Communications Holdings' Registration Statement on Form S-1 No. 333-70125).

 10.4         Purchase Agreement, dated as of December 3, 1998, among L-3 Communications
              Corporation, the Guarantors, Lehman Brothers Inc. and NationsBanc Montgomery
              Securities LLC (incorporated by reference to Exhibit 10.34 to L-3 Communications
              Holdings' Registration Statement on Form S-1 No. 333-70125).

 10.5         Indenture dated as of April 30, 1997 between L-3 Communications Corporation and The
              Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-4 No. 333-31649).

 10.6         Stockholders' Agreement between L-3 Communications Corporation and the stockholders parties thereto (incorporated by reference to Exhibit 10.4 to the Company's
              Registration Statement on Form S-4 No. 333-31649).

 10.7         Transaction Agreement dated as of March 28, 1997, as amended, among Lockheed
              Martin Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert
              V. LaPenta and L-3 Communications Corporation (incorporated by reference to Exhibit
              10.5 to the Company's Registration Statement on Form S-4 No. 333-31649).

 10.8         Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3
              Communications Holdings, Inc. (incorporated by reference to Exhibit 10.6 to the
              Company's Registration Statement on Form S-4 No. 333-31649).

 10.9         Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3
              Communications Holdings, Inc. (incorporated by reference to Exhibit 10.61 to the
              Company's Registration Statement on Form S-4 No. 333-31649).

 10.10        Limited Noncompetition Agreement dated April 30, 1997 between Lockheed Martin
              Corporation and L-3 Communications Corporation (incorporated by reference to Exhibit
              10.9 to the Company's Registration Statement on Form S-4 No. 333-31649).

 10.11        Asset Purchase Agreement dated as of December 19, 1997 between L-3 Communications
              Corporation and California Microwave, Inc. (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 No. 333-46983).

 EXHIBIT NO.                                   DESCRIPTION OF EXHIBIT
 -----------                                   ----------------------
  10.12       Asset Purchase Agreement dated as of February 10, 1998 between FAP Trust and L-3
              Communications Corporation (incorporated by reference to Exhibit 10.81 to the
              Company's Registration Statement on Form S-1 No. 333-46983).

  10.13       Asset Purchase Agreement dated as of March 30, 1998 among AlliedSignal Inc.,
              AlliedSignal Technologies, Inc., AlliedSignal Deutschland GMBH and L-3
              Communications Corporation (incorporated by reference to Exhibit 10.82 to the
              Company's Registration Statement on Form S-1 No. 333-46983).

  10.14       Agreement and Plan of Merger dated as of December 3, 1998 among L-3
              Communications, L-M Acquisition Corporation and Microdyne Corporation
              (incorporated by reference to Exhibit 2 to L-3 Communications Holdings' Current
              Report on Form 8-K filed on December 9, 1998).

  10.15       Amended and Restated Agreement and Plan of Merger dated as of August 13, 1998 by and among L-3 Communications Corporation, SPD Merger Co., SPD Technologies, Inc.
              and Midmark Capital, L.P. (incorporated by reference to Exhibit 2 to L-3
              Communications Corporation's Current Report on Form 8-K filed on October 27, 1998).

  10.20       Form of Stock Option Agreement for Employee Options (incorporated by reference to
              Exhibit 10.9 to the Company's Registration Statement on Form S-1 No. 333-46983).

  10.30       Form of 1997 Stock Option Plan for Key Employees (incorporated by reference to
              Exhibit 10.91 to the Company's Registration Statement on Form S-1 No. 333-46983).

  10.31       L-3 Communications Corporation Pension Plan (incorporated by reference to Exhibit
              10.10 to the Company's Registration Statement on Form S-1 No. 333-46983).

  *12         Computation of Ratio of Earnings to Fixed Charges.

   21         Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company's
              Registration Statement on Form S-4 No. 333-70199).

   23.1       Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

   23.2       Consent of Simpson Thacher & Bartlett (included in Exhibit 5.2).

   23.3       Consent of Simpson Thacher & Bartlett (included in Exhibit 5.3).

  *23.4       Consent of PricewaterhouseCoopers LLP, independent auditors.

  *23.5       Consent of Ernst & Young LLP, independent auditors.

  *23.6       Consent of Grant Thornton LLP, independent certified public accountants.

  *23.7       Consent of Grant Thornton LLP, independent certified public accountants.

   24.1       Powers of Attorney (incorporated by reference to Exhibit 24 to the Company's
              Registration Statement on Form S-4 No. 333-31649).

   24.2       Powers of Attorney (incorporated by reference to Exhibit 24 to the Company's
              Registration Statement on Form S-1 No. 333-46983).

   24.3       Powers of Attorney (incorporated by reference to Exhibit 24 to the Company's
              Registration Statement on Form S-4 No. 333-70199).

   25.1       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
              New York, as Trustee (incorporated by reference to Exhibit 25 to the Company's
              Registration Statement on Form S-4 No. 333-31649).

 EXHIBIT NO.                                   DESCRIPTION OF EXHIBIT
 -----------                                   ----------------------
  25.2        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
              New York, as Trustee (incorporated by reference to Exhibit 25 to the Company's
              Registration Statement on Form S-1 No. 333-46983).

  25.3        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
              New York, as Trustee (incorporated by reference to Exhibit 25 to the Company's
              Registration Statement on Form S-4 No. 333-70199).

----------
*     Filed herewith.